                                                     REGISTRATION NO. 333-79581
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                ----------------

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                         SALTON SEA FUNDING CORPORATION
             (Exact name of registrant as specified in its charter)

                 DELAWARE                           4911                                                     47-0790493
     (State or other jurisdiction       (Primary Standard Industrial                                      (I.R.S. Employer
  of incorporation or organization)     Classification Code Number)                                    Identification Number)
   SALTON SEA BRINE PROCESSING L.P.              CALIFORNIA                         4911                     33-0601721
  SALTON SEA POWER GENERATION L.P.               CALIFORNIA                         4911                     33-0567411
          FISH LAKE POWER LLC                     DELAWARE                          4911                     33-0453364
          VULCAN POWER COMPANY                     NEVADA                           4911                     95-3992087
   CALENERGY OPERATING CORPORATION                DELAWARE                          4911                     33-0268085
         SALTON SEA ROYALTY LLC                   DELAWARE                          4911                     47-0790492
           VPC GEOTHERMAL LLC                     DELAWARE                          4911                     91-1244270
       SAN FELIPE ENERGY COMPANY                 CALIFORNIA                         4911                     33-0315787
         CONEJO ENERGY COMPANY                   CALIFORNIA                         4911                     33-0268500
         NIGUEL ENERGY COMPANY                   CALIFORNIA                         4911                     33-0268502
 VULCAN/BN GEOTHERMAL POWER COMPANY                NEVADA                           4911                     95-3992087
              LEATHERS, L.P.                     CALIFORNIA                         4911                     33-0305342
             DEL RANCH, L.P.                     CALIFORNIA                         4911                     33-0278290
               ELMORE, L.P.                      CALIFORNIA                         4911                     33-0278294
        SALTON SEA POWER L.L.C.                   DELAWARE                          4911                     47-0810713
         CALENERGY MINERALS LLC                   DELAWARE                          4911                     47-0810718
               CE TURBO LLC                       DELAWARE                          4911                     47-0812159
           CE SALTON SEA INC.                     DELAWARE                          4911                     47-0810711
       SALTON SEA MINERALS CORP.                  DELAWARE                          4911                     47-0811261
       (Exact name of Registrants     (State or other jurisdiction of   (Primary Standard Industrial      (I.R.S. Employer
    as specified in their charters)    incorporation or organization)    Classification Code Number)   Identification Number)

                                ----------------
    302 SOUTH 36TH STREET, SUITE 400-A, OMAHA, NEBRASKA 68131 (402) 231-1641 (Address, including zip code, and telephone number, including area code, of
          Salton Sea Funding Corporation's principal executive offices)
                                ----------------
                            DOUGLAS L. ANDERSON, ESQ.
                       VICE PRESIDENT AND GENERAL COUNSEL
                         SALTON SEA FUNDING CORPORATION
                       302 SOUTH 36TH STREET, SUITE 400-A
                      OMAHA, NEBRASKA 68131 (402) 231-1641
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                ----------------
                                 WITH COPIES TO:
                              PETER J. HANLON, ESQ.
                            WILLKIE FARR & GALLAGHER
                               787 SEVENTH AVENUE
                     NEW YORK, NEW YORK 10019 (212) 728-8227

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration
                                   Statement.
                                ----------------
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with general instruction G, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]


If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                               ----------------
     THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE
ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.
================================================================================

PROSPECTUS

                         SALTON SEA FUNDING CORPORATION

                               Exchange Offer for
                         7.475% Senior Secured Series F
                           Bonds Due November 30, 2018

                                ----------------

     This is an offer to exchange the outstanding, unregistered Salton Sea Funding Corporation 7.475% Senior Secured Series F Bonds you now hold for new, substantially identical 7.475% Senior Secured Series F Bonds that will be free of the transfer restrictions that apply to the old bonds. This offer will expire at 5:00 p.m., New York City time, on July 30, 1999, unless we extend it. You must tender the old, unregistered bonds by the deadline to obtain new, registered bonds and the liquidity benefits they offer.


     We agreed with the initial purchasers of the old bonds to make this offer and register the issuance of the new bonds following the closing. This offer applies to any and all old bonds tendered before the deadline.

     The new bonds will not trade on any established exchange. The new bonds have the same financial terms and covenants as the old bonds, and are subject to the same business and financial risks.

     A DESCRIPTION OF THOSE RISKS BEGINS ON PAGE 31.

     The terms of the exchange offer will include the following:

     o We will exchange all old securities that are validly tendered and not withdrawn prior to the expiration of the exchange offer.

     o You may withdraw tenders of old securities at any time prior to the expiration of the exchange offer.

     o    We will not receive any proceeds from the exchange offer.

                                ----------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

                  The date of this prospectus is June 29, 1999.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

Prospectus Summary ........................................................    1
Risk Factors ..............................................................   31
Where You Can Find More Information .......................................   36
Capitalization ............................................................   37
The Exchange Offer ........................................................   38
Selected Historical Financial and Operating Data of the Funding
  Corporation .............................................................   48
Selected Historical Combined Financial and Operating Data of the
  Salton Sea Guarantors ...................................................   49
Selected Historical Combined Financial and Operating Data of the
  Partnership Guarantors ..................................................   50
Selected Historical Financial and Operating Data of the Royalty
  Guarantor ...............................................................   51
Management ................................................................   52
Business of the Guarantors ................................................   53
Summary Description of Principal Project Contracts ........................   61
Summary Description of the Series F Securities ............................   79
Summary Description of Principal Financing Documents ......................   82
Plan of Distribution ......................................................  113
Incorporation of Material Documents by Reference ..........................  114
Legal Matters .............................................................  114
Experts ...................................................................  114
Independent Engineer ......................................................  115
Consultants' Reports ......................................................  115
Glossary of Defined Terms .................................................  A-1
Independent Engineer's Report .............................................  B-1
Power Market Consultant's Report ..........................................  C-1
Geothermal Resource Consultant's Report ...................................  D-1
Zinc Market Consultant's Report ...........................................  E-1
Part II ................................................................... II-1

                              PROSPECTUS SUMMARY

     The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read the prospectus in its entirety. Unless the context clearly indicates otherwise, the terms "we," "our" or "us" as used in this prospectus summary refer to Salton Sea Funding Corporation, the issuer of your securities, and to affiliates of Salton Sea Funding Corporation which are guaranteeing your securities. You should pay special attention to the "Risk Factors" section beginning on page 31 of this prospectus. Certain technical terms which we use in this prospectus summary and elsewhere in this prospectus are defined in the Glossary of Defined Terms in Appendix A.

SALTON SEA FUNDING CORPORATION

     We are a special purpose Delaware corporation and an indirect wholly-owned subsidiary of CE Generation, LLC ("CE Generation"). We were formed for the sole purpose of issuing securities in our individual capacity as principal and as agent acting on behalf of our affiliates which guarantee the Securities. Our principal executive office is located at 302 South 36th Street, Suite 400-A, Omaha, Nebraska 68131, and our telephone number is (402) 341-1644.

     We have completed the following issuances and exchanges of securities:

     o    On July 21, 1995, we issued (1) $232,750,000 of our 6.69% Senior
          Secured Series A Notes Due 2000 (the "Series A Securities"), (2) $133,000,000 of 7.37% Senior Secured Series B Bonds Due 2005 (the "Series B Securities") and (3) $109,250,000 of our 7.84% Senior Secured Series C Bonds Due 2010 (the "Series C Securities" and, together with the Series A Securities and the Series B Securities, the "Initial Securities");

     o On February 13, 1996, we consummated an exchange offer where we issued substantially identical Initial Securities which had been registered under the Securities Act in exchange for the unregistered Initial Securities;

     o    On June 20, 1996, we issued (1) $70,000,000 of our 7.02% Senior
          Secured Series D Bonds Due 2000 (the "Series D Securities") and (2) $65,000,000 of our 8.30% Senior Secured Series E Bonds Due 2011 (the "Series E Securities" and, together with the Series D Securities, the "Supplemental Securities");

     o On July 29, 1996, we consummated an exchange offer where we issued substantially identical Supplemental Securities which had been registered under the Securities Act in exchange for the unregistered Supplemental Securities; and

     o On October 13, 1998, we issued $285,000,000 of our 7.475% Senior Secured Series F Bonds Due 2018 (the "Old Securities").

     We are offering to exchange Old Securities for our 7.475% Senior Secured Series F Bonds Due 2018 which have been registered under the Securities Act (the "New Securities").


     The Initial Securities, the Supplemental Securities and the Old Securities have received ratings of "Baa2" by Moody's Investors Service, Inc. ("Moody's") and "BBB" by Standard & Poor's Ratings Group ("S&P"). The Initial Securities, the Supplemental Securities, the Old Securities and the New Securities will be equivalent in right of payment and in the right to share in the collateral. On June 1, 1999, the aggregate principal amount of all Securities outstanding was $597,898,000. Approximately $297,102,000 of the Initial Securities and the Supplemental Securities have been paid in full with cash flows from our operating geothermal power plants.


CE GENERATION, LLC AND ITS MEMBERS

     We (other than CalEnergy Minerals LLC and Salton Sea Minerals Corp.) are indirect wholly-owned subsidiaries of CE Generation. CE Generation was formed for the sole purpose of issuing securities and holding the equity interests in its subsidiaries. Fifty percent of the membership interests in CE Generation are owned by MidAmerican Energy Holdings Company ("MidAmerican") and the other fifty percent of the membership interests in CE Generation are owned by El Paso Power Holding Company ("El Paso Holding"). El Paso Holding is an affiliate of El Paso Energy Corporation ("El Paso"). CalEnergy Minerals LLC is an indirect and Salton Sea Minerals Corp. is a direct, wholly-owned subsidiary of MidAmerican. The Securities are non-recourse to CE Generation, MidAmerican, El Paso Holding and El Paso.

     MidAmerican, which is the successor to CalEnergy Company, Inc., is a fast-growing global energy company with an increasingly diversified portfolio of regulated and non-regulated assets. The focus of MidAmerican has evolved over time from development and acquisition activities in the domestic and international power generation market to strategic electric and gas utility acquisitions, with a particular emphasis on investment-grade countries such as the United States, the United Kingdom, Australia, Canada, New Zealand and the countries of Western Europe. This focus has provided MidAmerican with increased scale, skill, revenue diversity, enhanced credit quality of cash flows and additional growth opportunities associated with each of the acquired businesses. MidAmerican's investments in related activities (e.g., producing gas fields, gas reserves and advanced utility information systems) are primarily intended to support and augment the profitability of its existing core businesses.

     MidAmerican, through its subsidiaries, manages and currently owns interests in over 10,000 MW of power generation facilities in operation, construction and development worldwide, including 20 generating facilities which it currently operates. MidAmerican first entered the energy distribution and sales industry in 1996 with its acquisition of Northern Electric plc, which currently has more than two million electric and gas customers in the United Kingdom. On March 12, 1999, MidAmerican acquired MidAmerican Energy Company, a combined electric and gas utility with electric and gas operations in Iowa, Illinois and South Dakota and gas operations in Nebraska.

     In February 1995, MidAmerican completed the acquisition of Magma Power Company ("Magma"). Magma had previously owned or controlled substantially all of the assets of some of the guarantors of the Securities and 50% of the partnership interests in some of the other guarantors. In 1996, a subsidiary of MidAmerican acquired the remaining 50% of the partnership interests in these other guarantors and as a result obtained 100% ownership of the geothermal power plants which generate the cash flows that we use to make payments on the Securities. In February 1999, MidAmerican contributed the capital stock of Magma to CE Generation, and on March 3, 1999 MidAmerican sold 50% of the membership interests in CE Generation to El Paso Holdings.

     Magma directly or indirectly owns all of our capital stock and other equity interests. One of the guarantors of the Securities, CalEnergy Operating Corporation, operates each of our geothermal power plants. Affiliates of Magma control, through a variety of fee, leasehold and royalty interests, rights to geothermal resources for power production and minerals recovery in the Salton Sea Known Geothermal Resource Area. We believe, and GeothermEx, Inc. the "Geothermal Resource Consultant" concurs, that these geothermal resources will be sufficient to operate our geothermal power plants which are currently in operation at contract capacity under their power purchase agreements, and our geothermal power plants and zinc recovery facility which are currently in construction at their respective design capacities, in each case through the final maturity date for the Securities.

     El Paso Holding is an affiliate of El Paso, which provides energy solutions through five business units: Tennessee Gas Pipeline Company, El Paso Natural Gas Company, El Paso Field Services Company, El Paso Energy Marketing Company and El Paso Energy International Company. El Paso, which has over $10 billion in assets, owns the nation's only integrated coast-to-coast natural gas pipeline system and has operations in interstate natural gas transmission, gas gathering and processing, energy marketing and international infrastructure development.

THE GUARANTORS

     The following companies (the "Guarantors") currently guarantee the Funding Corporation's obligation to make payments on the Securities to the extent described in this prospectus:

     o    Salton Sea Brine Processing L.P. ("SSBP");

     o    Salton Sea Power Generation L.P. ("SSPG");

     o    Fish Lake Power LLC ("Fish Lake");

     o    Salton Sea Power L.L.C. ("Power LLC");

     o    CalEnergy Operating Corporation ("CEOC");

     o    Vulcan Power Company ("VPC");

     o    VPC Geothermal LLC ("VPC Geothermal");

     o    Vulcan/BN Geothermal Power Company ("Vulcan");

     o    Elmore, L.P. ("Elmore");

     o    Leathers, L.P. ("Leathers");

     o    Del Ranch, L.P. ("Del Ranch");

     o    Conejo Energy Company ("Conejo");

     o    San Felipe Energy Company ("San Felipe");

     o    Niguel Energy Company ("Niguel");

     o    CalEnergy Minerals LLC ("Minerals LLC");

     o    CE Turbo LLC ("Turbo LLC");

     o    CE Salton Sea Inc. ("CESS");

     o    Salton Sea Minerals Corp. ("SSMC"); and

     o    Salton Sea Royalty LLC (the "Royalty Guarantor").

     In this prospectus, we occasionally refer to the Guarantors in groups. The following chart shows which Guarantors belong to which groups.

                 NAME OF GROUP                            GUARANTORS WHICH BELONG TO THE GROUP
                 -------------                            ------------------------------------
Initial Salton Sea Guarantors ................   SSBP, SSPG and Fish Lake
Salton Sea Guarantors ........................   SSBP, SSPG, Fish Lake and Power LLC
Initial Partnership Guarantors ...............   CEOC and VPC
Supplemental Partnership Guarantors ..........   VPC Geothermal, Conejo, Niguel, San Felipe, Leathers,
                                                 Elmore, Del Ranch and Vulcan
Additional Partnership Guarantors ............   Minerals LLC and Turbo LLC
Partnership Guarantors .......................   CEOC, VPC, VPC Geothermal, Conejo, Niguel, San
                                                 Felipe, Leathers, Elmore, Del Ranch, Vulcan, Minerals
                                                 LLC and Turbo LLC
Partnership Project Companies ................   Leathers, Elmore, Del Ranch, Vulcan, Minerals LLC and
                                                 Turbo LLC

     The Initial Salton Sea Guarantors own the following four geothermal power plants, which are located in Imperial Valley, California in the Salton Sea Known Geothermal Resource Area:

     o a 10 MW nameplate geothermal power plant owned by SSBP and SSPG ("Salton Sea Unit I");

     o a 20 MW nameplate geothermal power plant owned by SSBP and SSPG ("Salton Sea Unit II");

     o a 50 MW nameplate geothermal power plant owned by SSBP and SSPG ("Salton Sea Unit III"); and

     o a 34 MW nameplate geothermal power plant owned by Fish Lake and SSPG ("Salton Sea Unit IV").

     Power LLC is currently constructing a 49 MW geothermal power plant located in the Salton Sea Known Geothermal Resource Area ("Salton Sea Unit V").

     The Initial Partnership Guarantors and the Supplemental Partnership Guarantors own the following four geothermal power plants, which are located in Imperial Valley, California in the Salton Sea Known Geothermal Resource Area:

     o a 34 MW nameplate geothermal power plant owned by Vulcan (the "Vulcan Project");

     o a 38 MW nameplate geothermal power plant owned by Elmore (the "Elmore Project");

     o a 38 MW nameplate geothermal power plant owned by Leathers (the "Leathers Project"); and

     o a 38 MW nameplate geothermal power plant owned by Del Ranch (the "Del Ranch Project").

     Minerals LLC is currently constructing a 30,000 metric tonne/year facility for the recovery of zinc from the geothermal brine used by our geothermal power projects (the "Zinc Recovery Project"). Turbo LLC is currently constructing a 10 MW geothermal power project located in Imperial Valley, California in the Salton Sea Known Geothermal Resource Area (the "CE Turbo Project"). Vulcan and Del Ranch are currently constructing well field brine processing facilities near the Vulcan Project and the Del Ranch Project (the "Region 2 Brine Facilities Construction").

     In this prospectus we sometimes refer to our geothermal power plants and our zinc recovery facility in groups. The following chart shows which projects belong to which groups.

              NAME OF GROUP                             PROJECTS WHICH BELONG TO THE GROUP
              -------------                             ----------------------------------
Existing Salton Sea Projects ...........   Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III
                                           and Salton Sea Unit IV
Salton Sea Projects ....................   Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III,
                                           Salton Sea Unit IV and Salton Sea Unit V
Existing Partnership Projects ..........   Vulcan Project, Elmore Project, Leathers Project and Del
                                           Ranch Project
Partnership Projects ...................   Vulcan Project, Elmore Project, Leathers Project, Del
                                           Ranch Project, Zinc Recovery Project and TurboExpander
                                           Project
Existing Projects ......................   Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III,
                                           Salton Sea Unit IV, Vulcan Project, Elmore Project,
                                           Leathers Project and Del Ranch Project
Power Projects .........................   Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III,
                                           Salton Sea Unit IV, Salton Sea Unit V, Vulcan Project,
                                           Elmore Project, Leathers Project, Del Ranch Project and
                                           CE Turbo Project
New Projects ...........................   Salton Sea Unit V, Zinc Recovery Project and CE Turbo
                                           Project
Region 2 Construction ..................   CE Turbo Project and Region 2 Brine Facilities
                                           Construction

     The Royalty Guarantor has received an assignment of certain fees and royalties paid by Elmore, Leathers and Del Ranch. These fees and royalties are subject to netting and reduction from time to time to reflect various operating costs, as reflected in the financial statements contained in this prospectus.

STRUCTURE OF AND COLLATERAL FOR THE SECURITIES

     We loaned a portion of the proceeds of the sale of the Old Securities to the Partnership Guarantors pursuant to a promissory note issued in an initial principal amount of $201,728,000. The Partnership Guarantors are using the proceeds of this loan for the following purposes:

     o approximately $140,520,000 to finance the construction of the Zinc Recovery Project;

     o    approximately $44,581,000 to finance the Region 2 Construction; and

     o approximately $16,627,000 to fund capital improvements to the steam field and related facilities for the Existing Projects (the "Additional Capital Improvements").

     We loaned another portion of the proceeds of the sale of the Old Securities to the Salton Sea Guarantors pursuant to a promissory note issued in an initial principal amount of $83,272,000. The Salton Sea Guarantors are using all of the proceeds of this loan to finance the construction of Salton Sea
Unit V.

     We will make payments on the Securities with the principal of and interest paid on promissory notes issued by the Guarantors to us, including the notes described above. The Securities are secured by a pledge of our capital stock and are guaranteed by the Guarantors. These guarantees are secured by:

     o in the case of the guarantee issued by the Salton Sea Guarantors, by a lien on substantially all of the assets of the Salton Sea Guarantors and a pledge of the equity interests in the Salton Sea Guarantors;

     o in the case of the guarantee issued by the Partnership Guarantors, by a lien on substantially all of the assets of the Partnership Project Companies, a lien on the equity cash flows and royalties of the Initial Partnership Guarantors and a pledge of the stock of and other equity interests in the Partnership Guarantors; and

     o in the case of the guarantee issued by the Royalty Guarantor, by a lien on all royalties paid to the Royalty Guarantor and a pledge of the capital stock of the Royalty Guarantor.

     The guarantees issued by the Salton Sea Guarantors are unlimited. However, the guarantees issued by the Partnership Guarantors and the Royalty Guarantor are limited to the following amounts:

     o for any Initial Partnership Guarantor or the Royalty Guarantor, the total equity cash flows and royalties received by the Guarantor, minus, without duplication, (1) any royalties paid, (2) all operating and maintenance costs, (3) all capital expenditures and (4) debt service;

     o for any Additional Partnership Guarantor, the total revenues received by the Guarantor, minus, without duplication, (1) any royalties paid,
          (2) all operating and maintenance costs, (3) all capital expenditures and (4) debt service.

     The structure has been designed to cross-collateralize cash flows from each Guarantor without cross-collateralizing all of the Guarantors' assets. Therefore, if a Guarantor defaults under its guarantee or its promissory note issued to us, without causing a payment default on the Securities, then the trustee may direct the collateral agent to exercise remedies only with respect to the collateral securing that Guarantor's obligations. If, however, the default causes a payment default on the Securities, then the trustee may accelerate the Securities and direct the collateral agent to exercise remedies against all of the collateral and, if different, the collateral pledged by the Salton Sea Guarantors.

     We are obligated at all times to maintain a debt service reserve fund and/or an acceptable letter of credit in an aggregate amount equal to:

     o through December 31, 1999, the maximum semiannual principal and interest payments on the Securities for the remaining term of the Securities;

     o after December 31, 1999 through payment in full of the Initial Securities and the Supplemental Securities, the maximum annual principal and interest payments on the Securities for the remaining term of the Securities; and

     o after payment in full of the Initial Securities and the Supplemental Securities, (a) the maximum annual principal and interest payments on the Series F Securities for the remaining term or (b) if we obtain a confirmation of the current ratings of the Securities, the maximum semiannual principal and interest payments on the Series F Securities.


                            TRANSACTION STRUCTURE(1)





                               [GRAPHIC OMITTED]





----------

(1) This chart reflects loans made to the Guarantors with the proceeds of the sale of the Initial Securities and the Supplemental Securities. As of June 1, 1999, the outstanding balances of the promissory notes issued by the Salton Sea Guarantors, the Partnership Guarantors and the Royalty Guarantor to us were $218,720,000, $75,666,000 and $18,512,000, respectively. The Salton Sea Guarantors and the Partnership Guarantors issued additional promissory notes to us in the amounts of $83,272,000 and $201,728,000, respectively, in connection with the offering of the Old Securities.



THE PROJECTS

     Since MidAmerican's acquisition of Magma, the operations of the Existing Projects acquired in such acquisition have substantially improved, and significant cost savings and efficiencies have been realized:

     o    Salton Sea Unit IV was completed adding 39.6 MW of capacity;

     o    pH modification was installed at Salton Sea Units I, III and IV; and

     o Control room and other administrative functions were upgraded and made more efficient.

     The result has been a 17.8% increase in net output from 1,973,007 net MWh to 2,323,341 net MWh and a 23.5% reduction in site operating costs from $64.7 million (or 3.28 cents/kWh) to $49.5 million (or 2.13 cents/kWh) between 1995 and 1997.

Set forth below is a table describing certain characteristics of our projects.

                                                 DATE OF
                           FACILITY CAPACITY   COMMERCIAL    CONTRACT       CONTRACT              POWER
PROJECT                      (IN MW)(1)(2)      OPERATION   EXPIRATION        TYPE             PURCHASER(3)
-------                      -------------      ---------   ----------        ----             ------------
Salton Sea Projects:
Salton Sea Unit I .......          10           7/1987       6/2017        Negotiated              SCE
Salton Sea Unit II ......          20           4/1990       4/2020      SO4 Agreement             SCE
Salton Sea Unit III .....         49.8          2/1989       2/2019      SO4 Agreement             SCE
Salton Sea Unit IV ......         39.6          5/1996       5/2026        Negotiated              SCE
Salton Sea Unit V .......          49          mid-2000        N/A            N/A        PX/Zinc Recovery Project
                                 -----
Subtotal ................        168.4
Partnership Projects:
Vulcan ..................          34           2/1986       2/2016      SO4 Agreement             SCE
Elmore ..................          38           1/1989       12/2018     SO4 Agreement             SCE
Leathers ................          38           1/1990       12/2019     SO4 Agreement             SCE
Del Ranch ...............          38           1/1989       12/2018     SO4 Agreement             SCE
TurboExpander
 Project ................          10          mid-2000        N/A            N/A                   PX
                                 -----
Subtotal ................        158.0
                                 -----
Total Power Projects             326.4
Zinc Recovery
 Project ................       30,000         mid-2000        N/A            N/A                  N/A

----------
(1) Power Project capacity is a nominal number that varies with operating and reservoir conditions.

(2) Power Project capacities are measured in megawatts; Zinc Recovery Project capacity is measured in metric tonnes per year.

(3) The term "SCE" means Southern California Edison Company and the term "PX" means the California Power Exchange.

THE EXISTING PROJECTS

     Salton Sea Units I-IV. Our Existing Salton Sea Projects have an aggregate net generating capacity of approximately 119.4 MW. All of these Projects have executed long-term power purchase agreements providing for the sale of capacity and energy to Southern California Edison Company ("SCE"). Some of the basic terms of these power purchase agreements are as follows:

     o Salton Sea Unit I: capacity payment and energy payment for the life of the contract, which are subject to quarterly adjustment by reference to various inflation-related indices.

     o    Salton Sea Unit II:

          o    fixed price capacity payments for the life of the contract;

          o    fixed price energy payments until April 4, 2000; and

          o energy payments based on SCE's short-run avoided cost of energy after April 4, 2000.

     o    Salton Sea Unit III:

          o    fixed price capacity payments for the life of the contract;

          o    fixed price energy payments until February 13, 1999; and

          o energy payments based on the avoided cost of energy after February 13, 1999.

     o    Salton Sea Unit IV:

          o    fixed price capacity payments for the life of the contract;

          o for approximately 56% of the energy: (1) fixed price energy payments, subject to adjustment by reference to inflation-related indicies, until June 2017; and (2) energy payments based on the avoided cost of energy after June 2017; and

          o for approximately 44% of the energy: (1) energy payments based on a fixed price schedule for the first 10 years of the contract;
               (2) energy payments based on a modified avoided cost of energy for the next 5 years of the contract; and (3) energy payments based on the avoided cost of energy for the remaining life of the contract.

     Existing Partnership Projects. Our Existing Partnership Projects have an aggregate net generating capacity of 148 MW. The Partnership Guarantors collectively own 100% of the Vulcan Project and 90% partnership interests in each of the Elmore Project, the Leathers Project and the Del Ranch Project. Magma owns the remaining 10% interests in these Projects. In connection with the offering of the Initial Securities, Magma assigned to CEOC the partnership distributions it receives from its interests in the Elmore Project, the Leathers Project and the Del Ranch Project in exchange for proprietary data and services provided by CEOC.

     All of our Existing Partnership Projects have executed long-term power purchase agreements for the sale of capacity and energy to SCE. Some of the basic terms of these contracts are as follows:

     o    fixed price capacity payments for the life of the contract;

     o    fixed price energy payments for the first 10 years of the contract;

     o energy payments based on the avoided cost of energy after the first 10 years of the contract.

The fixed price energy period expired in 1996 for the Vulcan Project, expired in 1999 for the Del Ranch Project and the Elmore Project and will expire in 2000 for the Leathers Project.

     Royalties and Royalty Projects. The Royalty Guarantor has received an assignment from Magma of royalties received from the Leathers Project, the Del Ranch Project and the Elmore Project in exchange for the provision to those Projects of the rights to use geothermal resources. All of the assigned royalties are based on a percentage of energy and capacity revenues of the projects. The Partnership Guarantors are also entitled to receive royalties from the Partnership Projects. Royalties are subject to netting and reduction from time to time to reflect various operating costs, as reflected in the financial statements contained in this prospectus.

THE NEW PROJECTS

     Salton Sea Unit V. We are expanding the generating capacity of the Salton Sea Projects by constructing Salton Sea Unit V. Some of the characteristics of Salton Sea Unit V are expected to be as follows:

     o Salton Sea Unit V is designed to be a 49 MW (net) geothermal power plant;

     o Salton Sea Unit V is designed to extract unutilized geothermal energy from geothermal brine that has previously passed through the other Salton Sea Projects;

     o Salton Sea Unit V is designed to require an approximately 5% increase in total brine used at the Salton Sea Projects, which can be supplied from existing wells;

     o This more efficient use of geothermal brine resulting from its design is expected to make the plant very cost effective; and


     o Salton Sea Unit V will sell approximately one-third of its net output for use by the Zinc Recovery Project, and will sell the remainder of its net output through the PX and in other market transactions.

     Salton Sea Unit V is being constructed pursuant to a date certain, fixed price, turn-key engineering, procurement and construction contract with Stone & Webster Engineering Corporation ("SWEC"). SWEC is one of the world's leading engineering and construction firms for the construction of electric power plants and, in particular, geothermal power plants. SWEC provided the engineering for the construction of Salton Sea Unit III and has completed engineering, procurement, construction or other related work on twenty-seven other geothermal power plants over the past five years. SWEC's obligations under the construction contract for Salton Sea Unit V, including provisions for liquidated damages of up to 20% of the contract price for certain delays or failures to meet performance guarantees, are guaranteed by SWEC's parent, Stone & Webster, Incorporated. Salton Sea Unit V is scheduled to commence commercial operation in mid-2000.

     Zinc Recovery Project. We are also constructing the Zinc Recovery Project. Some of the characteristics of the Zinc Recovery Project are expected to be as follows:

     o the Zinc Recovery Project is designed to recover zinc from the geothermal brine that has been extracted from the ground for use in the Power Projects;

     o the Zinc Recovery Project is designed to utilize geothermal brine after the brine has been used by the Power Projects but before the brine is re-injected into the ground.

     o the Zinc Recovery Project is designed to include four facilities located near the sites for the Existing Projects to extract a zinc chloride solution from the brine through an ion exchange process, which solution will be transported to a central processing plant where zinc ingots will be produced through solvent extraction, electrowinning and casting processes;

     o the Zinc Recovery Project is designed to have a capacity of approximately 30,000 metric tonnes per year and scheduled to commence commercial operation in mid-2000; and

     o the Zinc Recovery Project's output is expected to be sold primarily to domestic West Coast customers such as steel companies, alloyers and galvanizers.

     The Zinc Recovery Project is being constructed pursuant to a date certain, fixed-price, turnkey engineering, procurement and construction contract with Kvaerner U.S. Inc. ("Kvaerner"). Kvaerner is a wholly-owned indirect subsidiary of Kvaerner ASA, an internationally recognized engineering and construction firm experienced in the metals, mining and processing industries. The payment obligations of Kvaerner, including payment of liquidated damages of up to 20% of the contract price for certain delays or failures to meet performance guarantees, will be secured by a letter of credit issued by Union Europeenne de CIC in an initial aggregate amount equal to $29.6 million. The Zinc Recovery Project is scheduled to commence initial operations in mid-2000.

     Region 2 Construction. We are also constructing the CE Turbo Project. Some of the characteristics of the CE Turbo Project are expected to be as follows:

     o the CE Turbo Project is designed to generate electricity from excess geothermal energy produced from the wells in the region of the well field currently supplying the Vulcan Project and the Del Ranch Project;

     o    the CE Turbo Project is designed to have a capacity of 10 MW (net);

     o the CE Turbo Project is expected to be highly cost effective because it is designed to not require additional geothermal production or injection wells; and

     o the CE Turbo Project's net output of electricity is expected to be sold to the Zinc Recovery Project (if Salton Sea Unit V is not delivering power) or will be sold through the PX.

     We are also upgrading the geothermal brine processing facilities at the Vulcan Project and the Del Ranch Project with the Region 2 Brine Facilities Construction. These upgrades will incorporate a process whereby the pH of liquid brine is reduced by injection of a pH modification agent into the liquid brine.

This process results in decreased scaling and mineral buildup. In addition, the upgrades will enable the Vulcan Project and the Del Ranch Project to achieve economies of scale through improved brine processing systems and the utilization of newer equipment. We expect these improvements to reduce brine-handling operating costs at the Vulcan Project and the Del Ranch Project.


     The CE Turbo Project and the Region 2 Brine Facilities Construction are being constructed pursuant to a date certain, fixed-price, turnkey engineering, procurement and construction contract with SWEC. Stone & Webster, Incorporation will guarantee the obligations of SWEC under this contract. The CE Turbo Project is scheduled to commence initial operations in mid-2000 and the Region 2 Brine Facilities Construction is scheduled to be completed in early-2000.

     Total capital costs for the new projects described above and the capital improvements to the steam field and related facilities for the Existing Projects are estimated as follows:

---------------------------------------------------------------------------------------------------------------------
                                        ZINC                                 REGION 2        ADDITIONAL
                                      RECOVERY   SALTON SEA   CE TURBO   BRINE FACILITIES      CAPITAL
          ($ IN THOUSANDS)             PROJECT     UNIT V      PROJECT     CONSTRUCTION     IMPROVEMENTS     TOTAL
---------------------------------------------------------------------------------------------------------------------
 Turnkey Construction Contracts       $148,240    $ 91,787    $ 8,000         $41,800          $     0     $289,827
 Initial Materials and Spares            9,203         675        346           1,403                0       11,627
 Transmission Line Interconnection           0         700          0               0                0          700
 Additional Capital Improvements             0           0          0               0           21,294       21,294
 Construction Administration
  Costs                                 12,662       7,721      1,301           1,221                0       22,905
 Commercial Insurance
  During Construction                      824         409         41             118               43        1,435
 Project Contingency                     9,401       5,571        533           2,450                0       17,955
 Financing Costs and Interest
  During Construction                   20,595      12,204      1,167           5,367            2,437       41,770
                                      --------    --------    -------         -------          -------     --------
 Total Project Cost                   $200,925    $119,067    $11,388         $52,359          $23,774     $407,513
---------------------------------------------------------------------------------------------------------------------

ADVANTAGES OF THE NEW PROJECTS

     We believe that the construction of the New Projects offers the following potential competitive benefits:

     o LOW COST ZINC PRODUCER: Resource Strategies International's ("RSI") August 14, 1998 analysis of production costs for other North American zinc producers indicates that the Zinc Recovery Project should be the lowest marginal cost supplier of zinc to U.S. West Coast customers. This analysis also indicates that the Zinc Recovery Project should be well within the lowest quartile for zinc producers in the Western world.

     o ADVANTAGEOUS LOCATION FOR ZINC SALES: RSI's notes in its report that the United States is a net importer of zinc and virtually all of the zinc purchased by U.S. West Coast customers is imported. We expect the Zinc Recovery Project to have a transportation cost advantage because it will be substantially closer to U.S. West Coast zinc customers than those suppliers that have traditionally supplied that area.

     o LOW COST POWER PRODUCER: Henwood Energy Services, Inc.'s ("Henwood") September 1, 1998 analysis of production costs for other California power producers found that all of the Power Projects will be low cost producers in all years of its study. Furthermore, Henwood found that Salton Sea Unit V and the TurboExpander Project will have operating costs lower than all other generator types, except hydro-electric, and will be extremely well-positioned to be dispatched each hour of the year.

     o    SYNERGIES WITH EXISTING WELL FIELD FACILITIES:

          o Salton Sea Unit V and the TurboExpander Project will primarily utilize available heat and steam from existing geothermal brine processing systems in the well field with only a slight increase in brine flow being required.

          o the brine production wells and injection wells at the steam field serving the Existing Projects will supply the requirements of Salton Sea Unit V and the CE Turbo Project, thereby eliminating the need for additional investment in wells.

          o the Zinc Recovery Project is designed to remove zinc from the geothermal brine after it has been used in the geothermal power production process.

          o the Power Projects will use a pH modification agent produced as a by-product by the Zinc Recovery Project in the pH modification process, thus resulting in further reductions in operating costs.

          o we expect that the New Projects and the Region 2 Construction, by removing solids from the geothermal brine and by the addition of the pH modification process, will reduce scaling of brine injection systems and associated maintenance costs so as to provide benefits for all of the Projects served by the wellfields.

     o RENEWABLE ENERGY BENEFITS: We expect Salton Sea Unit V and the TurboExpander Project to earn up to approximately $31 million of financial incentives from the State of California's New Renewable Resources Account. This account was established pursuant to California legislation enacted in 1997. Funds are payable to geothermal plants and other renewable energy providers on the projects' sales over the first five years of generation. In addition, if electricity customers in California are willing to pay a premium in order to purchase "green power," then Salton Sea Unit V and the TurboExpander Project, as suppliers of renewable geothermal energy, are positioned to sell power at a premium over PX prices. This premium is not included, however, in the projections contained in Fluor Daniel, Inc.'s Independent Engineer's Report.

                         SUMMARY OF THE EXCHANGE OFFER

     On October 13, 1998, we completed the private offering of $285,000,000 aggregate principal amount of our 7.475% Senior Secured Series F Bonds due 2018. As part of that offering, we entered into a registration rights agreement with the initial purchasers of the Old Securities in which we agreed, among other things, to deliver this prospectus to you and to complete an exchange offer for the Old Securities. Set forth below is a summary of that exchange offer.


The Exchange Offer..........   We are offering to exchange up to $285,000,000
                               principal amount of New Securities which have been registered under the Securities Act for up to $285,000,000 principal amount of Old
                               Securities. We will exchange Old Securities only in integral multiples of $1,000.

                               In order to be exchanged, an Old Security must be properly tendered and accepted. We will exchange all Old Securities that are validly tendered and not withdrawn. As of the date of this prospectus, there are $285,000,000 principal amount of Old Securities outstanding. We will issue New Securities promptly after the expiration of the exchange offer.

Resales Without Further
  Registration..............   Based on interpretations by the staff of the
                               Securities and Exchange Commission (the
                               "Commission"), we believe that the New Securities issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the
                               Securities Act, provided that:

                               o you are acquiring the New Securities in the ordinary course of your business;

                               o you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the New Securities; and

                               o   you are not an "affiliate" of ours.

                               By tendering your bonds as described below, you will be making representations to this effect.

Transfer Restrictions on
  New Bonds.................   If you are an affiliate of ours, are engaged in
                               or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the New Securities:

                               (1) you cannot rely on the applicable
                                   interpretations of the staff of the
                                   Commission; and

                               (2) you must comply with the registration
                                   requirements of the Securities Act in
                                   connection with any resale transaction.

                               Each broker or dealer that receives New
                               Securities for its own account in exchange for Old Securities that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any offer to resell, resale, or other transfer of the New Securities issued in the exchange offer.

Expiration Date.............   5:00 p.m., New York City time, on July 30,
                               1999, unless we extend the expiration date.


Accrued Interest on the New
  Securities and
   Old Securities............  The New Securities will bear interest from the most recent date to which interest has been paid on the Old Securities. If your Old Securities are accepted for exchange, then you will waive interest on the Old Securities accrued to the date the New Securities are issued.

Certain Conditions to the
  Exchange Offer............   The exchange offer is subject to customary
                               conditions. We may assert or waive these conditions in our sole discretion.

Procedures for Tendering
  Old Securities............   If you wish to tender your Old Securities, you
                               must complete, sign and date the Letter of Transmittal, or a facsimile of it, in accordance with its instructions and transmit the Letter of Transmittal, together with your Old Securities and any other required documentation, and Chase
                               Manhattan Bank and Trust Company, National
                               Association, who is the exchange agent, must receive such documentation at the address set forth in the Letter of Transmittal by 5:00 p.m.
                               New York City time, on the expiration date. By executing the Letter of Transmittal, you will represent to us that you are acquiring the New
                               Securities in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in the distribution of New Securities, and that you are not an "affiliate" of ours.

Special Procedures for
  Beneficial Holders........   If you are the beneficial holder of Old
                               Securities that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your Old
                               Securities are registered and instruct such person to tender on your behalf.

Guaranteed Delivery
  Procedures................   If you wish to tender your Old Securities and
                               you cannot deliver your notes, the Letter of Transmittal or any other required documents to the Exchange Agent before the expiration date, you may tender your Old Securities according to the guaranteed delivery procedures set forth in "The Exchange Offer--Guaranteed Delivery
                               Procedures."

Withdrawal Rights...........   Tenders may be withdrawn at any time before
                               5:00 p.m., New York City time, on the expiration date.

Acceptance of Old Securities
  and Delivery of New
  Securities.................  Subject to certain conditions, we will accept for exchange any and all Old Securities which are properly tendered in the exchange offer before 5:00 p.m., New York City time, on the expiration date. The New Securities will be delivered promptly after the expiration date.

Exchange Agent..............   Chase Manhattan Bank and Trust Company,
                               National Association, is serving as Exchange
                               Agent in connection with the exchange offer.

Certain Federal Income Tax
  Considerations............   We believe that your exchange of Old Securities
                               for New Securities pursuant to the exchange offer will not result in any gain or loss to you for United States federal income tax purposes.

Use of Proceeds.............   We will not receive any proceeds from the
                               issuance of New Securities pursuant to the exchange offer. We will pay all expenses incident to the exchange offer.

                  SUMMARY OF THE TERMS OF THE NEW SECURITIES

     The form and terms of the New Securities and the Old Securities are identical in all material respects, except that transfer restrictions and registration rights applicable to the Old Securities do not apply to the New Securities. The New Securities will evidence the same debt as the Old Securities and will be governed by the same indenture. Where we refer to "Series F Securities" in this prospectus, we are referring to both Old Securities and New Securities. Where we refer to "Securities" in this prospectus, we are referring to the Initial Securities, the Supplemental Securities and the Series F Securities.

THE SERIES F SECURITIES:

Securities Offered..........   $285,000,000 7.475% Senior Secured Series F
                               Bonds Due November 30, 2018.

Guarantees..................   The Salton Sea Guarantors fully guarantee
                               payment of the Securities. The Partnership
                               Guarantors and the Royalty Guarantor guarantee payment of the Securities to the extent of their cash flow remaining after the payment of royalties, operating and maintenance costs, capital expenditures and debt service.

Maturity Date...............   November 30, 2018.

Interest Payment Dates......   May 30 and November 30. We have made the first
                               two interest payments due November 30, 1998 and May 30, 1999.

Ratings of Series F
 Securities ................   "Baa2" by Moody's and "BBB" by S&P.

Denominations...............   We issued the Old Securities in authorized
                               denominations of $100,000 or any integral multiple of $1,000 in excess thereof.

Initial Average Life........   15.50 years.

Scheduled Principal
 Payments....................  We have agreed to make principal payments on the
                               Series F Securities every six months on each May 30 and November 30, starting on May 30, 2001, in accordance with the following schedule:


                         PERCENTAGE OF    PRINCIPAL AMOUNT
                       PRINCIPAL AMOUNT       PAYABLE
     PAYMENT DATE           PAYABLE          (IN $'000)
     ------------           -------          ----------
  November 30, 1998          0.000%            $   --
  May 30, 1999               0.000%            $   --
  November 30, 1999          0.000%            $   --
  May 30, 2000               0.000%            $   --
  November 30, 2000          0.000%            $   --
  May 30, 2001               0.225%            $  641
  November 30, 2001          0.225%            $  641
  May 30, 2002               0.750%            $2,137
  November 30, 2002          0.750%            $2,137
  May 30, 2003               0.500%            $1,425
  November 30, 2003          0.500%            $1,425
  May 30, 2004               0.625%            $1,781

                         PERCENTAGE OF    PRINCIPAL AMOUNT
                       PRINCIPAL AMOUNT        PAYABLE
     PAYMENT DATE           PAYABLE          (IN $'000)
     ------------           -------          ----------
  November 30, 2004          0.625%            $ 1,781
  May 30, 2005               0.625%            $ 1,781
  November 30, 2005          0.625%            $ 1,781
  May 30, 2006               0.650%            $ 1,853
  November 30, 2006          0.650%            $ 1,853
  May 30, 2007               0.375%            $ 1,070
  November 30, 2007          0.375%            $ 1,070
  May 30, 2008               0.875%            $ 2,495
  November 30, 2008          0.875%            $ 2,495
  May 30, 2009               0.375%            $ 1,069
  November 30, 2009          0.375%            $ 1,069
  May 30, 2010               1.250%            $ 3,562
  November 30, 2010          1.250%            $ 3,562
  May 30, 2011               3.000%            $ 8,550
  November 30, 2011          3.000%            $ 8,550
  May 30, 2012               5.750%            $16,387
  November 30, 2012          5.750%            $16,387
  May 30, 2013               5.075%            $14,464
  November 30, 2013          5.075%            $14,464
  May 30, 2014               6.000%            $17,100
  November 30, 2014          6.000%            $17,100
  May 30, 2015               6.550%            $18,667
  November 30, 2015          6.550%            $18,667
  May 30, 2016               7.050%            $20,092
  November 30, 2016          7.050%            $20,092
  May 30, 2017               6.875%            $19,594
  November 30, 2017          6.875%            $19,594
  May 30, 2018               3.450%            $ 9,832
  November 30, 2018          3.450%            $ 9,832

Priority of Payments........   We have agreed to deposit all revenues, equity
                               cash flows and royalties from our operating projects into a revenue fund established for the benefit of the holders of the Securities and our other senior secured debt. The collateral agent disburses the funds in the revenue fund to pay operating and maintenance costs for our projects, to pay administrative costs incurred by the secured parties, to make payments on the Securities and our other senior debt, to fund the debt service reserve fund if necessary and to pay costs, gross-ups and similar amounts owed to the providers of our senior debt. Monies left over in the revenue fund are transferred to the distribution fund or distribution suspense fund for further distribution to us if we satisfy the distribution conditions.

Debt Service Reserve Fund...   We have established a debt service reserve fund
                               for the benefit of the holders of the Securities and the provider of the letter of credit which we use to satisfy our debt service reserve obligations. The financing documents require us to deposit cash in and/or post a letter of credit for the debt service reserve fund in an amount equal to:

                               o   through December 31, 1999, the maximum
                                   semiannual principal and interest payments on the Securities for the remaining term of the Securities;

                               o after December 31, 1999 until we pay all of the Securities other than the Series F Securities in full, the maximum annual principal and interest payments on the Securities for the remaining term of the Securities; and

                               o after we pay all of the Securities other than the Series F Securities in full, (1) the maximum annual principal and interest payments on the Series F Securities for the remaining term of the Series F Securities or
                                   (2) if we get confirmation of the then
                                   current ratings of the Series F Securities, the maximum semiannual principal and interest payments on the Series F Securities for the remaining term of the Series F Securities.

                               We do not have to fund the debt service reserve fund in cash if we post a letter of credit issued by a financial institution rated at least "A" by S&P and "A2" by Moody's. The collateral agent is required to use the money in the debt service reserve fund and drawings under any letter of credit posted for the debt service reserve fund to pay principal of and interest on the Securities and interest on loans resulting from drawings on the letter of credit if there are not enough monies in our other accounts to make these payments.

Optional Redemption.........   We may redeem all or any portion of the Series
                               F Securities at a redemption price equal to:

                               o 100% of the principal amount of the Series F Securities being redeemed, plus

                               o accrued and unpaid interest on the Series F Securities being redeemed, plus

                               o a make-whole premium which is based on the rates of comparable treasury securities plus 50 basis points.

Mandatory Redemption........   If one of the current power purchase agreements
                               for one of the Existing Projects is terminated or is amended to reduce the amount of capacity and energy sold under the agreement, then we have to use the proceeds that we receive from the power purchaser in connection with the termination or reduction to redeem Securities and prepay our other senior secured debt unless we receive a confirmation of the then current ratings of the Securities. If we are required to redeem
                               Securities with the proceeds of a power contract buy-out as described in the previous sentence, then the redemption price will be equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the Securities being redeemed.

                               If one of the Guarantors' promissory notes issued is accelerated, then we must redeem an amount of Securities equal to the principal amount of the promissory note plus accrued and unpaid interest on the promissory note. If we are required to redeem Securities because of the acceleration of a promissory note as described in the previous sentence, then the redemption price will be equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the Securities being redeemed.

                               If one of our projects is damaged, destroyed or taken by eminent domain, or if there is a defect in the title to the land on which a project is located, and we cannot restore the project or fix the title defect, then we must use the insurance or other proceeds that we receive in excess of certain amounts in connection with the damage, destruction, taking or defect to redeem Securities and prepay our other senior secured debt. If we are required to redeem Securities with insurance or other proceeds as described in the previous sentence, then the redemption price will be equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the Securities being redeemed.

                               If the collateral agent forecloses on the collateral which secures the guarantees and receives more than $5 million from the foreclosure, then we must use the proceeds received by the collateral agent to redeem Securities. If we are required to redeem Securities with foreclosure proceeds as described in the previous sentence, then the redemption price will be equal to 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest on the Securities being redeemed.

                               If we receive more than $6,000,000 of certain net performance liquidated damages pursuant to the construction contracts for the New Projects and such damage payments are not used to pay construction costs in accordance with an approved completion plan, then we must use the damage payments to redeem Series F Securities. If we are required to redeem Series F Securities with damage payments as described in the previous sentence, then the redemption price will be equal to 100% of the principal amount of the Series F Securities being redeemed plus accrued and unpaid interest on the Series F Securities being redeemed.

                               If one of our New Projects is not substantially complete before its deadline for substantial completion, we will be required to redeem Series F Securities in the following amounts unless we receive a confirmation of the then current ratings of the Securities:

                               o $140,520,000 plus all interest accrued on the Series F Securities being redeemed if the Zinc Recovery Project is not substantially complete by its deadline;

                               o $83,272,000 plus all interest accrued on the Series F Securities being redeemed if Salton Sea Unit V is not substantially complete by its deadline; and

                               o $44,581,000 plus all interest accrued on the Series F Securities being redeemed if the Region 2 Construction is not substantially complete by its deadline.

                               If we are required to redeem Series F Securities because of the failure to substantially complete a New Project before the applicable deadline, then the redemption price will be equal to 100% of the principal amount of the Series F Securities being redeemed plus accrued and unpaid interest on the Series F Securities being redeemed.


Buy-Down or Ratings Affirmation
  to Achieve Substantial
  Completion.................  If one of our New Projects does not achieve satisfactory results in its completion tests and we have used reasonable efforts to substantially complete the New Project by the deadline for substantial completion (as the deadline may be modified pursuant to an approved completion plan, if applicable), then we may choose to cause the New Project to be substantially complete notwithstanding its failure to test at the required performance levels by doing either of the following:

                               o redeeming enough Series F Securities, at redemption price equal to 100% of the Series F Securities being redeemed plus unpaid and accrued interest on the Series F Securities being redeemed, to cause the minimum and average projected debt service coverage ratios for the term of the Series F Securities to equal or exceed 1.4 to 1 and
                                   1.7 to 1, respectively; or

                               o taking other measures as the rating agencies require to confirm the then current ratings of the Securities.

Distributions...............   We may not make distributions unless we satisfy
                               the distribution conditions set forth in the financing documents. These conditions include (1) having enough funds in our accounts to make certain upcoming payments on the Securities and our other senior debt, (2) not being in default on our obligations under the indenture for the Securities, (3) certifying that our historical and projected debt service coverage ratios are at least as good as the levels required by the financing documents, (4) satisfying our debt service reserve obligations, (5) certifying that we have enough geothermal resources to operate our projects at their required levels through the final maturity date for the Securities and (6) substantially completing each of our New Projects by the applicable deadline (unless we have received a confirmation of the then current ratings for the Securities or have redeemed the required amount of Securities in connection with the failure to substantially complete a New
                               Project).

Ranking and Security for the
  Securities................   The Securities:

                               o   are senior secured debt;

                               o will be paid with payments that we receive from the Guarantors under their promissory notes;

                               o   are secured by a pledge of our capital stock;
                                   and

                               o   are guaranteed by the Guarantors.

Limited Recourse............   We are the only person obligated to pay
                               principal of, premium, if any, and interest on the Securities. Neither MidAmerican, El Paso,
                               Magma (nor any of MidAmerican's, El Paso's,
                               Magma's or our stockholders, officers, directors, employees or affiliates, other than the Guarantors) will guarantee the Securities or has any obligation to make payments on the Securities.

Covenants...................   We have agreed to, among other things:

                               o   maintain our existence;

                               o   comply with applicable laws;

                               o enforce our rights against the Guarantors under their promissory notes;

                               o deliver financial statements, notices of default and other information to the trustee and the rating agencies; and

                               o pay our taxes and maintain our books and records.

                               We have agreed not to, among other things:

                               o incur debt other than as permitted under the indenture for the Securities;

                               o create liens on our property other than as permitted under the indenture for the Securities;

                               o make any investment other than investments permitted under the indenture for the Securities;

                               o engage in a business other than our current business and activities incidental thereto;

                               o   assign our rights under the financing
                                   documents;

                               o   enter into additional contracts;

                               o   merge or consolidate with another company;

                               o   sell our assets; or

                               o make any distributions unless we satisfy the distribution conditions.

                               These affirmative and negative covenants are subject to a number of important qualifications and exceptions set forth in the indenture for the Securities.

Form........................   The Securities issued pursuant to Rule 144A or
                               Regulation S were initially issued in global form through the facilities of The Depository Trust
                               Company, which will act as depositary for the global securities. Transfers of beneficial interests in these Securities are effected only through records maintained by The Depository
                               Trust Company and its participants.

THE PROJECT NOTES:


Salton Sea Project Notes....   The Salton Sea Guarantors have jointly and
                               severally issued to us promissory notes in the amounts of $246,483,000 and $83,272,000, of which
                               $301,992,000 remains outstanding at June 1, 1999.

Partnership Project Notes...   The Partnership Guarantors have jointly and
                               severally issued to us promissory notes in the amounts of $24,579,000, $93,150,000 and amount of
                               $201,728,000, of which $277,394,000 remains
                               outstanding at June 1, 1999.

Royalty Project Note........   The Royalty Guarantor has issued to us a
                               promissory note in the amount of $75,000,000, of which $18,512,000 remains outstanding at June 1, 1999.


Ranking and Security for the
 Notes and Guarantee Issued
 by the Salton Sea
 Guarantors.................   The guarantee and promissory notes issued by
                               the Salton Sea Guarantors are senior secured debt of the Salton Sea Guarantors. Such guarantee and promissory notes are secured by the following:

                               o an assignment of all revenues received by the Salton Sea Guarantors from their projects;

                               o a lien on substantially all of the assets of each of the Salton Sea Guarantors;

                               o a collateral assignment of certain material contracts;

                               o a pledge of the capital stock of (or other equity interests in) the Salton Sea Guarantors; and

                               o a lien on funds established for the Salton Sea Guarantors under the financing documents.

Ranking and Security for the
 Notes and Guarantee Issued
 by the Partnership
 Guarantors.................   The guarantee and promissory notes issued
                               by the Partnership Guarantors are senior secured debt of the Partnership Guarantors. Such guarantee and promissory notes are secured by the following:

                               o an assignment of all revenues received by the Partnership Guarantors from their projects;

                               o a lien on substantially all of the assets of each of the Partnership Guarantors;

                               o a collateral assignment of certain material contracts;

                               o a pledge of the capital stock of (or other equity interests in) the Partnership Guarantors; and

                               o   a lien on funds established for the
                                   Partnership Guarantors under the financing documents.

Ranking and Security for the
 Project Note and Guarantee
 Issued by the Royalty
 Guarantor .................   The guarantee and promissory note issued by the
                               Royalty Guarantor are senior secured debt of the Royalty Guarantor. Such guarantee and promissory note are secured by the following collateral:

                               o an assignment of all royalties paid to the Royalty Guarantor;

                               o a collateral assignment of certain material contracts;

                               o a pledge of the capital stock of the Royalty Guarantor; and

                               o   a lien on the funds established for the
                                   Royalty Guarantor under the financing
                                   documents.

Covenants...................   Each Guarantor has agreed, among other things:

                               o not to merge or consolidate with any other company except for another Guarantor;

                               o   not to enter into non-arm's length
                                   transactions or agreements with affiliates;

                               o not to incur any debt other than as permitted under the financing documents;

                               o not to create any liens on its properties other than as permitted under the financing documents;

                               o not to engage in any business other than as contemplated by the financing documents; and

                               o not to amend, terminate or otherwise modify the project documents if it would reasonably be expected to have a material adverse effect.

                               These affirmative and negative covenants are subject to a number of important qualifications and exceptions set forth in the indenture for the Securities.

Capital Commitment..........   Our indirect parents, MidAmerican and El Paso
                               Holding, have agreed to contribute cash equity to us in an amount of up to $122,513,000 to fund a portion of the budgeted costs for the construction of the New Projects and the capital improvements to the steam field and related facilities for the Existing Projects.

                      ESTIMATED SOURCES AND USES OF FUNDS

     The following table sets forth our estimated sources and uses of funds in connection with the construction, financing and commencement of the commercial operation of the New Projects and the capital improvements to the steam field and related facilities for the Existing Projects. The estimated sources include the proceeds from the sale of the Series F Securities. The dollar amounts shown below are in thousands.

                            SOURCES OF FUNDS (000'S)

       Proceeds of the Series F Securities ......................    $285,000
       Capital Contributions ....................................     122,513
                                                                     --------
        TOTAL SOURCES OF FUNDS ..................................    $407,513

                             USES OF FUNDS (000'S)

       Zinc Recovery Project ....................................    $180,330
       Salton Sea Unit V ........................................     106,863
       TurboExpander Project ....................................      10,221
       Region 2 Brine Facilities Construction ...................      46,992
       Additional Capital Improvements ..........................      21,337
       Financing Costs and Interest During Construction .........      41,770
                                                                     --------
        TOTAL USES OF FUNDS .....................................    $407,513

     The following summaries of our expert consultant's reports are qualified by reference to the actual reports which are included in the Appendices to this Prospectus. You should be aware that the reports have not been updated since they were originally issued in 1998, and that some of the assumptions, forecasts and projections underlying the reports may have materially changed since that time.


                          INDEPENDENT ENGINEER'S REPORT

     Fluor Daniel, Inc. (referred to in this prospectus as "Fluor Daniel" or the "Independent Engineer") has prepared the Independent Engineer's Report concerning certain technical, environmental and economic aspects of our projects. The Independent Engineer's Report was prepared in connection with the offering of the Old Securities and is attached as Appendix B to this prospectus. Fluor Daniel is an engineering consulting firm which provides services related to the technical, environmental and economic aspects of power, metals and mining projects. The Independent Engineer's Report includes, among other things, a review of the operating history and performance of the Projects, a review of the material project documents, and projections of our annual revenues, expenses and debt service coverage for the term of the Securities. For purposes of preparing these projections, Fluor Daniel relied on certain assumptions regarding material contingencies and several other matters that are not within our control or the control of Fluor Daniel or any other person. Fluor Daniel's assumptions for future zinc and power prices relied on the projections of such prices prepared by Resource Strategies International and Henwood Energy Services, Inc., respectively.

     Subject to the information contained, and the assumptions made, in the Independent Engineer's Report, Fluor Daniel expressed the opinions that:


EXISTING PROJECTS -- OPERATIONS AND PERFORMANCE

     o The projects use commercially proven technology and the Existing Projects are operated in accordance with recognized electric utility industry practices.

     o The useful life of the surface facilities are expected to exceed the final maturity date of the Securities.

     o The principal project participants possess the necessary experience to successfully fulfill their obligations for the projects.

     o Operating plant capacity factors used in the projections are based on the operating results for the operating years 1995, 1996 and 1997, and are reasonable.

     o The pH modification technology is proven and reliable, as has been shown by the eight year operating history at Salton Sea Unit II and the two year operating history at Salton Sea Units I, III and IV. The pH modification program should continue to increase availability and decrease costs consistent with the assumptions used in the projections.

     o The Existing Projects are expected to continue operations in accordance with all relevant existing permits and environmental laws.


NEW PROJECTS

 SALTON SEA UNIT V

     o The technology upon which Salton Sea Unit V is based is proven and reliable. The scope of work is within demonstrated capabilities of the principal project participants. The fixed price engineering, procurement and construction contract for Salton Sea Unit V provides for a guaranteed completion date. Based on the expected closing date for the Old Securities as of the date of the offering circular for the Old Securities, it appears that the completion of Salton Sea Unit V can be achieved within the guaranteed date set forth in the construction contract.

     o As stated above, the pH modification technology is proven and reliable and should continue to operate at the same or improved levels of reliability.

     o Salton Sea Unit V should meet the guaranteed performance criteria contained in the construction contract and should comply with all applicable environmental regulations.

     o Based on the construction contract for Salton Sea Unit V, the capital cost budget appears adequate for the facilities provided under the contract. The guaranteed price in the construction contract, plus the contractor's substantial prior experience with geothermal plants, should mitigate the risk of cost overruns and schedule delays, and thus should adequately protect both the holders of the Securities and the owner of Salton Sea Unit V. The contractual liquidated damage provisions provided in the construction contract (up to 20% of the contract price) are typical for securing contractor completion of projects utilizing proven technology such as that utilized at Salton Sea Unit V, and should adequately protect both the holders of the Securities and the owner.

     o Based on Fluor Daniel's knowledge of conventional project financings, the owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital and similar costs, estimated by the owner appear to be reasonable.

     o All discretionary permit approvals have been obtained for construction.

     o The useful life of Salton Sea Unit V is expected to exceed the final maturity date of the Securities.


 REGION 2 BRINE FACILITIES CONSTRUCTION

     o The technology upon which brine processing is based has been demonstrated to be proven and reliable. The fixed price construction contract for the Region 2 Brine Facilities Construction provides for a guaranteed completion date. Based on the expected closing date for the Old Securities as of the date of the offering circular for the Old Securities, it appears that completion of the Region 2 Brine Facilities Construction can be achieved within the guaranteed date set forth in the construction contract.

     o As stated above, the pH modification technology used at the well field serving the Existing Projects has been demonstrated to be proven and reliable. The pH modification system should increase plant availability and decrease operating costs for all plants served by the well field consistent with the assumptions in the projections.

     o Based on the construction contract for the Region 2 Brine Facilities Construction, the capital cost budget appears adequate for the facilities provided under the contract. The guaranteed price in the construction contract, plus the contractor's substantial prior experience with geothermal installations, should mitigate the risk of cost overruns and schedule delays. The contractual liquidated damage provisions in the construction contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized for the Region 2 Brine Facilities Construction, and should adequately protect both the holders of the Securities and the owners.

     o The Region 2 Brine Facilities Construction should meet the guaranteed performance criteria contained in the construction contract and should comply with all applicable environmental regulations.

     o All discretionary permit approvals have been obtained for construction.


 CE TURBO PROJECT

     o The proposed CE Turbo Project uses technology which has been demonstrated to be proven and reliable. The scope of work is within demonstrated capabilities of the principal project participants which should make the currently scheduled completion in mid-2000 achievable.

     o The fixed price construction contract for the Region 2 Brine Facilities Construction, which also encompasses the CE Turbo Project, provides for a guaranteed completion date. Based on the expected closing date for the Old Securities as of the date of the offering circular for the Old Securities, it appears that completion of the CE Turbo Project can be achieved within the guaranteed date set forth in the construction contract.

     o The construction contractor for the Region 2 Brine Facilities Construction is recognized as an experienced contractor in this field.

     o The CE Turbo Project should meet the guaranteed performance criteria contained in the construction contract and should comply with all current applicable environmental regulations.

     o Based on the construction contract, the capital cost budget appears adequate for the facilities provided under the contract. The guaranteed price in the contract, plus the contractor's substantial prior experience with geothermal power plants, should mitigate the risk of cost overruns and schedule delays. The contractual liquidated damages provisions in the construction contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized at the CE Turbo Project, and should adequately protect both the holders of the Securities and the owner.

     o Based on Fluor Daniel's knowledge of conventional project financings, the owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital and similar costs, estimated by the owner appear to be reasonable.

     o All required discretionary permit approvals have been obtained for construction.

     o The useful life of the CE Turbo Project is expected to exceed the final maturity date of the Securities.


 ZINC RECOVERY PROJECT

     o The Zinc Recovery Project is generally modeled after a demonstration plant constructed by the owner and located in the Salton Sea Known Geothermal Resource Area. This demonstration plant has successfully demonstrated the recovery of zinc on a continuous basis.

     o Even though the application of this technology is relatively new at the project site, the technology has been demonstrated to be reliable. All components of this technology, except the ion exchange process, have been in commercial operation for several years at Tecnicas Reunidas, a zinc extraction project in Spain. Furthermore, each of the components has been successfully applied and proven for a number of years in other metals industries such as copper and uranium. The scope of work is within demonstrated capabilities of the principal project participants which provides a high level of confidence that the expected completion date of mid-2000 is achievable.

     o The fixed price engineering, procurement and construction contract for the Zinc Recovery Project provides for a guaranteed completion date. Based on the expected closing date for the Old Securities as of the date of the offering circular for the Old Securities, it appears that completion of the Zinc Recovery Project can be achieved within the guaranteed date set forth in the construction contract.

     o The construction contractor for the Zinc Recovery Project is recognized as an experienced contractor in this field.

     o The Zinc Recovery Project should meet the guaranteed performance criteria contained in the construction contract and should comply with all environmental regulations.

     o Based on the construction contract, the capital cost budget appears adequate for the facilities provided under the contract. The guaranteed price in the contract, plus the contractor's substantial prior experience with minerals extractions, should mitigate the risk of cost overruns and schedule delays. The contractual liquidated damages provisions in the construction contract (20% of the contract price) are typical for securing contractor completion of projects utilizing proven technology such as that utilized in Zinc Recovery Project, and should adequately protect both the holders of the Securities and the owner.

     o Based on Fluor Daniel's knowledge of conventional project financings, the owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital and similar costs, estimated by the owner appear to be reasonable.

     o All required discretionary permit approvals have been obtained for the construction of Zinc Recovery Project.

     o The useful life of the Zinc Recovery Project is expected to exceed the final maturity date of the Securities.

     o Operating costs have been appropriately developed and indicate that the Zinc Recovery Project will be the lowest cost producer of zinc in North America. The Zinc Recovery Project's major operating cost component is electricity which will be supplied from Salton Sea Unit
          V. Resin, another major cost component, will be supplied under a contract with The Dow Chemical Company.


 FINANCIAL PROJECTIONS

     o An economic/financial model has been developed (and is contained in the Independent Engineer's Report) which represents the projected performance of the guarantors. The assumptions underlying the economic/financial model are reasonable, and the projected operating results reasonably represent the future financial profile of the guarantors.

     o Projected operating and maintenance costs and capital expenditures for major maintenance are reasonable and representative of the planned operations of the projects.

     o The financial projections, which are based on the base case assumptions recommended by us and were found to be reasonable by Fluor Daniel, indicate that revenues should be adequate to pay operations and maintenance expenses and provide cash flow for debt service, with base case debt service coverage ratios calculated from 1999 through 2018 of 1.72x minimum and 2.97x average.

     o The financial projections remain stable across a range of sensitivities and avoided cost assumptions.


 ENVIRONMENTAL PERMITTING AND LICENSING

     o The reviewed records show that no environmental Notices of Violation for any media (air emissions, wastewater, solid/hazardous waste) have been filed against the Existing Projects in the last two years.

     o    The Existing Projects appear to be neat and well-maintained.

     o The H2S abatement systems consist of existing biofilters for Salton Sea Units I, II, III and IV. A review of the preliminary design indicated that sufficient capacity appears to exist to handle any anticipated increase of H2S loads resulting from the operation of Salton Sea Unit V.

     o    The water and brine pond designs appear adequate.

     o    Solid waste handling and disposal appears adequate.

     o Dust control in the solid waste handling operation should be improved by planned dust handling equipment and dust abatement measures.

     o All discretionary environmental permit approvals have been received for the proposed new construction.


PROJECT AGREEMENTS

     o Major project agreements (as listed in Attachment 2-1 to Appendix B), including power purchase agreements, construction contracts, major subcontracts and related contracts for transmission system interconnection appear reasonable from a technical perspective and are consistent with the financial projections reviewed herein.


                       POWER MARKET CONSULTANT'S REPORT

     Henwood (sometimes referred to in this prospectus as the "Power Market Consultant") has prepared the Power Market Consultant's Report concerning certain industry and regulatory matters affecting the sales of electricity by the Power Projects and providing estimates of future prices of electricity. The Power Market Consultant's Report is attached as Appendix C to this prospectus. Henwood is a consulting firm that provides business advisory services, project feasibility and finance studies, and market forecasts in electricity and gas to international firms and public authorities. The Power Market Consultant's Report includes, among other things, an overview of the U.S. and California power markets, a forecast of future power prices, an assessment of our projects' competitive market position and a review of California's green power market. For purposes of preparing such projections, Henwood relied upon certain assumptions regarding material contingencies and other matters that are not within our control or the control of the Henwood or any other person.

     Subject to the information contained, and the assumptions made, in the Power Market Consultant's Report, Henwood expressed the opinions that:

     o All of the Power Projects will be low cost producers in all years of the study. The annual average operating cost of the Power Projects in 2005 is projected to be $17.81/MWh, which would make them low cost producers. About 66 percent of the electricity produced in the Western Systems Coordinating Council in 2005 -- the first year of full competition -- is projected to be generated from units with higher costs, a strong indication that the Power Projects will be dispatched as base load. The new units, Salton Sea Unit V and the CE Turbo Project, are projected to be even better positioned at $10.30 and $9.50 per MWh respectively. Of all the generation in the region, only hydroelectric generators have lower operating costs.

     o The annual average operating costs of the Power Projects, in $/MWh, are below the annual average PX prices. In fact, the Power Projects' operating costs are close to the projected off-peak PX price in 1999 through 2002 and significantly below that in all years after 2002.

     o The low-cost relationship between PX prices and the Power Projects' operating costs also prevails with the low gas price downside sensitivity cases. In these cases, the operating costs are well below the PX prices. The range of annual average PX prices in the low gas price cases is $26.47/MWh in 2001 to $46.95/MWh in 2018.

     o A significant finding of the study is that Salton Sea Unit V and the CE Turbo Project will have operating costs lower than all other generator types, except hydro, and will be extremely well-positioned to be dispatched any hour in the year. These units' operating costs are projected to be approximately $20/MWh lower than the PX prices from 1999 through 2001, a difference that is projected to increase to $30/MWh in 2005 and to $40/MWh by 2018. This margin is so significant that it is extremely unlikely that any new significant capacity with lower operating costs will be built.

     o We also find that the PX price will be greater than or equal to $20.30/MWh in 96 percent of all hours in 2005. This means that the Power Projects, with an average operating cost of $17.81/MWh, will be below the PX price in each of those hours and will be dispatched accordingly.

     o Our base case forecast indicates that the Southern California annual PX market clearing price will increase from $28/MWh in 1999 to $50.31/MWh by 2018 in constant dollars -- which translates into an average annual rate of increase of 2.92 percent over such period. The Power Market Consultant's Report also contains projections of SCE's avoided cost of energy that were prepared by SCE in 1995.

     o The transition of short-run avoided cost determination to competitively determined pricing, while subject to regulatory and market dynamics, is expected to be complete by the beginning of 2000. We forecast the short-run avoided cost to be $30.30/MWh in 1999 on an annual average basis.

     o In addition to being low cost producers, the Power Projects have the added competitive advantage of being a renewable (or "green") energy resource.

     o Surveys indicate that 40 to 70 percent of California residential consumers are willing to pay a 5 to 15 percent premium for green power products. Current retail premiums for green power products range from
          0.7 to 3.1 cents per kWh.

     o The State of California has established a $543 million fund to subsidize existing and new sources of renewable energy. Henwood's analysis of the disbursement criteria and delivery mechanisms, the awards received by the guarantors and the guarantors' own demonstrated expertise in acquiring such funds, all suggest that the Power Projects will derive substantial benefits from generating clean and renewable energy.


                        ZINC MARKET CONSULTANT'S REPORT

     RSI (sometimes referred to in this prospectus as the "Zinc Market Consultant") has prepared the Zinc Market Consultant's Report concerning certain industry matters affecting the sales of zinc by the Zinc Recovery Project and providing estimates of future prices of zinc. The Zinc Market Consultant's Report is attached as Appendix E to this prospectus. RSI is a consulting firm that is affiliated with CRU International Group and provides advisory services and production cost and price forecasts to international commodity based industries including metals, minerals and pulp and paper, as well as financial institutions. The Zinc Market Consultant's Report includes, among other things, an overview of the world zinc market, an assessment of the California zinc market, the competitive position of the Zinc Recovery Project and an analysis of the marketing plans for the Zinc Recovery Project. For purposes of preparing such analyses, RSI relied upon certain assumptions regarding material contingencies and other matters that are not within our control or the control of RSI or any other person.

     Subject to the information contained, and the assumptions made, in the Zinc Market Consultant's Report, RSI expressed the opinions that:

     o The Zinc Recovery Project is expected to be the lowest cost North American zinc producer and well within the bottom quartile of all Western producers.

     o Current forecasts indicate that U.S. zinc consumption could rise to as high as 1.54 million tonnes per annum by 2018, an increase of 270,000 tonnes per annum over current levels.

     o The United States is only 31% self sufficient in zinc metal production with three smelters located in Clarksville, Tennessee, Monaca, Pennsylvania and Sauget, Illinois. These smelters produce 115,000, 155,000 and 82,000 metric tonnes per year respectively.

     o The Zinc Recovery Project's production is expected to be readily absorbed in California and other insular West Coast markets. The relatively short distance to those markets will provide the project a 2-4 cents lb. advantage in freight costs over its nearest competitors in Mexico and Canada.

     o    The owner's zinc marketing plan is reasonable and can be accomplished.

     o The forecast for zinc prices in 1997 dollars per pound is as detailed in the Zinc Market Consultant's Report.


                    GEOTHERMAL RESOURCE CONSULTANT'S REPORT

     GeothermEx, Inc. (referred to in this prospectus as "GeothermEx" or the "Geothermal Resource Consultant") has prepared the Geothermal Resource Consultant's Report concerning, among other things, the sufficiency of the geothermal resources available for the use and conversion to electrical power by the Power Projects and for the recovery of zinc by the Zinc Recovery Project. The Geothermal Resource Consultant's Report is attached as Appendix D to this prospectus. The Geothermal Resource Consultant's Report includes, among other things an overview and description of the Salton Sea field, a discussion of past and anticipated well and field behavior, an estimate of energy and zinc reserves, and finally a review of proposed well costs. For purposes of preparing its report, GeothermEx relied on certain assumptions regarding material contingencies and several other matters that are not within our control or the control of GeothermEx or any other person.

     Subject to the information contained, and the assumptions made, in the Geothermal Resource Consultant's Report, GeothermEx expressed the opinions that:

     o The Salton Sea field is highly productive and wells have historically behaved favorably with minimal flow rate or pressure declines.

     o The additional production fluid needed for Salton Sea Unit V and the CE Turbo Project will be supplied by existing wells with spare capacity.

     o Numerical simulation studies undertaken to date forecast acceptable well behavior for the existing and planned level of power generation and zinc recovery. Well behavior has historically been consistent with results predicted by earlier simulation models; therefore, future well behavior is expected to be adequate to support the Power Projects.

     o The recoverable geothermal energy reserves from the reservoir are more than sufficient to support the Existing Projects and the planned additional increments of capacity resulting in a total capacity of
          326.4 MW. GeothermEx estimates that 1,200 MW of reserves are available within the portion of the Salton Sea field dedicated to the Power Projects.

     o The predicted gross zinc recovery rate is based on the well field configuration for the Existing Projects and the New Projects. Therefore, because additional zinc reserves exist in the field, this prediction is conservative. Additional zinc could be recovered by developing new areas of the field for geothermal fluid production.

     o The recoverable reserves of geothermal energy will not be affected by the New Projects.

     o The budget for well field costs through 2018 is reasonable and should allow the projects to achieve the forecasted levels of electrical generationand zinc production.

                                 RISK FACTORS

     You should carefully consider the following factors before deciding to tender your Old Securities in the exchange offer.


YOUR FAILURE TO EXCHANGE YOUR OLD SECURITIES FOR NEW SECURITIES COULD HAVE ADVERSE CONSEQUENCES.

     The Old Securities were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your unregistered Old Securities for registered New Securities pursuant to the exchange offer, you will not be able to resell, offer to resell or otherwise transfer the Old Securities unless they are registered under the Securities Act or unless you resell them, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, we will no longer be under an obligation to register the Old Securities under the Securities Act except in the limited circumstances provided under the registration rights agreement between us and the initial purchasers of the Old Securities. In addition, to the extent that Old Securities are tendered for exchange and accepted in the exchange offer, the trading market for the untendered and tendered but unaccepted Old Securities could be adversely affected.


WE ARE THE ONLY ONES REQUIRED TO MAKE PAYMENTS ON THE SECURITIES AND OUR ABILITY TO DO SO IS DEPENDENT ON CIRCUMSTANCES BEYOND OUR CONTROL.

     We are a special purpose finance subsidiary of Magma. Our ability to make payments on the Securities will be entirely dependent on the Guarantors' performance of their obligations under their promissory notes issued to us and their guarantees of the Securities. The assets and cash flows of the Guarantors are the sole source of repayment of their promissory notes and guarantees. The Salton Sea Guarantors conduct no other business and own no other significant assets except those related to the ownership or operation of the Salton Sea Projects. The Partnership Project Companies conduct no business and own no significant assets except those related to the ownership or operation of the Partnership Projects. The other Partnership Guarantors (CEOC, VPC, VPC Geothermal, San Felipe, Conejo and Niguel) conduct no business except those related to the development, ownership or operation of the Partnership Projects and the Salton Sea Projects. The Royalty Guarantor's sole business is to receive royalty payments owed by some of the Partnership Projects and the Royalty Guarantor conducts no other business and owns no other assets. We cannot assure you that, if a Guarantor defaults under its promissory note, credit agreement or guarantee, the exercise of remedies under the note, credit agreement or guarantee, including foreclosure on the Guarantor's assets, would provide sufficient funds to pay its obligations. Moreover, unless such default causes a payment default under the indenture for the Securities, you may exercise remedies only against the assets of the defaulting Guarantor. None of our shareholders, partners or affiliates (other than the Guarantors) or any of our or the Guarantors' officers or employees will guarantee or be in any way liable for the payment of the Securities, the Guarantors' notes or the guarantees. In addition, the obligations of the Partnership Guarantors and the Royalty Guarantor under the guarantees are limited to the revenues of these Guarantors less royalties, operating and maintenance costs, capital expenditures and debt service. As a result, payment of amounts owed pursuant to the Guarantors' promissory notes and guarantees and the Securities is dependent upon the availability of sufficient revenues from the Guarantors' businesses or holdings, after the payment of operating expenses and the satisfaction of other obligations.


THE REVENUES FROM THE SALE OF ELECTRICITY BY THE GEOTHERMAL POWER PLANTS ARE SUBJECT TO FLUCTUATION.

     The power purchase agreements for all of our existing projects other than Salton Sea Unit I and Salton Sea Unit IV sell electricity to SCE pursuant to agreements which provide for both capacity payments and energy payments for a term of 30 years. While the basis for the capacity payments is fixed for the entire 30-year term, the price for energy in some of the agreements is fixed only for the first ten years of the term. After ten years, the required energy payment converts to SCE's avoided cost of energy, as determined by a methodology approved by, and subject to change by, the California Public Utility

Commission. Vulcan's fixed price period expired in 1996; Salton Sea Unit III's, Del Ranch's and Elmore's fixed price periods expired in 1999; and Salton Sea Unit II's and Leather's fixed price periods will expire in 2000.

     Estimates of SCE's future avoided cost of energy vary substantially. We cannot predict the likely level of SCE's avoided cost of energy prices under the power purchase agreements at the expiration of the fixed price periods. SCE's avoided cost of energy is currently substantially below the energy prices for the fixed price periods and is expected to remain so over at least the near term. For example, for the year ending December 31, 1998, the time period weighted average of SCE's avoided cost of energy was 3.0 cents per kWh and the time period weighted average of the fixed price period energy prices was approximately 10.0 cents per kWh, which is substantially below the contract energy prices earned for the year ended December 31, 1998. Thus, the revenues available to us to make payments on the Securities are likely to decline significantly after the expiration of the fixed price periods in the power purchase agreements with SCE.

     Although Salton Sea Unit V will sell approximately one-third of its net electrical output for use by the Zinc Recovery Project. We intend to sell the output from Salton Sea Unit V and the CE Turbo Project that is not needed by the Zinc Recovery Project in short term transactions through the PX or in other more advantageous transactions. The PX was recently created to establish markets for the sale of power on a daily and an hourly basis. Thus, we expect PX prices to have the characteristics of short-term spot prices and to fluctuate from time to time in a manner that cannot be predicted with accuracy and is not within our control or the control of any other person. The projections contained in the Independent Engineer's Report utilize predictions of PX prices as estimated by Henwood. However, we cannot assure you that these estimates will prove to be accurate. In addition, because the PX commenced operation only recently, on April 1, 1998, PX operating procedures are new, not yet fully tested and subject to change.


THE REVENUES FROM THE SALE OF ZINC BY THE ZINC RECOVERY PLANT ARE SUBJECT TO FLUCTUATION.

     Most of the revenues from the zinc recovery project will be derived from the sale of zinc. Thus, its earnings will be directly related to the price of zinc in the domestic and world markets. Zinc prices fluctuate and are affected by numerous factors, including expectations of inflation, speculative activities, currency exchange rates, interest rates, global and regional demand and production, political and economic conditions, discovery of new deposits and production costs in major producing regions. The aggregate effect of these factors, all of which are beyond our control, is impossible for us to predict.


THE CONSTRUCTION OF THE NEW PROJECTS MAY BE DELAYED AND MAY COST MORE THAN WE EXPECTED.

     The three new projects are being constructed pursuant to fixed price, date certain turnkey engineering, procurement and construction contracts. The new projects are subject to customary risks associated with the construction of power and metals processing plants, including risks of delays in completion, cost overruns and failures to perform in accordance with contract terms. In addition, the integrated process for the production of zinc from geothermal brine that we plan to use in our Zinc Recovery Project has not been attempted in a large scale commercial facility. Any material unremedied delay in or unsatisfactory completion of the New Projects could have an adverse effect on our results of operations.


THE GEOTHERMAL RESOURCES MAY NOT BE SUFFICIENT TO OPERATE THE PROJECTS FOR AS LONG AS THE TERM OF THE SECURITIES AND THE USE OF GEOTHERMAL RESOURCES IN THE PROJECTS MAY RESULT IN SIGNIFICANT COSTS WHICH ARE NOT WITHIN OUR CONTROL.

     Geothermal exploration, development and operations are subject to uncertainties which vary among different geothermal reservoirs and are similar to those typically associated with oil and gas exploration and development, including dry holes and uncontrolled releases. We can only estimate, and cannot definitively establish, the geographic area and sustainable output of our geothermal reservoirs because of their geological complexities. There is, accordingly, a risk of an unexpected decline in the capacity of geothermal wells and a risk of geothermal reservoirs not being sufficient for sustained production of electricity and/or zinc at the desired levels. In addition, both the cost of operations and the operating performance of our projects may be adversely affected by the following operating factors, among others, which may require us to make substantial capital expenditures:

     o production and injection wells can require frequent maintenance or replacement;

     o corrosion caused by high-temperature and high-salinity geothermal fluids may require the replacement or repair of certain equipment, vessels or pipelines; and

     o new production and injection wells may be required for the maintenance of current operating levels.


OUR BUSINESS IS SUBJECT TO SUBSTANTIAL REGULATIONS AND PERMITTING REQUIREMENTS AND MAY BE ADVERSELY AFFECTED BY CHANGES IN THESE REGULATIONS OR REQUIREMENTS.

     We are subject to a number of environmental laws and regulations affecting many aspects of our present and future operations, including the disposal of various forms of materials resulting from geothermal reservoir production and the drilling and operation of new wells. These laws and regulations generally require us to obtain and comply with a wide variety of licenses, permits and other approvals. We also remain subject to a varied and complex body of environmental and energy regulations that both public officials and private individuals may seek to enforce. We cannot assure you that existing regulations will not be revised or that new regulations will not be adopted or become applicable us which could have an adverse impact on our operations.

     The structure of federal and state energy regulations is currently undergoing change and has in the past, and may in the future, be the subject of various challenges, initiatives and restructuring proposals by utilities and other industry participants. The implementation of regulatory changes in response to such challenges, initiatives and restructuring proposals could result in the imposition of more comprehensive or stringent requirements on us, electric utilities and other industry participants, which would result in increased compliance costs and could otherwise have an adverse effect on:

     o    our results of operations;

     o    our ability to make payments on the Securities; and

     o the operations and financial condition of electric utilities (including SCE) and other industry participants.


MOST OF OUR OPERATING REVENUES ARE DERIVED FROM POWER PURCHASE AGREEMENTS WITH ONE CUSTOMER.

     Each of our existing projects relies on an agreement with SCE to generate 100% of its operating revenues. The payments under these agreements have constituted 100% of the operating revenues of each existing project since its inception, and are expected to continue to do so for nearly the entire life of the Securities. Any material failure of SCE to fulfill its contractual obligations under the power purchase agreements could have a material adverse effect on our ability to make payments on the Securities.


THE PROCEEDS RECEIVED UNDER OUR INSURANCE POLICIES MAY NOT BE SUFFICIENT TO COVER ALL LOSSES AND THE INSURANCE COVERAGE FOR OUR PROJECTS MAY NOT BE AVAILABLE IN THE FUTURE ON COMMERCIALLY REASONABLE TERMS.

     We currently have property, business interruption, catastrophic and general liability insurance for our projects. Proceeds of this insurance will be payable to the depositary for our account and will be applied as required under the financing documents. We cannot assure you that such comprehensive insurance coverage will be available in the future at commercially reasonable costs or terms or that the amounts for which we are or will be insured will cover all potential losses.

     Our new projects and any new facilities at the projects will be designed and built to withstand relatively significant levels of seismic disturbance because geothermally active areas such as the area in which our projects are located are subject to frequent low-level seismic disturbances, and serious seismic disturbances are possible. However, we cannot assure you that:

     o seismic disturbances of a nature and magnitude so as to cause material damage to our projects or gathering systems, or a material change in the nature of the geothermal resource, will not occur;

     o insurance with respect to seismic disturbances will be maintained for all of our projects;

     o insurance proceeds will be adequate to cover all potential losses sustained; or

     o insurance will continue to be available in the future in amounts adequate to insure against seismic disturbances.


FEDERAL AND STATE STATUTES MAY ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID THE GUARANTORS' AND MAGMA'S OBLIGATIONS.

     We distributed a significant portion of the proceeds of the offering of the Initial Securities to MidAmerican to repay certain non-recourse indebtedness incurred by MidAmerican in connection with its acquisition of Magma. At that time, the Royalty Guarantor also purchased an assignment of royalties from Magma pursuant to an assignment agreement. Pursuant to such agreement, Magma agreed to make payments to CEOC and to secure this payment obligation with a collateral assignment of cash flows. At the time of the offering of the Initial Securities, the initial Guarantors executed guarantees of the entire amount of the Securities. In connection with the offering of the Supplemental Securities and the offering of the Old Securities, the Guarantors executed guarantees of the entire amount of Securities. Under certain circumstances (including a proceeding under Title 11 of the United States Code or any similar proceeding), it is possible that a creditor of a Guarantor or Magma could make a claim, under federal or state fraudulent conveyance laws, that the following instruments should be subordinated or not enforced in accordance with their terms or that payments under these instruments (including payments to the holders of the Securities) should be recovered:

     o    our claims under the credit agreements between us and the Guarantors;

     o    the Security holders' claims under the guarantees;

     o the Royalty Guarantor's interest under its assignment agreement with Magma; or

     o    CEOC's rights under its services agreement with Magma.

     In order to prevail on such a claim, a claimant would have to demonstrate that:

     o    either:

     o the obligations incurred under any Guarantor's credit agreement or guarantee or the transfers made under the Magma assignment agreement or the Magma services agreement were not incurred in good faith, or

     o that any Guarantor or Magma did not receive fair consideration in connection with such obligations and transfers, and

     o that any Guarantor or Magma, at the time of (1) entering into its credit agreement and/or guarantee or the Magma assignment agreement and/or the Magma services agreement or (2) amending or otherwise increasing its obligations under its credit agreement and/or guarantee:

     o    was insolvent; or

     o did not have and will not have sufficient capital for carrying on its business or was not and will not be able to pay its debts as they mature.

WE ARE RELYING ON PROJECTIONS OF THE FUTURE PERFORMANCE OF OUR PROJECTS.

     The financing documents reflect certain assumptions with respect to our revenue generating capacity and the costs associated with the generation of revenue over the term of the Securities. Fluor Daniel has evaluated and provided a report on the technical, environmental and economic aspects of the Projects in the Independent Engineer's Report. The Independent Engineer's Report also contains cash flow projections and a discussion of the many assumptions utilized in preparing these projections, which you should review carefully.

     All projections of future operations and the economic results thereof included in the Independent Engineer's Report have been adopted by Fluor Daniel. These cash flow projections rely in part on the projections of power and zinc prices provided by Henwood and RSI, respectively. Our independent auditors, Deloitte & Touche LLP, have neither examined nor compiled the projections and, accordingly, do not express an opinion or any other form of assurance with respect to the projections. Neither we nor any other person has any obligation to provide the holders of the Securities with updated reports or revised projections comparing the projections and the actual operating results later achieved by us.

     For purposes of preparing the projections, Fluor Daniel made certain assumptions, of necessity, with respect to general business and economic conditions, the revenues we will earn, SCE's future avoided cost of energy and several other material contingencies and other matters that are not within our control and the outcome of which cannot be predicted by us, Fluor Daniel or any other person with any certainty of accuracy. These assumptions and the other assumptions used in the projections are inherently subject to significant uncertainties and actual results may differ, perhaps materially, from those projected. Neither we nor any of Fluor Daniel, Henwood, RSI or any other person assumes any responsibility for the accuracy of such projections. Therefore, no representation is made or intended, nor should any be inferred, with respect to the likely existence of any particular future set of facts or circumstances. If actual results are less favorable than those shown or if the assumptions used in formulating the projections prove to be incorrect, our ability to make payments on the Securities and the Guarantors' ability to make payments on their notes and guarantees may be adversely affected.


THERE IS NO EXISTING MARKET FOR THE NEW SECURITIES AND WE CANNOT ASSURE YOU THAT AN ACTIVE TRADING MARKET WILL DEVELOP.

     We are offering the New Securities to the holders of the Old Securities. There is no existing market for the New Securities and we cannot assure you that a market will develop. If a market for the New Securities were to develop, future trading prices would depend on many factors, including prevailing interest rates, our operating results and the market for similar securities. We do not intend to apply for listing or quotation of the New Securities on any securities exchange or stock market.


RISKS ASSOCIATED WITH THE YEAR 2000 PROBLEM COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

     We expect to implement successfully systems to address year 2000 issues. We cannot assure you, however, that our year 2000 compliance will not be delayed or require significant expenditures. Our inability to implement the appropriate software on a timely basis could have an adverse effect on our business. We may also suffer an adverse impact on our business if our suppliers, customers, financial institutions, technical advisors and others with which we conduct business are not year 2000 compliant.


FORWARD-LOOKING STATEMENTS

     Some of the statements contained or incorporated by reference into this prospectus are not historical facts, but are "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. We wish to caution you that these forward-looking statements are only predictions, and actual events or results may differ materially as a result of risks that we face, including those set forth herein under "Risk Factors." These forward-looking statements can be identified by the use of forward-looking terminology such as "believe," "expects," "plans," "may," "would," "could," "should" or "anticipates" or the negative of these words or other variations of these words or other comparable words, or by discussions of strategies that involve risks and uncertainties. These risks include, but are not limited to the following:

     o    general economic and business conditions;

     o    industry trends;

     o    the impact of the "year 2000" issue;

     o    weather effects on sales and revenues;

     o changes in business strategy, development plans or vendor relationships;

     o    availability, term and deployment of capital;

     o    availability of qualified personnel; and

     o changes in, or failure or inability to comply with, governmental regulations.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the Commission a Registration Statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") under the Securities Act with respect to our offering of the New Securities. This prospectus does not contain all of the information in the Registration Statement. You will find additional information about us and the New Securities in the Registration Statement. Any statement made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and file periodic reports, registration statements, proxy statements and other information with the Commission. You may inspect and copy the Registration Statement, including exhibits, and our periodic reports, registration statements, proxy statements and other information we file with the Commission at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. This Web site can be accessed at http://www.sec.gov.

                                CAPITALIZATION

     The following tables set forth the individual capitalization of the Funding Corporation and the Guarantors and the combined capitalization of the Guarantors as of March 31, 1999


                                                         AS OF MARCH 31, 1999
                                                        (DOLLARS IN THOUSANDS)
CAPITALIZATION OF FUNDING CORPORATION:
Senior Secured Notes and Bonds ........................       $626,816
                                                              --------
  Total Indebtedness ..................................        626,816
                                                              --------
Capital:
 Common Stock .........................................             --
 Additional paid-in capital ...........................          5,366
 Retained earnings ....................................          6,744
                                                              --------
  Total Capital .......................................         12,110
                                                              --------
                                                              $638,926
                                                              ========
CAPITALIZATION OF SALTON SEA GUARANTORS:
Senior Secured Project Note (1) .......................       $310,030
                                                              --------
  Total Indebtedness ..................................        310,030
                                                              --------
Capital:
 Partners' Capital ....................................        283,489
                                                              --------
                                                              $593,519
                                                              ========
CAPITALIZATION OF PARTNERSHIP GUARANTORS:
Senior Secured Project Note (1) .......................       $293,576
                                                              --------
  Total Indebtedness ..................................        293,576
                                                              --------
Capital:
 Common Stock .........................................              3
 Additional paid-in capital ...........................        387,663
 Retained earnings ....................................        113,713
                                                              --------
  Total Capital .......................................        501,379
                                                              --------
                                                              $794,955
                                                              ========
CAPITALIZATION OF ROYALTY GUARANTOR:
Senior Secured Project Note (1) .......................       $ 23,210
                                                              --------
  Total Indebtedness ..................................         23,210
                                                              --------
Capital:
 Common Stock .........................................             --
 Additional paid-in capital ...........................          1,561
 Retained earnings ....................................         42,081
                                                              --------
  Total Capital .......................................         43,642
                                                              --------
                                                              $ 66,852
                                                              ========
COMBINED CAPITALIZATION OF THE GUARANTORS:
Senior Secured Project Note (1) .......................       $626,816
                                                              --------
  Total Indebtedness ..................................        626,816
                                                              --------
Capital:
 Common Stock .........................................              3
 Additional paid-in capital ...........................        389,224
 Retained earnings ....................................        155,794
 Partners' capital ....................................        283,489
                                                              --------
  Total Capital .......................................       $828,510
                                                              ========


----------
(1) For terms of the Project Notes, see "Summary Description of Principal Financing Documents."

                              THE EXCHANGE OFFER


PURPOSE OF THE EXCHANGE OFFER

     The Funding Corporation originally sold the outstanding 7.475% Senior Secured Series F Bonds due November 30, 2018 on October 13, 1998 in a transaction exempt from the registration requirements of the Securities Act. Credit Suisse First Boston Corporation and Goldman, Sachs & Co., as the initial purchasers, subsequently resold the notes to qualified institutional buyers in reliance on Rule 144A and under Regulation S under the Securities Act. As of the date of this prospectus, $285 million aggregate principal amount of unregistered bonds are outstanding.

     The Funding Corporation, Credit Suisse First Boston Corporation and Goldman, Sachs & Co. entered into an exchange and registration rights agreement under which the Funding Corporation agreed that it would, at its own cost, (1) use its reasonable best efforts to cause the Registration Statement, of which this prospectus is a part, relating to the exchange offer to be declared effective by the Commission prior to July 10, 1999, (2) keep the exchange offer open for a period of not less than the shorter of (A) the period ending when the last of the remaining Old Securities is tendered into the exchange offer and (B) 30 days from the date notice is mailed to holders of the Old Securities, and (3) maintain the Registration Statement continuously effective for a period of not less than the longer of (A) the period until consummation of the exchange offer and (B) 120 days after effectiveness of the Registration Statement (subject to extension under certain limited circumstances), provided that in the event that all resales of New Securities covered by the Registration Statement have been made, the Registration Statement need not remain continuously effective. The summary in this prospectus of provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the registration rights agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.


RESALE OF THE NEW SECURITIES

     Based on no-action letters issued by the staff of the Commission to third parties, the Funding Corporation believes that a holder of Old Securities, but not a holder who is an affiliate of the Funding Corporation within the meaning of Rule 405 of the Securities Act, who exchanges Old Securities for New Securities in the exchange offer, generally may offer the New Securities for resale, sell the New Securities and otherwise transfer the New Securities without further registration under the Securities Act and without delivery of a prospectus that satisfies the requirements of Section 10 of the Securities Act. This does not apply, however, to a holder who is an affiliate of the Funding Corporation within the meaning of Rule 405 of the Securities Act. The Funding Corporation also believes that a holder may offer, sell or transfer the New Securities only if the holder acquires the New Securities in the ordinary course of its business and is not participating, does not intend to participate and has no arrangement or understanding with any person to participate in a distribution of the New Securities.

     Any holder of Old Securities using the exchange offer to participate in a distribution of New Securities cannot rely on the no-action letters referred to above. This includes a broker-dealer that acquired Old Securities directly from the Funding Corporation, but not as a result of market-making activities or other trading activities. Consequently, the holder must comply with the registration and prospectus delivery requirements of the Securities Act in the absence of an exemption from such requirements.

     Each broker-dealer that receives New Securities for its own account in exchange for Old Securities, where such Old Securities were acquired by the broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with the resale of New Securities received in exchange for Old Securities. The letter of transmittal which accompanies this prospectus states that by so acknowledging and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. A participating broker-dealer may use this prospectus, as it may be amended from time to time, in connection with resales of New

Securities it receives in exchange for Old Securities in the exchange offer. The Funding Corporation will make this prospectus available to any participating broker-dealer in connection with any resale of this kind for a period of 30 days after the expiration date of the exchange offer. See "Plan of Distribution".

     Each holder of the Old Securities who wishes to exchange Old Securities for New Securities in the exchange offer will be required to represent and acknowledge, for the holder and for each beneficial owner of such Old Securities, whether or not the beneficial owner is the holder, in the letter of transmittal that:

     o the New Securities to be acquired by the holder and each beneficial owner, if any, are being acquired in the ordinary course of business,

     o neither the holder nor any beneficial owner is an affiliate, as defined in Rule 405 of the Securities Act, of the Funding Corporation or any of its subsidiaries,

     o any person participating in the exchange offer with the intention or purpose of distributing New Securities received in exchange for Old Securities, including a broker-dealer that acquired Old Securities directly from the Funding Corporation, but not as a result of market-making activities or other trading activities cannot rely on the no-action letters referenced above and must comply with the registration and prospectus delivery requirements of the Securities Act, in connection with a secondary resale of the New Securities acquired by such person,

     o if the holder is not a broker-dealer, the holder and each beneficial owner, if any, are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in any distribution of the New Securities received in exchange for Old Securities, and

     o if the holder is a broker-dealer that will receive New Securities for the holder's own account in exchange for Old Securities, the Old Securities to be so exchanged were acquired by the holder as a result of market-making or other trading activities and the holder will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Securities received in the exchange offer. However, by so representing and acknowledging and by delivering a prospectus, the holder will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.


SHELF REGISTRATION STATEMENT

     If applicable law or interpretations of the staff of the SEC are changed so that the New Securities received by holders who make all of the above representations in the letter of transmittal are not or would not be, upon receipt, transferrable by each such holder without restriction under the Securities Act, the Funding Corporation will, at its cost:

     o    file a shelf registration statement covering resales of the Old
          Securities,

     o use its reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act on or prior to July 10, 1999, and

     o use its reasonable best efforts to keep effective the shelf registration statement until the earlier of three years after October 13, 1998, subject to certain exceptions, or the time when all of the applicable Old Securities are no longer outstanding.

     The Funding Corporation may postpone or suspend the filing or the effectiveness of any registration statement if such action is taken by the Funding Corporation in good faith and for valid business reasons. The Funding Corporation will, if and when it files the shelf registration statement, provide to each holder of the Old Securities copies of the prospectus which is a part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take other actions as are required to permit unrestricted resales of the Old Securities.


INCREASE IN INTEREST RATE

     In the event that neither the exchange offer registration statement nor a shelf registration statement has been declared effective by July 10, 1999, the interest rate on the Old Securities will increase by 0.50% per annum until the exchange offer registration statement or the shelf registration statement is declared effective. Upon consummation of the exchange offer, holders of Old Securities will not be entitled to any increase in the rate of interest on the Old Securities, but will be entitled to the benefits of the indenture under which the Old Securities were issued.


     TERMS OF THE EXCHANGE

     The Funding Corporation hereby offers, upon the terms and subject to the conditions set forth in this prospectus and in the accompanying Letter of Transmittal, to exchange New Securities for a like aggregate principal amount of Old Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Funding Corporation will issue, promptly after the Expiration Date, the New Securities in exchange for a like principal amount of outstanding Old Securities tendered and accepted in connection with the exchange offer. Holders may tender their Old Securities in whole or in part in a principal amount of $1,000 and integral multiples thereof, provided that if any Old Securities are tendered for exchange in part, the untendered principal amount thereof must be $100,000 or any integral multiple of $1,000 in excess thereof.

     The exchange offer is not conditioned upon any minimum number of Old Securities being tendered. As of the date of this prospectus, $285,000,000 aggregate principal amount of the Old Securities is outstanding.

     If any tendered Old Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Securities will be returned, without expense to the tendering holder thereof promptly after the Expiration Date.

     Holders who tender Old Securities in connection with the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Securities in connection with the exchange offer. The Funding Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See "--Solicitation of Tenders; Fees and Expenses."

     Neither the Board of Directors of the Funding Corporation nor the Funding Corporation makes any recommendation to holders of Old Securities as to whether to tender or refrain from tendering all or any portion of their Old Securities pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation, holders of Old Securities must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of Old Securities to tender after reading this prospectus and the Letter of Transmittal and consulting with their advisers, if any, based on their own financial position and requirements.


EXPIRATION DATE; EXTENSIONS; TERMINATION; AMENDMENTS


     The exchange offer expires on the Expiration Date. The term "Expiration Date" means 5:00 p.m., New York City time, on July 30, 1999, unless the Funding Corporation in its sole discretion extends the period during which the exchange offer is open, in which case the term "Expiration Date" means the latest time and date to which the exchange offer is extended. The Funding Corporation may extend the exchange offer at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement. Without limiting the manner in which the Funding Corporation may choose to make any public announcement and subject to applicable law, the Funding Corporation shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency. During any extension of the exchange offer, all Old Securities previously tendered pursuant to the exchange offer will remain subject to the exchange offer.


     The Funding Corporation reserves the right (1) to delay accepting any Old Securities, to extend the exchange offer or to terminate the exchange offer and not accept Old Securities not previously accepted for any reason, including if any of the events set forth herein under "--Conditions to the Exchange Offer" occur and are not waived by the Funding Corporation, or (2) to amend the terms of the exchange offer in any manner, whether prior to or after the tender of any of the Old Securities. If any such delay, extension, termination or amendment occurs, the Funding Corporation will give oral or written notice to the Exchange Agent and will either issue a public announcement or give notice to the holders of the Old Securities as promptly as practicable.

     If the Funding Corporation waives any material condition to the exchange offer, or amends the exchange offer in any other material respect, and if at the time that notice of such waiver or amendment is first published, sent or given to holders of Old Securities in the manner specified above, the exchange offer is scheduled to expire at any time earlier than the expiration of a period ending on the fifth business day from, and including, the date that such notice is first so published, sent or given, then the exchange offer will be extended until the expiration of such period of five business days.

     This prospectus and the related Letter of Transmittal and other relevant materials will be mailed by the Funding Corporation to record holders of Old Securities and will be furnished to brokers, banks and similar persons whose names, or the names of whose nominees, appear on the lists of holders for subsequent transmittal to beneficial owners of Old Securities.


PROCEDURES FOR TENDERING

     To tender in the exchange offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof (all references in this prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof), have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with any other required documents or an Agent's Message in case of book-entry delivery as described below, to the Exchange Agent prior to the Expiration Date. In addition, either (1) certificates for such Old Securities must be received by the Exchange Agent along with the Letter of Transmittal on or prior to the Expiration Date, (2) a timely confirmation of a book-entry transfer (a "Book-Entry Confirmation") of such Old Securities, if such procedure is available, into the Exchange Agent's account at The Depository Trust Company (the "Book-Entry Transfer Facility") pursuant to the procedure for book-entry transfer described below, along with the Letter of Transmittal must be received by the Exchange Agent on or prior to the Expiration Date, or (3) the holder must comply with the guaranteed delivery procedures described below. THE METHOD OF DELIVERY OF CERTIFICATES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND SOLE RISK OF THE TENDERING HOLDER. IF DELIVERY IS BY MAIL, REGISTERED MAIL (RETURN RECEIPT REQUESTED AND PROPERLY INSURED) OR AN OVERNIGHT DELIVERY SERVICE IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. NO LETTERS OF TRANSMITTAL OR OLD SECURITIES SHOULD BE SENT TO THE FUNDING CORPORATION. To be tendered effectively, the Old Securities, Letter of Transmittal and all other required documents, or, in the case of a participant in the Book-Entry Transfer Facility, an Agent's Message, must be received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. Except in the case of a participant in the Book-Entry Transfer Facility who transfers Securities by an Agent's Message, delivery of all documents must be made to the Exchange Agent at its address set forth on the back of this prospectus. Holders may also request their respective brokers, dealers, commercial, banks, trust companies or nominees to effect such tender for such holders.

     The tender by a holder of Old Securities will constitute an agreement between such holder and the Funding Corporation in accordance with the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal. If less than all of the Old Securities are tendered, a tendering holder should fill in the amount of Old Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Old Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

     Only a holder of Old Securities may tender such Old Securities in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name Old Securities are registered on the books of the Funding Corporation or any other person who has obtained a properly completed bond power from the registered holder.

     Any beneficial owner whose Old Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on his behalf. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Securities, either make appropriate arrangements to register ownership of the Old Securities in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

     Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a firm (an "Eligible Institution") that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act, unless the Old Securities tendered pursuant thereto are tendered (1) by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (2) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by an Eligible Institution.

     If the Letter of Transmittal is signed by a person other than the registered holder of any Old Securities listed therein, such Old Securities must be endorsed or accompanied by bond powers and a proxy which authorizes such person to tender the Old Securities on behalf of the registered holder, in each case as the name of the registered holder or holders appears on the Old Securities. If the Letter of Transmittal or any Old Securities bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Funding Corporation, evidence satisfactory to the Funding Corporation of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and withdrawal of the tendered Old Securities will be determined by the Funding Corporation in its sole discretion, which determination will be final and binding. The Funding Corporation reserves the absolute right to reject any and all Old Securities not properly tendered or any Old Securities which, if accepted by the Funding Corporation, would be unlawful. The Funding Corporation also reserves the right to waive any irregularities or conditions of tender as to particular Old Securities. The Funding Corporation's interpretation of the terms and conditions of the exchange offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Securities must be cured within such time as the Funding Corporation determines. None of the Funding Corporation, the Exchange Agent or any other person will be under any duty to give notification of defects or irregularities with respect to tenders of Old Securities, nor will any of them incur any liability for failure to give such notification. Tenders of Old Securities will not be deemed to have been made until such irregularities have been cured or waived. Any Old Securities received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been timely cured or waived will be returned without cost to such holder by the Exchange Agent to the tendering holders of Old Securities, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     In addition, the Funding Corporation reserves the right in its sole discretion (1) to purchase or make offers for any Old Securities that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions to the exchange offer," to terminate the exchange offer and (2) to the extent permitted by applicable law, to purchase Old Securities in the open market, in privately negotiated transactions or otherwise. The Funding Corporation has no present plan to acquire any Old Securities which are not tendered in the exchange offer. The terms of any such purchases or offers could differ from the terms of the exchange offer.

     Book Entry Transfer. The Exchange Agent will make a request to establish an account with respect to the Old Securities at the Book-Entry Transfer Facility for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in the

Book-Entry Transfer Facility's systems may book-entry deliver Old Securities by causing the Book-Entry Transfer Facility to transfer such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility in accordance with the Book-Entry Transfer Facility's procedures for transfer on or prior to the Expiration Date. A holder who is a participant in the Book-Entry Transfer Facility and transfers the Securities by an Agent's Message need not transmit the Letter of Transmittal to the Exchange Agent to consummate the exchange.

     The term "Agent's Message" means a message transmitted through electronic means by a Book-Entry Transfer Facility to and received by the Exchange Agent and forming a part of a book-entry confirmation, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participant in the Book-Entry Transfer Facility tendering the Securities that such participant has received and agrees to be bound by the Letter of Transmittal and/or the Notice of Guaranteed Delivery (as discussed below), where applicable.

     Guaranteed Delivery Procedures. If a registered holder of the Old Securities desires to tender its Old Securities, and the Old Securities are not immediately available, or time will not permit such holder's Old Securities or other required documents to reach the Exchange Agent before the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

     (1)  the tender is made through an Eligible Institution;

     (2) on or prior to the Expiration Date, the Exchange Agent received from such Eligible Institution a properly completed and duly executed Letter of Transmittal (or a facsimile thereof or in the case of a participant in the Book-Entry Transfer Facility, an Agent's Message) and Notice of Guaranteed Delivery, substantially in the form provided by the Funding Corporation (by facsimile transmission, mail or hand delivery, or, in the case of a participant in the Book-Entry Transfer Facility, by an Agent's Message), setting forth the name and address of the holder of Old Securities and the amount of Old Securities tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

     (3) the certificates for all physically tendered Old Securities, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, and any other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

     A tender will be deemed to have been received as of the date when the tendering holder's properly completed and duly signed Letter of Transmittal accompanied by the Old Securities is received by the Exchange Agent, or in the case of a participant in the Book-Entry Transfer Facility, as of the date when an Agent's Message from the participant has been received by the Exchange Agent. Issuances of New Securities in exchange for Old Securities tendered pursuant to a Notice of Guaranteed Delivery or letter, telegram or facsimile transmission to similar effect (as provided above) by an Eligible Institution will be made only against deposit of the Letter of Transmittal (and any other required documents) and the tendered Old Securities.


TERMS AND CONDITIONS OF THE LETTER OF TRANSMITTAL

     The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the exchange offer.

     The party tendering Old Securities for exchange (the "Transferor") exchanges, assigns and transfers the Old Securities to the Funding Corporation and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Old Securities to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Old Securities and to acquire New Securities issuable upon the exchange of such tendered Old Securities, and that, when the same are accepted for exchange, the Funding Corporation will acquire good and unencumbered title to the tendered Old Securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Funding Corporation to be necessary or desirable to complete the exchange, assignment and transfer of tendered Old Securities. The Transferor further agrees that acceptance of any tendered Old Securities by the Funding Corporation and the issuance of New Securities in exchange therefor shall constitute performance in full by the Funding Corporation of its obligations under the Registration Rights Agreement and that the Funding Corporation shall have no further obligations or liabilities thereunder (except in certain limited circumstances). All authority conferred by the Transferee will survive the death or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives. successors, assigns, executors and administrators of such Transferor.

     By tendering Old Securities, the Transferor certifies that (1) it is not an "affiliate" of the Funding Corporation within the meaning of Rule 405 under the Securities Act, that it is not a broker-dealer that owns Old Securities acquired directly from the Funding Corporation, that it is acquiring the New Securities offered hereby in the ordinary course of such Transferor's business and that such Transferor has no arrangement with any person to participate in the distribution of such New Securities or (2) it is an "affiliate" (as defined above) of the Funding Corporation or of an Initial Purchaser and that it will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable to it. Each broker-dealer that receives New Securities as a result of market-making activities or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. See "Plan of Distribution."


WITHDRAWAL RIGHTS; NONEXCHANGED OLD SECURITIES

     Old Securities tendered pursuant to the exchange offer may be withdrawn at any time prior to 5:00 p.m. New York City time, on the Expiration Date.

     For a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission notice of withdrawal must be timely received by the Exchange Agent at its address set forth on the back of this prospectus. Any such notice of withdrawal must specify the name of the person having tendered the Old Securities to be withdrawn, identify the Old Securities to be withdrawn (including the principal amount of such Old Securities) and (where certificates for Old Securities have been transmitted) specify the name in which such Old Securities are registered if different from that of the withdrawing holder, accompanied by evidence satisfactory to the Funding Corporation that the person withdrawing the tender has succeeded to the beneficial ownership of the Old Securities being withdrawn. If certificates for Old Securities have been delivered or otherwise identified to the Exchange Agent, then, prior to the release of such certificates, the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and a signed notice of withdrawal with signatures guaranteed by an Eligible Institution unless such holder is an Eligible Institution. If Old Securities have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the Book-Entry Transfer Facility to be credited with the withdrawn Old Securities and otherwise comply with the procedures of such facility. If any Old Securities are tendered for exchange but are not exchanged for any reason, or if any Old Securities are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Securities will be returned to the holder thereof without cost to such holder (or, in the case of Old Securities tendered by book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility pursuant to the book-entry transfer procedures described above, such Old Securities will be credited to an account maintained with such Book-Entry Transfer Facility for the Old Securities) as soon as practicable after withdrawal, rejection of tender, termination of the exchange offer or submission of nonexchanged Old Securities. Withdrawals of tenders of Old Securities may not be rescinded. Old Securities properly withdrawn will not be deemed validly tendered for purposes of the exchange offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering."

     All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Funding Corporation in its sole discretion, whose determination will be final and binding on all parties. Neither the Funding Corporation, any affiliates or assigns of the Funding Corporation, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification.


ACCEPTANCE OF OLD SECURITIES FOR EXCHANGE; DELIVERY OF NEW SECURITIES

     Upon the terms and subject to the conditions of the exchange offer, the Funding Corporation will exchange, and will issue to the Exchange Agent, New Securities for Old Securities validly tendered and not withdrawn promptly after the Expiration Date. For the purposes of the exchange offer, the Funding Corporation will be deemed to have accepted for exchange validly tendered Old Securities when and if the Funding Corporation has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders of Old Securities for the purposes of receiving New Securities from the Funding Corporation and causing the Old Securities to be assigned, transferred and exchanged. Upon the terms and subject to the conditions of the exchange offer, delivery of New Securities to be issued in exchange for accepted Old Securities will be made by the Exchange Agent only after timely receipt by the Exchange Agent of certificates for such Old Securities or a timely Book-Entry Confirmation of such Old Securities into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents, or, in the case of a book-entry delivery, an Agent's Message.


CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, the Funding Corporation will not be required to accept for exchange, or to exchange, any Old Securities for any New Securities, and, as described below, may terminate the exchange offer (whether or not any Old Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the exchange offer, if any of the following conditions have occurred or exists or have not been satisfied:

     o the exchange offer, or the making of any exchange by a holder, violates any applicable law or any applicable interpretation of the staff of the Commission;

     o in the reasonable judgment of the Funding Corporation, there is be threatened, instituted or pending any action or proceeding before, or any injunction, order or decree has been issued by, any court or governmental agency or other governmental regulatory or administrative agency or commission, (1) seeking to restrain or prohibit the making or consummation of the exchange offer or any other transaction contemplated by the exchange offer, (2) assessing or seeking any damages as a result thereof, or (3) resulting in a material delay in the ability of the Funding Corporation to accept for exchange or exchange some or all of the Old Securities pursuant to the exchange offer;

     o any statute, rule, regulation, order or injunction is sought, proposed, introduced, enacted, promulgated or deemed applicable to the exchange offer or any of the transactions contemplated by the exchange offer by any government or governmental authority, domestic or foreign, or any action shall have been taken, proposed or threatened, by any government, governmental authority, agency or court, domestic or foreign, that in the reasonable judgment of the Funding Corporation might directly or indirectly result in any of the consequences referred to in clauses (1), (2) or (3) in the immediately preceding paragraph or, in the reasonable judgment of the Funding Corporation, might result in the holders of New Securities having obligations with respect to resales and transfers of New Securities which are greater than those described in the interpretations of the Staff referred to in this prospectus, or would otherwise make it inadvisable to proceed with the exchange offer;

     o there shall have occurred (1) any general suspension of trading in, or general limitation on prices for securities on the New York Stock Exchange, (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by any governmental agency or authority that adversely affects the extension of credit to the Funding Corporation, or (3) a commencement of a war, armed hostilities or other similar international calamity directly or indirectly involving the United States; or, in the case any of the foregoing exists at the time of commencement of the exchange offer, a material acceleration or worsening thereof; or

     o a material adverse change shall have occurred or be threatened in the business, condition (financial or otherwise), operations, stock ownership or prospects of the Funding Corporation.

     The foregoing conditions are for the sole benefit of the Funding Corporation and may be asserted by it with respect to all or any portion of the exchange offer regardless of the circumstances (including any action or inaction by the Funding Corporation) giving rise to such condition or may be waived by the Funding Corporation in whole or in part at any time or from time to time in their sole discretion. The failure by the Funding Corporation at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right. and each right will be deemed an ongoing right which may be asserted at any time or from time to time. In addition, the Funding Corporation has reserved the right, notwithstanding the satisfaction of each of the foregoing conditions, to amend the exchange offer.

     Any determination by the Funding Corporation concerning the fulfillment or non-fulfillment of any conditions will be final and binding upon all parties.

     In addition, the Funding Corporation will not accept for exchange any Old Securities tendered and no New Securities will be issued in exchange for any such Old Securities, if at such time any stop order shall be threatened or in effect with respect to (1) the Registration Statement of which this prospectus constitutes a part or (2) the qualification of the Indenture under the Trust Indenture Act of 1939.


EXCHANGE AGENT

     Chase Manhattan Bank & Trust Company, National Association, has been appointed as the Exchange Agent for the exchange offer. Chase Manhattan Bank & Trust Company, National Association also acts as trustee under the Indenture.

     Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this prospectus or of the Letter of Transmittal, should be directed to the Exchange Agent at its address and numbers set forth on the back of this prospectus. Except in the case of a participant in the Book-Entry Transfer Facility who transfers Securities by an Agent's Message, delivery to an address other than as set forth herein, or transmissions of instructions via a facsimile or telex number other than to the Exchange Agent as set forth herein, will not constitute a valid delivery.


SOLICITATION OF TENDERS; FEES AND EXPENSES

     The Funding Corporation has not retained any dealer-manager or similar agent in connection with the exchange offer and will not make any payments to brokers, dealers or others for soliciting acceptances of the exchange offer. The Funding Corporation will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for reasonable out-of-pocket expenses in connection therewith. The Funding Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of Old Securities, and in handling tenders for their customers. The expenses to be incurred in connection with the exchange offer, including the fees and expenses of the Exchange Agent and printing, accounting and legal fees, will be paid by the Funding Corporation and are estimated at approximately $100,000.

     Holders who tender their Old Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, New Securities are to be delivered to, or are to be issued in the name of, any person other than a registered holder of the Old Securities tendered, of if a transfer tax is imposed for any reason other than the exchange of Old Securities in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

     No person has been authorized to give any information or to make any representations in connection with the exchange offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by the Funding Corporation. Neither the delivery of this prospectus nor any exchange made under this prospectus will, under any circumstances, create any implication that there has been no change in the affairs of the Funding Corporation since the respective dates as of which information is given herein. The exchange offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Old Securities in any jurisdiction in which the making of the exchange offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, the Funding Corporation may, at its discretion, take such action as it may deem necessary to make the exchange offer in any such jurisdiction and extend the exchange offer to holders of Old Securities in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the exchange offer to be made by a licensed broker or dealer, the exchange offer is being made on behalf of the Funding Corporation by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.


APPRAISAL RIGHTS

     Holders of Old Securities will not have dissenters' rights or appraisal rights in connection with the exchange offer.


FEDERAL INCOME TAX CONSEQUENCES

     The exchange of Old Securities for New Securities by holders will not be a taxable exchange for federal income tax purposes, and holders should not recognize any taxable gain or loss or any interest income as a result of such exchange.

                       SELECTED HISTORICAL FINANCIAL AND
                   OPERATING DATA OF THE FUNDING CORPORATION
                  (ALL DATA IN THOUSANDS, EXCEPT RATIO DATA)

     The following tables set forth selected historical financial and operating data of the Funding Corporation. The historical summary statement of operations for each of the three years ended December 31, 1998 and the period from June 20, 1995 (inception date) through December 31, 1995 and the historical balance sheet data as of December 31, 1998, 1997, 1996 and 1995 have been derived from the audited historical financial statements of the Funding Corporation. The historical summary statements of operations for the three months ended March 31, 1999 and 1998 and the historical balance sheet data as of March 31, 1999 and 1998 have been derived from the unaudited historical financial statements of the Funding Corporation which, in the opinion of management of the Funding Corporation, include all adjustments (consisting only of recurring accruals) necessary to present fairly the information set forth therein. The data should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this prospectus.

                                                                                             FROM
                                                                                         JUNE 20, 1995
                                                                                          (INCEPTION)        THREE MONTHS
                                                        YEAR ENDED DECEMBER 31,             THROUGH       ENDED MARCH 31,(1)
                                                 --------------------------------------  DECEMBER 31,   ----------------------
                                                     1998         1997         1996          1995          1999         1998
                                                     ----         ----         ----          ----          ----         ----
STATEMENT OF OPERATIONS DATA:
 Total Revenues ................................   $ 39,329     $ 40,674     $ 40,567      $ 17,577      $ 12,245    $  9,151
 General and administrative expenses ...........        804          748          712            --           215         238
 Interest expense ..............................     35,495       37,443       36,761        15,022        11,737       8,259
 Provision for income taxes ....................      1,247        1,022        1,273         1,048           121         269
 Net income ....................................      1,783        1,461        1,821         1,507           172         385

OTHER FINANCIAL DATA:
 EBITDA(2) .....................................     38,525       39,926       39,855        17,577        12,030       8,913
 Ratio of combined EBITDA to fixed
  charges(2) ...................................      1.085        1.066        1.084         1.170         1.025       1.079
 Ratio of earnings to fixed charges(3) .........      1.058        1.044        1.066         1.152         1.015       1.060

                                                                      DECEMBER 31,                              MARCH 31,
                                                 -----------------------------------------------------  ----------------------
                                                     1998         1997         1996          1995          1999         1998
                                                     ----         ----         ----          ----          ----         ----
BALANCE SHEET DATA:
 Total assets ..................................   $659,337     $474,289     $575,989      $522,521      $694,175    $537,620
 Senior secured notes and bonds ................    626,816      448,754      538,982       452,088       626,816     448,754
 Total liabilities .............................    647,399      464,134      567,295       515,571       682,065     527,080
 Stockholders' equity ..........................     11,938       10,155        8,694         6,950        12,110      10,540

----------
(1) The Funding Corporation has a one percent investment in the Guarantors whose operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore, operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Funding Corporation's ability to service debt. EBITDA should not be construed as an alternative either (1) to operating income (determined in accordance with generally accepted accounting principles) or (2) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

(3) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of pretax income of the Funding Corporation plus fixed charges, less capitalized interest. "Fixed Charges" represent interest (whether expensed or capitalized) and amortization of deferred financing fees.

                  SELECTED HISTORICAL COMBINED FINANCIAL AND
                  OPERATING DATA OF THE SALTON SEA GUARANTORS
                  (ALL DATA IN THOUSANDS, EXCEPT RATIO DATA)

     The following tables set forth selected historical combined financial and operating data of the Salton Sea Guarantors. The information contained therein was extracted from certain historical information of Magma and certain of its affiliates. The historical summary data as of and for each of the five years in the period ended December 31, 1998 have been derived from the audited historical financial statements of the Salton Sea Guarantors. The historical summary data as of and for the three months ended March 31, 1999 and 1998 have been derived from the unaudited historical financial statements of the Salton Sea Guarantors which, in the opinion of management of the Salton Sea Guarantors, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The data should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this prospectus.


                                                                                                             THREE MONTHS
                                                           YEAR ENDED DECEMBER 31,                          ENDED MARCH 31,(1)
                                      ---------------------------------------------------------------   ------------------------
                                         1998          1997         1996         1995         1994         1999         1998
                                         ----          ----         ----         ----         ----         ----         ----
STATEMENT OF OPERATIONS DATA:
 Total revenues ...................   $ 107,091     $ 106,425     $ 91,123     $ 71,605     $ 74,998     $ 19,064     $ 20,200
 Operating revenues ...............     106,274       106,252       90,982       71,605       74,576       18,272       20,185
 Operating, general
  administrative costs ............      30,306        30,865       27,175       26,096       24,766        7,308        6,747
 Depreciation and amortization           14,857        14,689       14,272       10,556       10,049        4,022        3,714
 Income from operations ...........      61,928        60,871       49,676       34,953       40,183        7,734        9,739
 Interest expense, net of
  capitalized interest ............      15,989        18,055       14,645       15,605        8,240        4,372        3,928
 Net income(2) ....................      45,939        42,816       35,031       17,955       31,943        3,362        5,811

OTHER FINANCIAL DATA:
 Capital expenditures .............      15,845         7,204       79,863       68,677        4,493        9,792        1,498
 Combined EBITDA(4) ...............      76,785        75,560       63,948       45,509       50,232       11,756       13,453
 Ratio of combined EBITDA to
  combined fixed charges ..........       3.534         3.285        2.572        1.840        6.100        1.935        2.558
 Ratio of earnings to fixed
  charges(3) ......................       2.883         2.665        2.005        1.410        4.877        1.288        1.885


                                                                DECEMBER 31,                                    MARCH 31,
                                      ---------------------------------------------------------------   ------------------------
                                         1998          1997         1996         1995         1994         1999         1998
                                         ----          ----         ----         ----         ----         ----         ----
BALANCE SHEET DATA:
 Property, plant, contracts and
  equipment, net ..................   $ 480,293     $ 478,001     $484,182     $417,287     $204,329     $486,389     $476,111
 Total assets .....................     628,515       556,353      565,934      500,400      232,914      619,626      550,071
 Senior secured project note ......     310,030       266,208      299,840      321,500           --      310,030      266,208
 Loans payable ....................          --            --           --           --      114,308           --           --
 Total liabilities ................     348,388       322,165      374,562      330,801      114,936      336,137      310,072
 Guarantors' equity ...............     280,127       234,188      191,372      169,599      117,978      283,489      239,999


----------
(1) The Salton Sea Guarantors' operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore, operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) As described in Note 1 to the financial statements, the Salton Sea Guarantors are comprised primarily of a combination of partnership interests. The income or loss of each partnership for income tax purposes, along with any associated tax credits, is the responsibility of the individual partners. Accordingly, no recognition has been given to federal or state income taxes in the combined historical financial statements.

(3) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of pretax income of the Salton Sea Guarantors plus fixed charges, less capitalized interest. "Fixed Charges" represent interest (whether expensed or capitalized) and amortization of deferred financing fees.

(4) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Salton Sea Guarantors' ability to service debt. EBITDA should not be construed as an alternative either (1) to operating income (determined in accordance with generally accepted accounting principles) or (2) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

                  SELECTED HISTORICAL COMBINED FINANCIAL AND
                 OPERATING DATA OF THE PARTNERSHIP GUARANTORS
                   (ALL DATA IN THOUSANDS EXCEPT RATIO DATA)

     The following tables set forth selected historical combined financial and operating data of the Partnership Guarantors. The information contained therein was extracted from certain historical information of Magma and certain of its affiliates. The historical summary data as of and for each of the five years in the period ended December 31, 1998, have been derived from the historical financial statements of the Partnership Guarantors. The historical summary data as of and for the three months ended March 31, 1999 and 1998, have been derived from the unaudited historical financial statements of the Partnership Guarantors which, in the opinion of management of the Partnership Guarantors, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The data should be read in conjunction with the financial statements and related notes, and other financial information appearing elsewhere in this prospectus.

                                                                                                              THREE MONTHS
                                                             YEAR ENDED DECEMBER 31,                       ENDED MARCH 31,(1)
                                      -----------------------------------------------------------------  ------------------------
                                         1998          1997          1996         1995         1994         1999         1998
                                         ----          ----          ----         ----         ----         ----         ----
STATEMENT OF OPERATIONS DATA:
 Total revenues ...................   $ 172,565     $ 162,315     $ 140,226     $ 87,483     $ 76,050     $ 24,349     $ 34,831
 Operating revenues ...............     165,779       158,125       132,212       76,909       70,692       22,030       34,097
 Operating, general
  administrative costs ............      63,717        64,103        58,945       32,143       35,306       11,207       14,090
 Depreciation and amortization           48,615        38,771        33,974       18,958        9,037        6,218       10,155
 Income from operations ...........      60,233        59,441        47,307       36,382       31,707        6,924       10,586
 Interest expense, net of
  capitalized interest ............       3,570         4,430         4,848        8,826        3,285        3,261          835
 Provision for income taxes .......      19,529        21,374        16,700       11,492       11,284        1,117        3,801
 Net income .......................      37,134        33,637        25,759       14,637       17,138        2,546        5,950

OTHER FINANCIAL DATA:
 Capital expenditures .............      74,202        39,556        18,483        4,066       10,495       17,568       10,675
 Combined EBITDA(2) ...............     108,848        98,212        81,281       55,340       40,744       13,142       20,741
 Ratio of combined EBITDA to
  combined fixed charges ..........       7.867         7.141         5.934        3.310       12.400        2.308        6.291
 Ratio of earnings to fixed
  charges(3) ......................       4.446         4.382         3.466        2.175        9.885        1.239        3.311

                                                                 DECEMBER 31,                                    MARCH 31,
                                      -----------------------------------------------------------------  ------------------------
                                         1998          1997          1996         1995         1994         1999         1998
                                         ----          ----          ----         ----         ----         ----         ----
BALANCE SHEET DATA:
 Property, plant, contracts and
  equipment, net ..................   $ 399,817     $ 370,666     $ 364,849     $298,956     $137,265     $412,761     $372,730
 Total assets .....................     945,576       736,783       742,183      602,172      180,443      954,850      748,966
 Loans payable ....................     293,576       143,610       182,204       62,706           --      293,576      143,610
 Senior secured project note ......          --            --            --       43,766       52,340           --           --
 Total liabilities ................     446,743       275,084       314,121      228,440       74,048      453,471      281,317
 Guarantors' equity ...............     498,833       461,699       428,062      373,732      106,395      501,379      467,649

----------
(1) The Partnership Guarantors' operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore, operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Partnership Guarantors' ability to service debt. EBITDA should not be construed as an alternative either (1) to operating income (determined in accordance with generally accepted accounting principles) or (2) to cash flows from operating activities (determined in accordance with generally accepted accounting principles).

(3) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represents the aggregate of pretax income of the Partnership Guarantors plus fixed charges, less capitalized interest. "Fixed Charges" represents interest (whether expensed or capitalized) and amortization of deferred financing fees.

                       SELECTED HISTORICAL FINANCIAL AND
                    OPERATING DATA OF THE ROYALTY GUARANTOR
                  (ALL DATA IN THOUSANDS, EXCEPT RATIO DATA)

     The following tables set forth selected historical financial and operating data of the Royalty Guarantor on the basis of the assignment in June 1995 of certain royalties and fees to the Royalty Guarantor by Magma; accordingly, this presentation is a "carve out" of information from Magma and certain of its affiliates. The information contained therein was extracted from certain historical information of Magma and certain of its affiliates. The historical summary data as of and for each of the five years in the period ended December 31, 1998 have been derived from audited historical financial statements of the Royalty Guarantor. The historical data as of and for the three months ended March 31, 1999 and 1998 have been derived from the unaudited financial statements of the Royalty Guarantor which, in the opinion of management of the Royalty Guarantor, include all adjustments (consisting only of normal recurring accruals) necessary to present fairly the information set forth therein. The data should be read in conjunction with the financial statements and related notes and other financial information appearing elsewhere in this prospectus.


                                                                                                            THREE MONTHS
                                                          YEAR ENDED DECEMBER 31,                        ENDED MARCH 31,(1)
                                        ------------------------------------------------------------    ---------------------
                                           1998         1997         1996         1995        1994        1999        1998
                                           ----         ----         ----         ----        ----        ----        ----
STATEMENT OF OPERATIONS DATA:
 Total revenues ......................  $  51,703     $ 32,231     $ 30,143    $  28,383    $29,410      13,459      12,038
 Operating revenues ..................     51,703       32,231       30,143       28,383     29,410      13,459      12,038
 Operating, general
  administrative costs ...............      8,120        7,769        7,288        6,822     20,753       1,108       1,859
 Amortization ........................      9,794        9,794       10,280       11,239         --       2,449       2,449
 Income from operations ..............     33,789       14,668       12,575       10,322      8,657       9,902       7,730
 Interest expense ....................      2,784        4,179        5,246        4,757         --         468         776
 Provision for income taxes ..........     11,508        1,828        2,560          963         --       3,790       2,625
 Net income ..........................     19,497        8,661        4,769        3,510      8,657       5,644       4,329

OTHER FINANCIAL DATA:
 Capital expenditures ................         --           --           --           --         --          --          --
 EBITDA(3) ...........................     43,583       24,462       22,855       21,561       N/A        6,942       8,309
 Ratio of EBITDA to fixed
  charges ............................     15.655        5.854        4.357        4.530       N/A       26.391      13.117
 Ratio of earnings to fixed
  charges(2) .........................     12.137        3.510        2.397        2.170       N/A       21.158       9.961

                                                                 DECEMBER 31,                                 MARCH 31,
                                        ------------------------------------------------------------    ---------------------
                                           1998         1997         1996         1995        1994        1999        1998
                                           ----         ----         ----         ----        ----        ----        ----
BALANCE SHEET DATA:
 Royalty Stream ......................  $  22,932     $ 31,818     $ 44,372    $  53,744         --    $ 20,710     $29,596
 Total assets ........................    107,561       86,009       91,073      117,341         --     108,075      96,463
 Senior secured project note .........     23,210       38,934       56,936       67,882         --      23,210      38,934
 Total liabilities ...................     69,563       67,508       81,233       89,290         --      64,433      73,633
 Guarantors' equity ..................     37,998       18,501        9,840       28,051         --      43,642      22,830


----------
(1) The Royalty Guarantor's operations are seasonal in nature, with a disproportionate percentage of income earned in the quarter ending September 30; therefore, operating results and ratios for interim periods are not indicative of the results for a full fiscal year.

(2) For purposes of computing historical ratios of earnings to fixed charges, earnings are divided by fixed charges. "Earnings" represent the aggregate of pretax income of the Royalty Guarantor plus fixed charges, less capitalized interest. "Fixed Charges" represent interest (whether expensed or capitalized) and amortization of deferred financing fees.

(3) Earnings before interest, taxes, depreciation and amortization (EBITDA) is presented here not as a measure of operating results, but rather as a measure of the Royalty Guarantor's ability to service debt. EBITDA should not be construed as an alternative either (1) to operating income (determined in accordance with generally accepted accounting principles) or (2) to cash flows from operatingactivities (determined in accordance with generally accepted accounting principles).

                                   MANAGEMENT


DIRECTORS AND EXECUTIVE OFFICERS OF THE FUNDING CORPORATION AND THE GUARANTORS

     Set forth below are the current executive officers of the Funding Corporation and the Guarantors and their positions with the Funding Corporation and, except as provided below, each of the Guarantors (or general partner or manager thereof).

EXECUTIVE OFFICER                                 POSITION
-----------------                                 --------
Robert S. Silberman ..........  President and Chief Executive Officer
Brian K. Hankel ..............  Vice President and Treasurer
Douglas L. Anderson ..........  Director, Vice President and General Counsel
Patrick J. Goodman ...........  Director
John Harrison ................  Director
Lawrence Kellerman ...........  Director


     ROBERT S. SILBERMAN, 41, President and Chief Executive Officer of the Funding Corporation and each Guarantor (or general partner or manager thereof), (other than Salton Sea Minerals Corp. and CalEnergy Minerals LLC) Senior Vice President, Administration of MidAmerican and CE Generation. Mr. Silberman joined MidAmerican in 1995. Prior to that, Mr. Silberman served as Executive Assistant to the Chairman and Chief Executive Officer of International Paper Company, as Director of Project Finance and Implementation for the Ogden Corporation and as a Project Manager in Business Development for Allied-Signal, Inc. He has also served as the Assistant Secretary of the Army for the United States Department of Defense.


     BRIAN K. HANKEL, 36, Vice President and Treasurer, of the Funding Corporation and each Guarantor (or general partner or manager thereof), (other than Salton Sea Minerals Corp. and CalEnergy Minerals LLC) Vice President and Treasurer of MidAmerican and CE Generation. Mr. Hankel joined MidAmerican in February 1992 as Treasury Analyst and served in that position to December 1995. Mr. Hankel was appointed Assistant Treasurer in January 1996 and was appointed Treasurer in January 1997. Prior to joining MidAmerican, Mr. Hankel was a Money Position Analyst at FirsTier Bank of Lincoln from 1988 to 1992 and Senior Credit Analyst at FirsTier from 1987 to 1988.


     DOUGLAS L. ANDERSON, 41, Vice President and General Counsel of the Funding Corporation and each Guarantor (or general partner thereof or manager), (other than Salton Sea Minerals Corp. and CalEnergy Minerals LLC) Assistant General Counsel and Assistant Secretary of MidAmerican and CE Generation. Mr. Anderson joined MidAmerican in February 1993. From 1990 to 1993, Mr. Anderson was a business attorney with Fraser, Stryker, Vaughn, Meusey, Olson, Boyer & Cloch, P.C. in Omaha. From 1987 through 1989, Mr. Anderson was a principal in the firm Anderson & Anderson. Prior to that, from 1985 to 1987, he was an attorney with Foster, Swift, Collins & Coey, P.C. in Lansing, Michigan.

     PATRICK J. GOODMAN, 32, Director of the Funding Corporation and each Guarantor (or general partner thereof or manager), (other than Salton Sea Mineral Corp. and CalEnergy Minerals LLC) Senior Vice President and Chief Financial Officer of MidAmerican and CE Generation. Mr. Goodman joined MidAmerican in June 1995 and served as Manager of Consolidation Accounting until September 1996 when he was promoted to Controller. Prior to joining MidAmerican, Mr. Goodman was a certified public accountant at Coopers & Lybrand.


     LARRY KELLERMAN, Director of the Funding Corporation and each Guarantor (or general partner or manager thereof) (other than Salton Sea Minerals Corp. and CalEnergy Minerals LLC) and President of El Paso Power Holding Company. Prior to that he held a series of positions in the independent power industry.

     JOHN HARRISON, Director of the Funding Corporation and each Guarantor (or general partner or manager thereof) (other than Salton Sea Minerals Corp. and CalEnergy Minerals LLC) and Chief Financial Officer, El Paso Power Holding Company. Prior to that he held a series of financial positions in the energy industry.

                          BUSINESS OF THE GUARANTORS


GEOTHERMAL ENERGY

     Geothermal energy is a clean, renewable and generally sustainable energy source that, because it does not utilize combustion in the production of electricity, releases significantly lower levels of emissions than result from energy generation based on the burning of fossil fuels. Geothermal energy is derived from the natural heat of the earth when water comes sufficiently close to hot molten rock to heat the water to temperatures of 400 degrees Fahrenheit or more. The heated water then ascends toward the surface of the earth where, if geological conditions are suitable for its commercial extraction, it can be extracted by drilling geothermal wells. The energy necessary to operate a geothermal power plant is typically obtained from several such wells, which are drilled using established technology similar to that employed in the oil and gas industry. Geothermal production wells are normally located within approximately one to two miles of the power plant as geothermal fluids cannot be transported economically over longer distances. The geothermal reservoir is a renewable source of energy if natural ground water sources and re-injection of extracted geothermal fluids are adequate over the long term to replenish the geothermal reservoir after the withdrawal of geothermal fluids. Geothermal energy facilities typically have higher capital costs (primarily as a result of wellfield development) but tend to have significantly lower variable costs than fossil fuel based power plants.


THE SALTON SEA KNOWN GEOTHERMAL RESOURCE AREA

     The area in which our geothermal power plants are located has been designated as a "Known Geothermal Resource Area" by the Bureau of Land Management pursuant to the Geothermal Steam Act of 1970. Areas are designated as Known Geothermal Resource Areas when the Bureau of Land Management determines that a commercially viable geothermal resource is likely to exist. There are over 100 other Known Geothermal Resource Areas in the United States, which are predominately located in the western states in tectonically active regions.

     The Salton Sea Known Geothermal Resource Area is located in Imperial County, California, approximately 90 miles east of San Diego and is one of the world's largest geothermal resource areas. The Salton Sea Known Geothermal Resource Area is a liquid-dominated geothermal resource. The operations in the Salton Sea Known Geothermal Resource Area benefit from, among other things, the relatively high temperature of the geothermal fluid, as well as relatively high pressures which naturally force the geothermal fluid to flow up into the our power plants without the expense of pumping the geothermal fluid to the surface.

     The Salton Sea Known Geothermal Resource Area geothermal resource contains substantial quantities of minerals, including zinc, silica, manganese, boron, lithium and silver. These minerals are contained in the geothermal brine that is brought to the surface by the power plants. Our new zinc recovery facility will extract zinc from this geothermal brine after the brine has been utilized by the Power Projects but before the brine is re-injected into the ground.

     We believe that these resources will be sufficient to operate the our power plants at capacity, and to operate our new zinc recovery facility at high levels, through the final maturity date of the Securities.

POWER PRODUCTION PROCESS

     The physical facilities and power generation process used for geothermal energy production are similar at each of our power plants. The following diagram generally illustrates the geothermal energy production process:










                                  [MAP OMITTED]










     Geothermal fluid is extracted from the underground reservoir by a series of production wells and piped into the Power Projects. The geothermal fluids produced at the wellhead consist of a mixture of hot brine and steam. The heated mixture flows from the wellhead through a gathering system of insulated steel pipes to separation vessels or separators. There additional steam is generated by converting liquid to steam via a pressure reduction process (generally referred to as "flashing"). The steam is then separated from the brine and is sent to a demister in the power plant, where any remaining water droplets are removed. This produces a stream of dry steam, which is used by a turbine generator to produce electricity. In some cases, the steam is used again at a lower pressure to produce additional electricity.

     The hot brine remaining after separation of steam is injected back into the geothermal resource via a series of injection wells. Steam exhausted from the steam turbine is passed to a surface condenser through which cold water circulates. Moisture in the steam leaving the turbine generators condenses on the tubes and after being cooled further in a cooling tower is used to provide cold circulating water for the condenser or injected back into the geothermal resource.

     The Salton Sea Known Geothermal Resource Area geothermal fluids contain a relatively high concentration of dissolved and suspended solids. As pressure is reduced in the flashing process, solids tend to precipitate and cause scaling and mineral buildup throughout the system. Our power projects use certain processes to counteract the effects of these suspended solids. The Partnership Projects currently use the "crystallizer/clarifier process" ("CRC Process") developed by Magma in the late 1970s and early 1980s. The CRC Process removes solids from the geothermal brine, resulting in a reduction in the amount of scale buildup in pipe and vessels and the reduction of congestion within the reinjection wells. The Salton Sea Projects currently use the alternative pH Modification Process to avoid scale buildup. Certain embodiments of this process were developed by Union Oil Company of California and are licensed to

Magma. The pH Modification Process inhibits precipitation of geothermal solids by modifying the "pH" of the fluid. This process reduces the need for crystalizers, clarifiers and associated equipment and results in performance standards similar to those achieved by the CRC Process at significantly reduced operating costs. For example, Salton Sea Units I and III converted to this process in 1996, resulting in a 39.2% reduction in operating costs at these projects from 1995 to 1997. Salton Sea Unit V and, upon completion of the Region 2 Brine Facilities Construction, the Vulcan and Del Ranch Projects, will employ the pH Modification Processes for brine solids control.


SALE OF POWER

     Each of our existing power projects sells its net electrical output to SCE under a separate long-term power purchase agreement. These contracts are similar to each other in many respects. Each of these contracts, except for two (Salton Sea Unit I and Salton Sea Unit IV), provide for fixed capacity payments over the term of the contracts, capacity bonus payments and fixed escalating energy prices for the first 10 years of the contract, after which energy payments are paid at SCE's avoided cost of energy. The net output of Salton Sea Unit V and the CE Turbo Project (to the extent not sold for use by the Zinc Recovery Project) will be sold through the PX.

     The PX is a nonprofit public benefit corporation formed under California law to provide a competitive marketplace where buyers and sellers of power, including utilities, end-use customers, independent power producers and power marketers complete wholesale trades through an electronic auction. The PX currently operates two markets: (1) a day ahead market which is comprised of twenty-four separate concurrent auctions for each hour of the following day; and (2) an hour ahead market for each hour of each day for which bids are due two hours before each hour. In each market, the PX receives bids from buyers and sellers and, based on the bids, establishes the market clearing price for each hour and schedules deliveries from sellers whose bids did not exceed the market clearing price to buyers whose bids were not less than the market clearing price. All trades are executed at the market clearing price.

     In addition to amounts paid through the PX, we also expect to receive incentive payments from the State of California's New Renewable Resources Account (the "NRRA") for energy sold by Salton Sea Unit V or the CE Turbo Project (each a "New Power Project") through the Imperial Irrigation District's transmission system during the first five years of operation of each of the projects. The California Energy Commission has selected Salton Sea Unit V to receive incentive payments from the NRRA in an amount equal to $.0124 per kWh of energy produced, up to $25,548,364.80 in the aggregate, for the first five years of operation. The California Energy Commission has selected the CE Turbo Project to receive incentive payments from the NRRA in an amount equal to $.0134 per kWh of energy produced, up to $5,751,816 in the aggregate, for the first five years of operation. The amount of the incentive payments for the fourth and fifth years of operation of a New Power Project will be reduced by 25% if the actual generation from such New Power Project over the first three years of operation averages less than 85% of the estimated annual generation of such New Power Project (85,848,000 kWhs for the CE Turbo Project and 412,070,400 kWhs for Salton Sea Unit V). In order for each New Power Project to remain eligible for incentive payments, it must continue to satisfy eligibility criteria, including ownership and fuel use criteria, and must timely satisfy specified milestones. These milestones include completion of construction of the project by January 1, 2002.

     The State of California has also established financial incentives for existing renewable energy power projects which are available in the 1998-2001 time period. Projects must meet specified eligibility requirements, including date of initial operation, ownership and fuel use criteria, in order to qualify for the incentives. Each of our existing projects other than Salton Sea Unit I and Salton Sea Unit IV will become eligible for this program upon expiration of the fixed price period in its power purchase agreement with SCE. The program provides geothermal plants with a monthly amount per kWh of power sold equal to the lesser of (1) $.01/kWh, (2) $.03/kWh minus a calculated market clearing price and (3) a specified amount of funds available for such month divided by eligible generation. The Vulcan Project has already begun receiving payments under this program.

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

POWER TRANSMISSION

     Except for Salton Sea Unit I, which delivers its power to SCE at the Salton Sea Unit I site, the power sold to SCE by our existing projects is delivered to SCE after interconnection/wheeling over the local transmission system owned by the Imperial Irrigation District, a public agency of the State of California ("IID"), pursuant to long-term transmission agreements and plant interconnection agreements. Salton Sea Unit V and the CE Turbo Project have also entered into long-term transmission agreements and interconnection agreements with IID to permit the transmission of power from these plants to the point of interconnection of the SCE and IID systems at Mirage. IID has also entered into an agreement to deliver power from Salton Sea Unit V to the Zinc Recovery Project and an agreement to construct the necessary electrical interconnection facilities to provide these services.

     The transmission systems of SCE and other California investor-owned electric utilities are administered by an independent system operator, which has proposed that the costs of system upgrades be paid for by charges imposed on the last parties requesting service rather than all customers.


ENERGY REGULATION

     Each of the Existing Projects currently meets the requirements promulgated under the Public Utility Regulatory Policies Act of 1978 ("PURPA") to be a Qualifying Facility. Regulations under PURPA exempt Qualifying Facilities from the Public Utility Holding Company Act of 1935 ("PUHCA"), most provisions of the Federal Power Act (the "FPA") and state laws concerning rates of electric utilities, and financial and organizational regulation of electrical utilities. Further, regulations promulgated under PURPA require that electric utilities interconnect with and purchase electricity generated by Qualifying Facilities, construction of which commenced on or after November 9, 1978, at a price based on the purchasing utility's avoided cost. Salton Sea Unit V and the CE Turbo Project are expected to be either Qualifying Facilities or eligible facilities owned by Exempt Wholesale Generators. Exempt Wholesale Generators are not considered electric utility companies under PUHCA and thus are not subject to regulation under such statute.


ZINC RECOVERY

     Our zinc recovery facility will use spent geothermal brine solution containing dissolved zinc metal following use in the existing geothermal power plants and the new Salton Sea Unit V power plant to produce approximately 30,000 metric tonnes per year of special high grade (99.995% zinc) quality zinc ingots. The Zinc Recovery Project is modeled after an existing demonstration plant that was located at the existing wellfield and has successfully demonstrated the recovery of zinc from the geothermal brine feed. The following paragraphs describe the intended design of the Zinc Recovery Project.

     We intend to construct one central zinc processing solvent extraction/electrowinning ("SX/EW") facility and four zinc ion exchange ("IX") facilities. Three of the IX facilities will be located near, and will utilize spent brine solution after its use in, the Leathers Project, the Elmore Project, the Vulcan Project and the Del Ranch Project. One of the IX facilities will be located near, and will utilize spent brine solution from, Salton Sea Unit V (after its use by Salton Sea Units I-IV). Each IX facility will consist of columns through which the spent brine is pumped. The columns will contain resin that is specifically designed to "load" the zinc ions from the brine as it is pumped through the IX columns. The brine, upon passing through the IX column train, will be routed back to existing spent brine re-injection wells. The loaded resin will then be stripped of the zinc ions by flushing the IX column with a solution (eluant) using water provided by a reverse osmosis unit at each IX facility.


     The zinc rich solution stripped from the IX columns (eluate) will then be transported via pipelines to the central SX/EW facility. A total of approximately 6 miles of pipelines are required. These pipelines are designed to follow, in part, existing geothermal pipeline routes.


     The central SX/EW facility generally will consist of a solvent extraction ("SX") train, an electrowinning ("EW") tankhouse and a zinc casting plant. The SX train will consist of a series of mixer/settler stages through which the eluate will flow and be mixed with an organic based extractant reagent. The SX process is designed to transfer zinc in the eluate, a zinc chloride solution, to a further purified zinc sulfate solution (electrolyte). The extraction portion of the SX process will be performed in countercurrent stages by mixing the eluate with a phosphoric acid metal extractant diluted into an organic solvent (ultra-low aromatic kerosene) and mixed with the eluate, producing an emulsion that is separated by settlers. This process is designed to produce a zinc rich organic solution. This zinc rich organic solution will be washed and then mixed in the SX stripping stages with a clean, dilute sulfuric acid solution to transfer the zinc back into the clean aqueous stream, called fresh electrolyte. The electrolyte solution will be purified and mixed with additives prior to being pumped to the EW process. As the zinc rich electrolyte solution flows through the EW cells, direct current will cause the zinc to deposit on the aluminum/titanium alloy blank cathodes. After being fully loaded, the cathodes will be harvested by a bridge crane that will transfer them to an automated stripping machine. The stripping machine will wash the cathodes of the remaining process fluids and remove the deposited zinc. The aluminum/titanium alloy cathodes will be returned to the EW cells to be re-plated.

     The furnace will melt the zinc cathodes, and the molten zinc will be continuously cast into ingots. The ingots will be removed from the molds via a forklift and placed in storage for shipment.


SALE OF ZINC

     We expect our zinc recovery facility to produce approximately 30,000 metric tonnes of refined zinc per year. After an initial five-month period of mostly high grade (99.95% zinc) production, we expect the facility to produce special high grade (99.995% zinc) which conforms to London Metals Exchange specifications and continuous galvanizing grade zinc which is an alloy of zinc containing aluminum and cadmium.

     The Zinc Recovery Project will target the California market which, according to RSI, accounts for about 7.4% of the U.S. market (94,000 metric tonnes). RSI believes the Zinc Recovery Project will have a considerable geographical advantage because its main competitors are located in Canada and Mexico.

     We expect to sell the zinc to California consumers such as steel mills, galvanizers and diecast alloyers. See the "Zinc Market Consultant's Report" attached to this prospectus as Appendix E.


PROJECT STRUCTURE

     Ownership. Our Salton Sea Projects consist of Salton Sea Units I, II, III, IV and V. All of the Salton Sea Projects are located in the Salton Sea Known Geothermal Resource Area. The Salton Sea Guarantors collectively own 100% of the Salton Sea Projects. SSBP is a limited partnership, with Magma owning a 99% limited partnership interest, and Salton Sea Power Company ("SSPC") owning a 1% general partnership interest SSBP. SSPG is also a limited partnership, with SSPC owning a 1% general partnership interest, and SSBP owning a 99% limited partnership interest, in SSPG. SSPC and Fish Lake are each 99% owned by Magma and 1% owned by the Funding Corporation. Power LLC is a limited liability company, with Magma and CESS each owning a 50% interest in Power LLC. SSBP is the owner of the wellfields and brine facilities associated with the Salton Sea Projects and SSPG is the owner of Salton Sea Units I, II and III. Fish Lake and SSPG own Salton Sea Unit IV. Power LLC owns Salton Sea Unit V.

     The Partnership Projects consist of five geothermal power plants (the Vulcan Project, the Elmore Project, the Leathers Project, the Del Ranch Project and the CE Turbo Project) and the Zinc Recovery Project. All are located in Imperial Valley, California in the Salton Sea Known Geothermal Resource Area.

     The ownership structure of these projects is as follows:

          (1) Vulcan Project. VPC owns a 50% general partnership interest in Vulcan, a Nevada general partnership which is the owner of the Vulcan Project. VPC also owns VPC Geothermal, which owns the remaining 50% general partnership interest in Vulcan.

          (2) Elmore Project, Leathers Project and Del Ranch Project. CEOC directly owns a 40% general partnership interest in each of Elmore, Leathers and Del Ranch. Magma owns a 10% limited partnership interest in each of Elmore, Leathers and Del Ranch. Magma has agreed to pay to CEOC the partnership distributions it receives from its limited partnership interests. CEOC owns Niguel, San Felipe and Conejo, which own a 40% general partnership interest and a 10% limited partnership interest in Elmore, Leathers and Del Ranch, respectively.


          (3) CE Turbo Project. CESS and Magma each own a 50% interest in Turbo LLC, a Delaware limited liability company, which is the owner of the CE Turbo Project.

          (4) Zinc Recovery Project. SSMC owns all of the membership interests in Minerals LLC, a Delaware limited liability company which is the owner of the Zinc Recovery Project.

     Operation, Maintenance and Administrative Services for the Projects. CEOC (or VPC, in the case of the Vulcan Project) provides operations and maintenance services for our projects pursuant to long-term operations and maintenance agreements. As of May 1, 1999, CEOC employed 160 people at the Salton Sea Projects and the Partnership Projects, collectively, including a qualified technical and professional staff of approximately 35 people. Magma provides administrative services to our projects pursuant to long-term administrative services agreements. These services include operation, maintenance and testing of the plants, wells and gathering and reinjection systems, the training of personnel, obtaining parts and supplies, preparing reports for third parties, enforcing all warranties and claims and maintaining compliance with permit, licensing and insurance standards.

     Geothermal Resources. Magma and other affiliates of who are not Guarantors (Imperial Magma and Magma Land) control the land on which our projects are located and rights to geothermal fluids in the Salton Sea Known Geothermal Resource Area through a combination of fee, leasehold and royalty interests. We have entered into long-term agreements with these affiliates to obtain the surface rights and geothermal resource rights necessary to operate our projects. We believe that these projects have the rights to all of the geothermal resources necessary to operate those plants at capacity until the final maturity date for the Securities. Desert Valley Company ("DVC"), a wholly owned subsidiary of Magma, operates a storage and disposal site in Imperial County, California for geothermal material. DVC has been granted a permit allowing the storage and disposal of the our projects' non-hazardous geothermal materials.


OPERATING HISTORY

     The following tables summarize the operating history of our existing projects in 1995-97. See the "Independent Engineer's Report" attached to this prospectus as Appendix B.

                             SUMMARY OPERATING HISTORY
-------------------------------------------------------------------------------------
                                    Gross MWH       Availability        Contract
                                    Generated          Factor        Capacity Factor
-------------------------------------------------------------------------------------
                               Salton Sea Projects
-------------------------------------------------------------------------------------
 Salton Sea Unit I
                        1995          83,696            93.7%              65.1%
                        1996          83,196            93.5%              71.3%
                        1997          92,106            97.3%              84.1%
 Salton Sea Unit II
                        1995         155,859            95.2%             112.7%
                        1996         159,150            93.4%             114.4%
                        1997         170,032            98.4%             122.3%
 Salton Sea Unit III
                        1995         433,440            92.7%              95.5%
                        1996         444,960            94.6%              98.1%
                        1997         454,368            98.1%             101.9%
 Salton Sea Unit IV
                        1995            NA                NA                 NA
                        1996         384,494(1)         91.7%(1)          118.6%(1)
                        1997         402,562            95.9%             114.3%
-------------------------------------------------------------------------------------
                              Partnership Projects
-------------------------------------------------------------------------------------
 Del Ranch Project
                        1995         386,155            95.6%             115.8%
                        1996         396,480            98.8%             120.0%
                        1997         384,358            95.0%             114.9%
 Vulcan Project
                        1995         366,670            98.7%             126.7%
                        1996         353,115            98.3%             122.3%
                        1997         317,534            91.8%             108.6%
 Elmore Project
                        1995         393,584            98.5%             117.8%
                        1996         393,820            96.0%             116.1%
                        1997         393,328            99.0%             116.1%
 Leathers Project
                        1995         386,488            97.4%             116.7%
                        1996         379,956            96.5%             113.5%
                        1997         397,982            99.1%             119.4%
-------------------------------------------------------------------------------------

----------
(1) Commenced operation in May 1996; figures are annualized based on seven months of operations.


ROYALTIES

     The Royalty Guarantor is a single purpose entity which was established in connection with the offering of the Initial Securities to receive royalties from Magma. Magma has assigned the royalties it receives under its easements with Leathers, Del Ranch and Elmore to the Royalty Guarantor. These royalties are paid prior to the operating and maintenance expenses of the Partnership Projects and are payable from revenues that constitute collateral securing the Partnership Guarantors' obligations under their credit agreement and guarantee. See "Offering Circular Summary--Structure of and Collateral for the Securities."

     Pursuant to its assignment agreement with Magma, the Royalty Guarantor receives royalties of an aggregate amount of 21.5% of the energy revenues of Leathers and 23.333% of the energy revenues and 1% of the capacity revenues of each of Del Ranch and Elmore. In addition, Magma receives a special distribution of 4.5% of Leathers' energy revenues which it pays over to CEOC pursuant to a data and services agreement. VPC also receives Royalties equal to 4.167% of the energy revenues of the Vulcan Project. CEOC receives royalties on energy payments equal to 5.667%, 3.0%, and 5.667% for Elmore,

Leathers, and Del Ranch, respectively. CEOC also receives royalties equal to 3% of capacity revenues for Elmore, Leathers, and Del Ranch. All of the foregoing revenues and Royalties are paid from revenues that constitute collateral securing the Partnership Guarantors' obligations under their credit agreement and guarantee. See "Summary Description of Principal Project Contracts--Partnership Project Contracts" and "--Royalty Project Contracts" and "Offering Circular Summary--Structure of and Collateral for the Securities."


INSURANCE

     Our projects are currently insured under a corporate umbrella insurance program. The program consists of $600 million for general property damage with broad form coverages. The deductible is $25,000 per occurrence except for damage to a turbine generator breakdown which is $500,000 per occurrence. Business interruption and contingent business interruption coverages are included in the limits, subject to a 25-day deductible. Catastrophic insurance (earthquake and flood) consists of $300 million limits with an earthquake deductible that is the higher of 5% of the loss or $2.5 million per occurrence. General liability insurance consists of $101 million limits with a broad based policy form and a deductible of $100,000 per occurrence. Control of well insurance has a limit of $10 million with a deductible of $25,000. Construction and marine cargo insurance of $316 million is in effect for the total insurable values of our new projects and the capital improvements we intend to make to the steam field and related facilities for our existing projects. Earthquake coverage is being provided with a $200 million annual aggregate limit with a deductible that is the higher of 5% of value at the time of loss or a maximum of $2.5 million. Delay in start-up coverage provides coverage resulting from an insurable property damage claim under the construction and marine cargo policies with a 30-day deductible. General liability insurance consists of a $10 million limit for the new projects during construction, providing coverage for the owners of the projects and the contractors and subcontractors. The policies are issued by international and domestic syndicates with each domestic company rated "A--" or better by A.M. Best Co. Inc.

     The financing documents require us to maintain or cause to be maintained specified insurance with respect to our projects. However, we cannot assure you that any specific insurance will continue to be available in the future on commercially reasonable terms.


LEGAL PROCEEDINGS

     Currently, our projects are parties to various minor items of litigation, none of which, if determined adversely, would have a material adverse effect on the projects. Set forth below is a description of one pending action in which Del Ranch and Elmore are plaintiffs.

     The power purchase agreements for the Partnership Projects provide for energy rates of 14.6 cents per kWh in 1998. SCE paid Del Ranch and Elmore for energy at a rate of 13.6 cents per kWh for 1998 and those partnerships have filed a complaint against SCE seeking payment at 14.6 cents per kWh. The case is in the early procedural stages and no trial date has been set.


ENVIRONMENTAL MATTERS

     Each of our projects is subject to environmental laws and regulations at the federal, state and local levels in connection with the development, ownership and operation of the projects. These environmental laws and regulations generally require that a wide variety of permits and other approvals be obtained for the construction and operation of an energy-producing facility and that the facility then operate in compliance with such permits and approvals. Failure to operate the facility in compliance with applicable laws, permits and approvals could result in the levy of fines or curtailment of project operations by regulatory agencies.

     We believe that we are in compliance in all material respects with all applicable environmental regulatory requirements and that maintaining compliance with current governmental requirements will not require a material increase in capital expenditures or materially affect our financial condition or results of operations. It is possible, however, that future developments, such as more stringent requirements of environmental laws and enforcement policies thereunder, could affect the costs of and the manner in which we conduct our business.

              SUMMARY DESCRIPTION OF PRINCIPAL PROJECT CONTRACTS

     The following is a summary of selected provisions of some of the principal agreements related to the Projects and the business of the Guarantors and is not considered to be a full statement of the terms of such agreements. Accordingly, the following summaries are qualified by reference to each agreement and are subject to the terms of the full text of each agreement. Unless otherwise stated, any reference in this prospectus to any agreement shall mean the agreement and all schedules, exhibits and attachments to the agreement as amended, supplemented or otherwise modified and in effect as of the date hereof. Copies of all such agreements may be obtained from the Funding Corporation (subject to certain confidentiality restrictions). See "Available Information."


STANDARD TERMS OF SO4 AGREEMENT

     All of the power purchase agreements for the Existing Projects are SO4 Agreements, except the Salton Sea Unit I PPA and the Salton Sea Unit IV PPA. Although these SO4 Agreements differ in some respects from the standard SO4 Agreement, many of the provisions in each Existing Project's power purchase agreement are the same as in the standard SO4 Agreement. Set forth below is a summary of some of the terms and provisions contained in each SO4 Agreement.

     Term and Termination. Each of the SO4 Agreements for the Existing Projects has a contract term of 30 years from the Firm Operation Date of the Projects. Upon expiration of the contract term, the SO4 Agreement remains in effect until either party terminates the agreement upon 90 days prior written notice.

     The Fixed Price Period is the first 10 years of the contract term. The Avoided Cost of Energy Period begins upon expiration of the Fixed Price Period and continues for the remainder of the contract term.

     Construction, Design, Operation and Ownership of the Project. The SO4 Agreement sets forth terms for the construction, design, ownership and operation and maintenance of the relevant Project. The Project Company warrants that the Project will comply with applicable law and meet the requirements of a Qualifying Facility as of the date of initial delivery of energy and throughout the contract term. The Project Company indemnifies SCE for any losses which SCE incurs due to the Project Company's failure to maintain any necessary government approvals.

     Power Purchase Provisions. The SO4 Agreement provides for (1) capacity payments as described below and (2) energy payments either at an annually escalating rate or at a levelized rate for the Fixed Rate Period and energy payments at SCE's Avoided Cost of Energy for the Avoided Cost of Energy Period.

     Capacity Payments. A Project will qualify for a fixed annual capacity payment (the "Firm Capacity Payment") by meeting specified performance requirements on a monthly basis during an approximately four month on-peak period during the months of June through September of each year. The Project must deliver an average kWh output during specified on-peak hours of each month in the on-peak period at a rate corresponding to at least an 80% Contract Capacity Factor (the "Performance Requirement"). The "Contract Capacity Factor" equals (1) a plant's actual electricity output, divided by (2) the product of the Project's "Contract Capacity" and the number of hours in the measurement period (less applicable maintenance and curtailment hours). If a Project maintains the required 80% Contract Capacity Factor during the applicable reference period, then SCE must pay a Firm Capacity Payment equal to the product of the Contract Capacity Price set forth in the agreement and the Project's Contract Capacity. The Firm Capacity Payment is paid in monthly installments, and the monthly installment of the Firm Capacity Payment may be reduced if the relevant Project has a Contract Capacity Factor of less than 80% for the month. Capacity payments are weighted toward the on-peak months.

     The Project Company is required to annually demonstrate its ability to provide the specified Contract Capacity by satisfying the Performance Requirement. If the Project Company does not satisfy the Performance Requirement, then it may be placed on probation for up to 15 months, and, if the Project Company cannot satisfy the Performance Requirement during the probationary period, then the Contract Capacity will be reduced to a capacity equal to the greater of (1) what has been delivered during the probationary period or (2) what can reasonably be delivered by the Project Company. Additionally, failure to satisfy the Performance Requirement will subject the Project Company to the penalties described below. However, if the Project Company's failure to meet the Performance Requirement is due to a forced outage or a request by SCE to reduce delivery, then SCE must continue to pay the full Firm Capacity Payment. If the Project Company is unable to provide Contract Capacity due to Uncontrollable Forces, then SCE must continue to pay the full Firm Capacity Payments for 90 days from the occurrence of the Uncontrollable Force.

     Capacity Bonus Payments. Under the SO4 Agreements, the Project Companies are entitled to receive capacity bonus payments in an on-peak month if the relevant Project operates at least at an 85% Contract Capacity Factor during the on-peak hours of the on-peak month, and qualifies in respect of non-peak months if the Contract Capacity Factors for all on-peak months have been at least 85% and the Project operates at a Contract Capacity Factor of at least 85% during the on-peak hours of the relevant non-peak month.

     Capacity bonus payments for each month increase with the level of kWhs delivered between the 85% and 100% Contract Capacity Factor levels during the month. The capacity bonus payment for each month is equal to a percentage of the Firm Capacity Payment based on the Project's on-peak Contract Capacity Factor (which percentage may not exceed 18% of one-twelfth of the Firm Capacity Payment).

     Changes in Contract Capacity. The Project Company may reduce Contract Capacity if the Project Company gives SCE specified notice. The Project Company must refund SCE an amount of money equal to the difference between the accumulated monthly capacity payments paid by SCE prior to the receipt of the reduction notice and the total monthly capacity payments SCE would have paid based on the Adjusted Capacity Price, as well as interest at the prime rate. If the Project Company fails to give notice, it can reduce Contract Capacity as long as the Project Company refunds said amount plus a penalty equal to the product of (1) the Contract Capacity being reduced, (2) the difference between the Contract Capacity Price and the Adjusted Capacity Price and (3) the number of years and fractions thereof (not less than one year) by which the Project Company has been deficient in giving prescribed notice, but if the Adjusted Capacity Price is less than the Contract Capacity Price, then no penalty is due.

     Energy Payments. In addition to capacity payments, each SO4 Agreement provides that SCE must make monthly energy payments based on the number of kWh of energy delivered by the relevant Project in the month. Energy payments are weighted toward on-peak months and on-peak hours.

     Annual Forecast Energy Payments. Under the Leathers SO4 Agreement, during the Fixed Price Period the Project Company is paid a monthly energy payment (the "Annual Forecast Energy Payment") of 15.6 cents per kWh in 1999, based on the Forecast of Annual Marginal Cost of Energy Schedule.

     Levelized Energy Payments. Under the Salton Sea Unit II and Salton Sea Unit III SO4 Agreements (the "Levelized Energy Payment SO4 Agreements"), during the Fixed Price Period the energy payments (the "Levelized Energy Payments") are levelized to yield a time weighted average of 10.6 cents per kWh for Salton Sea Unit II and 9.8 cents per kWh for Salton Sea Unit III. During later years in the Fixed Price Period, when the Forecast of Annual Marginal Cost of Energy Schedule price is greater than the Levelized Energy Payment price, the relevant Project must deliver to SCE at least 70% of the average annual kWh delivered to SCE during periods when the Levelized Energy Payment Price was greater than the energy price in the Forecast of Annual Marginal Cost of Energy Schedule. If the Project fails to satisfy this performance obligation or fails to perform any other contract obligations during the Fixed Price Period, and, at such time, the net present value of the cumulative energy payments received exceeds the net present value of what the Project Company would have been paid under the Annual Forecast Energy Payment SO4 Agreements, the Project Company must refund the difference. The Project Company must post a performance bond, guarantee, letter of credit or other security to insure payment to SCE of any such refund. If the Project Company fails to post security or SCE deems the security inadequate, the Project Company will be required to refund any difference immediately and accept payment under the Forecast of Annual Marginal Cost of Energy Schedule until the security is reinstated.

     Avoided Cost of Energy Payments. During the Avoided Cost of Energy Period, all of the Project Companies are paid a monthly energy payment at a rate which equals SCE's Avoided Cost of Energy.

SCE's Avoided Cost of Energy is currently determined by an approved interim formula which adjusts historic costs by an inflation/deflation factor representing monthly changes in the cost of natural gas at the California border and "time of use" adjustment factors. Consequently, during the Avoided Cost of Energy Period under this methodology, energy payments under the SO4 Agreements will fluctuate based on the time of generation and monthly changes in average fuel costs in the California energy market. Pursuant to legislation recently adopted in California, upon the satisfaction of certain conditions the Avoided Cost of Energy will be based on the clearing price established by the PX.

     The time period weighted average of SCE's Avoided Cost of Energy was 3.00 cents per kWh for the year ended December 31, 1998. In April 1995, SCE forecast its future Avoided Cost of Energy as follows:

          YEAR             LOW               MEDIAN              HIGH
          ----             ---               ------              ----
          1998             2.72               2.83               2.97
          1999             2.91               2.99               3.28
          2000             3.11               3.22               3.60
          2001             3.30               3.46               3.91
          2002             3.42               3.59               4.13
          2003             3.52               3.72               4.36
          2004             3.62               3.88               4.61
          2005             3.72               4.11               4.86
          2006             3.83               4.31               5.16
          2007             3.95               4.44               5.48
          2008             4.06               4.59               5.82
          2009             4.18               4.74               6.19
          2010             4.31               4.89               6.59
          2011             4.43               5.06               7.07
          2012             4.57               5.22               7.60
          2013             4.70               5.40               8.16
          2014             4.84               5.58               8.76
          2015             4.99               5.76               9.41

     The Power Market Consultant's Report also contains projections of future market prices of electricity. We have not prepared or relied upon any of these forecasts. We believe that all forecasts of Avoided Cost of Energy are speculative in nature and we cannot assure you that SCE's actual future Avoided Cost of Energy will be equal to any of the above forecasts. SCE's actual Avoided Cost of Energy will be dependent upon, among other factors, SCE's future fuel costs, system operation characteristics, market prices for electricity (including PX prices) and regulatory action.

     Curtailment. SCE is not required to accept or purchase energy for a maximum of 300 hours per year during off-peak hours if the purchase would either (1) cost more than the costs SCE would incur if it utilized energy from another source or (2) cause SCE hydro-energy to be spilled under specified CPUC mandated conditions.

     Abandonment of Project. The Project Company is deemed to have abandoned the Project if it discontinues operation of the Project with the intent to discontinue operation permanently. This intent is conclusively presumed if the Project Company either gives notice to SCE of its intent or operates the plant such that no energy is generated by the plant for 200 consecutive days. However, if the Project is prevented from generating energy due to an Uncontrollable Force, then such period is extended for the duration of the Uncontrollable Force, not to exceed one year. If the Project Company abandons the Project, SCE or any entity designated by SCE has a right of first refusal to purchase the Project.

     Insurance. The Project Company must obtain and maintain comprehensive general liability insurance. If the Project Company fails to maintain such insurance, then it must indemnify SCE for any liabilities which would have been covered by the insurance.

     Uncontrollable Force. Each party is relieved from its obligations under the SO4 Agreement, other than payment obligations, when and to the extent that the failure of performance is caused by an

Uncontrollable Force; provided that the nonperforming party, within 2 weeks after the occurrence of an Uncontrollable Force, gives the other party written notice describing the particulars of the occurrence, and the nonperforming party uses its best efforts to remedy its inability to perform.

     Indemnification. Each party to the SO4 Agreement has indemnified the other party for liability for property damage or personal injury arising out of the indemnifying party's operation, use or ownership of its facilities, other than for liability resulting from the indemnified party's sole negligence or willful misconduct.


TRANSMISSION SERVICE AGREEMENTS

     Salton Sea Unit I delivers electricity to SCE at the Salton Sea Unit I site. Each of the other Existing Projects delivers electricity to SCE on transmission lines owned by IID. These transmission lines interconnect the operating plants with SCE's transmission system. Transmission service charges are paid monthly to IID pursuant to Transmission Service Agreements. The Transmission Service Agreements for Salton Sea Units II, III and IV expire in 2020, 2019 and 2026, respectively. The Transmission Service Agreements for the Leathers Project, the Elmore Project, the Del Ranch Project and the Vulcan Project expire in 2015.

     Power LLC and Turbo LLC have entered into Transmission Service Agreements with IID for Salton Sea Unit V and the Turbo Expander Project, respectively, which are similar to the Transmission Service Agreements for the Existing Projects. The terms of these new agreements are 30 years from the date of initial service. Minerals LLC has entered into a 30-year Distribution Service Agreement with IID to deliver power from Salton Sea Unit V to the Zinc Recovery Project. Power LLC has also entered into a Construction Agreement with IID, pursuant to which IID will construct the necessary transmission facilities to provide the transmission and distribution services for the New Projects described above.


SALTON SEA GUARANTOR PROJECT CONTRACTS

POWER PURCHASE AGREEMENTS

SALTON SEA UNIT I PPA

     Salton Sea Unit I sells electricity to SCE pursuant to a negotiated power purchase agreement dated May 8, 1987 between SCE and SSPG. The Salton Sea Unit I PPA is not an SO4 Agreement, although as described below it contains many of the provisions customarily found in an SO4 Agreement. See "--Standard Terms of SO4 Agreement" above.

     Term. The contract term of the Salton Sea Unit I PPA is for 30 years from the Firm Operation Date of July 1, 1987. The Contract Capacity is 10 MW.

     Capacity Payments. The Salton Sea Unit I PPA capacity payment is based on a firm capacity price which adjusts quarterly in accordance with various inflation-related indices. If Salton Sea Unit I is able to deliver 100% of the Contract Capacity set forth in the agreement, Salton Sea Unit I receives a monthly performance payment based on the then current firm capacity price multiplied by the Contract Capacity and the energy delivered from Salton Sea Unit I up to the Contract Capacity. Based on the current capacity price of $127.80 per kW-year, the annual maximum capacity payment is $1,278,000. The Salton Sea Unit I PPA does not provide for bonus capacity payments.

     If Salton Sea Unit I does not meet the Salton Sea Unit I PPA performance requirement, SCE may, in its sole discretion, place the plant on probation for a period not to exceed 15 months. If the Salton Sea Unit I PPA performance requirement is not met during the probationary period, SCE may derate the Contract Capacity of the plant.

     Energy Payments. Salton Sea Unit I receives a monthly energy payment calculated using a base price, which is subject to quarterly adjustments in accordance with various inflation-related indices. The time period weighted average energy payment for Salton Sea Unit I was 5.4 cents per kWh for the three months ended March 31, 1999. The energy payments under the Salton Sea Unit I PPA never revert to SCE's Avoided Cost of Energy.

SALTON SEA UNIT II PPA

     Salton Sea Unit II sells electricity to SCE pursuant to a modified SO4 Agreement dated April 16, 1985 between SCE and SSPG. Those terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above.

     Term. The contract term of the Salton Sea Unit II PPA is for 30 years from the Firm Operation Date of April 5, 1990. The Contract Capacity is 15 MW.

     Capacity Payments. Salton Sea Unit II has a Contract Capacity Price of $187 per kW-year and, based on the Contract Capacity of 15 MW, the annual maximum capacity payment is $2,805,000.

     Energy Payments. The Salton Sea Unit II PPA is a Levelized Energy Payment SO4 Agreement. The Fixed Price Period for Salton Sea Unit II expires on April 4, 2000. During the Fixed Price Period, the energy payment is a time weighted average of 10.6 cents per kWh. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy. For the period from April 1, 1994 through March 31, 2004, SCE is entitled to receive, at no cost, 5% of all energy delivered in excess of Contract Capacity.


SALTON SEA UNIT III PPA

     Salton Sea Unit III sells electricity to SCE pursuant to a modified SO4 Agreement dated April 16, 1985 between SCE and SSPG. Those terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above.

     Term. The contract term of the Salton Sea Unit III PPA is for 30 years from the Firm Operation Date of February 14, 1989.

     Capacity Payments. Salton Sea Unit III has a Contract Capacity Price of $175 per kW-year and, based on the Contract Capacity of 47.5 MW, the annual maximum capacity payment is $8,312,500.

     Energy Payments. The Salton Sea Unit III PPA is a Levelized Energy Payment SO4 Agreement. The Fixed Price Period for Salton Sea Unit III expired on February 13, 1999. As a result, energy payments for the balance of the contract term will be based on SCE's Avoided Cost of Energy.


SALTON SEA UNIT IV PPA

     Salton Sea Unit IV sells electricity to SCE pursuant to a negotiated SO4 Agreement dated November 29, 1994 between SCE and SSPG. Many of the terms of the Salton Sea Unit IV PPA are similar to those terms customarily found in an SO4 Agreement. See "--Standard Terms of SO4 Agreement" above.

     Term. The contract term of the Salton Sea Unit IV PPA is for 30 years from the Firm Operation Date of May 24, 1996. The Contract Capacity is 34 MW.

     Capacity Payments. Salton Sea Unit IV is paid a monthly capacity payment for satisfying certain performance requirements. Through June 30, 2017, the capacity price is $121.72 per kW-year plus quarterly inflation-related adjustments for 58.8% of the Contract Capacity delivered by Salton Sea Unit IV. After June 30, 2017, SCE will not be obligated to purchase this 58.8% of capacity. Until the end of the contract term, Salton Sea Unit IV will be paid $158 per kW-year for 41.2% of the Contract Capacity delivered by Salton Sea Unit IV. The 1997 capacity payment was $4,994,000. Salton Sea Unit IV may earn capacity bonus payments based on the same criteria set forth in the "--Standard Terms of SO4 Agreement" described above.

     Energy Payments. Salton Sea Unit IV is paid a monthly energy payment equal to the sum of the on-peak, mid-peak, off-peak and super-off-peak period energy payments. Through June 30, 2017, the energy payments for 55.6% of the total energy delivered by Salton Sea Unit IV (up to 110% of nameplate capacity) will be calculated based on a base price of 4.701 cents per kWh, adjusted pursuant to various inflation-related indices. Until the end of the contract term, the energy payments for 44.4% of the total energy delivered will be calculated according to a fixed price, based on an energy payment schedule for the first 10 years, SCE's Avoided Cost of Energy plus a predetermined spread per kWh for years 11 through 15 and SCE's Avoided Cost of Energy thereafter. After June 30, 2017, all energy payments will be calculated as provided in the chart below; however, SCE will not be obliged to purchase any energy attributable to 55.6% of Salton Sea Unit IV's capacity. The energy payments for the 44% portion of the agreement and, after June 30, 2017, all energy delivered under the agreement, will be as follows:

              ENERGY PAYMENT
  YEAR         (CENTS/KWH)           YEAR         ENERGY PAYMENT (CENTS/KWH)
  ----         -----------           ----         --------------------------
  1999              10.7            2006         3.5+Avoided Cost of Energy
  2000              10.9            2007         2.9+Avoided Cost of Energy
  2001              11.2            2008         2.2+Avoided Cost of Energy
  2002              11.7            2009         1.2+Avoided Cost of Energy
  2003              12.1            2010         1.0+Avoided Cost of Energy
  2004              12.2         2011-2025         Avoided Cost of Energy
  2005              12.4

SALTON SEA UNIT V PPA

     Power LLC and Minerals LLC have entered into an amended and restated power sales agreement dated as of November 1, 1998, whereby Power LLC has agreed to supply energy to Minerals LLC.

     Conditions Precedent. Power LLC's and Mineral LLC's obligations under the Salton Sea Unit V PPA are subject to the prior condition that both Salton Sea Unit V and the Zinc Recovery Project are ready to commence initial operation.

     Term. The contract term of the Salton Sea Unit V PPA is for 33 years from the date of initial deliveries thereunder.

     Energy Payments. Power LLC will be paid a monthly energy payment equal to the product of (1) the total quantity in kWh of electrical energy purchased and received by Minerals LLC under the Salton Sea Unit V PPA in the month multiplied by (2) the product of the PX price multiplied by a percentage to adjust for transmission losses, minus an adjustment factor based on transmission service charges.


GEOTHERMAL SALES AND PRODUCTS SUPPLY CONTRACTS

     Salton Sea Unit V. SSBP and Power LLC are parties to a geothermal products supply contract, dated as of November 2, 1998, which requires SSBP to supply geothermal steam and spent geothermal brine to Power LLC for Salton Sea Unit V. The agreement has a term of 30 years, commencing on the date of initial deliveries.


GROUND LEASES

     Salton Sea Units I and II. SSBP and SSPG entered into a ground lease with IID dated November 24, 1993. Pursuant to the Salton Sea Units I and II ground lease, IID leases the real property on which Salton Sea Units I and II are located, consisting of approximately 117 acres, to SSBP and SSPG for a period of 33 years. The Salton Sea Units I and II ground lease is triple net with original base rental payments of $400 per acre per annum. Every 5 years this per acre price may be adjusted based on changes in the Consumer Price Index as specified in the lease.

     The Salton Sea Units I and II ground lease permits improvements and construction to increase capacity. The rights of SSBP and SSPG under the lease are junior and subordinate to (1) the rights of Magma Land under the amended and restated geothermal lease and agreement dated as of November 24, 1993 between IID and Magma Land and (2) the right, title and interest of Magma Land and SSBP under the Salton Sea Resource Easement.

     The following constitute material defaults under the Salton Sea Units I and II ground lease:

     (1) failure to pay rent when due where such failure continues for 30 business days after written notice;

     (2) failure to observe or perform any material covenants under the lease where such failure continues for 60 days after written notice; and

     (3) either of SSBP or SSPG is adjudged bankrupt or insolvent, files a petition for bankruptcy, discontinues its business, makes a general assignment for the benefit of creditors or has substantially all of its assets attached for greater than 60 days.

     Upon the occurrence of any of the above, IID may terminate SSBP's and SSPG's right to possession of the premises and the Salton Sea Units I and II ground lease will be terminated. IID is entitled to recover various damages enumerated in the Salton Sea Units I and II ground lease in the event of early termination of the lease.

     Salton Sea Units III and IV. SSBP and SSPG are currently parties to a ground lease with Magma Land, dated as of March 31, 1993, pursuant to which Magma Land leases the real property on which Salton Sea Units III and IV are located to SSBP and SSPG. Many of the terms of the lease are substantially similar to the Salton Sea Units I and II ground lease.

     Salton Sea Unit V. Power LLC is currently party to a ground lease with Imperial Magma, dated as of October 13, 1998, pursuant to which Imperial Magma leases the real property on which Salton Sea Unit V will be located to Power LLC. Many of the terms of the lease are substantially similar to the Salton Sea Units I and II ground lease and the Salton Sea Units III and IV ground lease.


SALTON SEA RESOURCE EASEMENT AND OTHER RELATED AGREEMENTS

     Salton Sea Units I-IV. SSBP and Magma Land entered into an amended and restated easement grant deed and agreement regarding rights for geothermal development dated as of February 23, 1994, and further amended as of July 21, 1995 and December 2, 1998 (the "Salton Sea Resource Easement"), pursuant to which Magma Land grants to SSBP a first-priority, non-exclusive right to extract and utilize for power production purposes the geothermal resource underlying specific properties in the Salton Sea Known Geothermal Resource Area. These resources supply all of the geothermal energy requirements used by Salton Sea Units I, II, III and IV. Pursuant to the easement, Magma Land owns the right to use any excess or unused geothermal resources, including spent geothermal brine and brine minerals.

     The Salton Sea Resource Easement became effective on February 23, 1994 and expires on November 24, 2026.

     SSBP must reimburse Magma Land for amounts Magma Land is obligated to pay to those landowners who own the underlying rights to the geothermal resources under various geothermal lease agreements. SSBP is obligated to pay all costs and expenses associated with the maintenance, repair and operation of the geothermal brine facilities. SSBP is required to comply with all laws, pay utilities and all real and personal property taxes and maintain insurance.

     Magma Land may terminate the Salton Sea Resource Easement if (1) SSBP fails to make a payment when due and fails to cure the default within 5 days of receiving notice of such default or (2) SSBP fails to perform or observe any other material covenant under the Salton Sea Resource Easement and such failure continues unremedied for a period of 30 days after notice of the failure is given by Magma Land.

     Salton Sea Unit V. Power LLC, SSBP and Magma Land entered into an agreement regarding utilization of geothermal energy dated as of October 13, 1998, pursuant to which Magma Land grants to SSBP a license to extract and utilize for power production purposes the geothermal resource underlying specific properties in the Salton Sea Known Geothermal Resource Area in order to supply the geothermal energy requirements of Salton Sea Unit V. The agreement contemplates that SSBP and Power LLC will enter into a geothermal products supply contract to provide geothermal energy to Salton Sea Unit V. See "--Geothermal Sales and Products Supply Contracts--Salton Sea Unit V" above.


OPERATING AND MAINTENANCE AGREEMENTS

     Salton Sea Units I-IV. The Salton Sea Guarantors (other than Power LLC) and CEOC entered into a second amended and restated operating and maintenance agreement, dated as of July 15, 1995, under which CEOC is responsible for the day-to-day operation and maintenance of the Salton Sea Projects (other than Salton Sea Unit V).

     Salton Sea Unit V. Power LLC and CEOC entered into an operating and maintenance agreement, dated as of October 13, 1998, under which CEOC is responsible for the day-to-day operations and maintenance of Salton Sea Unit V. The provisions of the Salton Sea Unit V operating and maintenance agreement are substantially similar to those of the Salton Sea Units I-IV operating and maintenance agreement.


ADMINISTRATIVE SERVICES AGREEMENT

     Salton Sea Units I-IV. The Salton Sea Guarantors (other than Power LLC) and Magma entered into a second amended and restated administrative services agreement, dated as of July 15, 1995, whereby Magma agrees to provide administrative, management and technical services for the Salton Sea Projects (other than Salton Sea Unit V).

     Salton Sea Unit V. Power LLC and Magma entered into an administrative services agreement, dated as of October 13, 1998, whereby Magma agrees to provide administrative, management and technical services for Salton Sea Unit
V. The core provisions of the Salton Sea Unit V administrative services agreement are substantially similar to those of the Salton Sea Units I-IV administrative services agreement.


TECHNOLOGY TRANSFER AGREEMENTS

     Salton Sea Units I-III. SSBP and SSPG entered into a 33-year technology transfer agreement, dated as of March 31, 1993, with Magma pursuant to which Magma grants to SSBP and SSPG the right to use Magma's proprietary and non-proprietary technology, leases and patents for Salton Sea Units I-III. Magma has granted these rights to SSBP and SSPG at no cost. The agreement also allows SSBP and SSPG to benefit from improvements and modifications to the technology for the life of the agreement.

     Salton Sea Unit IV. The right to use Magma's proprietary and non-proprietary technology in Salton Sea Unit IV is governed by the technology transfer agreement, dated as of February 15, 1996, among Magma, SSBP, SSPG and Fish Lake, the terms of which are substantially similar to the terms of the Salton Sea Units I-III technology transfer agreement.

     Salton Sea Unit V. Power LLC entered into a 33-year technology transfer agreement, dated as of October 13, 1998, with Magma. The terms of the Salton Sea Unit V technology transfer agreement are substantially similar to those of the Salton Sea Unit IV technology transfer agreement.


SALTON SEA UNIT V EPC CONTRACT

     Under the Salton Sea Unit V EPC Contract, SWEC will design, engineer, procure, construct, commission and test the 49 MW geothermal power production facility constituting Salton Sea Unit V on a turnkey basis for an aggregate fixed price of $91,787,000 (the "Salton Sea Unit V EPC Price").

     Contract Price; Security for SWEC's Obligations. SWEC will be entitled to monthly payments under a milestone payment schedule if SWEC's invoices have been approved by Power LLC. As security for the liabilities of SWEC to Power LLC under the Salton Sea Unit V EPC Contract, Power LLC is entitled to retain 10% of the amount due with respect to each invoice. Power LLC must pay the retainage to SWEC following final completion of the work. In lieu of the retainage, SWEC may post a letter of credit acceptable to Power LLC in its good faith discretion. In addition, SWEC's obligations under the Salton Sea Unit V EPC Contract are guaranteed by its parent company, Stone & Webster, Incorporated.

     Buy-Down Following Capacity and Reliability Tests. SWEC guarantees that Salton Sea Unit V will satisfy performance guarantees regarding energy production, steam production and brine temperature. SWEC must pay specified performance liquidated damages if Salton Sea Unit V fails to satisfy the applicable performance guarantees during the capacity test and the reliability test, subject to the limitations on liability described below. If SWEC has not passed the requisite tests and has not paid the specified performance liquidated damages 90 days after the capacity test completion deadline, SWEC must pay the performance liquidated damages. The capacity test completion deadline is scheduled to occur 610 days after October 13, 1998, as this deadline may be modified in accordance with the terms of the Salton Sea Unit V EPC Contract. If SWEC has not run a capacity test within 90 days after the expiration of this period, SWEC must pay an amount equal to the maximum aggregate damages and will have no right to conduct the reliability test. In the event that SWEC has not run a reliability test by 90 days after the substantial completion deadline, SWEC must pay additional specified performance liquidated damages calculated as if the output during the reliability test were zero, subject to limitations on liability described below. The substantial completion deadline is scheduled to occur 638 days after October 13, 1998, as this deadline may be modified in accordance with the terms of the Salton Sea Unit V EPC Contract. Power LLC, in its sole discretion, may grant SWEC an opportunity to attempt to meet the performance guarantees during a rerun of one or all of the performance tests in accordance with a plan approved by Power LLC. If by the re-testing deadline, each of the applicable performance tests has been re-run but SWEC has failed to meet the performance guarantees, then SWEC must pay certain specified performance liquidated damages without regard to the limitations on liability described below. In the event Salton Sea Unit V's performance has improved as a result of such corrective measures, Power LLC may be obligated to refund certain liquidated damages to SWEC; provided that the refund will be first reduced by, among other things, an amount necessary to compensate Power LLC for any excess costs, lost revenues, consequential damages or other losses incurred by Power LLC as a result of the rerun, and any amounts owed but not paid to Power LLC due to the limitations on SWEC's liability under the Salton Sea Unit V EPC Contract.

     Delay Liquidated Damages; Early Completion Bonus. If SWEC fails to achieve capacity test completion by the capacity test completion deadline, SWEC must pay liquidated damages as follows: $15,400 per day for the first 30 days of delay, $23,200 per day for each day of delay beyond the 30th day of delay but prior to the 60th day of delay, and $32,750 per day for each day of delay beyond the 60th day of delay, subject to the limitations on liability described below. SWEC is not required to pay any delay liquidated damages for failure to achieve substantial completion by the substantial completion deadline. If SWEC achieves substantial completion before the deadline, then Power LLC must pay a specified bonus as follows: $22,500 per day for the first 16 days of early completion, and $15,400 per day for each day of early completion in excess of 16 days up to a total of 90 days.

     Warranties. SWEC provides certain warranties for the work and equipment provided under the Salton Sea Unit V EPC Contract, which warranty will terminate on the date that is the later of 18 months from delivery of equipment to the site or 12 months after the date SWEC achieves substantial completion (subject to extension for repair or replacement of items covered by the warranty).

     Adjustments to the Contract Price. In the event of an owner requested change in the work, owner caused delay, certain changes in law or certain unforeseen subsurface manmade conditions at the project site, the Salton Sea Unit V EPC Price will be increased by either, at Power LLC's sole discretion,
(1) a price agreed to by Power LLC and SWEC or (2) a price calculated pursuant to fixed unit rates identified in the Salton Sea Unit V EPC Contract. There will be no adjustment to the Salton Sea Unit V EPC Price in connection with a change in the work resulting from an event of force majeure.

     Delays in the Work. If an event of force majeure, an owner requested change in the work, an owner caused delay, certain unforeseen subsurface manmade conditions at the project site or certain changes in law delay SWEC's performance, then SWEC will be entitled to an extension of the affected deadlines provided SWEC satisfies certain conditions. SWEC must use reasonable efforts to mitigate the duration of and costs arising from any suspension or delay in performance of the work.

     Events of Default. The events of default applicable to Power LLC include, without limitation, the following: (1) Power LLC's breach of any of its covenants under the Salton Sea Unit V EPC Contract (subject to cure periods);
(2) Power LLC's unauthorized assignment or transfer of any of its rights or interests in the Salton Sea Unit V EPC Contract; and (3) the failure of any representation or warranty made by Power LLC to be true (subject to cure period). SWEC may terminate the Salton Sea Unit V EPC Contract if a Power LLC event of default occurs, subject to exceptions specified in the Salton Sea Unit V EPC Contract and cure rights of the Collateral Agent.

     Limitations on Liability. SWEC's aggregate liability to Power LLC under the Salton Sea Unit V EPC Contract will in no event be greater than 100% of the Salton Sea Unit V EPC Price; provided,

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however, that no provision of the Salton Sea Unit V EPC Contract will be construed to limit SWEC's liability or obligations (1) to achieve mechanical completion, (2) with respect to vitiation of any insurance policy of the Salton Sea Unit V EPC Contract, (3) with respect to any willful misconduct of SWEC, or
(4) with respect to SWEC's opportunity to re-run performance tests as described above. SWEC's aggregate liability to Power LLC for liquidated damages (both delay and performance based) under the Salton Sea Unit V EPC Contract is limited to 20% of the Salton Sea Unit V EPC Price.


PARTNERSHIP GUARANTOR PROJECT CONTRACTS

POWER PURCHASE AGREEMENTS

     Elmore PPA. Elmore sells electricity to SCE pursuant to an SO4 Agreement dated June 15, 1984 between SCE and Elmore. The terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above. Some of the specific terms of the Elmore PPA and the primary differences between the Elmore PPA and the terms of the standard SO4 Agreement are described below.

     Term. The contract term of the Elmore PPA is for 30 years from the Firm Operation Date of January 1, 1989.

     Capacity Payments. Elmore has a Contract Capacity Price of $198 per kW-year and, based on the Contract Capacity of 34 MW, the annual maximum capacity payment is $6,732,000.

     Energy Payments. The Elmore PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period expired on December 31, 1998. As a result, energy payments for the balance of the contract term will be based on SCE's Avoided Cost of Energy.

     Leathers PPA. Leathers sells electricity to SCE pursuant to an SO4 Agreement which is identical in all material respects to the Elmore PPA. Some of the specific terms of the Leathers PPA and the primary differences between the Leathers PPA and the Elmore PPA are described below.

     Term. The contract term of the Leathers PPA is for 30 years from the Firm Operation Date of January 1, 1990.

     Capacity Payments. Leathers has a Contract Capacity Price of $187 per kW-year and, based on the Contract Capacity of 34 MW, the annual maximum capacity payment is $6,358,000.

     Energy Payments. The Leathers PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period expires on December 31, 1999. After the Fixed Price Period, energy payments will be based on SCE's Avoided Cost of Energy.

     Del Ranch PPA. Del Ranch sells electricity to SCE pursuant to an SO4 Agreement which is identical in all material respects to the Elmore PPA. Some of the specific terms of the Del Ranch PPA and the primary differences between the Del Ranch PPA and the Elmore PPA are described below.

     Term. The contract term of the Del Ranch PPA is for 30 years from the Firm Operation Date of January 2, 1989.

     Capacity Payments. Del Ranch has a Contract Capacity Price of $198 per kW-year and, based on the Contract Capacity of 34 MW, the annual maximum capacity payment is $6,732,000.

     Energy Payments. The Del Ranch PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period expired on December 31, 1998. As a result, energy payments for the balance of the contract term will be based on SCE's Avoided Cost of Energy.

     Vulcan PPA. Vulcan sells electricity to SCE pursuant to an SO4 Agreement dated March 1, 1984 between SCE and Vulcan. The standard and principal terms which are generally contained in an SO4 Agreement are described in "--Standard Terms of SO4 Agreement" above. Some of the specific terms of the Vulcan PPA and the primary differences between the Vulcan PPA and the terms of the standard SO4 Agreement are described below.

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

     Term. The contract term of the Vulcan PPA is for 30 years from the Firm Operation Date of February 10, 1986.

     Capacity Payments. Vulcan has a Contract Capacity Price of $158 per kW-year and, based on the Contract Capacity of 29.5 MW, the annual maximum capacity payment is $4,661,000.

     Energy Payments. The Vulcan PPA is an Annual Forecast Energy Payment SO4 Agreement. The Fixed Price Period expired on February 9, 1996. As a result, energy payments for the balance of the contract term will be based on SCE's Avoided Cost of Energy.


GROUND LEASES

     Elmore. Elmore entered into a ground lease with Magma, dated as of March 14, 1988, as amended as of June 17, 1996. Pursuant to the Elmore ground lease, Magma leases the real property on which the Elmore Project is located to Elmore for a period of 32 years.

     Magma retains under the lease the right to use the land surface to extract and develop geothermal brine and geothermal brine scale. This includes the right to construct, operate and maintain pipelines, buildings, equipment and other improvements to the land, including additional geothermal power plants.

     The lease permits minor alterations or additions to any improvements on the land at a construction cost not exceeding $7,500,000. Additions or improvements costing in excess of $7,500,000 require Magma's prior written consent. Elmore is not permitted to assign, transfer, mortgage, sublet or otherwise transfer or encumber any part of its interest in the lease or premises without Magma's prior written consent, which shall not be unreasonably withheld.

     Leathers. Leathers entered into a ground lease, dated as of October 26, 1988, as amended as of June 17, 1996, with Magma. Pursuant to the Leathers ground lease, Magma leases the real property on which the Leathers Project is located to Leathers. The provisions of this lease are substantially similar in most material respects to the terms of the Elmore ground lease.

     Del Ranch. Del Ranch entered into a ground lease, dated as of March 14, 1988, as amended as of June 17, 1996, with Magma, pursuant to which Del Ranch leases the real property on which the Del Ranch Project is located from Magma. The provisions of this lease are substantially similar in all material respects to the terms of the Elmore ground lease.

     Zinc Recovery Project. Minerals LLC is party to a ground lease with Imperial Magma, dated as of October 13, 1998, pursuant to which Imperial Magma leases the real property on which the Zinc Recovery Project will be located to Minerals LLC. Many of the terms of this lease are substantially similar to the terms of the Salton Sea Units I and II ground lease and the Salton Sea Units III and IV ground lease.


EASEMENTS

     Elmore. The easement grant deed and agreement regarding rights for geothermal development, dated as of March 14, 1988, as amended as of June 17, 1996, between Elmore and Magma, provides for royalty payments to be paid by Elmore to Magma for the extraction and utilization of the geothermal resource for power production purposes by the Elmore Project.

     Description of Easement. Elmore has been granted by Magma a non-exclusive right to use certain land and geothermal resources for the purpose of producing geothermal energy from the Elmore Project. Pursuant to the easement, Magma has reserved the right to use any excess or unused geothermal resources, including brine minerals.

     Royalty. Elmore is obligated to pay Magma a royalty equal to 21.5% of any energy (but not capacity) revenues it receives under the Elmore PPA. The royalty consists of two components, a grantor's fuel charge, which is 17.333% of energy revenues, and a geothermal lessor's fee, which is 4.167% of energy revenues. In addition, Elmore must pay Magma a resource development fee of 1% of combined capacity and energy revenues and 0.833% of energy revenues. These royalties are paid prior to the payment of project-level debt service (including the Project Notes and the Guarantees) and are payable from revenues that will constitute Partnership Collateral. See "Offering Circular Summary--structure of and Collateral for the Securities."

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     Term and Termination. The Elmore easement has a term of 32 years. Magma has the right to terminate the easement if (1) Elmore fails to make any payments within 3 business days of being due and fails to cure such default within 2 business days of notice thereof, (2) during the last 5 years of the term of the agreement, the Elmore Project is damaged or destroyed, with damages over $7,500,000, and Magma chooses to decommission the plant, or (3) Elmore fails to perform or observe any material covenant or condition in the easement and fails to remedy or commence to remedy such default within 30 days.

     Leathers. The easement grant deed and agreement regarding rights for geothermal development, dated as of August 15, 1988, as amended as of June 17, 1996, between Leathers and Magma, provides for royalty payments to be paid by Leathers to Magma for the extraction and utilization of the geothermal resource for power production purposes.

     The provisions of this agreement are identical in all material respects to those of the Elmore easement, except that Leathers is not required to pay Magma a continuing resource development fee. Leathers is only obligated to pay Magma 21.5% of its energy revenues, consisting of a grantor's fuel charge, which is 17.333% of energy revenues, and a geothermal lessor's fee, which is 4.167% of energy revenues.

     Del Ranch. The easement grant deed and agreement regarding rights for geothermal development, dated as of March 14, 1988, as amended as of June 17, 1996, between Del Ranch and Magma, provides for royalty payments to be paid by Del Ranch to Magma for the extraction and utilization of the geothermal resource for power production purposes. The provisions of this agreement are substantially similar in all material respects to those of the Elmore easement.

     Vulcan. Rights to geothermal resources have been granted to VPC (and assigned to Vulcan) by Magma pursuant to an easement grant deed and agreement regarding rights for geothermal development, dated as of January 19, 1988, as amended as of June 17, 1996 and February 18, 1999. Magma has reserved the right to use excess or unused geothermal resources, including brine minerals.

     CE Turbo Project. Magma and Turbo LLC have entered into a subeasement agreement, dated as of October 13, 1998, whereby Magma grants to Turbo LLC the right to use the real property on which the CE Turbo Project will be located.

     Zinc Recovery Project.

     Agreement Regarding Easements and Subeasements. Magma, Imperial Magma and Minerals LLC entered into an agreement regarding easements and subeasements dated as of February 18, 1999, pursuant to which Magma and Imperial Magma grant to Minerals LLC easements and subeasements to permit Minerals LLC to construct, operate and maintain the Zinc Recovery Project and associated pipelines and equipment.

     Term. The term of the agreement regarding easements and subeasements is for 33 years, subject to earlier termination as provided therein.

     Obligations. Minerals LLC must pay a nominal annual payment to Imperial Magma and must reimburse Magma for amounts incurred by Magma and arising from Minerals LLC's exercise of its rights under the agreement regarding easements and subeasements. Minerals LLC is obligated to pay all costs and expenses associated with the labor and materials furnished to Minerals LLC at or for use on the easement areas. Minerals LLC is required to comply with all laws, pay utilities and all real and personal property taxes and maintain insurance.

     Defaults. Minerals LLC will be in default under the agreement regarding easements and subeasements if it fails to perform its obligations thereunder in any material respect and fails to cure the default within 30 days of receiving notice of such default. However, if the nature of Minerals LLC's obligation is such that more than 30 days are required for its performance, Minerals LLC will not be in default if it commences such performance within the 30-day period and thereafter pursues completion of the performance with commercially reasonable diligence.

     Easement Grant Deed and Agreement Regarding Rights for Zinc
Extraction. Magma, Magma Land and Minerals LLC entered into an easement grant deed and agreement regarding rights for zinc

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

extraction dated as of February 18, 1999, pursuant to which Magma and Magma Land grant to Minerals LLC rights to (1) extract and utilize certain spent geothermal brine for purposes of processing, extracting and selling zinc therefrom, and (2) use certain subsurface land to produce, extract, store, utilize, process, reclaim, convert, sell and otherwise use the zinc contained in certain geothermal brine and to own the zinc contained in such geothermal brine.

     Term. The term of the easement grant deed and agreement regarding rights for zinc extraction is for 33 years.

     Obligations. Minerals LLC must pay to Magma and Magma Land an aggregate amount equal to 1.32% of the greater of (1) the gross proceeds received by Minerals LLC from the sale of zinc or (2) the product of the total quantity of zinc produced and made ready for sale and the applicable daily London Metal Exchange spot price for zinc as published in the Wall Street Journal.

     Default. Minerals LLC will be in default under the easement grant deed and agreement regarding rights for zinc extraction if it fails to perform its obligations thereunder in any material respect and fails to cure the default within 30 days of receiving notice of the default. However, if the nature of the obligation requires more than 30 days for its performance, Minerals LLC will not be in default if it commences performance within the 30-day period and thereafter pursues completion of the performance with commercially reasonable diligence.


OPERATING AND MAINTENANCE AGREEMENTS

     Elmore, Leathers, Del Ranch and Vulcan. CEOC has entered into amended and restated operating and maintenance agreements dated as of June 17, 1996 with each of Elmore, Leathers and Del Ranch pursuant to which CEOC agrees to provide operating and maintenance services for each of the Elmore, Leathers and Del Ranch Projects. CEOC entered into a construction, operating and accounting agreement, dated as of August 30, 1985, as amended on June 17, 1996, with VPC and Vulcan, pursuant to which CEOC agrees to provide operating and maintenance services for the Vulcan Project.

     CE Turbo Project. Turbo LLC and CEOC have entered into an operating and maintenance agreement, dated as of October 13, 1998, pursuant to which CEOC agrees to provide operating and maintenance services for the CE Turbo Project.

     Zinc Recovery Project. Minerals LLC and CEOC have entered into a zinc facility operating and maintenance agreement, dated as of November 1, 1998, pursuant to which CEOC agrees to provide operating and maintenance services for the Zinc Recovery Project.


ADMINISTRATIVE SERVICES AGREEMENTS

     Elmore, Leathers, Del Ranch and Vulcan. CEOC has entered into amended and restated administrative services agreements, each dated as of June 17, 1996, with each of Elmore, Leathers, Del Ranch and Vulcan, pursuant to which CEOC agrees to provide day-to-day administrative, management and technical services for the Elmore, Leathers, Del Ranch and Vulcan Projects.

     Zinc Recovery Project and CE Turbo Project. Magma has entered into administrative services agreements, each dated as of October 13, 1998, with each of Minerals LLC and Turbo LLC, whereby Magma agrees to provide day-to-day administrative, management and technical services for the Zinc Recovery Project and the CE Turbo Project.


EPC CONTRACTS

REGION 2 UPGRADE EPC CONTRACT

     Under the Region 2 Upgrade EPC Contract, SWEC will, in two phases, design, engineer, procure, construct, test and start up the Region 2 Brine Facilities Construction and the CE Turbo Project for a fixed price of $49,800,000 (the "Region 2 EPC Price"). The Region 2 Upgrade EPC Contract is substantially similar to the Salton Sea Unit V EPC Contract in all material aspects except as described below.

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     Buy-Down Following Capacity and Reliability Tests. SWEC guarantees that the Region 2 Brine Facilities Construction will satisfy performance guarantees regarding steam production, and that the CE Turbo Project will satisfy performance guarantees regarding energy production. SWEC must pay specified performance liquidated damages if the Region 2 Brine Facilities Construction fails to satisfy the applicable performance guarantees during the capacity test and if the CE Turbo Project fails to satisfy the applicable performance guarantees during the reliability test and the capacity test, in each case subject to the limitations on liability described below. If SWEC has not passed the requisite tests and has not paid the specified performance liquidated damages 90 days, in the case of the Region 2 Brine Facilities Construction, or 180 days, in the case of the CE Turbo Project, after the capacity test completion deadline for such phase, SWEC must pay performance liquidated damages at that time. The capacity test completion deadlines for the Region 2 Brine Facilities Construction and the CE Turbo Project are, respectively, 497 days and 520 days after October 13, 1998. In the event that SWEC has not run a single capacity test for the Region 2 Brine Facilities Construction prior to 90 days after the capacity test completion deadline for such phase, SWEC must pay an amount equal to the maximum aggregate damages. In the event that SWEC has not run a single capacity test for the CE Turbo Project prior to 180 days after the capacity test completion deadline for such phase, SWEC must pay an amount equal to the maximum aggregate damages. In the event that SWEC has not run a single reliability test prior to 180 days after the substantial completion deadline for the CE Turbo Project, SWEC must pay additional specified performance liquidated damages which will be calculated as if the output during the reliability test were zero, subject to the limitations on liability described below. The substantial completion deadlines for the Region 2 Brine Facilities Construction and the CE Turbo Project are, respectively, 497 days and 548 days after October 13, 1999, as each deadline may be modified in accordance with the terms of the Region 2 Upgrade EPC Contract.

     Delay Liquidated Damages; Early Completion Bonus. If SWEC fails to achieve capacity test completion for the Region 2 Brine Facilities Construction by the deadline therefor, SWEC must pay specified liquidated damages for each day that capacity test completion is delayed beyond such deadline ("Phase One Delay Liquidated Damages"), as follows: $15,400 per day for the first 30 days of delay, $23,200 per day for each day of delay beyond the 30th day of delay but prior to the 60th day of delay, and $32,750 per day for each day of delay beyond the 60th day of delay, subject to the limitations on liability described below. In addition, if SWEC fails to achieve capacity test completion for the CE Turbo Project by the deadline, SWEC must pay specified liquidated damages for each day that capacity test completion is delayed beyond the deadline ("Phase Two Delay Liquidated Damages" and, together with Phase One Delay Liquidated Damages, the "Delay Liquidated Damages"), as follows: $4,000 per day for the first 30 days of delay, $6,000 per day for each day of delay beyond the 30th day of delay but prior to the 60th day of delay, and $8,000 per day for each day of delay beyond the 60th day of delay, subject to the limitations on liability described below. SWEC is not required to pay any Delay Liquidated Damages for failure to achieve substantial completion by the deadlines for substantial completion. If SWEC achieves substantial completion for the Region 2 Brine Facilities Construction before the deadline, then Turbo LLC, Vulcan and Del Ranch must pay a specified bonus for each day that substantial completion of the Region 2 Brine Facilities Construction precedes the deadline, as follows: $7,500 per day for the first 16 days of early completion, and $11,100 per day for each day of early completion in excess of 16 days up to a total of 90 days. In addition, if SWEC achieves substantial completion for the CE Turbo Project before the deadline, then Turbo LLC, Vulcan and Del Ranch must pay a specified bonus for each day that substantial completion for the CE Turbo Project precedes the deadline, as follows: $2,000 per day for the first 16 days of early completion, and $4,000 per day for each day of early completion in excess of 16 days up to a total of 90 days.

     Limitations on Liability. SWEC's aggregate liability to Turbo LLC, Vulcan and Del Ranch under the Region 2 Upgrade EPC Contract will in no event be greater than 100% of the Region 2 EPC Price; provided, however, that no provision of the Region 2 Upgrade EPC Contract will be construed to limit SWEC's liability or obligations (1) to achieve mechanical completion, (2) with respect to vitiation of any insurance policy of the Region 2 Upgrade EPC Contract, (3) with respect to any willful misconduct of SWEC, or (4) with respect to SWEC's opportunity to re-run performance tests. SWEC's aggregate liability to Turbo LLC, Vulcan and Del Ranch for liquidated damages (both delay and performance based) under the Region 2 Upgrade EPC Contract is limited to 20% of the Region 2 EPC Price.

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ZINC RECOVERY PROJECT EPC CONTRACT

     Under the Zinc Recovery Project EPC Contract, Kvaerner will design, engineer, procure, construct, test and start up the Zinc Recovery Project for an aggregate fixed price of $148,240,000 (the "Zinc EPC Price").

     Contract Price; Security for Kvaerner's Obligations. Kvaerner will be entitled to monthly payments in accordance with a milestone payment schedule if Kvaerner's invoices have been approved by Minerals LLC. As security for the liabilities of Kvaerner to Minerals LLC under the Zinc Recovery Project EPC Contract, Minerals LLC is entitled to retain 10% of the amount due with respect to each invoice. Minerals LLC must pay the retainage to Kvaerner following final completion of the work. In lieu of the retainage, Kvaerner may post a letter of credit to Minerals LLC in its good faith discretion. In addition, Kvaerner's obligations under the Zinc Recovery Project EPC Contract must at all times be secured by one or more letters of credit in an aggregate amount of 20% of the Zinc EPC Price. The letters of credit have been issued by Union Europeenne de CIC, and must always be issued by a financial institution rated "A" or better by S&P or "A2" or better by Moody's and otherwise acceptable to Minerals LLC.

     Buy-Down Following Capacity, Process and Special High Grade Zinc
Tests. Kvaerner guarantees that the Zinc Recovery Project will satisfy performance guarantees regarding zinc recovery rates and zinc casting and acid production rates. Kvaerner must pay specified performance liquidated damages if the Zinc Recovery Project fails to satisfy the applicable performance guarantees during the capacity test, the process test and the special high grade zinc test, subject to the limitations on liability described below. If Kvaerner has not passed the requisite tests and has not paid the specified performance liquidated damages 60 days after the substantial completion deadline, Kvaerner must pay the performance liquidated damages at that time. The substantial completion deadline is scheduled to occur 652 days after October 13, 1998, as this deadline may be modified in accordance with the terms of the Zinc Recovery Project EPC Contract. If Kvaerner has not run the capacity test prior to the expiration of this period, Kvaerner must pay an amount equal to the maximum aggregate damages and will have no right to conduct the process test or the special high grade zinc test. If Kvaerner has not run the process test by 60 days after the substantial completion deadline, Kvaerner must pay additional specified performance liquidated damages which will be calculated as if the output of such uncompleted process test were zero, subject to the limitations on liability described below. In the event that Kvaerner has not run the special high grade zinc test by 60 days after the special high grade zinc test completion deadline, Kvaerner must pay additional performance liquidated damages calculated as if the output of the uncompleted special high grade zinc test were zero, subject to limitations on liability described below. The special high grade zinc test completion deadline is scheduled to occur 160 days after the process test has been completed and certain other conditions have been satisfied, as this deadline may be modified in accordance with the terms of the Zinc Recovery Project EPC Contract. Minerals LLC, in its sole discretion, may grant Kvaerner, upon the request of Kvaerner, an opportunity to postpone paying performance liquidated damages otherwise due and owing to Minerals LLC and to attempt to meet the performance guarantees during a re-run of one or all of the performance tests in accordance with a remedial plan approved by Minerals LLC. In return for allowing Kvaerner to re-run the tests, Kvaerner must pay Minerals LLC monthly re-testing liquidated damages. In addition, for each day the Zinc Recovery Project does not operate or perform at a level greater than or equal to the level achieved during the initial performance tests as a result of Kvaerner's corrective measures or other acts relating to the approved remedial plan, Kvaerner must pay specified delay liquidated damages subject to the limitations on liability described below. If by a certain specified re-testing deadline each of the applicable performance tests has been re-run but Kvaerner has failed to meet the performance guarantees, then Kvaerner must pay specified performance liquidated damages recalculated based upon the Zinc Recovery Project's current performance, subject to the limitations on liability described below. If, by the earlier of the completion of the activities contemplated in the approved remedial plan or the re-testing deadline, the Zinc Recovery Project does not perform at a level greater than or equal to the level achieved during the initial performance tests, Kvaerner must either reinstate the Zinc Recovery Project to the condition existing prior to Kvaerner's performance of such corrective measures or pay the recalculated performance liquidated damages described in the preceding sentence, in either case without regard to the limitations on liability described below.

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     Delay Liquidated Damages. If Kvaerner fails to achieve substantial completion by the substantial completion deadline, Kvaerner must pay liquidated damages of $16,700 per day for the first 30 days of delay, $25,100 per day for each day of delay beyond the 30th day of delay but prior to the 60th day of delay, and $34,100 per day for each day of delay beyond the 60th day of delay, subject to the limitations on liability described below. In addition, if Kvaerner fails to achieve special high grade zinc test completion by the deadline therefor, Kvaerner must pay liquidated damages of $9,000 per day for each day of delay up to and including the 60th day of delay.

     Warranties. Kvaerner provides warranties for the work and equipment provided under the Zinc Recovery Project EPC Contract, which warranties will terminate on the date that is 12 months after the later of (1) the date on which Kvaerner achieves substantial completion or (2) the date when all re-runs of performance tests have been completed or, alternatively, Kvaerner has paid the additional liquidated damages for failing to pass the performance tests (subject to extension for repair or replacement of items covered by the warranties).

     Adjustments to the Contract Price. In the event of an owner-requested change in the work, owner-caused delay or certain changes in law, the Zinc EPC Price will be increased by Kvaerner's direct costs (without overhead or general conditions) resulting from the change in the work, delay or change in law, less any savings or costs not incurred due to such delay. In addition, in the case of an owner-caused delay or a change in the work requested by Minerals LLC, the Zinc EPC Price will be increased, for profit and overhead, by 5% of the direct costs. There will be no adjustment to the Zinc EPC Price in connection with a change in the work resulting from an event of force majeure.

     Delays in the Work. If an event of force majeure, an owner-requested change in the work, an owner-caused delay or certain changes in law delay Kvaerner's performance, then Kvaerner will be entitled to an extension of the affected deadlines, provided Kvaerner satisfies conditions to the receipt of an extension which are set forth in the Zinc Recovery Project EPC Contract. Kvaerner must use reasonable efforts to mitigate the duration of, and costs arising from, any suspension or delay in performance of the work.

     Events of Default. The events of default applicable to Minerals LLC include, without limitation, the following: (1) Minerals LLC's breach of any of its covenants under the Zinc Recovery Project EPC Contract (subject to cure periods); (2) Minerals LLC's unauthorized assignment or transfer of any of its rights or interests in the Zinc Recovery Project EPC Contract; and (3) the failure of any representation or warranty made by Minerals LLC to be true (subject to a cure period). Kvaerner may terminate the Zinc Recovery Project EPC Contract if a Minerals LLC event of default occurs, subject to exceptions specified in the Zinc Recovery Project EPC Contract and cure rights of the Collateral Agent.

     Limitations on Liability. Kvaerner's aggregate liability to Minerals LLC under the Zinc Recovery Project EPC Contract will in no event be greater than 20% of the Zinc EPC Price; provided, however, that no provision of the Zinc Recovery Project EPC Contract will be construed to limit Kvaerner's liability or obligations (1) to achieve mechanical completion, (2) with respect to safeguards described in the Zinc Recovery Project EPC Contract, (3) with respect to vitiation of any insurance policy of the Zinc Recovery Project EPC Contract, or (4) with respect to Kvaerner's obligations to reinstate the project or pay the recalculated performance liquidated damages as described above if the Zinc Recovery Project does not perform during re-testing at a level greater than or equal to the project's performance achieved during the initial performance tests. Kvaerner's aggregate liability to Minerals LLC for liquidated damages (both delay and performance based) under the Zinc Recovery Project EPC Contract is limited to 20% of the Zinc EPC Price.


TECHNOLOGY TRANSFER AGREEMENTS

     CE Turbo Project. Turbo LLC entered into a 33-year technology transfer agreement dated as of October 13, 1998 with Magma. The terms of the CE Turbo Project technology transfer agreement are substantially similar to those of the Salton Sea Units I-III technology transfer agreement. See "--Salton Sea Guarantor Project Contracts--Technology Transfer Agreements--Salton Sea Units I-III."

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     Zinc Recovery Project. Minerals LLC entered into two 33-year technology transfer agreements, each dated as of October 13, 1998, with each of Magma and MidAmerican. The terms of the Zinc Recovery Project technology transfer agreements are substantially similar to those of the Salton Sea Units I-III technology transfer agreement. See "--Salton Sea Guarantor Project Contracts--Technology Transfer Agreements--Salton Sea Units I-III."


OTHER AGREEMENTS

MAGMA SERVICES AGREEMENT

     Pursuant to the Magma Services Agreement, Magma has agreed to pay CEOC all Equity Cash Flows and certain Royalties payable by Elmore, Leathers and Del Ranch in exchange for CEOC providing data and services to Magma. As security for the obligations of Magma under the Magma Services Agreement, Magma has collaterally assigned to CEOC its rights to the Equity Cash Flows and Royalties. All of these Equity Cash Flows and Royalties are payable from revenues that will constitute Partnership Collateral. See "Offering Circular Summary--Structure of and Collateral for the Securities."


ZINC EXTRACTION SERVICES AGREEMENT

     Minerals LLC, as owner, and SSBP, Elmore, VPC, Vulcan, Leathers, Power LLC and Del Ranch (collectively, the "Operators") have entered into a zinc extraction services agreement, dated as of February 1, 1999, whereby the Operators agree to provide certain services for a fee and/or the right to receive a pH modification agent produced as a by-product of the Zinc Recovery Project.

     Term. The term of the zinc extraction services agreement is for 33 years.

     Obligations. Each of the Operators will perform certain services for Minerals LLC, including:

     (1) taking all reasonable actions necessary for the extraction of zinc from Salton Sea Known Geothermal Resource Area geothermal brine, including delivery of brine to Minerals LLC;

     (2)  supplying electrical energy required to operate the IX facilities;

     (3)  accepting delivery of a pH modification agent from Minerals LLC;
          and/or

     (4)  any other services as may be agreed upon from time to time.

     In consideration for the foregoing services, Minerals LLC will pay each of SSBP, Elmore, VPC, Vulcan, Leathers and Del Ranch a fixed annual payment and will bear the costs of producing and transporting the pH modification agent so that it is available to the Operators. The parties' obligations under the zinc extraction services agreement are subject to the requirement that the Zinc Recovery Project is ready to commence initial operation and the Operators are ready to commence delivery of brine and to supply electrical energy to the IX facilities.

     Indemnification/Arbitration. Each party to the zinc extraction services agreement has agreed to indemnify each other party against any and all liabilities arising out of the course of performance of the agreement. All disputes arising under the zinc extraction services agreement will be settled by arbitration.

     Force Majeure. Neither Minerals LLC nor any of the Operators will be liable for any failure or inability to perform (other than to make payments due) under the zinc extraction services agreement due to the occurrence of an event of force majeure. Events of force majeure are defined in the zinc extraction services agreement in a manner usual and customary for agreements of this type.


ROYALTY GUARANTOR PROJECT CONTRACTS

MAGMA ASSIGNMENT AGREEMENT

     Magma receives Royalties from the Elmore Project, the Leathers Project and the Del Ranch Project in exchange for leasing or subleasing a portion of Magma's land and/or geothermal resources to Elmore, Leathers and Del Ranch for power production purposes.

     In connection with the offering of the Initial Securities, Magma assigned these Royalties to the Royalty Guarantor pursuant to the Magma Assignment Agreement. However, payment of these Royalties will be made from revenues that constitute Partnership Collateral. See "Offering Circular Summary--Structure of and Collateral for the Securities."

     Royalties received from the Elmore Project, Leathers Project and the Del Ranch Project are payable pursuant to the Elmore easement, the Leathers easement and the Del Ranch easement, respectively. See "--Partnership Guarantor Project Contracts--Easements."

                SUMMARY DESCRIPTION OF THE SERIES F SECURITIES

GENERAL

     The New Securities will be, and the Old Securities, the Supplemental Securities and the Initial Securities have been, issued under the Indenture. The following is a description of certain provisions of the Series F Securities and, to the extent indicated, the Supplemental Securities and the Initial Securities, and does not purport to be complete and is subject to, and qualified in its entirety by, reference to the Series F Securities, the Supplemental Securities, the Initial Securities and the Indenture. Unless otherwise specified, the description applies to all of the Securities. A copy of the Indenture has been filed with the Commission as part of our Registration Statement. See "Where You Can Find More Information" for information on how to obtain a copy.

     The Old Securities have been, and the New Securities will be, offered in a single series as set forth below. The Old Securities (other than Old Securities issued to Accredited Investors) were issued in book-entry form and in denominations of $100,000 and any integral multiple of $1,000 in excess thereof.

     The Indenture provides for the issuance of other series of senior secured bonds or notes as from time to time may be authorized by the Funding Corporation, subject to the limitations in the Indenture. See "Summary Description of Principal Financing Documents--Indenture--Additional Securities" and "--Amendments and Supplements."

     The Securities are direct obligations of the Funding Corporation, secured by the Funding Corporation Collateral and guaranteed by the Guarantors pursuant to the Guarantees. The obligations of the Guarantors under the Guarantees are secured by the Collateral.


PRINCIPAL AMOUNT, INTEREST RATE, FINAL MATURITY AND PAYMENT

     The Old Securities have been, and the New Securities will be, issued in a single series in the aggregate principal amount of $285,000,000, will bear interest from their date of issuance at 7.475% per annum and will mature on November 30, 2018.

PAYMENT OF PRINCIPAL AND INTEREST

     The principal of the Series F Securities is payable in semiannual installments, commencing May 30, 2001, as follows:

                                                        PRINCIPAL
                                     PERCENTAGE OF        AMOUNT
                                   PRINCIPAL AMOUNT      PAYABLE
               PAYMENT DATE             PAYABLE         (IN $'000)
               ------------             -------         ----------
            November 30, 1998            0.000%          $    --
            May 30, 1999                 0.000%          $    --
            November 30, 1999            0.000%          $    --
            May 30, 2000                 0.000%          $    --
            November 30, 2000            0.000%          $    --
            May 30, 2001                 0.225%          $   641
            November 30, 2001            0.225%          $   641
            May 30, 2002                 0.750%          $ 2,137
            November 30, 2002            0.750%          $ 2,137
            May 30, 2003                 0.500%          $ 1,425
            November 30, 2003            0.500%          $ 1,425
            May 30, 2004                 0.625%          $ 1,781
            November 30, 2004            0.625%          $ 1,781
            May 30, 2005                 0.625%          $ 1,781
            November 30, 2005            0.625%          $ 1,781
            May 30, 2006                 0.650%          $ 1,853
            November 30, 2006            0.650%          $ 1,853
            May 30, 2007                 0.375%          $ 1,070
            November 30, 2007            0.375%          $ 1,070
            May 30, 2008                 0.875%          $ 2,495
            November 30, 2008            0.875%          $ 2,495
            May 30, 2009                 0.375%          $ 1,069
            November 30, 2009            0.375%          $ 1,069
            May 30, 2010                 1.250%          $ 3,562
            November 30, 2010            1.250%          $ 3,562
            May 30, 2011                 3.000%          $ 8,550
            November 30, 2011            3.000%          $ 8,550
            May 30, 2012                 5.750%          $16,387
            November 30, 2012            5.750%          $16,387
            May 30, 2013                 5.075%          $14,464
            November 30, 2013            5.075%          $14,464
            May 30, 2014                 6.000%          $17,100
            November 30, 2014            6.000%          $17,100
            May 30, 2015                 6.550%          $18,667
            November 30, 2015            6.550%          $18,667
            May 30, 2016                 7.050%          $20,092
            November 30, 2016            7.050%          $20,092
            May 30, 2017                 6.875%          $19,594
            November 30, 2017            6.875%          $19,594
            May 30, 2018                 3.450%          $ 9,832
            November 30, 2018            3.450%          $ 9,832

     Interest on the Series F Securities is payable semiannually on each May 30 and November 30, commencing November 30, 1998, to the registered owners thereof at the close of business on the May 15 and November 15, as the case may be, preceding the Interest Payment Date. Interest is calculated on the basis of a 360-day year, consisting of twelve 30-day months.

OPTIONAL REDEMPTION

     The Series F Securities are subject to optional redemption in whole or in part on a pro rata basis, prior to maturity, at the option of the Funding Corporation, at par plus accrued interest to the Redemption Date plus a premium calculated to "make-whole" to comparable U.S. Treasury securities plus 50 basis points.


MANDATORY REDEMPTION

     The Securities (including the Series F Securities) are subject to mandatory redemption, in whole or in part, ratably among each series at a redemption price equal to the principal amount thereof plus accrued interest to the Redemption Date, in the following circumstances:

          (a) upon the receipt of Loss Proceeds or Eminent Domain Proceeds by the Salton Sea Guarantors or the Partnership Project Companies if the Salton Sea Guarantors or the Partnership Project Companies, as applicable, determine that (1) the affected Salton Sea Project or Partnership Project cannot be rebuilt, repaired or restored to permit operations on a commercially reasonable basis, or the Salton Sea Guarantors or the Partnership Project Companies, as the case may be, determine not to rebuild, repair or restore the affected Project, and the Loss Proceeds or Eminent Domain Proceeds exceed $15 million, in which case the amount of such Loss Proceeds or Eminent Domain Proceeds will be available for such redemption, or (2) only a portion of the affected Salton Sea Project or Partnership Project is capable of being rebuilt, repaired or restored and the amount of Loss Proceeds or Eminent Domain Proceeds exceed the cost of rebuilding, repair or replacement by more than $15 million, in which case only the amount of such excess Loss Proceeds or Eminent Domain Proceeds will be made available for such redemption;

          (b) upon the receipt by the Salton Sea Guarantors or the Partnership Project Companies of proceeds in connection with a Title Event in excess of $5,000,000, in which case the amount of such Title Event Proceeds will be made available for such redemption, subject to reduction in the amount of any costs expended in connection with collecting any Title Event Proceeds and any additional costs or expenses not to exceed $25,000,000 that the Salton Sea Guarantors or the Partnership Project Companies, as the case may be, will be subject to as a result of the Title Event;

          (c) upon the receipt by the Salton Sea Guarantors or the Partnership Guarantors of net proceeds realized in connection with a Permitted Power Contract Buy-Out, in which case the amount of such proceeds will be made available for such redemption, unless the Rating Agencies confirm that such Permitted Power Contract Buy-Out will not result in a Rating Downgrade;

          (d) upon the receipt by the Partnership Guarantors of the proceeds of a borrowing by the Partnership Project Companies which are used to fund an equity distribution, in which case the amount of such proceeds received by the Partnership Guarantors will be made available for such redemption unless the Rating Agencies confirm that such borrowing and distribution will not result in a Rating Downgrade;

          (e) upon the acceleration of a Project Note, in an amount equal to the principal amount thereof plus accrued interest; and

          (f) upon the receipt of proceeds in excess of $5,000,000 arising out of the foreclosure by the Collateral Agent of Collateral securing the Guarantors' obligations under the Guarantees upon an event of default under the Guarantees.

     The Series F Securities are subject to mandatory redemption on a pro rata basis if the Salton Sea Guarantors or the Partnership Guarantors receive net performance liquidated damages in excess of $6,000,000 million pursuant to the construction contracts for the New Projects and the damage payments are not used to pay construction costs in accordance with an Approved Completion Plan. The amounts available for redemption described in clauses (a) through (d) above will also be subject to reduction by the amount of certain fees and expenses, the amount of any Senior Debt owed under the Working Capital Facility and the pro rata amount of any obligations in favor of the Debt Service Reserve LOC Provider and in respect of other senior Permitted Debt as provided in the Intercreditor Agreement.

     The Funding Corporation will be required to redeem the Series F Securities in an aggregate principal amount of:

          (1) $140,520,000, plus all accrued interest, if the Zinc Recovery Project does not achieve Substantial Completion on or prior to its Guaranteed Substantial Completion Date (as such date may be modified pursuant to an Approved Completion Plan, if applicable) or if Minerals LLC abandons the construction of the Zinc Recovery Project;

          (2) $83,272,000, plus all accrued interest, if Salton Sea Unit V does not achieve Substantial Completion on or prior to its Guaranteed Substantial Completion Date (as such date may be modified pursuant to an Approved Completion Plan, if applicable) or if Power LLC abandons the construction of Salton Sea Unit V; and

          (3) $44,581,000, plus all accrued interest, if the Region 2 Construction does not achieve Substantial Completion on or prior to its Guaranteed Substantial Completion Date (as such date may be modified pursuant to an Approved Completion Plan, if applicable) or if Vulcan, Del Ranch and Turbo LLC abandon the Region 2 Construction;

provided that, in any case, the Funding Corporation will not be required to redeem the Series F Securities if the Rating Agencies confirm that the failure to achieve Substantial Completion or the abandonment will not result in a Rating Downgrade.


BUY-DOWN OR RATINGS AFFIRMATION TO ACHIEVE SUBSTANTIAL COMPLETION

     If (1) any New Project does not achieve results which are equal to or greater than the performance levels necessary to achieve Substantial Completion and (2) the relevant Guarantor has used reasonable efforts to cause the New Project to achieve Substantial Completion on or before its Guaranteed Substantial Completion Date (as such date may be modified pursuant to an Approved Completion Plan, if applicable), the Funding Corporation may elect to cause the New Project to achieve Substantial Completion notwithstanding its failure to test at the required performance levels by (a) redeeming a principal amount of the outstanding Series F Securities, at par plus accrued interest, which causes the minimum and average projected Debt Service Coverage Ratios to equal or exceed 1.4 to 1 and 1.7 to 1, respectively, or (b) taking other measures as the Rating Agencies may require to confirm that the failure to achieve Substantial Completion on or before the Guaranteed Substantial Completion Date will not result in a Rating Downgrade.


RATINGS


     Moody's and S&P have assigned the Series F Securities ratings of "Baa2" and "BBB," respectively, subject to final documentation. There is no assurance that this credit rating will remain in effect for any given period of time or that the rating will not be lowered, suspended or withdrawn entirely by the applicable Rating Agency, if, in the Rating Agency's judgment, circumstances so warrant. Any lowering, suspension or withdrawal of the rating may have a material adverse effect on the market price or marketability of the Series F Securities.



NATURE OF RECOURSE ON THE SECURITIES

     The Funding Corporation's obligations to make payments of principal of, premium, if any, and interest on the Securities are obligations solely of the Funding Corporation secured solely by the Funding Corporation Collateral and guaranteed by the Guarantors pursuant to the Guarantees. Neither the shareholders of the Funding Corporation nor any affiliate, incorporator, officer, director or employee thereof or of the Funding Corporation will guarantee the payment of the Securities or has any obligation with respect to the payment of the Securities (other than the Guarantors and with respect to their obligations under the Transaction Documents to which they are parties).


             SUMMARY DESCRIPTION OF PRINCIPAL FINANCING DOCUMENTS

     The following summaries of certain provisions of the Depositary Agreement, the Indenture, the Guarantees, the Credit Agreements and Project Notes, the Debt Service Reserve LOC Reimbursement

Agreement, the Security Documents, the Intercreditor Agreement and the Equity Commitment Agreement (collectively, with the Securities, the Working Capital Facility and any Interest Rate Protection Agreements, the "Financing Documents") do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions thereof, including definitions therein of certain terms. Copies of each of the Financing Documents have been or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained from the Commission. See "Where You Can Find More Information" for information on how to obtain copies. Capitalized terms used herein and not otherwise defined in this prospectus have the meanings ascribed to them in the Financing Documents.


DEPOSITARY AGREEMENT

     The Collateral Agent, on behalf of the Secured Parties, has, pursuant to the Depositary Agreement, appointed the Depositary as security agent for the Secured Parties with respect to funds of the Guarantors in which the Depositary has been granted a security interest. Pursuant to the terms of the Depositary Agreement, the Depositary will hold, invest and disburse monies in which the Depositary and/or the Collateral Agent, on behalf of the Secured Parties and the Funding Corporation, has been granted a security interest. Neither the Funding Corporation nor any Guarantor has any right of withdrawal under any Fund except under circumstances established in the Depositary Agreement.


THE DEPOSITARY AGREEMENT FUNDS

     The following funds (collectively, "Funds") have been established and created with the Depositary and pledged as security for the benefit of the Depositary and the Collateral Agent acting on behalf of the Secured Parties and the Funding Corporation:

     o    Revenue Fund

     o    Principal Fund

     o    Interest Fund

     o    Debt Service Reserve Fund

     o    Distribution Fund

     o    Distribution Suspense Fund

     o    Redemption Fund

     o    Loss Proceeds Fund

     o    Construction Period Debt Service Fund

     o    Zinc Construction Fund

     o    Salton Sea Unit V Construction Fund

     o    Region 2 Construction Fund

     o    Capital Expenditure Fund

     All amounts deposited with the Depositary, at the written request and direction of the Funding Corporation, will be invested by the Depositary in Permitted Investments. The Principal Fund, Interest Fund, Distribution Fund and Distribution Suspense Fund are not required to be separate accounts but may be maintained as subaccounts of the Revenue Fund. To the extent the Debt Service Reserve Fund is fully funded or the amounts in such Fund, together with the Debt Service Reserve Letter of Credit, equal the Debt Service Reserve Fund Required Balance, interest earned on the amounts in other Funds will be transferred to the Revenue Fund.


REVENUE FUND; PRIORITY OF PAYMENTS

     With the exception of revenues received by each New Project prior to Substantial Completion of such New Project (which revenues will be deposited in the construction fund for such New Project), all revenues actually received by the Salton Sea Guarantors from the Salton Sea Projects, all revenues actually received by the Partnership Project Companies from the Partnership Projects (net of any Royalties paid to the Royalty Guarantor), all Equity Cash Flows and Royalties of the Partnership Guarantors other than the Partnership Project Companies, and all Royalties received by the Royalty Guarantor will be paid into the Revenue Fund maintained by the Depositary for the account of each of the Guarantors. The Guarantors will arrange for the direct payment of all such revenues into the Revenue Fund, and no Guarantor will have any right of withdrawal under the Revenue Fund except pursuant to the priority of payments set forth below. All Equity Cash Flows and Royalties of the Partnership Guarantors and Royalties received by the Royalty Guarantor which are to be paid into the Revenue Fund are made from revenues that will constitute Partnership Collateral. See "Offering Circular Summary-- Structure of and Collateral for the Securities."

     The Revenue Fund is funded:

          (1) from all revenues actually received by the Salton Sea Guarantors from the Salton Sea Projects;

          (2) from all revenues actually received by the Partnership Project Companies from the Partnership Projects;

          (3) from all Equity Cash Flows and Royalties received by CEOC and VPC;

          (4) to the extent not included in clause (3), all Equity Cash Flows and Royalties received by CEOC under the Magma Services Agreement and by VPC from the Vulcan Project;

          (5) from all Royalties received by the Royalty Guarantor;

          (6) to the extent the Debt Service Reserve Fund is fully funded or the amounts in such Fund, together with the Debt Service Reserve Letter of Credit, equal the Debt Service Reserve Fund Required Balance, any income from the investment of monies in any of the Funds, except income from investments in each construction fund required to be maintained in such fund; and

          (7) from other Funds as required to be transferred to the Revenue Fund pursuant to the Depositary Agreement.

     Upon receipt of a certificate from the relevant Guarantor (or its duly authorized agent for such purposes) detailing the amounts to be paid, funds in the Revenue Fund will be transferred via wire transfer by the Depositary:

     First, as and when required, to pay Operating and Maintenance Costs (including Working Capital Debt and Debt incurred in connection with Interest Rate Protection Agreements) of all of the Guarantors and the Funding Corporation, provided that, if the cumulative Operating and Maintenance Costs of the Guarantors in any fiscal year exceed the projected Operating and Maintenance Costs in the applicable annual Operating Budget of the Guarantors by more than 25%, then no amounts may be withdrawn on behalf of the Guarantors to pay non-budgeted operating costs unless (a) the Guarantors certify that (1) such additional non-budgeted costs are reasonably designed to permit the Guarantors to satisfy their obligations in respect of the Project Notes and maximize their revenue and net income and (2) it is reasonable to expect that
(A) a Debt Service Coverage Ratio of at least 1.4 to 1 will be maintained for the next 12-month period if such period ends prior to 2000 or (B) a Debt Service Coverage Ratio of at least 1.5 to 1 will be maintained for the next 12-month period if such period ends after January 1, 2000 or (b) the Independent Engineer certifies that the additional cost is prudent and reasonable;

     Second, on a monthly basis, to the Depositary, the Trustee, the Debt Service Reserve LOC Provider agent, the Working Capital Facility agent and the Collateral Agent any amounts then due and payable to each of them as fees, costs and expenses; provided, however, that if monies in the Revenue Fund are insufficient on any date to make the payments specified in this paragraph Second, distribution of monies will be made ratably to the specified recipients based on the respective amounts owed to such recipients;

     Third, on a monthly basis,

          (1) to the Interest Fund an amount which, together with the amount then in such fund (and after giving effect to the moneys available from the Construction Period Debt Service Fund to pay such interest), equals all of the interest due or becoming due on the Securities and (without duplication) the Project Notes on the next succeeding Interest Payment Date;

          (2) to the Principal Fund an amount which, together with the amount then in such fund, equals all of the principal and, premium (if any) due or becoming due on the Securities and (without duplication) the Project Notes on the next succeeding Principal Payment Date;

          (3) to the Debt Service Reserve LOC Provider an amount which equals all of the commitment, letter of credit and fronting fees becoming due and payable under the Debt Service Reserve LOC Reimbursement Agreement on the next succeeding Payment Date;

          (4) to a Debt Service Reserve sub-fund an amount which, together with the amounts then in such sub-fund, equals all of the interest due or becoming due on any Debt Service Reserve LOC Loans on the next succeeding Interest Payment Date; and

          (5) to a Debt Service Reserve sub-fund an amount which, together with the amounts then in such sub-fund, equals all of the principal, premium (if any) and interest due or becoming due under any Debt Service Reserve Bond on the next succeeding Principal Payment Date;

provided, however, that if monies in the Revenue Fund are insufficient on any date to make the payments specified in this paragraph Third, distribution of monies will be made ratably to the specified recipients based on the respective amounts owed to such recipients;

     Fourth, on a monthly basis,

          (1) to a Debt Service Reserve sub-fund an amount which, together with the amount then in such sub-fund, equals all of the principal and certain fees and charges related to tax gross-ups, capital adequacy costs and certain breakage costs, in each case due or becoming due on the next Principal Payment Date on any Debt Service Reserve LOC Loans, and

          (2) if no Debt Service Reserve Letter of Credit is in place, to the Debt Service Reserve Fund an amount as necessary to fund the Debt Service Reserve Fund up to the Debt Service Reserve Fund Required Balance; and

     Fifth, as and when required, (1) to the Debt Service Reserve LOC Provider, or any other financial institution providing a Debt Service Reserve LOC Loan, certain other breakage costs which are due and payable in connection with Debt Service Reserve LOC Loans and (2) any indemnification expenses or other amounts not otherwise paid and required to be paid to any of the Secured Parties;

     Sixth, on a monthly basis, any remaining amounts to the Distribution Fund; and

     Seventh, any amounts in the Distribution Fund which cannot be distributed because of the failure to satisfy the distribution conditions, to the Distribution Suspense Fund.

     However, if the Securities are accelerated and no foreclosure occurs within 180 days after the acceleration, then principal of the Debt Service Reserve LOC Loans will be paid equally and ratably in priority Third in lieu of priority Fourth above until such time as the foreclosure has occurred or the acceleration has been rescinded or otherwise remedied.

     Notwithstanding the foregoing provisions of priority Fourth above, if the Debt Service Reserve Letter of Credit has not been renewed or reinstated by a date 3.5 years prior to its stated expiration date, monies withdrawn and transferred as specified in priority Fourth above for application in priority Fourth will, during such 3.5 year period and until either (1) the outstanding amount of the Debt Service Reserve Letter of Credit is reduced to zero and no Debt Service Reserve LOC Loans are outstanding or (2) a replacement Debt Service Reserve Letter of Credit issued by a Debt Service Reserve LOC Provider is provided to the Trustee, be distributed ratably as follows: (a) to the Debt Service Reserve LOC Loan principal sub-fund for application against the principal on any Debt Service Reserve LOC Loans due or becoming due on the next succeeding Principal Payment Date, and (b) to the Debt Service Reserve Fund until the amount deposited therein equals the Debt Service Reserve Fund Required Balance.


PRINCIPAL FUND AND INTEREST FUND

     Funds in the Interest Fund and the Principal Fund are utilized to make interest and principal payments on the Project Notes and the Securities.


DEBT SERVICE RESERVE FUND

     A Debt Service Reserve Fund for the benefit of the Security Holders has been established under the Depositary Agreement and was funded on the closing date for the Old Securities with a letter of credit (the "Debt Service Reserve Letter of Credit") in an amount of approximately $68,297,134 issued by Credit Suisse First Boston, New York Branch. The Debt Service Reserve Letter of Credit was issued pursuant to a Debt Service Reserve LOC Reimbursement Agreement which has terms substantially as described below. See "--Debt Service Reserve LOC Reimbursement Agreement."

     The Debt Service Reserve Fund may accumulate cash deposits from:

          (1) the Revenue Fund, as provided above in priority Fourth under "Revenue Fund; Priority of Payments"; and

          (2) net interest earned on amounts deposited in the Debt Service Reserve Fund.

The sum of amounts available to be drawn under the Debt Service Reserve Letter of Credit and all cash and other Permitted Investments held in the Debt Service Reserve Fund will, from time to time, be equal to (1) at any given time on or prior to December 31, 1999, an amount equal to the maximum semiannual scheduled payment of principal, premium (if any) and interest due on the outstanding Securities; (2) at any given time subsequent to December 31, 1999 through payment in full of the Initial Securities and the Supplemental Securities, an amount equal to the maximum annual scheduled payment of principal, premium (if any) and interest due on the outstanding Securities; and (3) after payment in full of the Initial Securities and the Supplemental Securities, (a) the maximum annual scheduled payment of principal, premium (if any) and interest due on the outstanding Series F Securities or (b) if the Rating Agencies confirm that no Rating Downgrade will occur as a result thereof, the maximum semiannual scheduled payment of principal, premium (if any) and interest due on the outstanding Series F Securities, in each case as set forth in the Depositary Agreement (the "Debt Service Reserve Fund Required Balance"). Cash deposits in the Debt Service Reserve Fund, in conjunction with the Debt Service Reserve Letter of Credit, will be available in the event the Revenue Fund, the Principal Fund and the Interest Fund lack sufficient funds on a Payment Date to meet principal and interest payments on the Securities and interest payments on Debt Service Reserve LOC Loans. Once the Debt Service Reserve Fund Required Balance is reached, interest income in excess of the required balance will be transferred to the Revenue Fund.


DISTRIBUTION FUND

     The Distribution Fund is funded from monies transferred from the Revenue Fund, as specified in the Depositary Agreement, after all other then required amounts have been paid as provided above under "--Revenue Fund; Priority of Payments." Distributions may be made only from and to the extent of monies on deposit in the Distribution Fund. Distributions are subject to the prior satisfaction of the following conditions:

          (1) the amounts contained in the Principal Fund and the Interest Fund are equal to or greater than the aggregate principal payments and interest payments, respectively, next due on the Securities and (without duplication) the Project Notes;

          (2) no Default or Event of Default has occurred and is continuing;

          (3) the Debt Service Coverage Ratio for the preceding four fiscal quarters, taken as one accounting period (with respect to any proposed distribution date prior to the first anniversary of the closing date for the Series F Securities, for the period commencing with the closing date and ending on the first anniversary of the closing date, projected results for any portion of such period (certified by an officer of the Funding Corporation) will be used when actual results are not available), is equal to or greater than 1.4 to 1, if such distribution date occurs prior to the year 2000, and is equal to or greater than 1.5 to 1, if such distribution date occurs in or subsequent to the year 2000, in each case as certified by an authorized officer of the Funding Corporation;

          (4) the projected Debt Service Coverage Ratio for the succeeding four fiscal quarters, taken as one accounting period, is equal to or greater than 1.4 to 1, if such distribution date occurs prior to the year 2000, and is equal to or greater than 1.5 to 1, if such distribution date occurs in or subsequent to the year 2000, in each case as certified by an authorized officer of the Funding Corporation;

          (5) the Debt Service Reserve Fund has a balance equal to or greater than the Debt Service Reserve Fund Required Balance or one or more Debt Service Reserve Letters of Credit at least equal to (collectively with the balance, if any, then in such Debt Service Reserve Fund) the Debt Service Reserve Fund Required Balance is outstanding;

          (6) an authorized officer of the Funding Corporation provides a certificate (based on customary assumptions) stating that there are sufficient geothermal resources to operate the Power Projects at contract capacity, and to operate the Zinc Recovery Project at a level not materially lower than the level contemplated in the Base Case Projections (as adjusted upon achievement of Substantial Completion, if applicable), in each case through the final maturity date of the Securities; and

          (7) Substantial Completion of each New Project has occurred on or prior to the New Project's Guaranteed Substantial Completion Date unless
     (a) for any New Project not reaching Substantial Completion by such date, the required amount of Series F Securities has been redeemed as a result of the New Project not reaching Substantial Completion or (b) the Rating Agencies have confirmed that no Rating Downgrade will occur notwithstanding the failure of the New Project to reach Substantial Completion on or prior to its Guaranteed Substantial Completion Date. The foregoing condition is applicable with respect to a New Project only (x) after the New Project's Guaranteed Substantial Completion Date or (y) if the construction of the New Project has been abandoned, in each case unless and until the New Project has achieved Substantial Completion.

     Monies which are not able to be distributed from the Distribution Fund because of a failure to satisfy the conditions will be transferred to the Distribution Suspense Fund. However, monies which are not able to be distributed from the Distribution Fund because of a failure to satisfy the condition described in clause (7) above may at the election of the Funding Corporation be transferred to the Zinc Construction Fund, the Salton Sea Unit V Construction Fund or the Region 2 Construction Fund, as applicable, up to an amount necessary to complete the applicable New Project.


DISTRIBUTION SUSPENSE FUND

     Funds in the Distribution Fund which may not be distributed because of a failure to satisfy the distribution conditions will be transferred to the Distribution Suspense Fund. Funds in the Distribution Suspense Fund may be transferred back to the Distribution Fund and distributed when (1) all conditions are satisfied and (2) no Default or Event of Default has occurred and is continuing. At any time that funds in the Revenue Fund are not sufficient to pay any amounts which are due and payable and required to be paid with proceeds of the Revenue Fund, then funds in the Distribution Suspense Fund will be transferred to the Revenue Fund for distribution as required.


REDEMPTION FUND

     A Redemption Fund has been established under the Depositary Agreement. The Redemption Fund is funded from:

          (1) proceeds received in connection with an Event of Loss, an Event of Eminent Domain or a Title Event;

          (2) proceeds realized in connection with a Permitted Power Contract Buy-Out;

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          (3) performance liquidated damages in excess of $6,000,000 not used to complete the construction of a New Project in accordance with an Approved Completion Plan; and

          (4) proceeds in excess of $5,000,000 received as a result of foreclosure by the Collateral Agent of the Collateral securing the obligations of the Guarantors following a Trigger Event caused by an event of default under the Guarantees.

     All proceeds received in connection with an Event of Loss or a Title Event will be deposited in the Loss Proceeds Fund and proceeds in excess of $15,000,000 will be transferred to the Redemption Fund if not used to repair or replace the affected project or remediate the title deficiency, as permitted under the Indenture, and will be distributed to the Collateral Agent for distribution after giving effect to the applicable provisions of the Indenture, the Intercreditor Agreement and the Depositary Agreement. See "--Intercreditor Agreement" and "Summary Description of the Series F Securities--Mandatory Redemption."


LOSS PROCEEDS FUND

     All Loss Proceeds and Eminent Domain Proceeds received by the Salton Sea Guarantors or the Partnership Guarantors will be deposited in the Loss Proceeds Fund subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows.

     Upon the Depositary's receipt of a proper requisition from the relevant Salton Sea Guarantor or Partnership Guarantor and approved by the Independent Engineer, the Depositary will apply the amounts in the Loss Proceeds Fund to the payment, or reimbursement to the extent the same have been paid or satisfied by such Salton Sea Guarantor or Partnership Guarantor, of the costs of repair or replacement of the relevant Salton Sea Project or Partnership Project or any part thereof that has been affected due to an Event of Loss or Event of Eminent Domain; provided, however, that no approval of the Independent Engineer will be required if less than $30,000,000 in the aggregate for all plants affected by such occurrence is requested pursuant to such requisition or requisitions in any fiscal year.

     If the Salton Sea Guarantors or the Partnership Guarantors, as applicable, determine that the affected Salton Sea Project or Partnership Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, or determine not to rebuild, repair or restore the affected Project (or the Loss Proceeds and Eminent Domain Proceeds, together with any other amounts available to such Guarantors for such rebuilding or replacement, are not sufficient to permit such rebuilding or replacement), and the Loss Proceeds and Eminent Domain Proceeds exceed $15,000,000, the Depositary will transfer the Loss Proceeds and Eminent Domain Proceeds to the Collateral Agent for distribution to the Redemption Fund in accordance with the Indenture, the Depositary Agreement and the Intercreditor Agreement. If only a portion of the affected Project is capable of being rebuilt or replaced, the Depositary will transfer the Loss Proceeds and Eminent Domain Proceeds in excess of the cost of repairing or replacing the affected Project to the Redemption Fund in accordance with the Indenture, the Depositary Agreement and the Intercreditor Agreement; provided that such Loss Proceeds and Eminent Domain Proceeds exceed the cost of such repair and replacement by $15,000,000. If the Salton Sea Guarantors or the Partnership Guarantors, as applicable, do not rebuild or replace the affected Project and the Loss Proceeds and Eminent Domain Proceeds are equal to or are less than $15,000,000 or the excess Loss Proceeds and Eminent Domain Proceeds after rebuilding and replacement of the affected Project are equal to or are less than $15,000,000, funds in the Loss Proceeds Fund will be transferred to the Revenue Fund for distribution to other Funds, as provided below under "Revenue Fund; Priority of Payments." See "--Intercreditor Agreement" and "Summary Description of the Series F Securities--Mandatory Redemption."

     All Title Event Proceeds received by the Salton Sea Guarantors or the Partnership Guarantors, as applicable, will be deposited in the Loss Proceeds Fund subject to disbursement in connection with remedying the Title Event in an amount not to exceed $25,000,000 and for payment of expenses incurred in collecting such proceeds. Any Title Event Proceeds not so expended will be transferred to the

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Redemption Fund, to the extent such proceeds exceed $5,000,000. If such proceeds are equal to or are less than $5,000,000, then such proceeds will be transferred to the Revenue Fund and used for payment of interest on the Securities in amounts equal to the scheduled interest payable on the Series F Securities.

     All net performance liquidated damages received by the Salton Sea Guarantors or the Partnership Project Companies pursuant to the construction contracts for the New Projects will be deposited into the Loss Proceeds Fund. Such damage payments will be available for transfer to the applicable construction fund to complete the construction of any New Project for which such damage payments were received in accordance with an Approved Completion Plan. If an Approved Completion Plan has not been approved within a specified period of time and the liquidated damages payments received in respect of any one or more New Projects (1) exceed $6,000,000, such damage payments will be transferred to the Redemption Fund, or (2) are less than or equal to $6,000,000, such damage payments will be transferred to the Revenue Fund. See "--Redemption Fund" and "--Revenue Fund; Priority of Payments."


CONSTRUCTION PERIOD DEBT SERVICE FUND

     On the closing date for the Old Securities, the Construction Period Debt Service Fund was funded with approximately $23,575,000 from the proceeds of the Old Securities. After all of such proceeds have been utilized, the Guarantors will deposit up to a maximum of $12,963,000 into the Construction Period Debt Service Fund from (1) funds available to the Guarantors as distributions in accordance with the conditions described above under "--Distribution Fund" or
(2) funds available pursuant to the Equity Commitment Agreement, in each case in installments from time to time to pay scheduled debt service on the Securities. Amounts on deposit in the Construction Period Debt Service Fund will be available solely for the payment of scheduled debt service on the Securities in amounts equal to the scheduled debt service on the Old Securities.


ZINC CONSTRUCTION FUND

     On the closing date for the Old Securities the Zinc Construction Fund was funded with approximately $126,317,000 from the proceeds of the Old Securities. After all of such proceeds have been utilized, MidAmerican will deposit up to a maximum of $54,013,000 into the Zinc Construction Fund pursuant to the Equity Commitment Agreement in installments from time to time as necessary to complete the construction of the Zinc Recovery Project. All revenues received by Minerals LLC from the Zinc Recovery Project prior to its Substantial Completion will be deposited into the Zinc Construction Fund. Until completion of the construction of the Zinc Recovery Project, amounts on deposit in the Zinc Construction Fund will be available solely for the payment of costs associated with the construction and operation of the Zinc Recovery Project (collectively, "Zinc Construction Costs"). Withdrawals from the Zinc Construction Fund will be permitted only upon receipt by the Depositary of:

          (1) a requisition certificate from Minerals LLC which (a) specifies the Zinc Construction Costs then incurred or reasonably expected to be incurred within the next 30 days, (b) certifies that no Default or Event of Default has occurred and is continuing, and (c) confirms that the activities associated with the construction of the Zinc Recovery Project are proceeding in accordance with the construction budget and schedule for the Zinc Recovery Project; and

          (2) a certificate from the Independent Engineer (with customary assumptions and qualifications) including, among other things, (a) a confirmation that the Independent Engineer concurs with the statements described in clauses (1)(a) and (1)(c) immediately above, (b) the monies remaining on deposit after such withdrawal, together with the amounts allocated to the Zinc Recovery Project under the Equity Commitment Agreement or otherwise available to the Zinc Recovery Project, are sufficient for the Zinc Recovery Project to achieve Substantial Completion on or prior to its Guaranteed Substantial Completion Date and (c) construction of the Zinc Recovery Project is proceeding in a satisfactory manner in accordance with the construction contract therefor or pursuant to an Approved Completion Plan, if applicable.

Upon completion of the construction of the Zinc Recovery Project, all amounts on deposit in the Zinc Construction Fund will be transferred to the Revenue Fund, the Salton Sea Unit V Construction Fund and/or the Region 2 Construction Fund, as determined by the Funding Corporation.

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SALTON SEA UNIT V CONSTRUCTION FUND

     On the closing date for the Old Securities the Salton Sea Unit V Construction Fund was funded with approximately $74,854,000 from the proceeds of the Old Securities. After all of such proceeds have been utilized, MidAmerican and El Paso Holding will deposit up to a maximum of $32,009,000 into the Salton Sea Unit V Construction Fund pursuant to the Equity Commitment Agreement in installments from time to time as necessary to complete the construction of Salton Sea Unit V. All revenues received by Power LLC from Salton Sea Unit V prior to its Substantial Completion will be deposited into the Salton Sea Unit V Construction Fund. Until completion of Salton Sea Unit V, amounts on deposit in the Salton Sea Unit V Construction Fund will be available solely for the payment of costs associated with the construction or operation of Salton Sea Unit V (collectively, "Salton Sea Unit V Construction Costs"). Withdrawals from the Salton Sea Unit V Construction Fund will be permitted only upon receipt by the Depositary of:

          (1) a requisition certificate from Power LLC which, among other things, (a) specifies the Salton Sea Unit V Construction Costs then incurred or reasonably expected to be incurred within the next 30 days, (b) certifies that no Default or Event of Default has occurred and is continuing and (c) confirms that the activities associated with the construction of Salton Sea Unit V are proceeding in accordance with the approved construction budget and schedule for Salton Sea Unit V; and

          (2) a certificate from the Independent Engineer (with customary assumptions and qualifications) including, among other things, (a) a confirmation that the Independent Engineer concurs with the statements described in clauses (1)(a) and (1)(c) immediately above, (b) a statement that the monies remaining on deposit after such withdrawal, together with the amounts allocated to Salton Sea Unit V under the Equity Commitment Agreement or otherwise available to Salton Sea Unit V, are sufficient for Salton Sea Unit V to achieve Substantial Completion on or prior to its Guaranteed Substantial Completion Date (as such date may be modified pursuant to an Approved Completion Plan, if applicable), and (c) a statement that construction of Salton Sea Unit V is proceeding in a satisfactory manner in accordance with the construction contract therefor or pursuant to an Approved Completion Plan, if applicable.

Upon completion of the construction of Salton Sea Unit V, all amounts on deposit in the Salton Sea Unit V Construction Fund will be transferred to the Revenue Account, the Zinc Construction Fund and/or the Region 2 Construction Fund, as determined by the Funding Corporation.


REGION 2 CONSTRUCTION FUND

     On the closing date for the Old Securities the Region 2 Construction Fund was funded with approximately $40,076,000 from the proceeds of the Old Securities. After all of such proceeds have been utilized, MidAmerican and El Paso Holding will deposit up to a maximum of $17,137,000 into the Region 2 Construction Fund pursuant to the Equity Commitment Agreement in installments from time to time as necessary to complete the construction of the Region 2 Construction. All revenues received by Turbo LLC prior to Substantial Completion of the Region 2 Construction will be deposited into the Region 2 Construction Fund. Until completion of the construction of the Turbo Project, amounts on deposit in the Region 2 Construction Fund will be available solely for the payment of costs associated with the Region 2 Construction or operation of the CE Turbo Project (collectively, "Region 2 Construction Costs"). Withdrawals from the Region 2 Construction Fund will be permitted only upon receipt by the Depositary of a requisition certificate from Vulcan, Del Ranch or Turbo LLC which (1) specifies the Region 2 Construction Costs then incurred or reasonably expected to be incurred within the next 30 days, (2) certifies that no Default or Event of Default has occurred and is continuing and (3) confirms that the activities associated with the construction of the Region 2 Construction are proceeding in accordance with the approved construction budget and schedule for the Region 2 Construction. Upon completion of the construction of the Region 2 Construction, all amounts on deposit in the Region 2 Construction Fund will be transferred to the Revenue Fund, the Zinc Construction Fund and/or the Salton Sea Unit V Construction Fund, as determined by the Funding Corporation.


CAPITAL EXPENDITURE FUND

     The Capital Expenditure Fund was funded with approximately $14,946,000 of the net proceeds from the sale of the Old Securities. After all of such proceeds have been utilized, MidAmerican and El Paso

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Holding will deposit up to a maximum of $6,391,000 into the Capital Expenditure
Fund pursuant to the Equity Commitment Agreement in installments from time to time as necessary to complete the Additional Capital Improvements.

     Upon the Depositary's receipt of a proper requisition from the relevant Partnership Guarantor or Salton Sea Guarantor, the Depositary will apply the amounts in the Capital Expenditure Fund to the payment, or reimbursement to the extent the same have been paid or satisfied by such Partnership Guarantor or Salton Sea Guarantor, of costs incurred or reasonably expected to be incurred during the subsequent 30 days, in connection with the modification, improvement, reworking, maintenance and replacement from time to time of wells, pipelines, gathering systems, equipment, facilities and other capital expenditures in connection with or located at the Partnership Projects or the Salton Sea Projects (collectively, the "Permitted Capital Expenditures"). Each requisition certificate submitted by such an authorized officer must include the following:

          (1) a statement specifying the costs that have been incurred or that are reasonably expected to be incurred within the next 30 days;

          (2) a confirmation that no Default or Event of Default has occurred and is continuing; and

          (3) a confirmation that the expenditures are Permitted Capital Expenditures and are in accordance with the then current capital expenditure budget.

     Funds in the Capital Expenditure Fund must be used for Permitted Capital Expenditures and, until all Securities are paid in full, cannot be transferred to the Revenue Fund for distribution to other Funds.


INVESTMENT OF MONIES

     Amounts deposited in the accounts and funds under the Depositary Agreement, at the written request and direction of the Funding Corporation or any Guarantor, will be invested by the Depositary in Permitted Investments. Such investments will generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in the Depositary Agreement. Net interest or gain received from such investments will be applied as provided in the Depositary Agreement. Absent written instructions from the Funding Corporation, the Depositary will invest the amounts held in the accounts and funds under the Depositary Agreement in Permitted Investments described in clause (1) of such definition. So long as an outstanding balance remains in any of the accounts and funds under the Depositary Agreement, the Depositary will provide the Funding Corporation and the Guarantors with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each account and fund.


INDENTURE

GENERAL

     The New Securities and Additional Securities, if any, will be, and the Initial Securities, the Supplemental Securities and the Old Securities have been, issued under the Indenture between the Funding Corporation and the Trustee. The Funding Corporation has issued and will issue the Securities in its individual capacity as principal and as agent on behalf of the Guarantors. The Securities have been and will be issued in series pursuant to one or more supplemental indentures which will set forth the terms of such series including
(1) the title of such series, (2) any limit on the aggregate principal amount of such series that may be authenticated and delivered under the Indenture, (3) the dates on which the principal of the Securities of such series is payable and the amount of principal payable on such dates, (4) the interest rate on such series and the dates interest will accrue and be payable, (5) the place where payments under such series will be payable, (6) the terms of any redemption provisions related to such series and (7) other terms of such series.


ADDITIONAL SECURITIES

     The Indenture provides that Additional Securities may be issued thereunder subject to the satisfaction of conditions set forth in the Indenture. All Additional Securities (as well as the Initial

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Securities and Supplemental Securities) will rank pari passu with the Series F
Securities, will be secured by the Funding Corporation Collateral and guaranteed pursuant to the Guarantees and will have such terms, be in such form and be issued at such prices as approved in writing by the Funding Corporation. No Additional Securities (other than those used to finance capital improvements when required for the Salton Sea Projects, the Partnership Projects or Additional Projects to maintain compliance with applicable law) may be issued at any time if a Default or an Event of Default would result from the issuance of Additional Securities. All net proceeds of Additional Securities must be loaned to the Guarantors and must be utilized by the Guarantors for one or more of the purposes for which Permitted Debt may be incurred.


CERTAIN COVENANTS

     Actions with Respect to Credit Agreements. The Funding Corporation will enforce all of its rights under the Credit Agreements and the Project Notes for the benefit of the Trustee and the Security Holders. The Funding Corporation will not grant any consents or waivers under, amend or modify any provisions of, or otherwise modify, the Credit Agreements or the Project Notes, except as provided below. See "--Amendment of Credit Agreements and Project Notes."

     Limitations on Debt/Liens. The Funding Corporation will not create or incur or suffer to exist any Debt except for Permitted Debt. The Funding Corporation will not grant, create, incur or suffer to exist any Liens upon any of its properties except for Permitted Liens.

     Limitations on Guarantees. The Funding Corporation will not contingently or otherwise be or become liable in connection with any guarantee, except for endorsements and similar obligations in the ordinary course of business.

     Restricted Payments. The Funding Corporation will not make any Restricted Payments or direct any Restricted Payments to be made on behalf of any Guarantor except for payments permitted under the Depositary Agreement.

     Prohibitions on Other Obligations or Assignments. The Funding Corporation may not assign any of its rights or obligations under any Financing Document, and may not enter into additional contracts if it would be reasonably expected to cause a Material Adverse Effect and otherwise only as contemplated by the Indenture.

     Prohibitions on Fundamental Changes. The Funding Corporation may not enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate, wind-up or dissolve itself or discontinue its business, except as may be contemplated by the Financing Documents. The Funding Corporation is also restricted from engaging in any business other than in connection with the issuance of the Securities, the incurrence of Permitted Debt and the performance of its obligations under the Transaction Documents. The Funding Corporation may not lease (as lessor) or sell, transfer, assign, hypothecate, pledge or otherwise dispose of any of its property or assets, except as contemplated by the Financing Documents.


ADDITIONAL COVENANTS

     In addition to the covenants described above, the Indenture also contains covenants of the Funding Corporation regarding:

          (1) maintenance of existence;

          (2) payment of taxes;

          (3) maintenance of books and records;

          (4) compliance with laws;

          (5) delivery to the Trustee and the Rating Agencies of compliance certificates and of notices of events of default under the Credit Agreements and Guarantees;

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          (6) delivery to the Trustee, the Rating Agencies and any Security
     Holder or beneficial owner of a Global Security upon written request of unaudited quarterly reports of the Funding Corporation and the Guarantors for the first three quarters of each fiscal year containing condensed financial information and audited annual reports of the Funding Corporation and the Guarantors; and

          (7) delivery to the Trustee and any Security Holder or beneficial owner of a Global Security upon written request of all other information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance by a Security Holder or beneficial owner of a Global Security with Rule 144A in connection with the resale of the Securities.


REDEMPTION OF SECURITIES; NOTICE

     Notice to Trustee. The election or requirement of the Funding Corporation to redeem any Securities will be evidenced by a written request of the Funding Corporation (a "Funding Order"). If the Funding Corporation determines or is required to redeem any Securities, the Funding Corporation will, at least 30 days prior to the date upon which notice of redemption is required to be given to the Security Holders (or such shorter period as may be agreed by the Trustee), deliver to the Trustee a Funding Order specifying the date on which the redemption will occur (the "Redemption Date") and the series and principal amount of Securities to be redeemed.

     Notice of Redemption. Notice of redemption will be given to the holders of Securities of the series to be redeemed at least 30 days but not more than 60 days prior to the Redemption Date. All notices of redemption will state the Redemption Date, the premium payable on redemption, if any, the portion of the principal amount of each Security of the series to be redeemed, that on the Redemption Date interest on the Securities to be redeemed will cease to accrue on and after said date, the place of payment where the Securities are to be surrendered for payment of the redemption amount, and that the availability in the mandatory redemption fund of an amount of immediately available funds to pay the Securities to be redeemed in full is a condition precedent to the redemption.

     Securities Payable on Redemption Date. The Securities or portions thereof to be redeemed will, on the Redemption Date, become due and payable, and from and after the Redemption Date the Securities to be redeemed or portions thereof will cease to bear interest. Upon surrender of any Security for redemption, an amount in respect of such Security or portion thereof will be paid as provided in the terms of the Security; provided, however, that any payment of interest on any Security the scheduled payment date of which is on or prior to the Redemption Date will be payable to the holder of the Security at the close of business on the record date according to the terms of the Security and the Indenture.


EVENTS OF DEFAULT

     Certain Events. The following events constitute "Events of Default" under the Indenture:

     (a) Failure to pay any principal, interest or other amounts owed on any Security when the same becomes due and payable, whether by scheduled maturity or required prepayment or redemption or by acceleration or otherwise, and the failure continues for 15 days or more following the due date for payment;

     (b) An event of default under a Credit Agreement or a Guarantee has occurred and is continuing (other than an event of default related to a failure to make payments on a Project Note or a Guarantee);

     (c) Any representation or warranty made by the Funding Corporation in the Indenture or in any other Financing Document or any representation, warranty or statement in any certificate, financial statement or other document furnished to the Trustee or any other person by or on behalf of the Funding Corporation proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to such inaccuracy has resulted in, or could reasonably be expected to result in, a Material Adverse Effect and the fact, event or circumstance continues uncured for 30 or more days from the date a responsible officer of the Funding Corporation obtains actual knowledge of the fact, event or circumstance; provided that if the Funding Corporation commences and diligently pursues efforts to cure the fact, event or circumstance within the

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30-day period and delivers written notice to the Trustee of the efforts to cure, the Funding Corporation may continue to effect the cure, and the misrepresentation will not be deemed an "Event of Default" for an additional 60 days so long as the Funding Corporation is diligently pursuing such cure;

     (d) The Funding Corporation fails to perform or observe any covenant or agreement contained in the Indenture regarding maintenance of existence or restrictions on Debt, Liens, Restricted Payments, guarantees, disposition of assets, amendments to Credit Agreements or Project Notes or taking of actions thereunder as directed by the Required Security Holders, fundamental changes or nature of business and the failure continues uncured for 30 or more days from the date a responsible officer of the Funding Corporation obtains actual knowledge of the failure;

     (e) The Funding Corporation fails to perform or observe any of its covenants contained in the Indenture (other than those contained in (d) above) and the failure continues uncured for 60 or more days from the date a responsible officer of the Funding Corporation obtains actual knowledge of the failure; provided that if the Funding Corporation commences and diligently pursues efforts to cure the default within the 60-day period, the Funding Corporation may continue to effect the cure of the default and the default will not be deemed an "Event of Default" for an additional 30 days so long as the Funding Corporation is diligently pursuing the cure;

     (f) Certain events involving the bankruptcy, insolvency, receivership or reorganization of the Funding Corporation;

     (g) The Funding Pledge Agreement ceases to be in full force and effect or there is a Material Adverse Effect on the Lien purported to be granted in the Funding Pledge Agreement such that it ceases to be a valid and perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties on the Funding Corporation Collateral described in the Funding Pledge Agreement with the priority purported to be created by the Funding Pledge Agreement; provided, however, that the Funding Corporation has 10 days to cure any such cessation, if curable, or to furnish to the Collateral Agent with all documents or instruments required to cure any such cessation, if curable;

     (h) Any event of default under any Permitted Debt of the Funding Corporation which results in Permitted Debt in excess of $10,000,000 becoming due and payable prior to its stated maturity;

     (i) Magma fails to perform or breaches its obligations under the Support Letter and the failure or breach continues for 15 days or more;

     (j) MidAmerican fails to perform or breaches its obligations under the Equity Commitment Agreement and the failure or breach continues for 15 days or more; or

     (k) MidAmerican fails to maintain direct or indirect beneficial ownership of (1) 100% of CEOC and VPC, (2) at least 50% of Minerals LLC, Power LLC and Turbo LLC or (3) at least 50% of each of the Salton Sea Guarantors and the Partnership Project Companies other than Minerals LLC, Power LLC and Turbo LLC.

     Control By Security Holders. The holders of not less than a majority (the "Required Security Holders") in aggregate principal amount of the outstanding Securities have the right to direct the time, place and method of conducting any proceeding for any right or remedy available to the Trustee or exercising any trust or power conferred on the Trustee in the Indenture. The Required Security Holders, acting through the Trustee, have the right to direct the time, place and method for exercising any right or remedy available to the Funding Corporation under the Credit Agreements and the Project Notes; provided that upon the occurrence of an Event of Default related to failure to make payments on the Securities, holders of 331/3% in aggregate principal amount of the outstanding Securities have the right to cause the acceleration of any Project Note pursuant to which a payment default related to the Event of Default has occurred.

     Subject to the immediately preceding paragraph, if an Event of Default has occurred and is continuing and as a result of, in connection with, or pursuant to an acceleration of the Securities arising from the Event of Default, payments on the Securities are not made when due, the Trustee is required to enforce the Guarantees and the rights of the Security Holders thereunder.

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 Enforcement of Remedies

     (a) If one or more Events of Default have occurred and are continuing, then:

          (1) in the case of an Event of Default described in clause (f) above, the entire principal amount of the Securities outstanding, all accrued and unpaid interest, and all premium and other amounts payable under the Securities and the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

          (2) in the case of an Event of Default described in clause (b) above relating to certain events involving the bankruptcy, insolvency, receivership or reorganization of any of the Guarantors, a principal amount of the Securities outstanding (on a pro rata basis) which is equal to the principal amount of the Project Notes automatically accelerated in connection with such Event of Default under the Credit Agreements, all accrued and unpaid interest, and all premium and other amounts payable under the Securities and the Indenture, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

          (3) in the case of an Event of Default described in:

               (A) clause (a) above, upon the direction of the holders of no less than 33 1/3% in aggregate principal amount of the outstanding Securities, the Trustee will, by notice to the Funding Corporation, declare the entire principal amount of the Securities outstanding, all accrued and unpaid interest, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable,

               (B) clause (b) above (except as described in clause (2) immediately above), upon the direction of the holders of no less than 50% in aggregate principal amount of the outstanding Securities, the Trustee will, by notice to the Funding Corporation, declare a principal amount of the Securities outstanding which is equal to the principal amount of the Project Notes related to the Credit Agreement to be accelerated in connection with the event of default under the Credit Agreement, all accrued and unpaid interest, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable, or

               (C) clauses (c), (d), (e), (g), (h), (i), (j) or (k) above, upon the direction of the holders of no less than 50% in aggregate principal amount of the outstanding Securities, the Trustee will, by notice to the Funding Corporation, declare the entire principal amount of the Securities outstanding, all accrued and unpaid interest, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable.

     If an Event of Default occurs and is continuing and is known to the Trustee, the Trustee will mail to each Security Holder notice of the Event of Default within 30 days after its occurrence. Except in the case of an Event of Default in the payment of principal of or interest on any Security, the Trustee may withhold the notice to the Security Holders if the Trustee in good faith determines that withholding the notice is in the interest of the Security Holders.

     If an Event of Default relating to failure to pay amounts owed on the Securities has occurred and is continuing, the Trustee may declare the principal amount of the Securities outstanding, all accrued and unpaid interest, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from holders of at least 33 1/3% in aggregate principal amount of the Securities outstanding directing the Trustee to accelerate the maturity of the Securities unless holders of more than 66 2/3% in aggregate principal amount of the Securities outstanding direct the Trustee not to accelerate the maturity of the Securities, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Security Holders.

     If an Event of Default relating to an event of default under a Credit Agreement or a Guarantee (other than an event of default related to a failure to make payments under a Project Note or a Guarantee) has occurred and is continuing, the Trustee may declare the principal amount of the Securities outstanding referred to in clause (3)(B) immediately above, all accrued and unpaid interest, and all

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premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from holders of at least 50% in aggregate principal amount of the Securities outstanding directing the Trustee to accelerate the maturity of such amount of Securities unless holders of more than 50% in aggregate principal amount of the Securities outstanding direct the Trustee not to accelerate the maturity of such Securities, if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Security Holders.

     In addition, if one or more of the Events of Default referred to in clause
(3)(C) immediately above has occurred and is continuing, the Trustee may declare the entire principal amount of the Securities outstanding, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Securities and the Indenture, if any, to be due and payable notwithstanding the absence of direction from the holders of at least 50% in aggregate principal amount of the Securities outstanding directing the Trustee to accelerate the maturity of the Securities unless holders of more than 50% in aggregate principal amount of the Securities outstanding direct the Trustee not to accelerate the maturity of the Securities if in the good faith exercise of its discretion the Trustee determines that such action is necessary to protect the interests of the Security Holders.

     (b) At any time after the principal of the Securities has become due and payable upon a declared acceleration, and before any judgment or decree for the payment of the money so due, or any portion thereof, has been entered, the holders of not less than a majority in aggregate principal amount of the outstanding Securities, by written notice to the Funding Corporation and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) there has been paid to or deposited with the Trustee a sum sufficient to pay:

               (A) all overdue interest on the Securities,

               (B) the principal of and premium, if any, on any Securities that have become due (including overdue principal) other than by the declaration of acceleration and interest thereon at the respective rates provided in the Securities for overdue principal,

               (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the respective rates provided in the Securities for overdue interest, and

               (D) all sums paid or advanced by the Trustee and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

          (2) all Events of Default, other than the nonpayment of the principal of the Securities that has become due solely by the acceleration, have been cured or waived in accordance with the Indenture.

     (c) If an Event of Default relating to failure to pay amounts owed on the Securities has occurred and is continuing and an acceleration has occurred, the Trustee may (as the holders of 33 1/3% in aggregate principal amount of the Securities outstanding request) direct the Collateral Agent to take possession of all Collateral pledged to secure the Project Notes to be accelerated in connection with the Event of Default and all Collateral pledged to secure any Guarantee under which a payment default has occurred in connection with the failure to pay amounts owed on the Securities and, pursuant to the Intercreditor Agreement, to sell pursuant to the procedures contained in the Intercreditor Agreement such Collateral as and to the extent permitted under the Intercreditor Agreement.

     (d) If an Event of Default relating to an event of default under a Credit Agreement or a Guarantee (other than an event of default related to a failure to make payments on a Project Note or a Guarantee) has occurred and is continuing and an acceleration has occurred, the Trustee may (as the holders of 50% in aggregate principal amount of the Securities outstanding request) direct the Collateral Agent to take possession of all Collateral pledged to secure the Project Note or Project Notes to be accelerated in connection with the Event of Default and all Collateral pledged to secure any Guarantee pursuant to which the Event of Default has occurred and, pursuant to the Intercreditor Agreement, to sell pursuant to the procedures contained in the Intercreditor Agreement such Collateral as and to the extent permitted under the Intercreditor Agreement.

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     (e) If an Event of Default other than those referred to in clauses (c) and
(d) above has occurred and is continuing and an acceleration has occurred, the Trustee may (as the holders of 50% in aggregate principal amount of the Securities outstanding request) direct the Collateral Agent to take possession of all Collateral and Funding Corporation Collateral and, pursuant to the Intercreditor Agreement, to sell pursuant to the procedures contained in the Intercreditor Agreement the Collateral and Funding Corporation Collateral as and to the extent permitted under the Intercreditor Agreement.

     (f) If one or more events of default shall have occurred and be continuing under the Royalty Guarantee or the Partnership Guarantee, the Trustee may (as the holders of a majority in aggregate principal amount of the Securities outstanding request) direct the Collateral Agent to take possession of all Collateral pledged to secure the obligations of the defaulting Guarantor under the Royalty Guarantee or the Partnership Guarantee in connection with the Event of Default and, pursuant to the Intercreditor Agreement, to sell such Collateral as and to the extent permitted under the Intercreditor Agreement. Pursuant to the Intercreditor Agreement, all monies received by the Trustee resulting from the sale will be made available for redemption of Securities.

     Application of Monies Collected by Trustee. Any money collected or to be applied by the Trustee after an Event of Default will be applied to amounts owed with respect to all Securities on a pro rata basis and, in respect of Securities of a series, will be applied ratably to the Security Holders in the following order from time to time, on the date or dates fixed by the Trustee:

          (1) first, to the payment of all amounts due to the Trustee or any predecessor Trustee under the Indenture;

          (2) second,

               (A) in case the unpaid principal amount of the outstanding Securities of such series has not become due, to the payment of any overdue interest, in the order of the maturity of the payments thereof, with interest at the rates specified in the respective Securities of such series in respect of overdue interest,

               (B) in case the unpaid principal amount of a portion of the outstanding Securities of such series has become due, first to the payment of accrued interest on all outstanding Securities of such series in the order of the maturity of the payments thereof, with interest at the respective rates specified in the Securities of such series for overdue principal, premium, if any, and overdue interest, and next to the payment of the overdue principal on all Securities of such series then due, or

               (C) in case the unpaid principal amount of all of the outstanding Securities of such series has become due, first to the payment of the whole amount then due and unpaid upon the outstanding Securities of such series for principal, premium, if any, and interest, together with interest at the respective rates specified in the Securities of such series for overdue principal, premium, if any, and overdue interest; and

          (3) third, in case the unpaid principal amount of all the outstanding Securities of such series has become due, and all of the outstanding principal, premium, if any, interest and other amounts owed in connection with Securities of such series have been fully paid, any surplus then remaining will be paid to the Funding Corporation, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.


AMENDMENTS AND SUPPLEMENTS

     The Funding Corporation and the Trustee may amend or supplement the Indenture without the consent of the Security Holders (1) to add additional covenants of the Funding Corporation, to surrender rights conferred upon the Funding Corporation, or to confer additional benefits upon the Security Holders, (2) to increase the assets securing the Funding Corporation's obligations under the Indenture, (3) to provide for the issuance of Additional Securities on the conditions described elsewhere in this

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

prospectus, (4) for any purpose not inconsistent with the terms of the Indenture or to cure any ambiguity, defect or inconsistency, or (5) to reflect any amendments required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture.

     The Indenture may be otherwise amended or supplemented by the Funding Corporation and the Trustee with the consent of holders of not less than 51% in aggregate principal amount of the Securities then outstanding; provided that no amendment or supplement may, without the consent of all of the Security Holders, modify: (1) the principal, premium (if any) or interest payable upon any Securities, (2) the dates on which interest on or principal of any Securities is paid, (3) the dates of maturity of any Securities, or (4) the procedures for amendment by a supplemental indenture.


AMENDMENT OF CREDIT AGREEMENTS AND PROJECT NOTES

     The Funding Corporation and the Trustee may, without the consent of or notice to the Security Holders, consent to any amendment or modification of any Credit Agreement or Project Note (1) as permitted by the provisions of the Credit Agreement or Project Note or the Indenture, (2) to cure any ambiguity or formal defect, (3) to add additional rights in favor of the Funding Corporation, or (4) in connection with any other amendment to the Credit Agreement or Project Note, including any amendment required by a Rating Agency in circumstances where confirmation of the Ratings is required or permitted under the Indenture or the Credit Agreement. Except as described above, neither the Funding Corporation nor the Trustee shall consent to any other amendment or modification of a Credit Agreement or Project Note or grant any waiver or consent thereunder without the consent of the holders of not less than 51% in aggregate principal amount of the Securities then outstanding. An amendment to a Credit Agreement or Project Note which changes the amounts of payments due thereunder, the person to whom such payments are to be made or the dates on which such payments are to be made cannot be made without the unanimous consent of the Security Holders.


SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

     The Funding Corporation may terminate the Indenture and the Guarantees by delivering all outstanding Securities to the Trustee for cancellation and by paying all other sums payable under the Indenture.

     Legal and covenant defeasance is permitted upon terms and conditions customary for transactions of this nature.


TRUSTEE

     There must at all times be a Trustee under the Indenture, which must be a corporation either (a) having a combined capital and surplus of at least $50 million, or (b) having a combined capital and surplus of at least $10,000,000 and being a wholly-owned subsidiary of a corporation having a combined capital and surplus of at least $50,000,000, in each case subject to supervision or examination by a Federal or State or District of Columbia authority and having a corporate trust office in New York, New York and California, to the extent there is such an institution eligible and willing to serve. The Funding Corporation agrees to indemnify and hold harmless the Trustee in connection with the performance of its duties under the Indenture, except for liability which results from the gross negligence, bad faith or willful misconduct of the Trustee.

     The Trustee may resign at any time by giving written notice thereof to the Funding Corporation. The Trustee may be removed at any time by act of the holders of a majority in principal amount of the outstanding Securities, delivered to the Trustee and to the Funding Corporation. The Funding Corporation must give notice of each resignation and removal of the Trustee and each appointment of a successor Trustee to all Security Holders.


INFORMATION AVAILABLE TO SECURITY HOLDERS

     Pursuant to the Indenture, the Funding Corporation has agreed to provide to Security Holders and owners of beneficial interests in Securities in global form, upon written request, such information as is

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appropriate under Rule 144A(d)(4) under the Securities Act to enable resales of the Securities to be made pursuant to Rule 144A, including, but not limited to, the unaudited quarterly and audited annual financial reports of the Funding Corporation and the Guarantors.


AGENT RELATIONSHIP

     Each of the Guarantors has designated the Funding Corporation as its agent under the Indenture for the sole purpose of (1) issuing the Securities to the extent of each Guarantor's obligations thereunder and (2) otherwise carrying out each Guarantor's obligations and duties and exercising each Guarantor's rights and privileges under the Indenture. Each Guarantor will indemnify Funding Corporation against all claims arising in connection with the Funding Corporation's performance of its obligations.


GUARANTEES

     Pursuant to the Guarantees issued by the Salton Sea Guarantors, the Partnership Guarantors and the Royalty Guarantor in favor of the Collateral Agent for the benefit of the Secured Parties, each of the Guarantors has, on a joint and several basis, unconditionally and irrevocably guaranteed the payment of principal of, premium, if any, and interest on the Securities and the other Senior Debt. The Royalty Guarantor and the Partnership Guarantors will only be required to make payments under their Guarantees in amounts which do not exceed their Available Cash Flow. Each Guarantee is a guarantee of payment and the Trustee and the Collateral Agent are entitled to make demands for payment under the Guarantees at any time that amounts due and payable on the Senior Debt have not been paid.

     Under the Guarantees, each Guarantor has agreed to be bound by and to perform all of its covenants contained in the applicable Credit Agreement in favor of the Trustee and the Collateral Agent from and after the date that its Project Notes are repaid in full. Failure to perform these covenants will result in an event of default under the Guarantee after the expiration of any applicable grace period.

     Because the Zinc Recovery Project is not required to maintain Qualifying Facility status, MidAmerican did not contribute its indirect interests in such Project to CE Generation. MidAmerican has agreed to guarantee the payment by the Partnership Guarantors of a specified portion of the scheduled debt service on the Partnership Project Loans in respect of the Zinc Recovery Project.


CREDIT AGREEMENTS

GENERAL

     Salton Sea Credit Agreement. Pursuant to the Credit Agreement between the Salton Sea Guarantors and the Funding Corporation, as amended on the closing date for the Old Securities (the "Salton Sea Credit Agreement"), (1) the Initial Salton Sea Guarantors issued the Initial Salton Sea Project Note on the closing date for the Initial Securities, payable to the Funding Corporation, which note was amended and restated and issued by all of the Salton Sea Guarantors (including Power LLC) on the closing date for the Old Securities and
(2) the Salton Sea Guarantors issued the Additional Salton Sea Project Note on the closing date for the Old Securities.

     Partnership Credit Agreement. Pursuant to the Credit Agreement between the Partnership Guarantors and the Funding Corporation, as amended on the closing date for the Supplemental Securities and on the closing date for the Old Securities (the "Partnership Credit Agreement"), (1) the Initial Partnership Guarantors issued the Initial Partnership Project Note on the closing date for the Initial Securities, payable to the Funding Corporation, which note was amended and restated and issued by the Initial Partnership Guarantors and the Supplemental Partnership Guarantors on the closing date for the Supplemental Securities, and was amended and restated and issued by all of the Partnership Guarantors (including the Additional Partnership Guarantors) on the closing date for the Old Securities, (2) the Initial Partnership Guarantors and the Supplemental Partnership Guarantors issued the Supplemental Partnership Project Note on the closing date for the Supplemental Securities, payable to the Funding Corporation, which note was amended and restated and issued by all of the Partnership Guarantors (including the Additional Partnership Guarantors) on the closing date for the Old Securities and (3) the Partnership Guarantors issued the Additional Partnership Project Note on the closing date for the Old Securities, payable to the Funding Corporation.

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     Royalty Credit Agreement. Pursuant to the Credit Agreement, dated as of the closing date for the Initial Securities, between the Royalty Guarantor and the Funding Corporation (the "Royalty Credit Agreement"), the Royalty Guarantor issued the Royalty Project Note payable to the Funding Corporation.

     Payments on the Project Notes in the aggregate are sufficient to enable the Funding Corporation to pay scheduled principal of, and interest on, the Securities.

     Each of the Guarantors has absolutely and unconditionally agreed to make payments on its respective Project Notes in scheduled installments and to pay interest, in arrears, on the unpaid principal amount of each installment. The Salton Sea Guarantors' obligations to make payments on the Salton Sea Project Notes, and the Partnership Guarantors' obligations to make payments on the Partnership Project Notes, are joint and several with respect to each Salton Sea Guarantor and each Partnership Guarantor, respectively.


OPTIONAL PREPAYMENT

     Optional prepayment of the Additional Salton Sea Project Note and the Additional Partnership Project Note is permitted so long as the proceeds of the prepayment are utilized by the Funding Corporation to ratably redeem the Series F Securities or in connection with the defeasance of the Securities. Optional prepayment of the Supplemental Partnership Project Note is permitted so long as the proceeds of the prepayment are utilized by the Funding Corporation to ratably redeem Series E Securities or in connection with the defeasance of the Securities. Optional prepayment of the Initial Salton Sea Project Note and the Initial Partnership Project Note is permitted so long as the proceeds of the prepayment are utilized by the Funding Corporation to ratably redeem Series B Securities or Series C Securities or in connection with the defeasance of the Securities. Optional prepayment of the Royalty Project Note is permitted so long as the proceeds of the prepayment are utilized by the Funding Corporation to ratably redeem Series B Securities or in connection with the defeasance of the Securities


MANDATORY PREPAYMENT

     The Salton Sea Guarantors and the Partnership Guarantors are required to prepay their respective Project Notes (1) in connection with the failure of a New Project to achieve Substantial Completion on or prior to its Guaranteed Substantial Completion Date and (2) with net proceeds received by such Guarantors in connection with an Event of Loss, a Title Event, an Event of Eminent Domain, a Permitted Power Contract Buy-Out, or the payment of performance liquidated damages under the construction contracts for the New Projects, as and to the extent the Securities are required to be redeemed in connection with the receipt of such proceeds in an amount as provided in the Intercreditor Agreement. Additionally, the Partnership Guarantors are required to prepay the Partnership Project Notes with proceeds received in connection with the incurrence of Debt by the Partnership Project Companies in order to fund equity distributions to the Partnership Guarantors. The Royalty Project
Note is not subject to mandatory prepayment except in connection with an acceleration of the maturity of the note. See "--Depositary Agreement," "--Intercreditor Agreement" and "Summary Description of the Series F Securities--Mandatory Redemption."


COVENANTS

     Set forth below are some of the covenants of the Guarantors contained in their Credit Agreements.

     Reporting Requirements. The Salton Sea Guarantors, the Partnership Guarantors and the Royalty Guarantor will provide to the Funding Corporation
(1) unaudited quarterly reports for the first three quarters of each fiscal year containing condensed financial information and audited annual reports, (2) all other information in respect of their Projects requested by the Funding Corporation to enable the Funding Corporation to meet its obligations under the Indenture and (3) written notice of any default or event of default under their Credit Agreements or any event or condition that could reasonably be expected to result in a Material Adverse Effect. The Salton Sea Guarantors and the Partnership Guarantors will also provide to the Funding Corporation copies of material notices delivered in connection with any of their Project Documents.

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     Sale of Assets. With respect to the Salton Sea Guarantors and the
Partnership Guarantors, except as contemplated by the applicable Project Documents none of the Salton Sea Guarantors or the Partnership Guarantors will sell, lease (as lessor) or transfer (as transferor) any property or assets material to the operation of their Projects, except in the ordinary course of business to the extent that such property is no longer useful or necessary in connection with the operation of the Projects; provided, however, that the Salton Sea Guarantors will be allowed to loan useful spare parts to the Partnership Project Companies for use in the Partnership Projects, and the Partnership Project Companies will be allowed to loan useful spare parts to the Salton Sea Guarantors for use in the Salton Sea Projects.

     Sale of Partnership Interests. Neither of the Initial Partnership Guarantors will sell, transfer or convey any of their partnership interests in the Partnership Project Companies.

     Insurance. The Salton Sea Guarantors have the benefit of the insurance in effect for the Salton Sea Projects and as is generally carried by companies engaged in similar businesses and owning similar properties in the same general areas and financed in a similar manner, and the Partnership Project Companies must maintain or cause to be maintained such insurance. The Salton Sea Guarantors and the Partnership Project Companies maintain business interruption insurance, casualty insurance, including flood and earthquake coverage, and primary and excess liability insurance, as well as customary worker's compensation and automobile insurance. The Salton Sea Guarantors and the Partnership Project Companies will not reduce or cancel insurance coverages (or permit any of these coverages to be reduced or canceled) if the Insurance Consultant determines that such reduction or cancellation would not be reasonable under the circumstances and the insurance coverages sought to be reduced or canceled are available on commercially reasonable terms or that another level of coverage greater than that proposed by such Guarantors is available on commercially reasonable terms (in which case the coverage may be reduced to the higher of the available levels).

     QF Status. The Salton Sea Guarantors and the Partnership Project Companies will operate and maintain their Projects (other than the New Projects) as Qualifying Facilities, unless the failure to operate and maintain these Projects as Qualifying Facilities would not cause or result in (1) a breach of the Guarantors' power purchase agreements or (2) an adverse effect on the revenues to be received under the Guarantors' power purchase agreements. The Salton Sea Guarantors and the Partnership Guarantors will operate and maintain Salton Sea Unit V and the CE Turbo Project as Qualifying Facilities or as eligible facilities owned by Exempt Wholesale Generators unless the failure to so maintain or operate these Projects could not reasonably be expected to have a Material Adverse Effect.

     Governmental Approvals; Title. Each of the Guarantors will at all times
(1) obtain and maintain in full force and effect all material governmental approvals and other consents and approvals required at any time in connection with its business and (2) preserve and maintain good and valid title to its properties and assets (subject to no Liens other than Permitted Liens), except in each case where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     Nature of Business. None of the Partnership Guarantors will engage in any business other than their existing businesses and the development, acquisition, construction, operation and financing of the Partnership Projects as contemplated by the applicable Transaction Documents; provided, however, that
(a) the Partnership Guarantors may engage in Permitted Facilities at the Salton Sea Known Geothermal Resource Area (A) (1) for which Permitted Debt may be incurred and (2) if the Independent Engineer certifies that the new projects could not reasonably be expected to have an adverse impact on the geothermal resources for the Salton Sea Projects or the Partnership Projects or (B) if the Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities, and (b) CEOC may enter into agreements to provide operating and maintenance services, administrative services, technical services or related services for Permitted Facilities owned in whole or in part by the MidAmerican (directly or indirectly) and located in Imperial County, California. None of the Salton Sea Guarantors will engage in any business other than their existing businesses and the development, acquisition, construction, operation and financing of the Salton Sea Projects as contemplated by the Transaction Documents; provided, however, that the Salton Sea Guarantors may engage in Permitted Facilities at the Salton Sea Known Geothermal Resource Area

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

(1) for which Permitted Debt may be incurred or (2) if the Independent Engineer certifies that the new projects could not reasonably be expected to have an adverse impact on the geothermal resources for the Salton Sea Projects or the Partnership Projects or (3) if Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities.

     Compliance with Laws. Each of the Guarantors will comply with all applicable laws, except where non-compliance could not reasonably be expected to have a Material Adverse Effect.

     Prohibition on Fundamental Changes. None of the Guarantors will enter into any transaction of merger or consolidation, change its form of organization or its business, liquidate or dissolve itself (or suffer any liquidation or dissolution); provided that any Guarantor will be able to merge with or into any other Guarantor so long as no Default or Event of Default exists or will occur as a result thereof and subject to the satisfaction of other customary conditions. None of the Salton Sea Guarantors or the Partnership Guarantors will purchase or otherwise acquire all or substantially all of the assets of any other person; provided, however, that under specified circumstances the Salton Sea Guarantors or the Partnership Guarantors may engage in Permitted Facilities at the Salton Sea Known Geothermal Resource Area (1) for which Permitted Debt may be incurred or (2) if the Independent Engineer certifies that the new projects could not reasonably be expected to have an adverse impact on the geothermal resource for the Salton Sea Projects or the Partnership Projects or (3) if the Funding Corporation and the Guarantors take such action as the Rating Agencies require to confirm the Investment Grade Rating of the Securities, and further provided that any of the Partnership Guarantors may purchase or acquire the partnership interests or assets of the Partnership Projects not currently owned by such Partnership Guarantors.

     Revenue Fund. The Guarantors will take all actions as may be necessary to cause all of their revenues to be deposited in the Revenue Fund or the applicable construction fund, in each case in accordance with the terms of the Depositary Agreement.

     Transactions with Affiliates. No Guarantor will enter into any transaction or agreement with any of its affiliates other than (1) as contemplated by the Transaction Documents or (2) transactions in the ordinary course of business and on terms no less favorable to the Guarantor than the Guarantor would obtain in an arms-length transaction with a person that is not an affiliate of the Guarantor.

     Restricted Payments. No Guarantor will make any Restricted Payments, except as permitted under the Depositary Agreement.

     Exercise of Rights. None of the Salton Sea Guarantors or the Partnership Guarantors will exercise, or fail to exercise, their rights under the Salton Sea Project Documents or the Partnership Project Documents, respectively, in a manner which could reasonably be expected to result in a Material Adverse Effect.

     Amendments to Contracts. None of the Salton Sea Guarantors will terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Salton Sea Guarantors) any of the Salton Sea Project Documents unless (1) (A) the Salton Sea Guarantor certifies that the termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect and (B) in the case of any amendment, termination or modification of a Salton Sea Project power purchase agreement which affects the revenues derived by any of the Salton Sea Guarantors, the Independent Engineer certifies that the amendment, termination or modification could not reasonably be expected to have a Material Adverse Effect, (2) the Salton Sea Guarantors provide a letter from the Rating Agencies confirming that the amendment, termination or modification will not result in a Rating Downgrade or (3) the amendment, termination or modification is required under applicable law or to maintain the QF status of a Project.

     Neither of the Initial Partnership Guarantors will terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Partnership Guarantors) any of the Partnership Project Documents unless the termination, amendment, replacement or modification (1) could not reasonably be expected to have a Material Adverse Effect or (2) is required under applicable law. In addition, none of the Partnership Guarantors will terminate, amend, replace or modify (other than

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immaterial amendments or modifications as certified by the Partnership
Guarantors) any of the Partnership Project Documents unless (1)(A) the Partnership Guarantor certifies that the termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect and (B) in the case of any amendment, termination or modification of a Partnership Project power purchase agreement which affects the revenues derived by any of the Partnership Guarantors, the Independent Engineer certifies that the amendment, termination or modification could not reasonably be expected to have a Material Adverse Effect, (2) the Partnership Guarantors provide a letter from the Rating Agencies confirming that the amendment, termination or modification will not result in a Rating Downgrade, or (3) the amendment, termination or modification is required under applicable law or to maintain the QF status of a Project.

     The Royalty Guarantor will not terminate, amend, replace or modify (other than immaterial amendments or modifications as certified by the Royalty Guarantor) any of the Royalty Project Documents unless (1) the Royalty Guarantor certifies that the termination, amendment, replacement or modification could not reasonably be expected to have a Material Adverse Effect or (2) the Royalty Guarantor provides a letter from the Rating Agencies confirming that the amendment, termination or modification will not result in a Rating Downgrade. Notwithstanding the foregoing, in the case of any amendment, termination or modification of the Magma Assignment Agreement which affects the revenues derived by the Royalty Guarantor, no amendment, termination or modification will be permitted if the amendment, termination or modification could reasonably be expected to have a Material Adverse Effect on the Royalty Guarantor's ability to meet its obligations under the Royalty Project Note or the Royalty Guarantee. The Royalty Guarantor will not sell, transfer or assign any of its rights under any of the Royalty Project Documents.

     Limitations on Debt/Liens. None of the Guarantors will create or incur or suffer to exist any Debt except for Permitted Guarantor Debt. None of the Guarantors shall grant, create, incur or suffer to exist any Liens upon any of their properties except for Permitted Liens.

     Books and Records. The Salton Sea Guarantors and the Partnership Guarantors will maintain their books and records and give the Funding Corporation, the Trustee, the Collateral Agent and the Independent Engineer inspection rights.

     Additional Project Documents. The Salton Sea Guarantors and the Partnership Guarantors will perform and observe their covenants and obligations under the Salton Sea Project Documents and the Partnership Project Documents, respectively, in all material respects, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Neither the Salton Sea Guarantors nor the Partnership Guarantors will be permitted to enter into any Additional Project Documents if entering into the Additional Project Documents could reasonably be expected to result in a Material Adverse Effect.

     Information and Access. The Salton Sea Guarantors will provide the Independent Engineer with information regarding Salton Sea Unit V which is reasonably requested by the Independent Engineer. Power LLC will provide the Independent Engineer with access to Salton Sea Unit V as reasonably requested by the Independent Engineer. The Partnership Guarantors will provide the Independent Engineer with information regarding the CE Turbo Project, the Region 2 Brine Facilities Construction and the Zinc Recovery Project which is reasonably requested by the Independent Engineer. The Partnership Project Companies will provide the Independent Engineer with access to the Zinc Recovery Project, the Region 2 Brine Facilities Construction and the CE Turbo Project as reasonably requested by the Independent Engineer.

     Additional Covenants. In addition to the covenants described above, the Credit Agreements also contain covenants of the Guarantors regarding (1) maintenance of existence, (2) payment of taxes and claims unless being contested in good faith and (3) the preservation and maintenance of Liens on the Collateral and the priority of the Liens.

EVENTS OF DEFAULT

     Except as otherwise described below, each Credit Agreement currently contains the following events of default with respect to the Guarantors party to the Credit Agreement:

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     (a) the failure by the Guarantors to pay or cause to be paid any principal of, premium, if any, or interest, fees or any other obligations on their Project Notes for 15 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise, or, with respect to the Salton Sea Credit Agreement, the failure by the Funding Corporation to pay or cause to be paid any principal of, premium, if any, or interest on the Securities for 15 or more days after the same becomes due and payable, whether by scheduled maturity or required prepayment or by acceleration or otherwise;

     (b) any representation or warranty made by the Guarantors under their Credit Agreement proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to the inaccuracy could reasonably be expected to result in a Material Adverse Effect and the fact, event or circumstance continues to be uncured for 30 or more days from the date a responsible officer of the Guarantors has actual knowledge of the fact, event or circumstance; provided that if the Guarantors commence efforts to cure the fact, event or circumstance within the 30-day period, the Guarantors may continue to effect the cure and the misrepresentation will not be deemed an event of default for an additional 60 days so long as the Guarantors are diligently pursuing the cure;

     (c) (1) with respect to the Salton Sea Credit Agreement, the failure by any of the Salton Sea Guarantors to perform or observe any covenant under the Credit Agreement relating to Permitted Debt, Permitted Liens, Restricted Payments, disposition of assets, maintenance of insurance, maintenance of books and records, payment of taxes, fundamental changes, exercise of rights under the Project Documents or nature of business and the failure continues uncured for 30 or more days after a responsible officer of the Salton Sea Guarantors has actual knowledge of the failure; (2) with respect to Partnership Credit Agreement, the failure by any of the Partnership Guarantors to perform or observe any covenant under the Credit Agreement relating to Restricted Payments, disposition of assets, maintenance of insurance, maintenance of books and records, payment of taxes, exercise of rights under the Partnership Project Documents, amendments to the partnership agreement of any of the Partnership Project Companies or the Partnership Project Documents, fundamental changes or nature of business and the failure continues uncured for 30 or more days after a responsible officer of the Partnership Guarantors has actual knowledge of the failure; and (3) with respect to the Royalty Credit Agreement, the failure by the Royalty Guarantor to perform or observe any covenant under the Credit Agreement relating to maintenance of existence, Permitted Debt, Permitted Liens, Restricted Payments, amendments to the Magma Assignment Agreement, fundamental changes or nature of business and the failure continues uncured for 30 or more days after a responsible officer of the Royalty Guarantor has actual knowledge of the failure;

     (d) the failure by any of the Guarantors to perform or observe any of the other covenants contained in their Credit Agreements or in the other Financing Documents to which the Guarantors are party (other than the failures described in clause (c) above) and the failure continues uncured for 60 or more days after a responsible officer of the Guarantors has actual knowledge of the failure; provided that if the Guarantors commence and diligently pursue efforts to cure the default within such 60-day period, the Guarantors may continue to effect the cure of the default and the default will not be deemed an event of default for an additional 30 days so long as the Guarantors are diligently pursuing the cure;

     (e) certain events involving the bankruptcy, insolvency, receivership or reorganization of the Guarantors;

     (f) the entry of one or more final and non-appealable judgment or judgments for the payment of money in excess of $10,000,000 (exclusive of judgment amounts fully covered by insurance or indemnity) against the Guarantors which remain unpaid or unstayed for a period of 90 or more consecutive days;

     (g) an event of default under any Permitted Guarantor Debt of the Salton Sea Guarantors or the Partnership Guarantors in excess of $10,000,000 becomes due and payable prior to its stated maturity;

     (h) the Guarantors fail to perform any of their payment obligations under their Guarantees for 15 or more days after the obligations become due and payable;

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     (i) (1) with respect to the Salton Sea Credit Agreement, if (A) any governmental approval required for the operation of a Project owned by the Salton Sea Guarantors is revoked, terminated, withdrawn or ceases to be in full force and effect, (B) the revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and (C) the revocation, termination, withdrawal or cessation is not cured for 60 days following the occurrence thereof; and (2) with respect to the Partnership Credit Agreement, if (A) any governmental approval required for the operation of a Project owned by the Partnership Guarantors is revoked, terminated, withdrawn or ceases to be in full force and effect, (B) the revocation, termination, withdrawal or cessation could reasonably be expected to have a Material Adverse Effect and (C) the revocation, termination, withdrawal or cessation is not cured for 60 days following the occurrence thereof;

     (j) (1) with respect to the Salton Sea Credit Agreement, any Salton Sea Project Document ceases to be valid and binding and in full force and effect other than as a result of an amendment, termination or Permitted Power Contract Buy-Out permitted under the Salton Sea Credit Agreement, or any third party that is party to a Salton Sea Project Document fails to perform its material obligations or makes any material misrepresentation thereunder and any such event results in a Material Adverse Effect; (2) with respect to the Partnership Credit Agreement, any Partnership Project Document ceases to be valid and binding and in full force and effect other than as a result of an amendment, termination or Permitted Power Contract Pay-Out permitted under the Partnership Credit Agreement, or any third party that is party to a Partnership Project Document fails to perform its material obligations or makes any material misrepresentation thereunder and any such event results in a Material Adverse Effect; provided that no such event described in the preceding clauses (1) and
(2) will be an event of default if within 180 days from the occurrence of any such event, the Salton Sea Guarantors or the Partnership Guarantors, as applicable, (A) cause the third party to resume performance or cure the misrepresentation or (B) enter into a replacement Additional Project Document as permitted under such Credit Agreement;

     (k) (1) with respect to the Salton Sea Credit Agreement, the failure of the Salton Sea Guarantors to perform or observe any of their covenants or obligations contained in any of the Salton Sea Project Documents if the failure would result in the receipt of a notice of termination of the Salton Sea Project Document or otherwise result in a Material Adverse Effect; (2) with respect to the Partnership Credit Agreement, the failure of the Partnership Guarantors or any other party to perform or observe any of their covenants or obligations contained in any of the Partnership Project Documents if the failure results in the termination of the Partnership Project Document or otherwise results in a Material Adverse Effect; provided that such event will not be an event of default if within 180 days from the occurrence of any such event, the Partnership Guarantors enter into a replacement Additional Project Document as permitted under the Partnership Credit Agreement; and (3) with respect to the Royalty Credit Agreement, any Royalty Project Document ceases to be valid and binding and in full force and effect other than as a result of an amendment or a termination permitted under the Royalty Credit Agreement and such event results in a Material Adverse Effect; provided that such event will not be an event of default if within 180 days from the occurrence of such event, the Royalty Guarantor enters into a replacement Additional Project Document as permitted under the Royalty Credit Agreement;

     (l) any of the applicable Security Documents ceases to be effective or any Lien granted therein ceases to be a valid and perfected Lien in favor of the Collateral Agent on the Collateral described therein with the priority purported to be created thereby; provided, however, that the Guarantors will have 10 days to cure the cessation or to furnish to the Trustee, the Collateral Agent or the Depositary all documents or instruments required to cure the cessation; or

     (m) an Event of Default described under clauses (c), (d), (e), (f), (g),
(h), (i), (j) or (k) of the summary of the Event of Defaults under the Indenture occurs. See "--Indenture--Events of Default."


ENFORCEMENT OF REMEDIES

     If any event of default under any particular Credit Agreement has occurred and is continuing, then, with respect to that Credit Agreement:

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          (1) in the case of an event of default under any Credit Agreement described in clause (e) above, the entire outstanding principal amount of the applicable Project Note or Notes, all interest accrued and unpaid thereon, and all premium and other amounts payable under the Project Note or Notes and the applicable Credit Agreement, if any, will automatically become due and payable without presentment, demand, protest or notice of any kind; or

          (2) in the case of an event of default described in:

               (A) clauses (a) and (h) above, upon the written direction of holders of no less than 33 1/3% in aggregate principal amount of the outstanding Securities, the Funding Corporation will declare the outstanding principal amount of the applicable Project Note or Notes to be accelerated and due and payable, all accrued and unpaid interest, and all premium and other amounts payable under the applicable Credit Agreement, if any, to be due and payable; or

               (B) clauses (b), (c), (d), (f), (g), (i), (j), (k), (l) and (m)
          above, upon the written direction of holders of no less than 50% in aggregate principal amount of the outstanding Securities, the Funding Corporation will declare the outstanding principal amount of the applicable Project Note or Notes to be accelerated and due and payable, all accrued and unpaid interest, and all premium and other amounts payable under the applicable Credit Agreement, if any, to be due and payable.


DEBT SERVICE RESERVE LOC REIMBURSEMENT AGREEMENT

     The Debt Service Reserve LOC Provider, pursuant to a Debt Service Reserve Letter of Credit and Reimbursement Agreement (the "Debt Service Reserve LOC Reimbursement Agreement"), will provide a Debt Service Reserve Letter of Credit for use by the Funding Corporation in funding the Debt Service Reserve Fund.

     On the closing date for the Initial Securities, the Debt Service Reserve LOC Provider issued a Debt Service Reserve Letter of Credit for the account of the Funding Corporation in the amount of $50,000,000. On the closing date for the Supplemental Securities, the Debt Service Reserve Letter of Credit Provider issued a replacement Debt Service Reserve Letter of Credit for the account of the Funding Corporation in the amount of approximately $71,250,000. On the closing date for the Old Securities, the Debt Service Reserve Letter of Credit Provider issued a replacement Debt Service Reserve Letter of Credit for the account of the Funding Corporation in the amount of approximately $68,297,134 in favor of the Depositary as security agent for the Secured Parties.

     The Depositary may make drawings under any Debt Service Reserve Letter of Credit upon the occurrence of the following events:

          (1) there being insufficient monies in the Interest Fund or Principal Fund on any Payment Date to pay interest or principal then due on the Securities (after application of funds from the Debt Service Reserve Fund);


          (2) upon failure of the Funding Corporation to provide a substitute letter of credit from another letter of credit provider within 45 days after receipt of a notice from the Debt Service Reserve LOC Provider that the long-term debt of such Debt Service Reserve LOC is less than "A" as determined by S&P or "A2" as determined by Moody's;

          (3) upon receipt of a notice from the Debt Service Reserve LOC Provider that the Debt Service Reserve Letter of Credit will be terminated prior to its stated expiration date;

          (4) upon failure of the Funding Corporation to obtain an extension or provide a replacement Debt Service Reserve Letter of Credit at least 45 days before the expiration of the Debt Service Reserve Letter of Credit; and

          (5) upon receipt of a notice from the Debt Service Reserve LOC Provider that interest is due and payable, but unpaid, on outstanding Debt Service Reserve LOC Loans (provided that the drawing pursuant to this clause (5), together with all other drawings under the Debt Service Reserve Letter of Credit in the same fiscal year, does not exceed $5,000,000 in the aggregate).

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

The Depositary will apply the proceeds of each such drawing: (x) in the case of clauses (1) and (5) of the preceding sentence, to payment of the relevant obligation, and (y) in the case of clauses (2), (3) and (4) of the preceding sentence, to the Debt Service Reserve Fund until there is deposited therein an aggregate amount equal to the Debt Service Reserve Fund Required Balance.

     The amount available for drawing under the Debt Service Reserve Letter of Credit will be reduced upon (1) the making of draws thereunder, (2) the reduction of the Debt Service Reserve Fund Required Balance and (3) the making of deposits of cash in the Debt Service Reserve Fund.


DEBT SERVICE RESERVE LOC LOANS

     Each drawing on the Debt Service Reserve Letter of Credit submitted by the Trustee will be converted into a loan (each converted drawing, a "Debt Service Reserve LOC Loan").

     Each Debt Service Reserve LOC Loan will be evidenced by a note (each, a "Debt Service Reserve LOC Note") and will mature on the later of (1) 10 years from the closing date for the Initial Securities or (2) 5 years from the drawing giving rise to the Debt Service Reserve LOC Loan. The Funding Corporation will repay the principal amount of each Debt Service Reserve LOC Loan as, when and to the extent monies are made available from the Revenue Fund pursuant to the Depositary Agreement.


CONVERSION TO DEBT SERVICE RESERVE BOND

     Notwithstanding the foregoing, if (1) 50% or more of the principal amount of any Debt Service Reserve LOC Loan remains outstanding on or after 5 years from the drawing giving rise to such loans or (2) the principal amount of any Debt Service Reserve LOC Loan remains outstanding on or after 10 years from the closing date for the Initial Securities, the Debt Service Reserve LOC Provider may, upon 30 days' prior written notice to the Funding Corporation and the Trustee, convert the Debt Service Reserve LOC Loan into a substitute loan (such converted loan, a "Debt Service Reserve Bond"). Each Debt Service Reserve Bond will amortize on a basis which results in levelized payment of the principal of and interest on the Debt Service Reserve Bond to and including the maturity date applicable to the Debt Service Reserve Bond, which will be the final maturity date of the Securities and will bear interest at a fixed rate equal to the higher of (x) the interest rate last applicable to the Debt Service Reserve LOC Loan converted into the Debt Service Reserve Bond and (y) the then-current (at the time of conversion of the Debt Service Reserve LOC Loan into the Debt Service Reserve Bond) rate of interest on U.S. Treasury Notes with an average life most comparable to the average life of the Securities plus the higher of
(A) 2.50% and (B) the spread over U.S. Treasury Notes applicable to the Supplemental Securities on the closing date for the Supplemental Securities. The Funding Corporation will pay interest on and principal of each Debt Service Reserve Bond on each Principal Payment Date on a pro rata basis with payments of interest and principal on the Securities.


EVENTS OF DEFAULT

     The following events constitute events of default under the Debt Service Reserve LOC Reimbursement Agreement:

          (1) the Funding Corporation fails to pay any principal, interest or other amounts due under or in connection with the Debt Service Reserve LOC Reimbursement Agreement or any Debt Service Reserve Bond within 15 days after its due date (or the case of principal and interest) and, in the case of the failure to pay fees, costs or expenses, 15 or more days following delivery of notice of the failure to pay to the Funding Corporation;

          (2) any representation or warranty made by or on behalf of the Funding Corporation in the Debt Service Reserve LOC Reimbursement Agreement (including by incorporation by reference) proves to have been untrue or misleading in any material respect as of the time made, confirmed or furnished and the fact, event or circumstance that gave rise to the inaccuracy has resulted in or could reasonably be expected to have a Material Adverse Effect and the fact, event or circumstance continues to be uncured for 30 or more days from the date a responsible officer of the Funding Corporation obtains actual knowledge of the fact, event or circumstance; provided that if the Funding Corporation commences and diligently pursues efforts to cure the fact, event or circumstance or the Material Adverse Effect within the 30-day period, the Funding Corporation may continue to effect the cure and the misrepresentation will not be deemed an event of default for an additional 60 days so long as the Funding Corporation is diligently pursuing the cure;

          (3) any provision of the Indenture, the Depositary Agreement, the Deeds of Trust, the Guarantees or any Security Documents is terminated, amended or otherwise modified without the prior written approval of the LOC Banks (as defined herein) holding at least 66 2/3% of the obligations due under the Debt Service Reserve LOC Reimbursement Agreement and/or the commitments under the Debt Service Reserve LOC Reimbursement Agreement if the termination, amendment or other modification would affect the priority of payments from the Revenue Fund under the Depositary Agreement in a manner adverse to the agent under the Debt Service Reserve LOC Reimbursement Agreement (the "LOC Agent") or any bank party to the Debt Service Reserve LOC Reimbursement Agreement (each, an "LOC Bank"), increase the interest rate on the Securities other than in accordance with the Indenture, amend the Principal Payment Dates of the Securities in a manner adverse to the LOC Agent or any LOC Bank, or change the voting requirements under the Intercreditor Agreement in a manner adverse to the LOC Agent or any LOC Bank; provided that the same continues uncured for 60 or more days after an authorized officer of the Funding Corporation has actual knowledge of the same; and provided, further that if the Funding Corporation commences and diligently pursues efforts to cure the default within the 60-day period, the Funding Corporation may continue to effect the cure of the default, and the default will not be deemed an event of default under the Debt Service Reserve LOC Reimbursement Agreement for an additional 30 days so long as the Funding Corporation is diligently pursuing the cure; or

          (4) the Funding Corporation fails to perform certain covenants under the Indenture incorporated by reference in the Debt Service Reserve LOC Reimbursement Agreement, and the failure continues for 30 days after knowledge by an authorized officer of the Funding Corporation at any time after all outstanding amounts due in respect of the Securities have been paid in full and the Indenture is no longer in effect;

          (5) the Funding Corporation fails to perform or observe certain of its covenants contained (including by incorporation by reference) in any other provision of the Debt Service Reserve LOC Reimbursement Agreement and the failure continues for 60 or more days after the Funding Corporation has actual knowledge of the failure; provided that if the Funding Corporation commences and diligently pursues efforts to cure the default within the 60-day period, the Funding Corporation may continue to effect the cure of the default and the default will not be deemed an event of default for an additional 30 days so long as the Funding Corporation is diligently pursuing the cure;

          (6) an Event of Default as described under clause (c), (d), (e), (f),
     (g), (h), (i), (j) or (k) of the summary of Events of Default under the Indenture occurs and is continuing until the earlier of the expiration of 30 days or an acceleration under the Indenture. See "--Indenture--Events of Default"; and

          (7) an event of default under a Credit Agreement or a Guarantee occurs and is continuing after all outstanding amounts due in respect of the Securities have been paid in full and the Indenture is no longer in effect.


REMEDIES

     Upon the occurrence of an event of default under the Debt Service LOC Reimbursement Agreement, the Debt Service Reserve LOC Provider may terminate the Debt Service Reserve Letter of Credit following notice as provided in the Debt Service Reserve Letter of Credit (in which case the Depositary may draw the full amount available under the Debt Service Reserve Letter of Credit), accelerate any outstanding Debt Service Reserve LOC Loans or Debt Service Reserve Bonds and terminate its commitment.

GUARANTEES

     Pursuant to the Guarantees, the Guarantors, on a joint and several basis, unconditionally and irrevocably guarantee the payment of all amounts owed by the Funding Corporation under the Debt Service Reserve LOC Reimbursement Agreement; provided that the Partnership Guarantors and the Royalty Guarantor are only required to make payments under their Guarantees in amounts from their Available Cash Flow. The Guarantees are guarantees of payment and the Collateral Agent is entitled to make demand for payments under the Guarantees at any time that amounts which are due and payable have not been paid under the Debt Service Reserve LOC Reimbursement Agreement.


EQUITY COMMITMENT AGREEMENT

     Pursuant to the Equity Commitment Agreements by MidAmerican and El Paso Holding in favor of the Guarantors and the Collateral Agent, MidAmerican and El Paso Holding are obligated to make cash equity contributions to the Guarantors in a maximum amount of $122,513,000 (the "Total Equity Amount") to fund a portion of the budgeted costs for the construction of the New Projects and the Additional Capital Improvements. This equity will be allocated by the Guarantors as follows: (1) $54,013,000 to pay a portion of the costs for the construction of the Zinc Recovery Project; (2) $32,009,000 to pay a portion of the costs for the construction of Salton Sea Unit V; (3) $17,137,000 to pay a portion of the costs for the Region 2 Construction; (4) $6,391,000 to pay a portion of the costs for the Additional Capital Improvements; and (5) $12,963,000 to act as a reserve for certain costs associated with the construction of the New Projects and the Additional Capital Improvements. Until final completion, MidAmerican and El Paso Holding will be required to contribute equity at times necessary to pay the costs of construction of a New Project or to pay the costs of the Additional Capital Improvements, as the case may be, after all of the proceeds from the sale of the Old Securities allocated for such purpose have been utilized, provided that, until final completion, upon the occurrence of specified Events of Default related to a New Project or the Additional Capital Improvements, unless the defaults are timely waived, MidAmerican and El Paso Holding will be required to contribute equity to the relevant Guarantor in an amount equal to the portion of the Total Equity Amount allocated for a given purpose less the aggregate of all equity contributions made for this purpose prior to the occurrence of the Event of Default. MidAmerican's and El Paso Holding's obligation to contribute equity to fund costs associated with the construction of a New Project will be reduced dollar for dollar by the amount of any net revenues received by the New Project prior to Substantial Completion of the New Project.

     If MidAmerican sells a portion of its indirect equity interests in one or more Guarantors in accordance with the terms of the Financing Documents, MidAmerican will be permitted to transfer a corresponding portion of its obligations under the Equity Commitment Agreement to a transferee (1) whose long-term unsecured debt obligations have Ratings equivalent to or better than the then-current Ratings assigned to the Securities by Moody's and S&P or (2) which provides an irrevocable direct pay letter of credit to support its equity commitment obligations issued by a bank or other financial institution rated at least "A" by S&P and "A2" by Moody's.


THE SECURITY

SHARING OF SECURITY

     The Trustee, the Collateral Agent, the Depositary, the Debt Service Reserve LOC Provider, the Guarantors and the Funding Corporation have entered into the Intercreditor Agreement designating the Collateral Agent as the agent for each of the Secured Parties and the Funding Corporation and addressing, among other things, (1) the preservation and administration of the Funding Corporation Collateral and the Collateral and (2) the disposition of the Funding Corporation Collateral and the Collateral among the Secured Parties upon acceleration and foreclosure. The Collateral is shared among the Secured Parties as provided in the Intercreditor Agreement and the Depositary Agreement. See "--Depositary Agreement" and "--Intercreditor Agreement." Any entity that becomes a bank providing for working capital loans pursuant to the Working Capital Facility or enters into an Interest Rate Protection Agreement with the Funding Corporation must agree to be bound by the terms of the Intercreditor Agreement.

     In connection with the issuance of the Initial Securities and the Supplemental Securities, the Funding Corporation procured title insurance in the amounts of $250 million and $96 million, respectively. In connection with the offering of the Old Securities, the Funding Corporation procured title insurance in the amount of $100 million. The Funding Corporation must at all times maintain these levels of title insurance, which may be decreased for reductions in the outstanding principal amount of the Securities, if lower, in accordance with the terms of the title policies. Title insurance proceeds will be shared among the Secured Parties as provided in the Intercreditor Agreement and the Depositary Agreement.


FUNDING CORPORATION COLLATERAL

     Pursuant to the Funding Pledge Agreement, Magma assigned and pledged to the Collateral Agent a security interest in all of the capital stock of the Funding Corporation (the "Funding Corporation Collateral") now owned by Magma or hereafter acquired and all dividends, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any of the foregoing.

     The security interest in the Funding Corporation Collateral is a first priority security interest. However, absent any Trigger Event, Magma will be able to vote, in its sole discretion, the capital stock of the Funding Corporation; provided that no vote may be cast, and no consent, waiver or ratification given or action taken, which would violate any provision of the Indenture, the Securities or the Credit Agreements.

     Upon satisfaction by the Funding Corporation of the conditions to discharge the Indenture and all Senior Debt, the Lien of the Collateral Agent on all the Funding Corporation Collateral will terminate and all the Funding Corporation Collateral will be released without any further action by the Collateral Agent or any other person.


DESCRIPTION OF COLLATERAL

     Pledge Agreements. Each shareholder, partner or member, of each Guarantor has assigned and pledged to the Collateral Agent for the benefit of the Secured Parties a security interest in 100% of its capital stock or other equity interests in the Guarantor, the right to receive dividends or distributions on the equity interests, and the right to receive any other proceeds from the equity interests.

     Deeds of Trust and Security Documents. The Salton Sea Guarantors and the Partnership Guarantors have entered into deeds of trust and related security documents with the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation providing for the grant of a lien on and a security interest in: (1) the Guarantors' material real and personal property, including all real property interests (including fee interests, leasehold interests and easement interests) of the Guarantors held in their Project sites and all fixtures, equipment and improvements on the real property interests; (2) all of the Guarantors' rights under the Salton Sea Project Documents or the Partnership Project Documents, as applicable; (3) all of the Guarantors' equipment, receivables, insurance proceeds, rights pursuant to any assignable governmental approval and funds and accounts established pursuant to the Depositary Agreement (to be held by the Depositary as agent for the Collateral Agent), including all proceeds on the personal property and all documents evidencing all funds and investments held in the accounts. In addition, the Royalty Guarantor has entered into a deed of trust and related security documents with the Collateral Agent for the benefit of the Secured Parties and the Funding Corporation providing for the grant of a lien on and security interest in all of the Royalty Guarantor's rights to receive Royalties.

     Pursuant to each of the Security Documents, the Collateral Agent may, upon the occurrence of a Trigger Event and satisfaction of conditions contained in the Intercreditor Agreement and discussed below, take possession of all Collateral and Funding Corporation Collateral (other than the Funds being held by the Depositary) except as remedies may be limited with respect to certain Collateral and Funding Corporation Collateral in connection with payment defaults and event of defaults under the Credit Agreement. The repossessed collateral may, subject to applicable contract terms or laws (in the case of

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

governmental approvals and permits), be sold, leased or otherwise disposed of by the Collateral Agent. The proceeds of the sale, lease or disposition will be applied to the payment of costs and expenses of the Collateral Agent incurred in connection therewith and to the payment of Secured Obligations pursuant to the Intercreditor Agreement.


INTERCREDITOR AGREEMENT

     The Secured Parties, the Guarantors, the Funding Corporation, the Depositary and the Collateral Agent have entered into the Intercreditor Agreement designating the Collateral Agent as the agent for each of the Secured Parties and the Funding Corporation. The affirmative vote of Secured Parties holding at least 33 1/3% of the Combined Exposure (the "Required Secured Parties") is sufficient to direct actions of the Collateral Agent, including the exercise of remedies following a Trigger Event (as defined herein); provided that for purposes of directing such actions, (1) the Funding Corporation will convey, transfer and assign its right to vote on all matters under the Intercreditor Agreement to the Trustee and (2) the Trustee is entitled to vote on all matters under the Intercreditor Agreement according to the aggregate principal amount of the Securities outstanding, subject, however, in all events to the terms and provisions of the Indenture. Each person replacing any of the Secured Parties and each person (or trustee for or agent of the person) providing Senior Debt to the Funding Corporation will be required to become a party to the Intercreditor Agreement, which will be amended to the extent necessary to accommodate the replacement or addition of such persons.


APPLICATION OF LOSS PROCEEDS AND OTHER EXTRAORDINARY PROCEEDS

     The Intercreditor Agreement provides that the Collateral Agent instructs the Depositary to allocate, to the extent funds may be allocated, after giving effect to the limitations and deductions permitted under the Indenture and the Depositary Agreement, all Loss Proceeds, Eminent Domain Proceeds, Title Event Proceeds and proceeds received in connection with a Permitted Power Contract Buy-Out, in each case received by the Depositary, in the following order of priorities pursuant to an allocation certificate:

          (1) first, to the Collateral Agent, the Debt Service Reserve LOC Provider agent, the Trustee and the Depositary, ratably, in an amount equal to the administrative fees and expenses due and payable as of the date of the distribution;

          (2) second, to the banks providing for working capital loans pursuant to the Working Capital Facility, if any, an amount equal to the unpaid Senior Debt constituting principal, interest and commitment fees due and owing under the Working Capital Facility;

          (3) third, to the Secured Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest and premium (if any) due and owing to the Secured Parties and commitment fees and fronting fees, if any, due and owing in respect of the Debt Service Reserve Letter of Credit;

          (4) fourth, to the Secured Parties, ratably, an amount equal to all other unpaid amounts then due and payable in respect of all Senior Debt due and owing to the Secured Parties;

          (5) fifth to the holders of Subordinated Debt, an amount equal to the unpaid amount of all Subordinated Debt due and owing to the holders, if any; and

          (6) sixth, to the Funding Corporation or its successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from the proceeds. See "Description Of The Series F Securities--Mandatory Redemption."

     At the time the Collateral Agent is to make a distribution pursuant to clause third in the immediately preceding paragraph, and with the same priority as the distribution, the Collateral Agent will deposit into a separate interest-bearing trust account to be maintained by the Collateral Agent an amount up to the then outstanding amount of the Debt Service Reserve Letter of Credit (which outstanding amount will shall be calculated after giving effect to the redemption of Securities from the distribution in clause third

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

above). The Collateral Agent will hold the monies in the separate account until receipt of a written notice or notices from the Debt Service Reserve LOC Provider to the effect that either (x) the Depositary has made a drawing on the Debt Service Reserve Letter of Credit, which notice will specify the amounts of the drawings or (y) the Debt Service Reserve Letter of Credit has expired or terminated. Upon receipt of a notice specified in (x) above, the Collateral Agent will distribute to the Debt Service Reserve LOC Provider the amount equal to the drawing's proportionate share of the Debt Service Reserve Letter of Credit collateralized by the separate account specified in the notice. Upon receipt of a notice specified in (y) above, the Collateral Agent will distribute from the separate account (in accordance with clauses third, fourth, fifth and sixth above and without regard to this paragraph) to the appropriate persons an amount equal to the balance in the separate account.


TRIGGER EVENTS

     Each of the following is an event of default (a "Trigger Event") under the Intercreditor Agreement: (1) an event of default under the Indenture and an acceleration of all or a portion of the indebtedness issued thereunder; (2) an event of default under the Debt Service Reserve LOC Reimbursement Agreement and an acceleration of the indebtedness incurred thereunder; (3) an event of default" under a Senior Debt instrument and an acceleration of all or a portion of the Debt issued thereunder in an aggregate amount in excess of $10,000,000; and (4) certain events of default under the Salton Sea Guarantee, the Partnership Guarantee or the Royalty Guarantee; and, in each case, the Collateral Agent has, upon direction from the Required Secured Parties, declared the event to be a Trigger Event.

     If a Trigger Event has occurred and is continuing, and only in such event, upon the written request of the Required Secured Parties (subject to the requirement that the Collateral Agent give written notice of the occurrence of such Trigger Event to the Funding Corporation and provide the Funding Corporation a period of 60 days from its receipt of the notice to cure the Trigger Event), the Collateral Agent will be authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents; provided, however, that if a bankruptcy event of the Funding Corporation has caused the Trigger Event, the Collateral Agent will automatically be authorized to take action without the written request of the Required Secured Parties; and provided, further that, if the Trigger Event relates to a payment default on the Securities or an event of default under a Credit Agreement which is not a payment default that has resulted in an acceleration of a portion of the Securities or a comparable event of default under a Guarantee, the Collateral Agent will be authorized only to take actions and exercise rights, remedies and options under the Security Documents which relate to the Project Note or Notes which have or could have been automatically accelerated or requested by the Trustee to be accelerated in connection with the default or the Guarantee pursuant to which the event of default has occurred.


EXERCISE OF REMEDIES AND APPLICATION OF PROCEEDS

     Upon a foreclosure or other exercise of remedies following a Trigger Event, the proceeds of any sale, disposition or other realization upon any or all of the Collateral and Funding Corporation Collateral will be distributed in the following order of priority (except for amounts held under the Indenture which will be distributed to the Trustee):

          (1) first, to the Trustee, the Collateral Agent, any Debt Service Reserve LOC Provider and the Depositary, ratably, all administrative fees, costs and expenses due and owing to these parties under the Financing Documents and the Intercreditor Agreement;

          (2) second, to the Secured Parties, ratably, an amount equal to the unpaid amount of all Senior Debt constituting principal, interest, premium (if any) and certain fees due and owing to the Secured Parties (including commitment fees and fronting fees, if any, owed in respect of the Debt Service Reserve Letter of Credit and commitment fees due and owing in respect of the Working Capital Facility) by the Funding Corporation and the Guarantors;

          (3) third, to the Secured Parties, ratably, an amount equal to all other unpaid amounts then due and payable in respect of all Senior Debt owed to the Secured Parties;

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

          (4) fourth to the holders of Subordinated Debt, an amount equal to the unpaid amount of all Subordinated Debt due and owing to the holders; and

          (5) fifth, to the Funding Corporation (or its successors or assigns) or to whomever a court of competent jurisdiction may direct, any surplus remaining after giving effect to clauses first, second, third and fourth above.

     At the time the distribution is to be made pursuant to clause second above, the Collateral Agent will set aside available monies (on a ratable basis with the distribution) in a separate interest-bearing trust account in an amount up to the then outstanding amount of the Debt Service Reserve Letter of Credit (which outstanding amount will be calculated after giving effect to the redemption of Securities from the distribution in clause second above). Upon a subsequent draw on the Debt Service Reserve Letter of Credit, the Collateral Agent will transfer monies from the separate account to the Debt Service Reserve LOC Provider up to the amount so drawn on the Debt Service Reserve Letter of Credit. Upon an expiration or termination of the Debt Service Reserve Letter of Credit, monies in the separate account collateralizing the Debt Service Reserve Letter of Credit will be released and applied as set forth in clauses second, third, fourth and fifth above.

     The proceeds of any sale, disposition or other realization on the Collateral or Funding Corporation Collateral held for the benefit of some but not all of the Secured Parties will be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral or Funding Corporation Collateral was held.


                             PLAN OF DISTRIBUTION

     Each broker-dealer that receives New Securities for its own account as a result of market-making activities of other trading activities in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by participating broker-dealers during the period referred to below in connection with resales of New Securities received in exchange for Old Securities if the Old Securities were acquired by the participating broker-dealers for their own accounts as a result of the market-making or other trading activities. The Funding Corporation has agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of New Securities for a period ending 120 days after the registration statement of which this prospectus is a part has been declared effective (subject to extension under certain limited circumstances) or, if earlier, when all New Securities have been disposed of by the participating broker-dealer. See "The Exchange Offer--Resales of New Securities."

     The Funding Corporation will not receive any proceeds from the issuance of the New Securities offered by this prospectus. New Securities received by broker-dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Securities or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any New Securities. Any broker-dealer that resells New Securities that were received by it for its own account in connection with the exchange offer and any broker-dealer that participates in a distribution of New Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any resale of New Securities and any commissions or concessions received by any of those persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is a "underwriter" within the meaning of the Securities Act.

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

                INCORPORATION OF MATERIAL DOCUMENTS BY REFERENCE

     The Commission allows us to "incorporate by reference" the information we file with them, which means we can disclose important information to you by referring you to those documents. The information included in the following documents is incorporated by reference and is considered to be a part of this prospectus. The most recent information that we file with the Commission automatically updates and supersedes more dated information. We have previously filed the following documents with the Commission and are incorporating them by reference into this prospectus:

          1. Our Annual Report on Form 10-K for the fiscal year ended
     December 31, 1998, filed on March 31, 1999, and amended on April 27, 1999;

          2. Our Quarterly Report on Form 10-Q, for the quarter ended March 31, 1999, filed on May 14, 1999;

          3. Our Current Report on Form 8-K, filed on February 2, 1999.

     We also incorporate by reference all documents subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the Old Securities are exchanged for New Securities.


     We will provide without charge to each person, including any person having a control relationship with that person, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. If you would like to obtain this information from us, please direct your request, either in writing or by telephone to David C. Dickey, Salton Sea Funding Corporation, 302 South 36th Street, Suite 400A, Omaha, Nebraska, 68131, (402) 231-1644. In order to insure timely delivery of the documents, any request should be made five days before July 30, 1999, which is when the exchange offer expires.



                                 LEGAL MATTERS

     Certain legal matters with respect to the New Securities will be passed upon for the Funding Corporation and the Guarantors by Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York.


                                    EXPERTS

     The financial statements of the Funding Corporation and the Royalty Guarantor and the combined financial statements of Salton Sea Guarantors and the Partnership Guarantors incorporated in this prospectus by reference from the Funding Corporation's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     With respect to the unaudited interim financial information for the three-month periods ended March 31, 1999 and 1998 which is incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in the Funding Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports or such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                             INDEPENDENT ENGINEER

     Fluor Daniel, Inc. has prepared the Independent Engineer's Report included as Appendix B to this Prospectus. The Independent Engineer's Report should be read in its entirety by all investors for information with respect to the Projects and the related subjects discussed therein. The Independent Engineer's Report has been included in this Prospectus in reliance upon the conclusions therein of Fluor Daniel, Inc. and upon such firm's experience in preparing independent engineer's reports for independent power projects.


                             CONSULTANTS' REPORTS

     Henwood Energy Services, Inc. has prepared the Power Market Consultant's Report included as Appendix C to this Prospectus. The Power Market Consultant's Report should be read in its entirety by all investors for information with respect to certain industry and regulatory matters affecting the sales of electricity by the Power Projects and the related subjects discussed therein. The Power Market Consultant's Report has been included in this Prospectus in reliance upon the conclusions therein of Henwood Energy Services, Inc. and upon such firm's experience in providing business advisory and other services and market forecasts in electricity and gas to international firms and public authorities.

     GeothermEx, Inc. has prepared the Geothermal Resource Consultant's Report included as Appendix D to this Prospectus. The Geothermal Resource Consultant's Report should be read in its entirety by all investors for information with respect to the sufficiency of the geothermal resources available for use and for conversion to electrical power and recovery of zinc by the Projects and the related subjects discussed therein. The Geothermal Resource Consultant's Report has been included in this Prospectus in reliance upon the conclusions therein of GeothermEx, Inc. and upon such firm's experience in preparing consultant's reports for geothermal projects.

     Resource Strategies International has prepared the Zinc Market Consultant's Report included as Appendix E to this Prospectus. The Zinc Market Consultant's Report should be read in its entirety by all investors for information with respect to certain industry matters affecting the sales of zinc by the Zinc Recovery Project and the related subjects discussed therein. The Zinc Market Consultant's Report has been included in this Prospectus in reliance upon the conclusions therein of Resource Strategies International and upon such firm's experience in providing advisory services and production cost and price forecasts to international commodity based industries as well as financial institutions.

                                   APPENDIX A

                            GLOSSARY OF DEFINED TERMS

     Unless the context requires otherwise, any reference in this prospectus to any agreement means the agreement and all schedules, exhibits and attachments to the agreement as amended, supplemented or otherwise modified and in effect as of the date of this prospectus, and as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms of the agreement and of the Transaction Documents. All terms defined herein used in the singular have the same meanings when used in the plural and vice versa.

     Some of the terms defined below are summaries of terms defined in, and are defined more specifically in, the Project Documents and the Financing Documents. These summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Project Documents and the Financing Documents.

     "ACCREDITED INVESTOR" means an institutional "accredited investor" within the meaning of Subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act.

     "ADDITIONAL PARTNERSHIP PROJECT NOTE" means the promissory note in the initial principal amount of $201,728,000 issued by the Partnership Guarantors in favor of the Funding Corporation under the Partnership Credit Agreement on October 13, 1998.

     "ADDITIONAL PROJECT DOCUMENT" means (a) any contract or undertaking relating to the purchase or sale of electricity from the Projects entered into by the Guarantors after the closing date for the Initial Securities, (b) any consent or security instrument entered into by the Guarantors or any other relevant party in connection with an Additional Project Document, or (c) any contract or undertaking to which Funding Corporation or any Guarantor is a party entered into after the closing date for the Initial Securities, relating to (1) the supply, procurement, handling or transportation of brine to the Projects, or (2) the design, construction, operation or maintenance of the Projects; in each of clauses (a), (b) and (c), which is material to the applicable Project.

     "ADDITIONAL PROJECTS" means Permitted Facilities developed, owned, operated, acquired or constructed after the closing date for the Initial Securities as may be permitted in accordance with the terms of the Financing Documents.

     "ADDITIONAL SALTON SEA PROJECT NOTE" means the promissory note in the initial principal amount of $83,272,000 issued by the Salton Sea Guarantors in favor of the Funding Corporation under the Salton Sea Credit Agreement on October 13, 1998.

     "ADDITIONAL SECURITIES" means any Securities issued pursuant to the Indenture, other than the Series F Securities, the Supplemental Securities and the Initial Securities.

     "APPROVED COMPLETION PLAN" means a plan to construct and complete a New Project using liquidated damages payments and/or other funds available to the Funding Corporation and the relevant Guarantors, which plan includes (a) a certificate by the relevant Guarantors, confirmed (with customary assumptions and qualifications) as reasonable by the Independent Engineer and/or the Zinc Market Consultant, as applicable, stating that (1) the funds available to the Guarantors are reasonably expected to be sufficient to reach Substantial Completion for the New Project and (2) after reaching Substantial Completion, the minimum and average Debt Service Coverage Ratios for the term of the Series F Securities will not be less than 1.4 to 1 and 1.7 to 1, respectively, or (b) a confirmation from the Rating Agencies that the construction and completion of the New Project in accordance with the plan will not result in a Rating Downgrade.

     "AVAILABLE CASH FLOW" means, for any period:

          (a) for any Initial Partnership Guarantor or the Royalty Guarantor, as applicable, the total Equity Cash Flows and Royalties received by the Guarantor, minus, without duplication,

               (1) any Royalties paid, (2) all Operating and Maintenance Costs,
               (3) all capital expenditures for the Guarantor and its Project and (4) debt service, all as computed by the Guarantor for the period; and

          (b) for any Additional Partnership Guarantor, the total revenues received by the Guarantor, minus, without duplication, (1) any Royalties paid, (2) all Operating and Maintenance Costs, (3) all capital expenditures for the Guarantor and its Project and (4) debt service, all as computed by the Guarantor for the period.

     "AVOIDED COST OF ENERGY" means SCE's then-current, published, short-run avoided cost of energy.

     "AVOIDED COST OF ENERGY PERIOD" means the last 20-year period of the SO4 Agreements to which the Project Companies are parties, during which the Project Companies receive energy payments based on SCE's Avoided Cost of Energy.

     "BASE CASE PROJECTIONS" means the base case projections included in the Independent Engineer's Report.

     "BASE LOAD" means a power plant which is normally operated to supply all or a part of the minimum load of a utility system and which, consequently, operates at a high load factor.

     "CAPACITY" means the electric power producing capability of a power plant.

     "CAPITAL EXPENDITURE FUND" means the fund of such name created under the Depositary Agreement.

     "COLLATERAL" means the Salton Sea Collateral, the Partnership Collateral and the Royalty Collateral.

     "COLLATERAL AGENT" means Chase Manhattan Bank and Trust Company, National Association, as collateral agent for the benefit of the Secured Parties and the Funding Corporation under the Intercreditor Agreement, together with its successors and assigns.

     "COMBINED EXPOSURE" means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by or represented by a Secured Party:

          (1)  the aggregate principal amount of all outstanding Securities;

          (2) the aggregate principal amount of all Permitted Debt outstanding (other than Subordinated Debt);

          (3) the aggregate amount of all available undrawn financing commitments under the documents governing the Permitted Debt which the creditors party to such documents have no right to terminate;

          (4) the maximum amount available to be drawn under the Debt Service Reserve Letter of Credit issued pursuant to the Debt Service Reserve LOC Reimbursement Agreement (if any); and

          (5) the termination payment due and owing as of the calculation date or which the Permitted Counterparty thereunder has a right to cause to be due and owing as of the calculation date under any Interest Rate Protection Agreement.

     "COMMERCIAL OPERATION" means the achievement by one of our geothermal power plants or our new zinc recovery facility of certain operational criteria under its power purchase agreement (if any) and the capability of the plant of delivering energy in accordance with its power purchase agreement or selling electricity or zinc into the market.

     "CONSTRUCTION PERIOD DEBT SERVICE FUND" means the fund of such name created under the Depositary Agreement.

     "CONTRACT CAPACITY" means the electric power producing capability of the relevant Project which is committed to SCE on a firm basis under the Project's power purchase agreement.

     "CONTRACT CAPACITY FACTOR" means, with respect to a particular Project,
(1) the Project's actual electricity output divided by (2) the product of the Project's Contract Capacity and the number of hours in the measurement period (less applicable maintenance hours).

     "CONTRACT CAPACITY PRICE" means the particular capacity payment price per kWh stated in the relevant SO4 Agreement.

     "CPUC" means the California Public Utilities Commission.

     "CREDIT AGREEMENTS" means the Salton Sea Credit Agreement, the Partnership Credit Agreement and the Royalty Credit Agreement.

     "DEBT" of any person means, at any date, without duplication, (1) all obligations of the person for borrowed money, (2) all obligations of the person evidenced by bonds, debentures, notes or other similar instruments (excluding "deposit only" endorsements on checks payable to the order of such person), (3) all obligations of the person to pay the deferred purchase price of property or services (except accounts payable and similar obligations arising in the ordinary course of business shall not be included herein), (4) all obligations of the person as lessee under capital leases to the extent required to be capitalized on the books of the person in accordance with GAAP and (5) all obligations of others of the type referred to in clause (1) through (4) above guaranteed by the person, whether or not secured by a lien or other security interest on any asset of the person.

     "DEBT SERVICE COVERAGE RATIO" means for any period, without duplication, the ratio of (1) (A) the sum of all revenues (including interest and fee income but excluding any insurance proceeds and other similar non-recurring receipts) of the Guarantors for the period, minus (B) the aggregate amount of Operating and Maintenance Costs of the Guarantors for the period to (2) the sum of (A) all principal, premium (if any) and interest (excluding interest during construction) payable with respect to Permitted Debt outstanding (other than Subordinated Debt) for the period, plus (B) the aggregate amount of overdue principal, premium (if any) and interest (excluding interest during construction) payments owed with respect to Permitted Debt outstanding (other than Subordinated Debt) from previous periods, all as determined on a cash basis in accordance with GAAP.

     "DEBT SERVICE RESERVE FUND" means the fund of such name created under the Depositary Agreement.

     "DEBT SERVICE RESERVE FUND REQUIRED BALANCE" means (1) at any given time, on or prior to December 31, 1999, an amount equal to the maximum semiannual scheduled payment of principal, premium (if any) and interest due on the outstanding Securities; (2) at any given time subsequent to December 31, 1999 through payment in full of the Initial Securities and the Supplemental Securities, an amount equal to the maximum annual scheduled payment of principal, premium (if any) and interest due on the outstanding Securities; and
(3) after payment in full of the Initial Securities and the Supplemental Securities, (a) the maximum annual scheduled payment of principal, premium (if any) and interest due on the outstanding Series F Securities or (b) if the Rating Agencies confirm that no Rating Downgrade would occur as a result thereof, the maximum semiannual scheduled payment of principal, premium (if any) and interest due on the outstanding Series F Securities, in each case as set forth in the Depositary Agreement.

     "DEBT SERVICE RESERVE LETTER OF CREDIT" means one or more irrevocable, direct pay letters of credit issued by the Debt Service Reserve LOC Provider in favor of the Depositary.

     "DEBT SERVICE RESERVE LOC LOAN" means each loan made by a Debt Service Reserve LOC Provider to the Funding Corporation pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

     "DEBT SERVICE RESERVE LOC PROVIDER" means the commercial bank(s) or financial institution(s) issuing the Debt Service Reserve Letter of Credit (and the "Agent" and "Banks" as each of these terms is defined in the Debt Service Reserve LOC Reimbursement Agreement).

     "DEBT SERVICE RESERVE LOC REIMBURSEMENT AGREEMENT" means the Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of the closing date for the Supplemental Securities, as amended by the Amendment to Notes and the Amended and Restated Debt Service Reserve Letter of Credit and Reimbursement Agreement dated as of the closing date for the Series F Securities.

     "DEL RANCH PPA" means the Long Term Power Purchase Agreement, dated February 22, 1984, as amended, between SCE and Del Ranch, as successor to Magma.

     "DEPOSITARY" means Chase Manhattan Bank and Trust Company, National Association, as depositary under the Depositary Agreement.

     "DEPOSITARY AGREEMENT" means the Amended and Restated Deposit and Disbursement Agreement, dated as of October 13, 1998, among the Funding Corporation, the Collateral Agent, the Depositary and the Guarantors.

     "DISTRIBUTION FUND" means the fund of such name created under the Depositary Agreement.

     "DISTRIBUTION SUSPENSE FUND" means the fund of such name created under the Depositary Agreement.

     "ELMORE PPA" means the Long Term Power Purchase Agreement, dated June 15, 1984, as amended, between SCE and Elmore, as successor to Magma.

     "EMINENT DOMAIN PROCEEDS" means all amounts and proceeds (including instruments) received (to the extent, if any, in the case of a Partnership Guarantor other than a Partnership Project Company, as Equity Cash Flows) in respect of any Event of Eminent Domain, after deducting all reasonable expenses incurred in litigating, arbitrating, compromising, settling or consenting to the settlement of any claims against the appropriate governmental authority.

     "EQUITY CASH FLOWS" means, with respect to the Initial Partnership Guarantors, the cash flow available to the Guarantors from equity distributions made by the Partnership Project Companies and not otherwise required to be used
(x) for Operating and Maintenance Costs or (y) otherwise pursuant to a Partnership Project document or financing document.

     "EQUITY COMMITMENT AGREEMENT" means the Equity Commitment Agreement, dated as of October 13, 1998, by MidAmerican in favor of the Guarantors and the Collateral Agent.

     "EVENT OF DEFAULT" means the occurrence of an event of default under the Indenture.

     "EVENT OF EMINENT DOMAIN" means any compulsory transfer or taking or transfer under threat of compulsory transfer or taking of any material part of the Collateral or the Projects by any governmental authority.

     "EVENT OF LOSS" means an event which causes all or a portion of a Project to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than an Event of Eminent Domain or a Title Event.

     "EXEMPT WHOLESALE GENERATOR" means an "exempt wholesale generator" as such term is defined in the Energy Policy Act of 1992.

     "FINANCING DOCUMENTS" means, collectively, the Credit Agreements, the Guarantees, the Indenture, the Project Notes, the Registration Rights Agreement, the Depositary Agreement, any Interest Rate Protection Agreements, the Intercreditor Agreement, the Securities, the Debt Service Reserve LOC Reimbursement Agreement, the Working Capital Facility, the Security Documents, the Support Letter and the Equity Commitment Agreement.

     "FIRM OPERATION" means, with respect to a Project, that the Project has been determined to be a reliable source of generation, and that the Project can be reasonably expected to operate continuously at its effective rating.

     "FIRM OPERATION DATE" means the date a Project achieves Firm Operation.

     "FIXED PRICE PERIOD" means the initial ten-year period of the SO4 Agreements to which some of the Project Companies are parties during which these Project Companies receive either Annual Forecast Energy Payments or Levelized Energy Payments, as applicable.

     "FORECAST OF ANNUAL MARGINAL COST OF ENERGY SCHEDULE" means the schedule of such name prepared by SCE in the Annual Forecast Energy Payment SO4 Agreements which provides that the energy payment price payable by SCE per kWh is equal to 15.6 cents for 1999:

     "FUNDING CORPORATION COLLATERAL" means the pledge of the capital stock of the Funding Corporation.

     "FUNDING PLEDGE AGREEMENT" means the Stock Pledge Agreement, dated as of the closing date for the Initial Securities, by Magma, pledging the stock of Funding Corporation in favor of the Collateral Agent for the benefit of the Secured Parties.

     "FUNDS" means the funds established under the Depositary Agreements.

     "GUARANTEED SUBSTANTIAL COMPLETION DATE" means (1) with respect to the Zinc Recovery Project, November 30, 2001, (2) with respect to Salton Sea Unit V, June 30, 2001, and (3) with respect to the Region 2 Construction, March 1, 2001, in each case as may be extended pursuant to an Approved Completion Plan, if applicable.

     "GUARANTEES" means, collectively, the Salton Sea Guarantee, the Partnership Guarantee and the Royalty Guarantee.


         "INDENTURE" means the Trust Indenture, dated as of the closing date for the Initial Securities, as supplemented by the First Supplemental Indenture thereto dated as of October 18, 1995, the Second Supplemental Indenture thereto dated as of the closing date for the Supplemental Securities, the Third Supplemental Indenture thereto dated as of July 29, 1996, the Fourth Supplemental Indenture thereto dated as of the closing date for the Old Securities, the Fifth Supplemental Indenture thereto dated as of February 16, 1999, and the Sixth Supplemental Indenture thereto dated as of June 29, 1999, each by and between the Funding Corporation and the Trustee.


     "INDEPENDENT ENGINEER" means (1) with respect to any Existing Project, Stone & Webster Engineering Corporation, and (2) with respect to any New Project, Fluor Daniel, Inc., or, in each case, another widely recognized independent engineering firm or engineer retained as independent engineer by the Funding Corporation.

     "INITIAL PARTNERSHIP PROJECT NOTE means the promissory note in the initial principal amount of $75,000,000 issued by the Initial Partnership Guarantors in favor of the Funding Corporation under the Partnership Credit Agreement on the closing date for the Initial Securities, and reissued by the Partnership Guarantors on the closing date for the Supplemental Securities and the closing date for the Old Securities.

     "INITIAL PURCHASERS" means Credit Suisse First Boston Corporation and Goldman, Sachs & Co.

     "INITIAL SALTON SEA PROJECT NOTE" means the promissory note in the initial principal amount of $325,000,000 issued by the Initial Salton Sea Guarantors in favor of the Funding Corporation under the Salton Sea Credit Agreement on the closing date for the Initial Securities, and reissued by the Salton Sea Guarantors on the closing date for the Old Securities.

     "INSURANCE CONSULTANT" means Sedgwick James of Tennessee, Inc. or another widely recognized insurance consulting firm retained as insurance consultant by the Funding Corporation.

     "INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement, dated as of the closing date for the Initial Securities, among the Collateral Agent, the Depositary, the Secured Parties, the Funding Corporation and the Initial Guarantors, as amended pursuant to Amendment No. 1 thereto, dated as of the closing date for the Supplemental Securities and as further amended by Amendment No. 2 thereto, dated as of the closing date for the Old Securities, among the Collateral Agent, the Depositary, the Secured Parties, the Funding Corporation and the Guarantors.

     "INTEREST FUND" means the fund of such name created under the Depositary Agreement.

     "INTEREST PAYMENT DATE" means with respect to (1) any Security, each May 30th and November 30th, and (2) any Debt Service Reserve LOC Loan or Debt Service Reserve Bond, each regularly scheduled date on which interest is due and payable, as that date may be established from time to time pursuant to the Debt Service Reserve LOC Reimbursement Agreement.

     "INVESTMENT GRADE RATING" means a rating of "BBB-" or higher from S&P and "Baa3" or higher from Moody's (or an equivalent rating by another nationally recognized credit rating agency if none of such corporations is rating the Securities).

     "KV" means "kilovolt" or one thousand volts.

     "KW" means "kilowatt" or one thousand watts.

     "KWH" means "kilowatt-hour" or a unit of electrical energy equal to one kilowatt of power supplied or taken from an electric circuit steadily for one hour.

     "LEATHERS PPA" means the Long Term Power Purchase Agreement, dated as of April 16, 1985, as amended, between SCE and Leathers, as successor to Magma.

     "LETTER OF TRANSMITTAL" means the letter of transmittal which accompanies this prospectus and which is filed as an exhibit to the registration statement for the New Securities.

     "LIENS" means any mortgage, pledge, hypothecation, assignment, mandatory deposit arrangement with any person owning Debt of that person, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever which has the substantial effect of constituting a security interest, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing and the filing of any financing statement or similar instrument under the Uniform Commercial Code or comparable law of any jurisdiction, domestic or foreign.

     "LOSS PROCEEDS" means all net proceeds from an Event of Loss, including, without limitation, insurance proceeds or other amounts actually received (to the extent, in the case of an Initial Partnership Guarantor or VPC Geothermal, Conejo, Niguel and San Felipe, received in the form of Equity Cash Flows), except proceeds of delayed opening or business interruption insurance, on account of an event which causes all or a substantial portion of the relevant Project to be damaged, destroyed or rendered unfit for normal use.

     "LOSS PROCEEDS FUND" means the fund of such name created under the Depositary Agreement.

     "MAGMA ASSIGNMENT AGREEMENT" means the Assignment Agreement, dated as of June 30, 1995, by Magma in favor of the Royalty Guarantor.

     "MAGMA LAND" means Magma Land Company I, a Nevada corporation.

     "MAGMA SERVICES AGREEMENT" means the Services Agreement, dated as of the closing date for the Initial Securities, between Magma and CEOC.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on (1) the financial position or results of operation of the Funding Corporation and the Guarantors, taken as a whole, (2) the validity or priority of the Liens on the Collateral and the Funding Corporation Collateral, (3) the ability of the Funding Corporation to perform its material obligations under the Indenture, the Securities or any of the other Financing Documents to which it is a party,
(4) the ability of the Trustee to enforce any of the payment obligations of the Funding Corporation under the Indenture or the Securities, or (5) the ability of the Guarantors to perform any of their material obligations under their Project Notes or the other Financing Documents to which they are a party.

     "MW" means "megawatt" or one million watts.

     "MWH" means "megawatt-hour" or one thousand kilowatt-hours.

     "OPERATING AND MAINTENANCE COSTS" means all amounts disbursed by or on behalf of the Guarantors for operation, maintenance, repair, or improvement of their Projects, including, without limitation, premiums on insurance policies, property and other taxes, and payments under the relevant operating and maintenance agreements, leases, royalty and other land use agreements, and any other payments required under the Project Documents.

     "OPERATING BUDGET" means a budget of Operating and Maintenance Costs, and a long-term maintenance program with respect to the Guarantors and the Projects owned and operated by the Guarantors, for any given fiscal year or part thereof, and prepared on the basis of estimated requirements, showing such costs by category for such fiscal year.

     "PARTNERSHIP COLLATERAL" means (a) an assignment of all revenues received by the Partnership Guarantors from the Partnership Projects which will be applied in accordance with the priorities of payment established under the Depositary Agreement; (b) a Lien on substantially all of the assets of each of the Partnership Guarantors and the Partnership Projects; (c) a collateral assignment of certain material contracts; (d) a pledge of the capital stock of (or other equity interests in) the Partnership Guarantors; (e) a Lien on the Zinc Construction Fund, the Region 2 Construction Fund and any other funds established for the Partnership Guarantors under the Depositary Agreement; and
(f) any other collateral securing the obligations of the Partnership Guarantors under the Partnership Credit Agreement, the Partnership Guarantee or any other Financing Documents to which the Partnership Guarantors are party.

     "PARTNERSHIP GUARANTEE" means the Second Amended and Restated Secured Limited Guarantee, dated as of the closing date for the Old Securities, by the Partnership Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

     "PARTNERSHIP PROJECT DOCUMENTS" means, collectively, the construction contracts, power purchase agreements, transmission agreements, fuel supply agreements, fuel transportation agreements, operation and maintenance agreements, administrative services agreements, real estate documents, organizational documents and other material agreements entered into with respect to the Partnership Projects, including any Additional Project Document entered into with respect to the Partnership Projects.

     "PARTNERSHIP PROJECT NOTE" means, collectively, the Initial Partnership Project Note, the Supplemental Partnership Project Note and the Additional Partnership Project Note.

     "PARTNERSHIP SECURITY DOCUMENTS" means any security agreement, pledge agreement, deed of trust, collateral assignment or other document pursuant to which the Partnership Collateral is pledged to the Collateral Agent.

     "PAYMENT DATE" means any Interest Payment Date or Principal Payment Date.

     "PERMITTED COUNTERPARTY" means, in connection with an Interest Rate Protection Agreement, a financial institution whose long-term senior debt is rated at least "BBB+" by S&P and "Baa1" by Moody's or the equivalent by the Rating Agencies.

     "PERMITTED FACILITY" means (1) an electric power or thermal energy generation or cogeneration facility or related facilities (including residual waste management and facilities that use thermal energy from a cogeneration facility), and its or their related electric power transmission, fuel supply and fuel transportation facilities, together with its or their related power supply, thermal energy and fuel contracts and other facilities, services or goods that are ancillary, incidental, necessary or reasonably related to the marketing, development, construction, management, servicing, ownership or operation of the foregoing, owned by a utility or otherwise, as well as other contractual arrangements with customers, suppliers and contractors or (2) any infrastructure facilities related to (A) the treatment of water for municipal and other uses, (B) the treatment and/or management of waste water, (C) the treatment, management and/or remediation of waste, pollution and/or potential pollutants and (D) any other process or environmental purpose.

     "PERMITTED GUARANTOR DEBT" means (a) proceeds of Permitted Debt loaned to Guarantors by the Funding Corporation, (b) guarantees by one or more of the Guarantors of Permitted Debt, (c) the Guarantees and (d) the Project Notes.

     "PERMITTED INVESTMENTS" means investments in securities that are:

          (1)  direct obligations of the United States, or any agency thereof;

          (2) obligations fully guaranteed by the United States or any agency thereof;

          (3) certificates of deposit or bankers acceptances issued by commercial banks (including the Trustee or any of its affiliates) organized under the laws of the United States or of any political subdivision thereof or under the laws of Canada, Japan, Switzerland or any country that is a member of the European Economic Community having a combined capital and surplus of at least $250 million and having long-term unsecured debt securities then rated "A" or better by S&P or "A-2" or better by Moody's (but at the time of investment not more than $25,000,000 may be invested in such certificates of deposit from any one bank);

          (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (1) and (2) above, entered into with any financial institution meeting the qualifications specified in clause (3) above;

          (5) open market commercial paper of any corporation incorporated or doing business under the laws of the United States or of any political subdivision thereof having a rating of at least "A-1" from S&P and "P-1" from Moody's (but at the time of investment not more than $25,000,000 may be invested in such commercial paper from any one company);

          (6) auction rate securities or money market preferred stock having one of the two highest ratings obtainable from either S&P or Moody's (or, if at any time neither S&P nor Moody's may be rating such obligations, then from another nationally recognized rating service acceptable to the Trustee); or

          (7) investments in money market funds or money market mutual funds sponsored by any securities broker dealer of recognized national standing (or an affiliate thereof), having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses having a rating of "A" or better by S&P or "A-2" or better by Moody's (including money market funds for which the Depositary in its individual capacity or any of its affiliates is investment manager or adviser).

     "PERMITTED LIEN" means, collectively:

          (1) Liens specifically permitted, required by or created by, any Security Document;

          (2) Liens to secure Permitted Debt and Permitted Guarantor Debt (other than Subordinated Debt);

          (3) Liens for taxes, assessments or governmental charges which are either not yet due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves are established in accordance with GAAP;

          (4) any exceptions to title which are contained in the title policy delivered to the Collateral Agent;

          (5) Liens in connection with workmen's compensation, unemployment insurance or other social security or pension obligations;

          (6) mechanic's, workmen's, materialmen's, supplier's, construction or other like Liens arising in the ordinary course of business or incident to the construction of any Permitted Facilities permitted to be developed or expanded under the Transaction Documents;

          (7) servitudes, easements, rights-of-way, restrictions, minor defects or irregularities in title and such other encumbrances or charges against real property or interests therein as are of a nature generally existing with respect to properties of a similar character and which do not in any material way interfere in any material way with the use thereof in the business of the Guarantors; and

          (8) other Liens incidental to the conduct of the Guarantors' business or the ownership of properties and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than vendor's liens for accounts payable in the ordinary course of business), and which do not in the aggregate materially impair the use thereof in the operation of their business.

     "PERMITTED POWER CONTRACT BUY-OUT" means the termination of a Power Purchase Agreement or the negotiated reduction of capacity and energy to be sold under a Power Purchase Agreement other than pursuant to such agreement's terms and the payment by SCE made in connection therewith.

     "PH MODIFICATION PROCESS" means the process whereby the pH of liquid brine is reduced by injection of a pH modification agent into the liquid brine. The pH Modification Process results in decreased scaling and mineral buildup because solids in the more acidic liquid brine remain in solution rather than precipitating out, as occurs if the brine is untreated.

     "POWER PURCHASE AGREEMENTS" means the Del Ranch PPA, the Elmore PPA, the Leathers PPA, the Salton Sea Unit I PPA, the Salton Sea Unit II PPA, the Salton Sea Unit III PPA, the Salton Sea Unit IV PPA and the Vulcan PPA.

     "PRINCIPAL FUND" means the fund of such name created under the Depositary Agreement.

     "PRINCIPAL PAYMENT DATE" when used with respect to (1) any Security means the date on which all or a portion of the principal of such Security becomes due and payable as provided therein or in the Indenture, whether on a scheduled date for payment of principal at a Redemption Date, the final maturity date for the Securities, a date of declaration of acceleration, or otherwise, (2) any Debt Service Reserve Bond means each May 30th and November 30th, commencing on the first such date after the relevant conversion, and the date on which all or a portion of the principal of such Debt Service Reserve Bond becomes due and payable at redemption, the final maturity date or declaration of acceleration, or otherwise or (3) any Debt Service Reserve LOC Loan means each regularly scheduled date on which principal is due and payable, as such date may be established from time to time, commencing on the first such date after the applicable drawing, and any date on which principal of such Debt Service Reserve LOC Loan becomes due and payable at redemption, the final maturity or declaration of acceleration, or otherwise.

     "PROJECT COMPANIES" means, collectively, the Salton Sea Guarantors and the Partnership Project Companies.

     "PROJECT DOCUMENTS" means, collectively, the Partnership Project Documents, the Salton Sea Project Documents and the Magma Assignment Agreement.


     "PROJECT NOTES" mean the Partnership Project Notes, the Royalty Project Note and the Salton Sea Project Notes and any additional notes issued under the Partnership Credit Agreement, the Royalty Credit Agreement or the Salton Sea Credit Agreement.

     "PROJECTS" means, individually or collectively, the Del Ranch Project, the Elmore Project, the Leathers Project, Salton Sea Unit I, Salton Sea Unit II, Salton Sea Unit III, Salton Sea Unit IV, Salton Sea Unit V, the Vulcan Project, the CE Turbo Project, the Zinc Recovery Project, and any other power plant or Permitted Facility the acquisition, construction, operation or maintenance of which is financed in whole or in part with Permitted Debt.

     "PURCHASE AGREEMENT means the Purchase Agreement, dated October 7, 1998, between the Initial Purchasers and the Funding Corporation, providing for the sale of the Old Securities to the Initial Purchasers.

     "PX" means the California Power Exchange.

     "QF" OR "QUALIFYING FACILITY" means a "small power production facility" or a "qualifying cogeneration facility" in accordance with PURPA and the rules and regulations of FERC under PURPA relating thereto.

     "QUALIFIED INSTITUTIONAL BUYERS" means "qualified institutional buyers" as defined in Rule 144A of the Securities Act.

     "RATING" means the rating of the Securities by the Rating Agencies.

     "RATING AGENCY" means any of Moody's and S&P.

     "RATING DOWNGRADE" means a lowering by the Rating Agencies of the then current Ratings of the Securities.

     "REDEMPTION DATE" means the date on which Funding Corporation redeems or shall redeem any Securities in accordance with the Indenture.

     "REDEMPTION FUND" means the fund of such name created under the Depositary Agreement.

     "REGION 2 CONSTRUCTION FUND" means the fund of such name created under the Depositary Agreement.

     "REGION 2 UPGRADE EPC CONTRACT" means that certain Region 2 Upgrade Engineering, Procurement, and Contraction Contract, dated September 11, 1998, among Vulcan, Del Ranch, Turbo LLC, and SWEC.

     "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the closing date for the Old Securities, between the Funding Corporation and the Initial Purchasers for the benefit of the holders of the Old Securities.

     "REGULATION S" means Regulation S under the Securities Act.

     "REQUIRED SECURED PARTIES" means, at any time, persons that at such time hold at least 331/3% of the Combined Exposure.

     "REQUIRED SECURITY HOLDERS" means those Holders holding at least 50% in an aggregate principal amount of the outstanding Securities.

     "RESTRICTED PAYMENT" means, with respect to any person, (1) the declaration and payment of distributions, dividends or any other payment made in cash, property, obligations or other securities, (2) any payment of the principal of or interest on any Subordinated Debt, or (3) the making of any loans or advances to any affiliate (other than Permitted Debt); in each case from cash, investments, securities or other funds from time to time in the Distribution Suspense Fund or Distribution Fund.

     "REVENUE FUND" means the fund of such name created under the Depositary Agreement.

     "ROYALTIES" means (1) with respect to the Royalty Guarantor, any and all royalties received by Magma pursuant to the Partnership Project Easements, in each case, to the extent not otherwise required to be used for Operating and Maintenance Costs, and (2) with respect to the Initial Partnership Guarantors, certain royalties, fees and other payments received by VPC and CEOC under the Partnership Project project documents to the extent not otherwise required to be used for (A) Operating and Maintenance Costs or (B) pursuant to a Partnership Project document or financing document.

     "ROYALTY COLLATERAL" means (1) an assignment of all Royalties paid to the Royalty Guarantor which will be applied in accordance with the priorities of payment established under the Depository Agreement, (2) a collateral assignment of certain material contracts of the Royalty Guarantor, (3) a pledge of the capital stock of the Royalty Guarantor, (4) a Lien on any funds established for the Royalty Guarantor under the Depositary Agreement and (5) any other collateral securing the obligations of the Royalty Guarantor under the Royalty Credit Agreement, the Royalty Guarantee or any other Financing Document to which the Royalty Guarantor is a party.

     "ROYALTY GUARANTEE" means the Guarantee by the Royalty Guarantor in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

     "ROYALTY PROJECT NOTE" means the promissory note in the principal amount of $75,000,000 issued by the Royalty Guarantor in favor of the Funding Corporation under the Royalty Credit Agreement on the closing date for the Initial Securities.

     "ROYALTY SECURITY DOCUMENTS" means any security agreement, pledge agreement, deed of trust, collateral assignment or other document pursuant to which the Royalty Collateral is pledged to the Collateral Agent.

     "RULE 144A" means Rule 144A under the Securities Act.

     "SALTON SEA COLLATERAL" means (1) an assignment of all revenues received by the Salton Sea Guarantors from the Salton Sea Projects which will be applied in accordance with the priorities of payment established under the Depositary Agreement; (2) a Lien on substantially all of the assets of each of the Salton Sea Guarantors and the Salton Sea Projects; (3) a collateral assignment of certain material contracts; (4) a pledge of the capital stock of (or other equity interests in) the Salton Sea Guarantors; (5) a Lien on the Salton Sea Unit V Construction Fund and any other funds established for the Salton Sea Guarantors under the Depositary Agreement; and (6) any other collateral securing the obligations of the Salton Sea Guarantors under the Salton Sea Credit Agreement, the Salton Sea Guarantee or any other Financing Document to which the Salton Sea Guarantors are party.

     "SALTON SEA GUARANTEE" means the Amended and Restated Secured Guarantee, dated as of the closing date for the Old Securities, by the Salton Sea Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

     "SALTON SEA PROJECT DOCUMENTS" means, collectively, the construction contracts, power purchase agreements, transmission agreements, fuel supply agreements, fuel transportation agreements, operation and maintenance agreements, administrative services agreements, real estate documents, organizational documents and other material agreements entered into with respect to the Salton Sea Projects, including any Additional Project Documents entered into with respect to the Salton Sea Projects.

     "SALTON SEA PROJECT NOTE" means, collectively, the Initial Salton Sea Project Note and the Additional Salton Sea Project Note.

     "SALTON SEA SECURITY DOCUMENTS" means any security agreement, pledge agreement, deed of trust, collateral assignment or other document pursuant to which the Salton Sea Collateral is pledged to the Collateral Agent.

     "SALTON SEA UNIT I PPA" means the Amended and Restated Power Purchase Agreement, dated May 8, 1987, between SSPG and SCE.

     "SALTON SEA UNIT II PPA" means the Power Purchase Agreement, dated April 16, 1985, between SSPG and SCE.


     "SALTON SEA UNIT III PPA" means the Power Purchase Agreement, dated April 16, 1985, between SCE and SSPG.

     "SALTON SEA UNIT IV PPA" means the Consolidated, Amended and Restated Power Purchase Agreement, dated November 29, 1994, among SCE, Fish Lake and SSPG.

     "SALTON SEA UNIT V CONSTRUCTION FUND" means the fund of such name created under the Depositary Agreement.

     "SALTON SEA UNIT V EPC CONTRACT" means that certain Salton Sea Unit 5 Engineering, Procurement, and Contraction Contract, dated September 2, 1998, between Power LLC, as owner, and SWEC, as contractor.

     "SALTON SEA UNIT V PPA" means the Power Sales Agreement, dated as of the closing date for the Old Securities, between Power LLC and Minerals LLC.

     "SECURED OBLIGATIONS" means all indebtedness, liabilities and obligations, of whatsoever nature and howsoever evidenced (including, but not limited to, principal, interest, fees, reimbursement obligations, penalties, indemnities and legal and other expenses, whether due after acceleration or otherwise), to the Secured Parties, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising.

     "SECURED PARTIES" means the Trustee, the Collateral Agent, the Depositary, the Debt Service Reserve LOC Provider, any party that becomes a Permitted Counterparty under an Interest Rate Protection Agreement, any party that becomes the agent under the Working Capital Facility and any other person that becomes a Secured Party under any Financing Document.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITY" OR "SECURITIES" means any of the Old Securities, the New Securities, the Initial Securities, the Supplemental Securities and any Additional Securities issued pursuant to the Indenture.

     "SECURITY DOCUMENTS" means, collectively, the Depositary Agreement, the Funding Pledge Agreement, the Intercreditor Agreement, the Partnership Security Documents, the Royalty Security Documents, the Salton Sea Security Documents and any other document providing for any lien, pledge, encumbrance, mortgage or security interest on any or all of the Collateral or Funding Corporation Collateral.

     "SECURITY HOLDER" means the registered holder of any Security from time to time.

     "SENIOR DEBT" means all of the Permitted Debt of the Funding Corporation other than the Subordinated Debt.

     "SO4 AGREEMENT" means an Interim Standard Offer No. 4 long-term power purchase agreement or a modified Interim Standard Offer No. 4 long-term power purchase agreement.

     "SUBORDINATED DEBT" means Debt (and the note or other instrument evidencing the same) which has been subordinated, on terms and conditions substantially the same as those permitted under the Indenture, to the prior payment of amounts owing under the Indenture and the Securities.


     "SUBSTANTIAL COMPLETION" of a Project means that (1) the Project is substantially complete in accordance with the construction contract therefor and all applicable laws and permits, (2) all services required to be furnished by the contractors for the Project are substantially completed and all material equipment for the Project has been delivered and properly incorporated, (3) all necessary performance and startup testing required for substantial completion of the Project under its construction contract and other significant pre-commissioning activities for the Project have been conducted, (4) a punchlist of items to be finished or completed for the Project has been prepared, and (5) all significant events necessary to allow commercial operation of the Project to be declared have been met, in each case as confirmed (with customary qualifications and assumptions) by the Independent Engineer; provided, however, that a New Project will be deemed to have achieved Substantial Completion notwithstanding its failure to satisfy the conditions set forth in clauses (1) through (5) above if (a) the Funding Corporation has redeemed an amount of Series F Securities such that the minimum and average projected Debt Service Coverage Ratios for the term of the Series F Securities are greater than or equal to 1.4 to 1 and 1.7 to 1, respectively, (b) the Funding Corporation has been required to redeem, and has redeemed, an amount of Series F Securities equal to the amount specified for the New Project in the third paragraph under "Summary Description of the Series F Securities--Mandatory Redemption," or (c) the Funding Corporation and the Guarantors have taken such other measures as the Rating Agencies may require to confirm that the failure to achieve Substantial Completion on or before the applicable Guaranteed Substantial Completion Date will not result in a Rating Downgrade.


     "SUPPLEMENTAL PARTNERSHIP GUARANTEE" means the Amended and Restated Guarantee, dated as of the closing date for the Supplemental Securities, by the Initial Partnership Guarantors and the Supplemental Partnership Guarantors in favor of the Trustee and the Collateral Agent for the benefit of the Secured Parties.

     "SUPPLEMENTAL PARTNERSHIP PROJECT NOTE" means the promissory note in the initial principal amount of $135,000,000 issued by the Initial Partnership Guarantors and the Supplemental Partnership Guarantors in favor of the Funding Corporation under the Partnership Credit Agreement on the closing date for the Supplemental Securities.

     "SUPPORT LETTER" means the letter agreement, dated as of the closing date for the Initial Securities, among Magma, the Funding Corporation and the Initial Guarantors.

     "TITLE EVENT" means the existence of any defect of title or lien or encumbrance on a Salton Sea Project or a Partnership Project (in each case, other than certain permitted liens) in effect on the closing date for the Initial Securities or the closing date for the Old Securities, as applicable, that entitles the Collateral Agent to make a claim under the policy or policies of title insurance required pursuant to the Financing Documents.

     "TITLE EVENT PROCEEDS" means all amounts and proceeds (including instruments) received in respect of any Title Event.

     "TRANSACTION DOCUMENTS" means the Project Documents and the Financing Documents.

     "TRUSTEE" means Chase Manhattan Bank and Trust Company, National Association, as trustee under the Indenture, together with its successors and assigns.

     "UNCONTROLLABLE FORCE," with respect to any Power Purchase Agreement, means any occurrence beyond the control of a party which causes that party to be unable to perform its obligations under the relevant agreement and which a party has been unable to overcome by the exercise of due diligence, including but not limited to flood, drought, earthquake, storm, fire, pestilence, lightning and other natural catastrophes, epidemic, war, riot, civil disturbance or disobedience, strike, labor dispute, action or inaction of government or other proper authority which may conflict with the terms of the agreement, or failure, threat of failure or sabotage of facilities which have been maintained in accordance with good engineering and operating practices in California. The failure of the interconnecting utility to deliver electrical energy generated by a Project to the point of interconnection is not considered an Uncontrollable Force under the relevant Power Purchase Agreement.

     "VULCAN PPA" means the Long Term Power Purchase Agreement, dated March 1, 1984, as amended, between SCE and Vulcan, as successor to Magma Electric Company, a Nevada corporation.

     "WORKING CAPITAL DEBT" means the working capital loans provided under the Working Capital Facility in an aggregate principal amount not to exceed $15,000,000.

     "WORKING CAPITAL FACILITY" means any agreement or agreements from time to time in effect among Funding Corporation and banks providing for the availability of working capital loans to the Funding Corporation and the Guarantors.

     "YIELD MAINTENANCE PREMIUM" means an amount calculated by the Funding Corporation or any Guarantor as of the Redemption Date for any redemption of Series F Securities as follows:

          (1) the average life of the remaining scheduled payments of principal in respect of outstanding Series F Securities (the "Remaining Average Life") will be calculated as of the Redemption Date;

          (2) the yield to maturity will be calculated for the U.S. Treasury security having an average life equal to the Remaining Average Life and trading in the secondary market at the price closest to par (the "Primary Issue"); provided, however, that if no U. S. Treasury security has an average life equal to the Remaining Average Life, the yields (the "Other Yields") for the two maturities of United States Treasury securities having average lives most closely corresponding to the Remaining Average Life and trading in the secondary market at the price closest to par will be calculated, and the yield to maturity for the Primary Issue will be the yield interpolated or extrapolated from such Other Yields on a straight-line basis, rounding in each of such relevant periods to the nearest month;

          (3) the discounted present value of the then remaining scheduled payments of principal and interest (but excluding that portion of any scheduled payment of interest that is actually due and paid on such Redemption Date) in respect of outstanding Series F Securities will be calculated as of the Redemption Date using a discount factor equal to the sum of (a) the yield to maturity for the Primary Issue, plus (b) 50 basis points; and

          (4) the amount of premium in respect of Series F Securities to be redeemed will be an amount equal to (a) the discounted present value of the Series F Securities to be redeemed determined in accordance with clause (3) above minus (b) the unpaid principal amount of the Series F Securities to be redeemed; provided, however, that the premium will not be less than zero.

     "ZINC CONSTRUCTION FUND" means the fund of such name created under the Depositary Agreement.

     "ZINC RECOVERY PROJECT EPC CONTRACT" means that certain Zinc Recovery Project Engineering, Procurement, and Contraction Contract, dated September 16, 1998, between Minerals LLC, as owner, and Kvaerner, as contractor.

                                   APPENDIX B



                          INDEPENDENT ENGINEER'S REPORT



                           SALTON SEA PROJECT ANALYSIS



                                  PREPARED FOR



                         SALTON SEA FUNDING CORPORATION















                               SEPTEMBER 23, 1998












                               FLUOR DANIEL, INC.
                               IRVINE, CALIFORNIA

                                 TABLE OF CONTENTS




SECTION   TITLE                                                                        PAGE
-------   -----                                                                        ----
1.0       Executive Summary and Conclusions ......................................... B-2
1.1       Executive Summary ......................................................... B-2
1.2       Conclusions ............................................................... B-5
2.0       Scope of Services ......................................................... B-10
3.0       Facilities Overview ....................................................... B-10
3.1       General Description ....................................................... B-10
3.2       Management and Organization ............................................... B-11
3.3       Salton Sea Projects ....................................................... B-12
3.4       Partnership Projects ...................................................... B-13
3.5       Royalty Projects .......................................................... B-13
3.6       pH Modification Process ................................................... B-13
4.0       New Projects .............................................................. B-14
4.1       General Description -- Salton Sea Unit V Project .......................... B-14
4.2       General Description -- Region II Brine Facilities Construction ............ B-14
4.3       General Description -- Salton Sea Zinc Recovery Project ................... B-15
4.4       Materials of Construction ................................................. B-17
4.5       New Projects Management Organization ...................................... B-17
4.6       Project Site Geotechnical Description ..................................... B-17
4.7       Schedule .................................................................. B-18
4.8       Capital Cost Analysis ..................................................... B-19
5.0       Project Operations ........................................................ B-20
6.0       Project Contracts ......................................................... B-20
6.1       Power Purchase Agreements and Related Agreements .......................... B-20
6.2       Solids Disposal Agreements--Operating Plants .............................. B-22
6.3       Engineering, Procurement and Construction Agreements ...................... B-23
7.0       Permitting and Environmental .............................................. B-24
7.1       Environmental Compliance .................................................. B-24
7.2       Applicable Environmental Permit and Licensing Requirements ................ B-25
7.3       Environmental Requirement Compliance, Deficiencies and Limitations ........ B-25
8.0       Assessment of Financial Projections ....................................... B-25
8.1       Overview .................................................................. B-25
8.2       Base Case Projection Assumptions .......................................... B-26
8.3       Sensitivity Analysis ...................................................... B-28
8.4       Breakeven Analysis ........................................................ B-29


                                   SECTION 1.0

                        EXECUTIVE SUMMARY AND CONCLUSIONS


1.1 EXECUTIVE SUMMARY

    Presented herein is the Fluor Daniel, Inc. (Fluor Daniel) review and analyses (the Report) as related to eight operating geothermal power plants (the Existing Projects), two new geothermal power plants and a Zinc Recovery Project (the New Projects), as listed below. The geothermal resource production facilities (wellheads and related brine delivery system) are reviewed by GeothermEx, Inc.

    o Salton Sea Units I, II, III and IV, including brine modification (pH Modification) and a planned capacity increase via a new Salton Sea Unit V (collectively the Salton Sea Projects).

    o Vulcan, Del Ranch, Elmore and Leathers, including the Region II Brine Facilities Construction, the TurboExpander Project, and the commercial zinc production facilities collectively known as the Zinc Recovery Project (collectively the Partnership Projects).

    o Royalty and other payments received from the Del Ranch, Elmore, and Leathers Projects (the Royalty Projects). The Salton Sea Projects, Partnership Projects and the Royalty Projects are collectively referred to herein as the Projects.

NEW PROJECTS -- OVERVIEW

    Salton Sea Power LLC is planning to construct a 49.0 MW net geothermal power plant (Salton Sea Unit V Project) using proven technology designed to produce electrical energy primarily from the Salton Sea Region I injection brine. This brine is currently reinjected and contains over 40 MW of available thermal energy to be used by Salton Sea Unit V. Additional power will be produced utilizing minimal increased brine flows through the existing brine handling facilities located at the Salton Sea Projects. Therefore, Salton Sea Unit V will produce electrical energy by increasing the thermal efficiency of Region I with only a limited increase in the quantity of brine production.

    The Region II Brine Processing Construction will include the installation of modern brine processing facilities to service the total brine flow to be provided to Vulcan and Del Ranch. It is intended that these facilities will be designed with the appropriate technology, developed and proven at the Salton Sea, to provide for reliable steam production for power generation, and a consistent supply of brine suitable for the ion exchange zinc recovery process.

    CE Turbo LLC is planning to construct the TurboExpander Project which is designed to provide electrical power output of 10.0 MW net. This power output will result from increased efficiencies in the steam field and by efficiency increases in the existing Region II brine handling facilities as a result of the Region II Brine Processing Construction; no new production or injection wells are required.

    Additionally, CalEnergy Minerals LLC is planning to construct a commercial scale Zinc Recovery facility to extract approximately 30,000 metric tons per year of zinc from the geothermal brine. The Salton Sea Unit V Project and the Region II Brine Processing Facilities are intended to complement the Zinc Recovery Project.

    Fluor Daniel has been informed that the Funding Corporation intends to issue approximately $285 million of Senior Secured Notes and Bonds (Securities). The net proceeds of the Securities, in addition to approximately $122.5 million in equity to be contributed from CalEnergy or an affiliate, are intended to be used to (1) fund the construction cost of the Salton Sea Zinc Recovery Project, Salton Sea Unit V, and the Turboexpander Project; (2) fund the cost of the Region II Brine Processing Construction; (3) fund certain other capital improvements (the Capital Improvements); and (4) fund interest, other financing costs, project administration, and other owner's costs during construction.

   A summary overview of the current and intended features of the Projects is presented in Table 1-1.


                                    TABLE 1-1

                            OVERVIEW OF THE PROJECTS

                           FACILITY(1)      NET
                               NET       OWNERSHIP   COMMERCIAL      POWER
                             CAPACITY     INTEREST    OPERATION    CONTRACT     CONTRACT        POWER
                               (MW)         (MW)       (YEARS)    EXPIRATION      TYPE        PURCHASER
                          ------------- ----------- ------------ ------------ ------------ ---------------
SALTON SEA PROJECTS
Salton Sea Unit I .......       10.0         10.0        16          6/2017    Negotiated        SCE
Salton Sea Unit II ......       20.0         20.0         8          4/2020        SO4           SCE
Salton Sea Unit III .....       49.8         49.8         9          2/2019        SO4           SCE
Salton Sea Unit IV. .....       39.6         39.6         2          5/2026    Negotiated        SCE
Salton Sea Unit V .......       49.0         49.0         0           N/A          N/A      Zinc Recovery
                                                                                            Project and PX
                               -----        -----
   Subtotal .............      168.4        168.4

PARTNERSHIP PROJECTS
Elmore ..................       38.0         38.0        10         12/2018        SO4           SCE
Del Ranch ...............       38.0         38.0        10         12/2018        SO4           SCE
Leathers ................       38.0         38.0         8         12/2019        SO4           SCE
Vulcan ..................       34.0         34.0        12          2/2016        SO4           SCE
TurboExpander ...........       10.0         10.0         0           N/A          N/A            PX
                               -----        -----
   Subtotal .............      158.0        158.0
                               -----        -----
Total ...................      326.4        326.4


                          FACILITY        NET
                             NET       OWNERSHIP
                          CAPACITY     INTEREST    COMMERCIAL
                           (METRIC      (METRIC    OPERATION    CONTRACT    CONTRACT       ZINC
                         TONNES/YR)   TONNES/YR)    (YEARS)    EXPIRATION     TYPE      PURCHASER
                        ------------ ------------ ----------- ------------ ---------- -------------
ZINC RECOVERY PROJECT
Zinc Plant ........     30,000       30,000       0           N/A          Annual     Local Market
                        ------       ------

----------
(1) Power Project capacity is a nominal number that varies with operating and reservoir conditions.

PROJECT LOCATION


     The Salton Sea and Partnership Projects are located in Imperial County California in the Salton Sea area. A map showing the general location of the Salton Sea, Partnership, and Zinc Recovery Project is provided in Figure 1-1.


                                   FIGURE 1-1
                               PLANT LOCATION MAP





                            [GRAPHIC OF MAP OMITTED]

PROJECT AGREEMENTS

    As shown in Table 1-1, the Existing Projects sell power to Southern California Edison Company (SCE) in accordance with power purchase agreements and related agreements for transmission system interconnection. Salton Sea Unit V will sell approximately one-third of its net output to the Zinc Recovery Project and the remainder, through the Power Exchange (PX). The TurboExpander will sell all its power through the PX. The Zinc Recovery Project intends to sell its zinc primarily to West Coast consumers on an open market basis.

    It is understood that the Salton Sea, Partnership, and Zinc Recovery Projects are, and will continue to be, operated by CalEnergy Operating Corporation (CEOC). The Existing Projects have been in commercial operation for numerous years.

    Construction of a portion of the facilities to be funded by the securities will be performed under Engineering, Procurement and Construction (EPC) contracts, with completion and cost guarantees. The Salton Sea Unit V, TurboExpander and Region II Brine Processing Construction Projects will be constructed by Stone and Webster Engineering Corporation (S&W) under two separate guaranteed price contracts. The Zinc Recovery Project will be constructed by Kvaerner, again under a guaranteed price contract.

PROJECT PARTICIPANTS

    The Salton Sea Units I, II and III are owned by Salton Sea Power Generation L.P. (SSPG) and purchase steam from Salton Sea Brine Processing L.P. (SSBP). SSPG and Fish Lake Power Company (FLPC) are owners of the Salton Sea Unit IV Project. Salton Sea Unit V will be owned by Salton Sea Power L.L.C. (Power LLC). SSPG, SSBP FLPC, and Power LLC are referred to collectively as the "Salton Sea Guarantors".

    The improvements to the brine processing facility part of the Region II Brine Processing Construction will be owned by certain of the Existing Projects. The TurboExpander Project will be owned by CE Turbo LLC. The Zinc Recovery Project will be owned by CalEnergy Minerals L.L.C. Agreements were reviewed that indicate that the Salton Sea Royalty Company (the Royalty Guarantor) receives royalties and other payments from Leathers, Elmore, and Del Ranch.

SCHEDULE

    The commercial operation dates for Salton Sea Unit V and the Zinc Recovery Project are currently scheduled for mid 2000. The commercial operation dates for the TurboExpander Project and the Region II Brine Processing Construction are currently scheduled for the first half of 2000.

1.2 CONCLUSIONS

    On the basis of Fluor Daniel's review of the information provided by the Salton Sea Funding Corporation (the Funding Corporation), and in reliance thereon, Fluor Daniel provides the following opinions:

1.2.1 EXISTING PROJECTS -- OPERATIONS AND PERFORMANCE

    o The Projects use commercially proven technology and Existing Projects are operated in accordance with recognized electric utility industry practices.

    o The useful life of the surface facilities are expected to exceed the final maturity date of the debt Securities.

    o Principal project participants possess the necessary experience to successfully fulfill their project obligations.

    o Operating plant capacity factors (expected forced and scheduled outages) used in the projections are based on the operating results for the operating years 1995, 1996, and 1997, and these are felt to be reasonable. For the years 1995 through 1997, selected highlights of the operating history reported by the Funding Corporation are as follows:

        o  Revenue increased 78 percent.

        o Site operating costs decreased from 3.53 cents/net kWh to 1.84 cents/net kWh for the Salton Sea Units I-IV Projects, and from 3.17 cents/net kWh to 2.35 cents/net kWh for the Partnership Projects. For the Existing Projects as a whole, operating costs decreased from 3.28 cents/net kWh to 2.13 cents/net kWh.

        o Nominal capacity factors in 1997 were maintained at 95.5 percent for the Salton Sea I-IV Projects, 102.3 percent for the Partnership Projects, and 99.2 percent on a combined basis.

    o The pH Modification technology is proven and reliable, as has been shown by the eight year operating history at Salton Sea Unit II and the two years of operating history of this technology at Salton Sea Units I, III, and IV. The pH Modification program should continue to increase availability and decrease costs consistent with assumptions in the financial projections.

    o The Existing Projects are expected to continue operations in accordance with all relevant existing permits and environmental laws.


1.2.2 NEW PROJECTS

   SALTON SEA UNIT V

    o The technology upon which the Salton Sea Unit V is based, is proven and reliable. The scope of work is within demonstrated capabilities of the principal project participants. The EPC contract for the Salton Sea Unit V Project provides for a guaranteed completion date. Based on the current expected closing date for the Securities, it appears that the completion of the Salton Sea Unit V Project can be achieved within the guaranteed date in the EPC contract.

    o The pH Modification technology is proven and reliable. Similar technology has been installed and has operated successfully throughout Salton Sea Units I -- IV. As demonstrated by the eight year operating history at Salton Sea Unit II, and the more recent operating history of Salton Sea Units I, III, and IV, the pH Modification program should continue to operate at the same or improved levels of reliability.

    o Reasonable selections have been made in selecting the EPC Contractor for this work, and in preparing the list of equipment suppliers. Major equipment suppliers approved by Power LLC are recognized as qualified suppliers in the geothermal power industry.

    o The Salton Sea Unit V Project should meet the guaranteed performance criteria contained in the EPC contracts and should comply with all applicable environmental regulations.

    o Based on the EPC contract reviewed for the Salton Sea Unit V Project, the capital cost budget appears adequate for the facilities provided under this contract. The guaranteed price in the S&W contract, plus S&W's substantial prior experience with geothermal plants, should mitigate the risk of cost overruns and schedule delays, and should thus adequately protect both the Bondholders and Owners. Power LLC should have adequate Contractor resources available to cover the possibility of performance shortfalls by S&W for the Salton Sea Unit V Project . The contractual Liquidated Damage provisions provided in the EPC contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized on the Salton Sea Unit V Project, and should adequately protect both the Bondholders and the Owners.

    o Based on Fluor Daniel's knowledge of conventional power project financing, Owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital, etc., estimated by the Funding Corporation appear to be reasonable.

    o  All discretionary permit approvals have been obtained for construction.

    o The useful life of the Salton Sea Unit V Project can be expected to exceed the final maturity date of the Securities.

    REGION II BRINE PROCESSING CONSTRUCTION

    o The technology upon which brine processing is based has been demonstrated to be proven and reliable. The EPC contract for the Region II Brine Processing Construction provides for a guaranteed completion date. Based on the current expected closing date for the Securities, it appears that the completion of the Region II Brine Processing Construction can be achieved within the guaranteed date in the EPC contract.

    o The pH Modification technology has been demonstrated to be proven and reliable at the wellfield servicing the Existing Projects. Similar technology has been serving Salton Sea Units I -- V and has a proven operating history. The pH Modification system should increase availability and decrease operating and maintenance costs consistent with assumptions in the financial projections.

    o Reasonable selections have been made in selecting the EPC Contractor for this work, and in preparing the list of equipment suppliers. Major equipment suppliers approved for this project are recognized as qualified suppliers in the geothermal field.

    o Based on the EPC contract reviews for the Region II Brine Processing Construction, the capital cost budget appears adequate for the facilities provided under those contracts. The guaranteed price in the S&W EPC contract, plus S&W's substantial prior experience with geothermal installations, should mitigate the risk of cost overruns and schedule delays. The contractual Liquidated Damage provisions in the EPC contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized, and should adequately protect both the Bondholders and the Owners.

    o The Region II Brine Processing Construction should meet the guaranteed performance criteria contained in the EPC contract and should comply with all applicable environmental regulations.

    o  All discretionary permit approvals have been obtained for construction.

    TURBOEXPANDER PROJECT

    o The proposed TurboExpander Project uses technology which has been demonstrated to be proven and reliable. The scope of work is within demonstrated capabilities of the principal project participants which should make the currently scheduled completion during the first quarter of 2000 achievable.

    o The EPC Contract for the Region II Brine Processing Construction, which also encompasses the TurboExpander Project provides for a guaranteed completion date. Based on the current expected closing date for the Securities, it appears that the completion of the TurboExpander Project can achieved within the guaranteed date in the EPC contract.

    o S&W, the EPC contractor for this work, is recognized as an experienced contractor in this field. The major equipment suppliers that have been approved for S&W's selection are recognized as qualified suppliers to the industry.

    o The TurboExpander Project should meet the guaranteed performance criteria contained in the EPC contract and should comply with all current applicable environmental regulations.

    o On the basis of the EPC contract reviewed for the TurboExpander Project, the capital cost budget appears adequate for the facilities provided under those contracts. The guaranteed price in the S&W contract, plus S&W's substantial prior experience with geothermal power plants, should mitigate the risk of cost overruns and schedule delays. CE Turbo LLC should have adequate contractor resources available to cover the possibility of performance shortfalls by S&W for the TurboExpander Project. The contractual Liquidated Damages provisions in the EPC contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized in TurboExpander Project, and should adequately protect both the Bondholders and the Owners.

    o Based on Fluor Daniel's knowledge of conventional power project financing, the Owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital, etc., estimated by CE Turbo LLC appear to be reasonable.

    o All required discretionary permit approvals have been obtained for the construction of TurboExpander Project.

    o The useful life of the TurboExpander Project can be expected to exceed the final maturity date of the Securities.

    ZINC RECOVERY PROJECT

    o The Zinc Recovery Project is generally modeled after a demonstration plant located at the Elmore Project. This demonstration plant successfully demonstrated the recovery of zinc on a continuous basis.

    o Even though the application of this technology is relatively new at the Salton Sea site, the technology has been demonstrated to be reliable. All components of this technology, except the ion exchange process, have been in commercial operation for several years at Tecnicas Reunidas, a zinc extraction project in Spain. Furthermore, each of the components has been successfully applied and proven for a number of years in other metals industries such as copper and uranium. The scope of work is within demonstrated capabilities of the principal project participants which provides a high level of confidence that the expected completion date of mid 2000 is achievable.

    o The EPC contract for the Zinc Recovery Project provides for a guaranteed completion date. Based on the current expected closing date for the Securities, it appears that the completion of the Zinc Recovery Project can achieved within the guaranteed date in the EPC contract.

    o Kvaerner, the EPC contractor for this work, is recognized as an experienced contractor in this field. The major equipment suppliers that have been approved for Kvaerner's selection are recognized as qualified suppliers to the industry.

    o The Zinc Recovery Project should meet the guaranteed performance criteria contained in the EPC contract and should comply with all environmental regulations.

    o Based on the EPC contracts reviewed for the Zinc Recovery Project, the capital cost budget appears adequate for the facilities provided under those contracts. The guaranteed price in the Kvaerner contract, plus Kvaerner's substantial prior experience with minerals extraction, should mitigate the risk of cost overruns and schedule delays. CalEnergy Minerals LLC should have adequate contractor resources available to cover the possibility of performance shortfalls by Kvaerner for the Zinc Recovery Project. The contractual Liquidated Damages provisions in the EPC contract are typical for securing contractor completion of projects utilizing proven technology such as that utilized in Zinc Recovery Project, and should adequately protect both the Bondholders and the Owners.

    o Based on Fluor Daniel's knowledge of conventional minerals project financing, the Owner's costs, such as administration costs, insurance, financing costs, contingency funds, working capital, etc., estimated by the Funding Corporation appear to be reasonable.

    o All required discretionary permit approvals have been obtained for the construction of Zinc Recovery Project.

    o The useful life of the Zinc Recovery Project can be expected to exceed the final maturity date of the Securities.

    o Operating costs have been appropriately developed and indicate that the Project will be the lowest cost producer of zinc in North America. The Project's major operating cost component is electricity which will be supplied from Salton Sea Unit V. Resin, another major cost component, is supplied under a contract with The Dow Chemical Company.

    FINANCIAL PROJECTIONS

    o An economic/financial model has been developed by the Funding Corporation which represents the projected performance of the Guarantors. The assumptions underlying the economic/financial model are reasonable, and the projected operating results reasonably represent the future financial profile of the Guarantors.

    o Projected operating and maintenance costs and capital expenditures for major maintenance are reasonable and representative of the planned operations of the Salton Sea and Partnership Projects.

    o Financial projections, based on the Base Case assumptions recommended by the Funding Corporation, and found to be reasonable by Fluor Daniel, indicate that revenues should be adequate to pay operations and maintenance expenses and provide cash flow for debt service, with base case debt service coverage ratios calculated from 1999 through 2018 of
       1.72 minimum and 2.97 average.

    o The financial projections remain stable across a range of sensitivities and avoided cost assumptions.

    ENVIRONMENTAL PERMITTING AND LICENSING

    o The reviewed records show no environmental Notices of Violation for any media (air emissions, wastewater, solid/hazardous waste) have been filed against the Existing Projects in the last two years.

    o  The Existing Projects appeared to be neat and well maintained.

    o The H2S abatement systems consist of existing biofilters for Salton Sea Units I, II, III and IV. A review of the preliminary design indicated that sufficient capacity appears to exist to handle any anticipated increase of H2S loads resulting from the operation of Salton Sea
       Unit V.

    o The water and brine pond designs appear adequate to minimize or eliminate the potential for water and brine release into the underlying soil and groundwater.

    o  Solid waste handling and disposal appears adequate.

    o Dust control in the solid waste handling operation should be improved by planned dust handling equipment and dust abatement measures.

    o All discretionary environmental permit approvals have been received for the proposed new construction.

    PROJECT AGREEMENTS

    o Major project agreements (as listed in Attachment 2-1) for the Salton Sea Projects and Partnership Projects, including power purchase agreements, EPC contracts, major subcontracts, and related contracts for transmission system interconnection appear reasonable from a technical perspective and are consistent with the financial projections reviewed herein.

                                  SECTION 2.0

                               SCOPE OF SERVICES

    On the basis of information and documents provided by the Funding Corporation, Fluor Daniel, as Independent Engineer, has reviewed certain technical, environmental and economic aspects of the Projects as listed below:

    o Current status of existing Salton Sea Funding Corporation projects

    o Project participants

    o Plant designs and projected performance

    o Project capital cost estimates

    o Operations and maintenance

    o Project agreements

    o Environmental permitting and licensing

    o Financial projections

    o Project completion testing

    Fluor Daniel conducted this analysis, and prepared this report, utilizing reasonable care and skill in applying methods of analysis consistent with normal industry practice. In the preparation of this report and the opinions expressed, Fluor Daniel has made certain assumptions with respect to conditions, which may exist or events, which may occur in the future. A listing of assumptions and documentation relied upon by Fluor Daniel in the preparation of this report are provided in Attachment 2-1. The information set forth herein has been obtained from sources which are believed to be reliable, but it is not guaranteed as to accuracy or completeness by, and is not construed as a representation by, Fluor Daniel or the Project sponsors.

                                  SECTION 3.0

                              FACILITIES OVERVIEW


3.1 GENERAL DESCRIPTION

    The Existing Projects consist of eight operating geothermal power plants near the Salton Sea in the Imperial Valley of Southern California. These plants produce net power generation of approximately 288 MW from high temperature geothermal brines produced by drilling deep production wells into the Salton Sea Known Geothermal Resource Area (SSKGRA). Imperial Valley brines are characterized by heavy concentrations of compounds of silica, zinc, manganese and other metals. Over twenty million pounds of brine per hour are produced and flashed to supply the steam for electric power generation. After the brine is flashed to produce steam, it is reinjected into the subsurface reservoir through separate injection wells constructed for that purpose.

    As mentioned above, the Salton Sea and Partnership Projects are located in the SSKGRA and are within a central radius of approximately five miles. A representative map showing approximate plant locations is provided in Figure 1-1.

    Hot brine from the geothermal resource is flashed into high pressure, standard pressure, and low pressure steam which is expanded through steam turbine generators to produce electric power. The steam is condensed and then used for cooling tower make-up. Excess condensate is injected back into the geothermal reservoir. Brine from the steam flash process is further processed to remove solids, or maintain them in solution, and is injected back into the geothermal reservoir. The Existing Projects employ proven geothermal resource flash technology which has been commercially operated worldwide for over 30 years.

    Plant design and operation are affected by the geothermal resource which, in the SSKGRA, is relatively high in solids content at approximately 250,000 to 300,000 parts per million. Leathers, Elmore, Del Ranch, and Vulcan utilize the crystallizer reactor clarifier (CRC) process to control scaling and to precipitate solids. The majority of the solids are disposed of in an appropriately licensed landfill and the remainder are recycled to the crystallizers to promote crystal growth (seeding) to control scaling on vessel walls.

    Salton Sea Units I, II, III, and IV utilize the pH Modification process to control scaling. This process involves injection of a pH modification agent into the liquid brine resource to maintain solids in solution so that the brine may be injected directly into the reservoir without precipitation and removal of the solids. Implementation of this process as part of the Region II Brine Processing Construction is expected to simplify resource handling in a similar fashion, thus improving availability and reducing costs.

    Noncondensible gases from the Existing Projects are removed from the condensers for efficient power generation and turbine operation using a combination of steam jet ejectors and vacuum pumps. Systems for abatement of hydrogen sulfide present in the noncondensible gases are not currently required for the Partnership Projects since ambient hydrogen sulfide concentrations are at acceptable levels. However, hydrogen sulfide abatement systems were installed for Salton Sea Units I, II, III and IV as part of an earlier Salton Sea expansion project. The technology for such abatement systems is proven and reliable.

    The cooling systems for all operating projects consist of surface condensers and wet mechanical draft cooling towers. Utility systems are provided to support each operating plant. Fire protection systems are also provided, including cooling tower wetdown systems which keep the tower wet during shutdown periods, and fire monitors which are provided at grade around the perimeter of each tower. Standby diesel generators are available to support plant safety systems during shutdowns.

    Brine is injected into the reservoir by injection pumps after solids processing. Brine ponds are provided at each plant for temporary storage of brine during startup/shutdown periods and for emergency use.

3.2 MANAGEMENT AND ORGANIZATION

    An Operations Manager is responsible for operations, maintenance, and plant performance of the Existing Projects. The Salton Sea Projects, Vulcan and Del Ranch, and Elmore and Leathers each have a Region Supervisor who is responsible for operations, maintenance, and plant performance. The plant's Control Operators are trained to operate the plants, perform routine lab tests and supervise the Outside Operators. The plant's onsite staff is trained to conduct routine maintenance activities.

    In support of these Project sites, CEOC provides centralized administrative support, engineering support, maintenance support, and analytical lab support. A Maintenance Supervisor is responsible for the Mechanics as well as the Instrument and Electrical Technicians. When additional manpower is required at the Project sites, the Central Maintenance shop provides the necessary staff. This organization and staffing procedure is typical for these types of plants.

    Fluor Daniel is of the opinion that the overall operating and maintenance organization is adequate to support operation of the Salton Sea and Partnership Projects and should continue to provide operating and maintenance cost reductions.

Safety

    CEOC has an established safety program based on a Corporate Safety Manual and Imperial Valley Site Specific Safety Procedures. These safety procedures appear to be generally consistent with general industry practices.

    CEOC is staffed with a Safety Manager and two Safety Engineers. All are trained in Safety procedures as well as environmental response, pursuant to stated procedures. The Safety personnel conduct ongoing safety reviews at each of the Project sites and monthly training sessions for all-hands.

These sessions are designed to emphasize compliance with current CEOC Safety Procedures in place and to convey new safety procedures and execution methods.

    CEOC utilizes a "Safe Work Permit" procedure that must be implemented by maintenance and operating personnel prior to starting any work. CEOC also has a plant lockout/tagout procedure for isolating systems for maintenance and personnel protection.

     All procedures were found to be sound and in line with safety procedures normally found in this type of industry.

Training

    CEOC has a very comprehensive training program, which includes Operator and Maintenance Technician certification. There are five classifications of
Operators: Operator 1, 2, and 3, Control Operator, and Senior Operator. Each classification, except Senior Operator, has a Certification Manual. The manual contents and associated tests have been developed in accordance with CEOC's organizational structure. The certification program includes written tests administered by the CEOC Training Department and a plant walk-through test conducted by the Training Review Board.

    The CEOC Senior Operator classification was recently implemented, but no certification program is currently in place. A job description and certification testing procedure is being prepared for this new classification.

    In Fluor Daniel's opinion, the program appears to be in line with training programs found in the power industry.

Operating Procedures

    Operating Procedures are in place for the Salton Sea and Partnership Projects. They included step-by-step methods for start-up, normal operation, and shutdown of the Projects. Fluor Daniel is of the opinion that the operating procedures are satisfactory.

Maintenance Program

    Maintenance at each plant is supervised by a Maintenance Supervisor. Most of the routine maintenance is performed in the centralized maintenance shop with specialty maintenance being performed by specialty contractors on a subcontract basis. The Salton Sea and Partnership Projects are using a commercially available Central Maintenance Management System (CMMS) software package, which has reportedly improved management of plant maintenance activities.

    Since the Salton Sea Projects are using the pH modification process which results in cleaner equipment than the crystallizer reactor-reactor-clarifier process, these plants are currently on a four-year major turnaround cycle. Major turnarounds are generally scheduled for twelve days and include process valve maintenance, cleaning, and descaling of process pipe and vessels. Mini-outages (three to five days) are scheduled each spring in preparation for the summer peak runs.

    For the Partnership Projects, major overhaul planning is also performed by Central Maintenance with input from the sites. Major twelve day overhauls are scheduled every two years with mini-outages (three to five days) scheduled each spring in preparation for the summer peak runs.

    In all plants, specialized maintenance such as turbine overhaul and electrical protective relay calibration is performed by outside contractors. The plants historically operate reliably as a result of these maintenance and overhaul scheduling practices.

    Fluor Daniel's review of the plants during a site walk-through found the plants to be well maintained. Plant personnel indicated that spare parts were available when required.

3.3 SALTON SEA PROJECTS

    Salton Sea Units I and II are located adjacent to the Salton Sea; the shoreline has appropriate dikes and levies designed to protect these units from increases in the Salton Sea water level. The dikes appear to be adequately maintained. Salton Sea Unit III and IV are located approximately 0.5 miles from the Salton Sea.

    Salton Sea Unit I has been in service since 1982. Power generation equipment consists of a 10 MW Fuji steam turbine operating with standard pressure (SP) steam originally produced by CRC (crystallizer-reactor-clarifier) technology. This process also produces high pressure (HP) and low pressure (LP) steam. The generation voltage of 13.8 kV is stepped up to 34.5 kV for transmission to Southern California Edison (SCE).

    Salton Sea Unit II was placed in service in 1990. A total of three steam turbines produce electrical power. Salton Sea Unit II was the original plant to operate on the pH Modification process and has done so successfully for eight years. The Mitsubishi turbine-generator produces electrical power at 4,160 volts which is stepped-up to 13.8 kV; the other generators produce power at 13.8 kV. One transformer steps-up power from these three generators to 92 kV for transmission by the Imperial Irrigation District (IID) to the Rancho Mirage substation for sale to SCE.

    Salton Sea Unit III is a 49.8 MW plant with a Mitsubishi turbine that operates on SP and LP steam. The turbine is a 5-stage, dual flow, condensing turbine. Three stages of steam jet air ejectors remove noncondensible gases from the steam. Operational flexibility provided by steam jet air ejector trains are used to respond to varying noncondensible gas content. Commercial operation was declared on February 14, 1989. Power is stepped up to 92 kV for transmission by the IID to the Rancho Mirage substation for sale to SCE.

    Salton Sea Unit IV is a General Electric steam turbine generator installed next to the Salton Sea Unit III site to provide capacity of 39.6 MW. Salton Sea Unit IV's design involved modification of existing steam and brine processing equipment and related systems. All of the steam used is processed through this system.

3.4 PARTNERSHIP PROJECTS

    The Vulcan Project was commissioned in February 1986. It generates electrical power for transmission to SCE via IID lines. Noncondensible gases are directed to the cooling tower using two stages of steam jet air ejectors and a vacuum pump. Each of these components has at least one spare. A standby diesel generator is available to provide emergency power. Solids precipitated from the CRC process are monitored for metals concentrations and hauled by truck to a permitted landfill. Covered solids storage is provided onsite on a concrete slab for emergency purposes.

    Electrical power is generated at 14.4 kV and is transmitted to SCE over 92 kV IID lines. The Del Ranch and the Vulcan Projects are connected via an electrical tie-line.

    The Del Ranch Project achieved commercial operation in October 1988. The plant is very similar to the Vulcan Project. A dual pressure nine-stage Fuji turbine produces electrical power for transmission to SCE via IID.

    Commercial operation was achieved at the Elmore Project in December 1988 and at the Leathers Project in January 1990. These two plants are identical in all major design respects to the Del Ranch Project, including the main turbine. Three spare turbine rotors and two spare sets of diaphragms are available for the Del Ranch, Elmore, and Leathers Projects.

3.5 ROYALTY PROJECTS

    Magma receives royalties, fees and other payments ("Royalties") from the Leathers, Del Ranch and Elmore Projects based on a percentage of each project's annual revenue. Total Royalties from these Partnership Projects paid to Magma annually are projected to be $39,168,000 in 1998, stepping down to $9,097,000 in 2000 as revenues from the three Partnership Projects revert to avoided cost pricing. The Royalties from the Leathers, Del Ranch and Elmore Projects are included in the financial projections.

3.6 PH MODIFICATION PROCESS

    The pH Modification process currently used for Salton Sea Unit I, II, III and IV lowers the pH of the geothermal resource by injection of a pH modification agent into the liquid brine stream. As a result, solids remain in solution rather than precipitate out of solution as in the CRC process previously used at Salton Sea Units I and III, and at the Partnership Projects. Therefore, scaling is minimized and solids in solution can be injected into the reservoir. Certain aspects of the process were a proprietary process developed by Unocal and subsequently licensed to Magma, which was purchased in 1995 by CalEnergy. The pH Modification process has operated successfully since 1990.


                                  SECTION 4.0

                                 NEW PROJECTS

4.1 GENERAL DESCRIPTION -- SALTON SEA UNIT V PROJECT

4.1.1 DESIGN CONSIDERATIONS

    The Salton Sea Unit V geothermal power plant (49.0 MW net) will be designed to produce electrical energy from the spent Brine that would otherwise be reinjected following usage in Salton Sea Units I -- IV. This brine is currently reinjected at a temperature of approximately 360 degreesF and at the current rate contains over 40 MW of available thermal energy to be used by Salton Sea Unit V. Additional power will be produced utilizing minimal increased brine flows through the existing Salton Sea Units I -- IV brine handling facilities. Therefore, the Salton Sea Unit V Project will produce electrical energy by significantly increasing the thermal efficiency of existing brine usage with only a minor increase in the quantity of brine production.

    The Salton Sea Unit V Project will include a multiple inlet pressure turbine utilizing standard pressure (SP) steam, low pressure (LP) steam, and very low pressure (VLP) steam, operating at approximately 110/30/10 psig, respectively. Other equipment necessary for the Salton Sea Unit V Project includes a pH modification agent handling system, wet cooling tower, surface condenser, non-condensable gas system, electrical switchgear, and associated cooling water pumps, condensate pumps, and brine pumps. Auxiliary equipment includes a lube oil system, expanding the existing fire protection system, and plant air.

    Salton Sea Units I -- IV are using pH Modification of the geothermal brine to prevent precipitation of silica dissolved in the brine during the power production cycle. The Salton Sea Unit V Project will utilize refinements in pH Modification technology. Additional pH modification agent will be injected into the brine prior to flashing/cooling the brine below 360 degreesF. This has been shown to prevent precipitation of silica at the lower temperatures, which would otherwise cause scaling/plugging of brine handling equipment. The brine will then be flashed to produce LP and VLP steam for conversion into electrical power. Just before being delivered to the Zinc Recovery Plant, the remaining brine passes through an atmospheric flash/reactor vessel which removes residual heat and most of the silica. The silica will initially be disposed of in a licensed landfill but may later be marketed to potential consumers such as cement and tire manufacturers.

    The facilities will produce a significant quantity of steam as part of the brine cooling process. A majority of this steam will normally be utilized by Salton Sea Unit V, with very low pressure steam being used by the Zinc Recovery Project as process heat.

4.2 GENERAL DESCRIPTION -- REGION II BRINE FACILITIES CONSTRUCTION

4.2.1 TURBOEXPANDER PROJECT

    The TurboExpander Project is designed to produce 10.0 MW net of electrical power output. The TurboExpander Project will use existing unutilized geothermal energy and additional geothermal energy made available via efficiency increases of the existing Brine Facilities Construction; no new production or injection wells or associated pipelines will be required. The new power generation will be transmitted through IID power lines.

    The new turbine will be an Atlas Copco Rotoflow design. The system will consist of a turbo-expander, a gearbox, and a generator coupled together in a power delivery train. All auxiliary equipment required to operate the turbine will be included in the package.

4.2.2 REGION II BRINE FACILITIES CONSTRUCTION

Project Summary

    The Region II Brine Facilities Construction upgrade project will install modern brine processing facilities designed to service the total brine flow now provided to Vulcan and Del Ranch. These facilities will be designed with technology developed and proven at the Salton Sea Projects, to provide steam production for power generation. Process design and equipment specifications will be developed and are intended to minimize the long term cost of plant operations. The existing brine gathering system, and upgraded cement lined production and injection systems should facilitate the conversion to the new facilities. It is intended that proven existing designs, and equipment where possible, will be used to minimize cost, schedule and project risk.

Silica Control Process

    The silica control process for this development combines features common to the pH Modification process and the CRC process. This process is designed to be lower in capital cost and in projected operating cost than a traditional CRC process. The use of pH Modification technology is designed to increase the service interval between shutdowns of its' respective equipment. This technology also allows a smaller, more efficient standard pressure brine-steam separator vessel to be used in place of the two SP crystallizers required for the current Region II SP brine flow. Two low pressure crystallizer and atmospheric flash tank trains, a primary clarifier, a secondary clarifier, filter press, and brine booster pump system complete the major equipment. These are traditional CRC components, but upgraded for long term reliability and performance.

H2S Abatement

    The high pressure steam from the turboexpander will flow to a condenser, where the additional noncondensible gas stream must be removed. An H2S abatement unit will be added downstream of this condenser to ensure the projected air quality standards are met. This unit will be a biofilter type device, similar to the ones used at Salton Sea Units I -- IV.

4.3 GENERAL DESCRIPTION -- SALTON SEA ZINC RECOVERY PROJECT

4.3.1 NEW FACILITIES

    This project uses spent brine solution containing dissolved zinc metal exiting from the Existing Projects and the new Salton Sea Unit V Project as feed to produce approximately 30,000 metric tons per year of Special High Grade (SHG -- 99.99% pure zinc) quality zinc ingots. The Zinc Recovery Project is modeled after an existing demonstration plant that was located at the Elmore Project and which successfully demonstrated the recovery of zinc on a continuous basis from the geothermal brine feed. Moreover, Tecnicas Reunidas, a zinc recovery plant in Spain, has successfully used a substantial portion of this technology to produce zinc.

    To enable the commercial production of zinc, one central zinc processing solvent extraction/ electrowinning (SX/EW) facility and four zinc ion exchange
(IX) facilities are to be constructed at the Existing Projects to utilize spent brine solution exiting from the existing geothermal power plants located near each IX facility. Each IX facility is designed to produce a purified and concentrated product stream rich in zinc chloride as feed to the central SX/EW facility.

    Each IX facility consists of IX column trains with resin that is specifically designed to remove the zinc ions from the brine as it is pumped through the IX columns. The brine is then routed back to existing spent brine re-injection wells to recharge the reservoir and ultimately be produced again as new feed to the power plants.

    The loaded resin is then stripped of the zinc chloride ions by flushing the IX column. The zinc chloride rich solution from the Salton Sea Projects is processed through a reverse osmosis (RO) unit to further concentrate the zinc. The zinc chloride solution from all four zinc IX facilities is pumped via cross-country pipelines to the central processing facility located at Vulcan and Del Ranch. These pipelines follow existing geothermal pipeline routes and are generally above ground.

    IX technology has been successfully proven and long been used in the uranium and water treatment industry. Specifically, the resin as is proposed for the Zinc Recovery Project has been used to extract uranium in at least a dozen plants located in the U.S.

    The central processing facility consists of an iron removal process, solvent extraction (SX) train, electrowinning (EW) tank house and a zinc casting plant. The SX train consists of a series of mixer/settler stages (extraction, scrubbing, and stripping) through which the zinc solution flows, and is mixed with an organic based extractant reagent. The SX process is designed to transfer zinc chloride in the solution to a further purified zinc sulfate solution (electrolyte). This electrolyte is required for the EW process.

    The extraction portion of the SX process is performed in several countercurrent stages by mixing the zinc chloride solution with an extractant diluted by an organic solvent and mixed with the zinc solution which produces an emulsion that is separated in settlers resulting in a zinc rich (loaded) organic solution. The loaded organic is then washed to remove physically entrained chloride and other impurities. This by-product stream produces a pH modification agent which can be used at the Existing Projects. The washed, loaded organic solution is then mixed in the SX stripping stages with the partially zinc depleted, sulfuric acid based lean electrolyte to transfer the zinc from the loaded organic into the clean aqueous fresh zinc sulfate electrolyte stream.

    SX technology has been successfully proven in many commercial metals extraction and purification processes. Nearly one third of the copper produced today comes from the heap leach/SX/EW process.

    The fresh electrolyte contains some impurities such as calcium, which are removed as a precipitate (gypsum) when cooled. The resulting small quantity of gypsum is disposed of.

    The purified electrolyte solution is then mixed with additives prior to being pumped to the electrowinning process. Two transformer rectifiers are required to produce the necessary direct current. As the zinc rich electrolyte solution flows through the EW cells, the direct current causes the zinc to deposit on the aluminum alloy blank cathodes. After being fully loaded, the cathodes are transferred by a bridge crane to an automated stripping machine. The stripping machine washes the cathodes of the remaining process fluids and removes the deposited zinc. The aluminum alloy cathodes are returned to the EW cells to be re-plated. The stockpiled zinc is transported to the furnace charging floor or storage.

    The EW technology utilized in this plant is the same process and equipment used by essentially all of the primary zinc producers in the world. A purified zinc electrolyte is fed to the electrolytic cells where zinc metal is plated as zinc cathode. Partially depleted, or spent, electrolyte is then used to extract more zinc and recycled to the EW.

    The furnace is a horizontal cylindrical vessel heated by induction coils. The zinc cathodes are placed in the furnace, melted, and then continuously cast into jumbo ingots of Special High Grade (SHG) and Continuous Galvanizing Grade
(CGG) zinc. Provision is made in the melting/casting area to include alloying material for production of specialty alloys.

    The Zinc Recovery Project will receive its electrical power from the affiliated Salton Sea Unit V. The TurboExpander Project provides a backup source of power. Electrical power represents the Project's highest operating cost. Another major consumable, resin, is supplied by The Dow Chemical Company under a fixed price contract. IID will provide transmission services for electrical power delivery to the Zinc Recovery Project.

    The Zinc Recovery Project is expected to require an initial period of approximately five months after Substantial Completion during which Kvaerner is only guaranteeing the production of High Grade zinc rather than SHG. CalEnergy Minerals LLC reported that the most conservative potential economic effect is an insignificant 1\c/lb. less in terms of zinc prices and $48/MT or 2.2 cents /lb/more in terms of freight costs to deliver the High Grade zinc to Midwest markets where such customers are located. After this period, Kvaerner guarantees the production of SHG. The financial analysis assumes the most conservative scenario (lower zinc prices and higher freight) although CalEnergy Minerals LLC management believes that some of the production during this period will meet SHG specifications.

4.3.2 DEMONSTRATION PLANT DESCRIPTION

    The Zinc Recovery Project demonstration plant was operated onsite in order to demonstrate technical feasibility of zinc production from geothermal brine and produce reliable data to be used as a basis for commercial plant design. The demonstration plant operated from June 1997, through the first quarter of 1998, in a continuous mode with minimal downtime. There was also extensive testing in the laboratory and at a small onsite pilot plant. The pilot IX unit was also used to confirm the process design in the geothermal brine pH modification system.

    Pilot plant testing results were used to build a larger demonstration plant with a brine feed capacity of 42 gallons per minute. The plant has successfully operated and consists of IX, iron removal, RO, SX and EW circuits. Critical equipment/materials suppliers, IX resin and SX extractant suppliers, and zinc industry consultants also participated in the development of the demonstration plant design.

4.4 MATERIALS OF CONSTRUCTION

    A review of the design documents and specifications for the mechanical components revealed that the New Projects have specified design requirements typically found in the geothermal and minerals recovery industries. In some cases, the specifications and design criteria further defined very specific requirements that are based on the operating history and proven experience with similar equipment that has been in similar service for a number of years. As presented on the reviewed documents, the materials of construction are appropriate for these facilities.

4.5 NEW PROJECTS MANAGEMENT ORGANIZATION

    Salton Sea Unit V will be managed as part of the Salton Sea Units I, II, III, and IV group of units (Region I). These units are managed by a Region Supervisor. The operations program includes a safety program, a training program, and operating procedures. Maintenance programs include CMMS, training, and spare parts inventory control.

    A Minerals Operations Manager will be responsible for operations, maintenance, and plant performance of the Salton Sea Zinc Recovery Project. A Minerals Supervisor will be responsible for the operations, maintenance, and plant performance for the extraction/electrowinning (SX/EW) facility and the four zinc ion exchange (IX) facilities.

    The plant's Control Operators are to be trained to operate the mineral extraction plants, perform routine lab tests and supervise the Outside Operators. The CEOC staff are to be trained to conduct routine maintenance activities.

    In support of these zinc recovery sites, CEOC will provide centralized administrative support, engineering support, maintenance support, and analytical lab technician support. When additional manpower is required at the mineral recovery sites, the Central Maintenance shop will provide the necessary staff. This organization and staffing procedure is typical for these types of plants.

    Fluor Daniel considers the overall operating and maintenance organization planned for these new facilities to be adequate to support expanded operations.

4.6 PROJECT SITE GEOTECHNICAL DESCRIPTION

    The project sites are located in the Salton Trough geologic region. This region is a result of extensive tectonic activity due to three active or potentially active faults in the area. The site area is classified by Uniform Building Code (UBC) as an earthquake zone of 4.

    The subsurface geologic site conditions typically consist of stiff to firm silty clay at shallow depth. At depth, loose to medium dense silty sand exist with a potential for liquefaction. The silty clay exists with the potential for long term settlements. The depth to groundwater at the site varies, but is in the range of 5 to 6 feet below grade.

    On the basis of a Geotechnical Report prepared by Southland Geotechnical, the project sites are believed to be suitable for the proposed new Projects. Foundation designs proposed in the report are similar to designs previously used on other geothermal projects in this area which have operated for numerous years and are believed to be adequate for these facilities.


4.7 SCHEDULE


4.7.1 SALTON SEA UNIT V PROJECT

    Stone & Webster Engineering Corporation (S&W) has been selected as the Contractor to engineer, procure, construct, and startup the Salton Sea Unit V Project. S&W is a world-wide EPC power project Contractor with a background in, and experience with geothermal projects. S&W has engineering and construction experience with some of the Existing Projects, including the original design for Salton Sea Unit III and is familiar with the site conditions and resources of the Imperial Valley. Additionally, S&W previously worked for the Salton Sea Funding Corporation as consultant for the existing Bondholders. Belmont Construction (a subsidiary of S&W) will be utilized for the construction phase, having previously performed construction services for Salton Sea Unit IV.

    The project schedule milestones require:

 o  Notice to Proceed (NTP)          Offering Closing Date
 o  Startup Commissioning            520 days from NTP
 o  Substantial Completion           638 days from NTP

    Under the EPC contract, S&W guarantees that substantial completion will be attained within 638 days of NTP, or S&W will be assessed for delay damages.

    S&W has acknowledged that the procurement, fabrication, delivery and erection of the Turbine Generator is the critical path of the Salton Sea Unit V Project. They have established a schedule to support the immediate award of the Turbine Generator and other critical equipment at NTP. The overall schedule duration is approximately 7 months for engineering, 18 months for construction, and 4 months for startup and testing. This schedule provides that the project be substantially complete approximately 6 weeks prior to the guaranteed Substantial Completion milestone.

    Fluor Daniel has reviewed the Salton Sea Unit V Project EPC schedule. It appears that the EPC schedule can be achieved as indicated subject to customary permitted delays under the contract. S&W has identified and addressed the major project components, allowing for sufficient time and interface to meet the schedule objectives such as tie-ins and support to other facilities. Critical equipment deliveries are shown at 8 to 14 months and are within the current industry parameters. Given S&W's qualifications and past experience at the Existing Projects and elsewhere, the EPC project schedule should be achievable.

4.7.2 ZINC RECOVERY PROJECT

    CalEnergy Minerals LLC has selected Kvaerner U.S. Inc. to engineer, procure, construct, and startup the Zinc Recovery Project. Kvaerner is a world-wide EPC contractor well experienced with various mineral processing plants. They have indicated that they would self perform the construction of this project.

The project schedule milestones require:
 o  Notice to proceed (NTP)          Offering Closing Date
 o  Substantial Completion           652 days from NTP

Under the EPC contract, Kvaerner guarantees that substantial completion will be attained within 652 days of NTP, or Kvaerner will be assessed for delay damages.

    Kvaerner's schedule indicates that all major process equipment would be delivered fourteen months or less from NTP, allowing sufficient time in the installation schedule to meet the expected completion date. Fluor Daniel has reviewed the Project Schedule and believes that project completion is achievable.

4.7.3 REGION II BRINE PROCESSING CONSTRUCTION

    S&W has been selected as the contractor to engineer, procure, construct, and startup the TurboExpander Project and Region II Brine Facilities Construction. S&W has engineering and construction experience with some of the Existing Projects, including the original design for Salton Sea Unit III and is familiar with the site conditions and resources of the Imperial Valley. Additionally, S&W previously worked for the Salton Sea Funding Corporation as consultant for the existing Bondholders. Belmont Construction (a subsidiary of S&W) will be utilized for the construction phase, having previously performed construction services for Salton Sea Unit IV.

     The Project Schedule Milestones require:

 o  Notice to Proceed (NTP)                                     Offering Closing Date
 o  Startup Commissioning                                       400 days from NTP
 o  Substantial Completion -- Brine Facilities Construction     497 days from NTP
 o  Substantial Completion -- TurboExpander Project             548 days from NTP

    Under its EPC contract, S&W guarantees that substantial completion will be attained within 497 days of NTP for the Brine Facilities Construction and 548 days of NTP for the TurboExpander Project, or S&W will be assessed for delay damages.

    S&W has acknowledged that the procurement, fabrication, delivery and erection of the turboexpander is the critical path of the Region II facilities construction. They have established a schedule plan to support the immediate award of the TurboExpander and other critical equipment at NTP. Fluor Daniel has reviewed the Region II Construction Schedule and believes Substantial Completion can be achieved, subject to customary permitted delays under the EPC contract.

4.8 CAPITAL COST ANALYSIS

4.8.1 SALTON SEA UNIT V PROJECT

    Bids received from qualified contractors in response to the Salton Sea Unit V Request for Proposal (RFP) were within a range limits acceptable to CalEnergy, validating scope, performance, and criteria definitions. The fixed price of $91.8 million equates to approximately $1,874 per net kilowatt of new installed capacity, which is consistent with the cost of similar geothermal facilities requiring solids removal technology.

4.8.2 ZINC RECOVERY PROJECT

    The lump sum price of $148.2 million appears reasonable for this project.

4.8.3 REGION II BRINE FACILITIES CONSTRUCTION

    The lump sum price of $49.8 million, which includes the TurboExpander, appears reasonable for this project.

4.8.4 CAPITAL IMPROVEMENTS

    Proceeds from the bonds and equity will also be used to fund certain capital expenditures involving plant and wellfield facilities at Elmore and Leathers. These costs are presented below:

                         1998         1999        2000      TOTAL ($000'S)
                      ----------   ---------   ---------   ---------------
Elmore ............    $10,817      $6,150           0         $16,967
Leathers ..........          0      $  977      $3,393         $ 4,370
                       -------      ------      ------         -------
Total .............    $10,817      $7,127      $3,393         $21,337

    At Elmore, approximately $6.4 million of the total will be used in 1998 for a regularly scheduled plant overhaul and various other capital expenditure items. At Leathers, approximately $2.3 million will be spent in 2000 for an overhaul. The remaining expenditures in that year are for various other plant capital expenditure items. On the basis of past expenditures for this type of similar installations, Fluor Daniel finds these expenditures to be reasonable.

    The remaining capital expenditure amounts are wellfield related and are separately analyzed by GeothermEx.


                                  SECTION 5.0

                              PROJECT OPERATIONS

    The Salton Sea and Partnership Projects use proven technology and have operated reliably since initiating commercial operation. The most significant operating and maintenance activities for the Salton Sea and Partnership Projects are caused by the geothermal resource which corrodes and deposits solids in the geothermal resource processing systems. These activities were significantly reduced at the Salton Sea Projects with the implementation of the pH Modification program and should be significantly reduced at Vulcan and Del Ranch with the same system. This should result in similar decreases in cost at Vulcan and Del Ranch.


                                  SECTION 6.0

                               PROJECT CONTRACTS

6.1 POWER PURCHASE AGREEMENTS AND RELATED AGREEMENTS

    Fluor Daniel reviewed the technical adequacy of the contracts and agreements discussed below and has found them to be reasonable. The pertinent technical obligations of the contracts are presented in this section. Energy pricing terms were reviewed with respect to their use in the financial projections.

6.1.1 OPERATING PLANTS

    Each of the Existing Projects is subject to terms and conditions as specified in its associated power purchase agreement. All of the contracts include a number of identical conditions related to operation, maintenance, metering, and other standard terms which are consistent with the financial projection assumptions for the respective power plants. Each contract is unique in certain aspects, such as contract capacity, payments, or contract term. Tables 6-1 and 6-2 provide a summary of contractual terms for each power purchase agreement. These contract quantities and prices are accurately reflected in the financial projections.

    Based upon the capacity and energy payment rates summarized in Tables 6-1 and 6-2, actual billing rates for some plants are calculated for On-Peak, Mid-Peak, Off-Peak, and Super Off-Peak for Summer and Winter seasons as defined by Time-of-Use Schedules published by Southern California Edison (SCE) and approved by the California Public Utilities Commission (CPUC). These billing rates provide for higher payments during Summer Peak, Summer Mid-Peak and Winter Mid-Peak periods, which total 3,465 hours per year, and lower payments during Winter Super Off-Peak which total 1,434 hours per year. Payment rates during Summer and Winter Off-Peak periods, which include 3,861 hours, equal or are close to the rates shown in Tables 6-1 and 6-2. Average energy rates received in any year could vary below the financial projections assumptions if the capacity factor of the power plants were significantly reduced during the Summer Period between June 1 and October 1, when energy payments equal or exceed the average rates shown on Tables 6-1 and 6-2.


                                   TABLE 6-1

                  SUMMARY OF TERMS -- POWER PURCHASE CONTRACT
                              SALTON SEA PROJECTS


                                                                                                     SALTON SEA
           FACTORS             UNIT I            UNIT II               UNIT III           UNIT IV      UNIT V
------------------------- --------------- --------------------- ----------------------- ----------- ------------
Contract Capacity (kW)        10,000           15,000                 47,500              34,000          0
As Available Capacity           N/A              0                      0                  2,000        49,000
Capacity Payment
 ($/kW-year)                  121.71 (1)        187                    175                  158        Spot Price
Capacity Bonus ($/kW-year)      (2)             (5)                    (5)                  (5)          N/A
As Available Capacity
 Payment ($/kW-year)            N/A             N/A                    N/A                  N/A          N/A
Energy Payment ($/kWh)       0.04701 (3)    0.196 (Phase 1) (4)    0.098 (Phase 1) (4)    0.075 (6)    Spot Price
Contract Term               July 2017         April 2020            January 2019          May 2026     Spot Market

Table Notes:

1. Capacity payments as of 2nd Quarter 1992, subject to quarterly adjustments based on Bureau of Labor Statistics

2. Payment for capacity in excess of contract is based on as available capacity price in Standard Offer No. 1 Capacity Payment Schedule. The financial projections do not include bonus payments.

3. Energy payment as of 2nd Quarter 1992, subject to quarterly adjustments based on Bureau of Labor Statistics. Rate applies to all energy delivered at specified point of delivery.

4. Energy payments in Phase 2 to be equal to 100% of Tariff Schedule No. TOU-8 published avoided cost of energy rates as periodically updated.

5. For capacity factors greater than 85%, monthly payments = [(1.2 x On Peak Capacity Factor) -- 1.02][Capacity Payment][Contract Capacity][1/12]. Proforma appropriately indicate bonuses of 18% of capacity payments.

6. 1998 weighted value.


                                   TABLE 6-2

                  SUMMARY OF TERMS -- POWER PURCHASE CONTRACT
                             PARTNERSHIP PROJECTS

           FACTORS                  VULCAN          DEL RANCH           ELMORE           LEATHERS      TURBOEXPANDER
----------------------------- ----------------- ----------------- ----------------- ----------------- --------------
Contract Capacity (kW)              29,500            34,000            34,000            34,000            0
As Available Capacity                4,500             4,000             4,000             4,000          10,000
Capacity Payment                      158               198               198               187        Spot Price
 ($/kW-year)
Capacity Bonus ($/kW-year)            (2)               (2)               (2)               (2)            N/A
As Available Capacity                  8                 8                 8                 8             N/A
 Payment ($/kW-year)
Energy Payment ($/kWh)           0.109-0.126       0.109-0.146       0.109-0.146       0.109-0.156      Spot Price
                                  (Phase 2)         (Phase 1)         (Phase 1)         (Phase 1)
                                                    (Phase 2) (1)     (Phase 2) (1)     (Phase 2) (1)
Contract Term                    February 2016     January 2019      January 2019      January 2020        Spot Price

TABLE NOTES:

1. Energy payments in Phase 2 to be equal to 100% of Tariff Schedule No. TOU-8 published avoided cost of energy rates as periodically updated.

2. For capacity factors greater than 85%, monthly payments = [(1.2 x On Peak Capacity Factor) -- 1.02][Capacity Payment][Contract Capacity][1/12]. Where appreciable, Proforma indicates bonuses of 18% of capacity payment.

6.1.2 SALTON SEA POWER GENERATION CAPACITY EXPANSION

    Power sales for the planned Salton Sea Unit V and TurboExpander Project are expected to be made under spot market pricing or other similar arrangements. Henwood Energy Services has forecasted these prices to be 2.8 cents/kWh in nominal dollars in 2000, escalated to 3.7 cents/kWh in 2004, and 5.03 cents/kWh in 2018. The Henwood forecast was not reviewed by Fluor Daniel and was only utilized in the financial projections.


6.1.3 TRANSMISSION INTERCONNECTION AGREEMENTS

    Transmission lines owned and operated by IID are used to interconnect each of the Existing Projects (except Salton Sea Unit I) with Southern California Edison (SCE). Salton Sea Unit I delivers power directly to SCE which uses the IID transmission lines.

    Salton Sea Unit V and TurboExpander Project, described in Section 4.2 herein, will each be interconnected to a transmission line owned by IID. A transmission agreement, and other related agreements have been executed with IID for each of the projects and these agreements expire thirty years after the initiation of service. Transmission service charges are included in the financial projections.

    The Existing Projects (other than Salton Sea Unit I) have the necessary transmission service agreements in place with IID which contain transmission entitlements equal to the requirements of the respective Projects. Agreements provide credits equal to contributions and other financing costs to be applied against Transmission Service Agreement charges. These credits are included in the financial projections. SCE is responsible for transmission of power from Salton Sea Unit I.

6.2 SOLIDS DISPOSAL AGREEMENTS--OPERATING PLANTS

    Solid geothermal filter cake is disposed of in the Magma owned Desert Valley Company monofill in accordance with the Amended and Restated Waste Disposal Agreement of February 23, 1994; contract term is 10 years. Tipping fees are set by the Agreement and are subject to annual adjustment based on specified indices. These are included in the projections. This agreement may have to be renegotiated prior to the final maturity date of the Securities.

    Other solid geothermal scale, pipe, filter cake, and other materials which are characterized as hazardous waste are transported and disposed of by Laidlaw Environmental Services (a licensed Contractor) in accordance with an Environmental Services Agreement in effect through April 1, 2001. This agreement may have to be renegotiated prior to the final maturity date of the Securities.

6.3 ENGINEERING, PROCUREMENT AND CONSTRUCTION AGREEMENTS

6.3.1 SALTON SEA UNIT V

    Fluor Daniel has reviewed the EPC agreement between Salton Sea Power LLC and Stone & Webster Engineering Corporations (S&W) for the Salton Sea Unit V Project. The contract appears to contain typical and customary terms for fixed price, guaranteed completion EPC contracts common to the independent power industry and limited recourse financed projects. This agreement addresses important issues such as guarantees, progress payment terms, schedule commitments, safety, quality, Operator training, reporting, mechanical completion, startup, performance testing and associated guarantees, force majeure relief, and the limits associated with liquidated damages.

Salton Sea Unit V Completion Risk

    The S&W contract, with its use of demonstrated technology and experiences subcontractors and suppliers, represents the most reasonable terms that could be attained in the current EPC market. With the use of proven power plant technology Fluor Daniel feels that Salton Sea Power LLC should have adequate contractor resources available to cover the chance possibility of equipment failures in the power generation facilities.

    SSP has limited its risk of delay and performance shortfalls by including liquidated damages (LDs) in the EPC agreement, and an owner's contingency reserve funds. The EPC Contract liquidated damages are sized to compensate SSP for delays and performance shortfalls up to coverage limits of 20 percent of the fixed price, approximately $18.4 million. Fluor Daniel finds this to be reasonable. Additionally, SSP has included $5.6 million in the construction budget as an allowance to cover potential expenditures that are not fully covered by the EPC contract The owner's contingency amounts to approximately 5.4 percent of the total construction budget which is not unreasonable for projects of this nature.

6.3.2 ZINC RECOVERY PROJECT

    Fluor Daniel reviewed the agreement between CalEnergy Minerals LLC and Kvaerner U.S. Inc. for the construction of the Zinc Recovery Project. The contract appears to contain typical and customary terms for fixed price, guaranteed completion EPC contracts common to the independent power and process industries and limited recourse financed projects. This agreement addresses important issues such as guarantees, progress payment terms, schedule commitments, safety, quality, operator training, reporting, mechanical completion, startup, performance testing and associated guarantees, force majeure relief, and the limits associated with liquidated damages.

Zinc Recovery Project Completion Risk

    The Kvaerner contract, with its use of demonstrated technology and experiences subcontractors and suppliers, represents the most reasonable terms that could be attained in the current EPC market.

    Clarifier operating conditions could vary significantly, based on demonstration plant operations, and impact the ion exchange (IX) resin, this being a component of brine feed risk. This could mean that CalEnergy Minerals LLC would need to maintain a contingency supply of resin for that possibility. CalEnergy Mineral's budget provides for an additional 10 percent of total resin fill as a contingency for unfavorable clarifier operating conditions, which Fluor Daniel feels is reasonable. Furthermore, operating procedures have been developed to minimize this risk. Additionally, excessive pressure drop through the IX system could restrict the brine feed to the IX. This could potentially reduce recovery but would not completely shut down the recovery process. This shortfall in IX capacity could be remedied with housekeeping (maintaining brine quality) and, if necessary, with the addition of IX capacity which could be easily accomplished as long as there is sufficient plot space for the new components, which is the case for this facility. The IX trains are skid mounted units, complete with the necessary piping and valving. The cost for one train, including resin, is estimated to be around $1.5 million. If a downside case is assumed whereby each site would need a new IX train, four new trains would be required for a combined installed cost of around $6 million, well within the approximately $29.6 million in liquidated damages available from the contractor and approximately $9.4 million available in owner's contingency.

     The solvent extraction part of the plant presents minimal technology risk as this same technology has been in commercial operation for several years at Tecnicas Reunidas in Spain. The component sizing for the SX units is comparable to the sizing commonly used for copper SX/EW plants. Extraction of zinc in the SX process has been demonstrated to be greater than 94 percent. Any zinc not extracted will eventually be reintroduced into the IX as most of the SX plant raffinate is returned to the feed brine, either directly as dilution or through the salt wash stage of the IX elution cycle.

    Zinc plating occurs in the electrowinning (EW) process. It appears that the only risk in this process is the current efficiency (CE); that is the actual amount of electrical energy needed to produce the zinc cathode, when compared to the theoretical energy calculation. The plant design is based on 90 percent CE; a lower CE will mean that the cost of electrical energy per pound of zinc product will be higher than that cost potentially assumed in the sensitivity analysis. However, Kvaerner has guaranteed overall electrical consumption on the Zinc Recovery Project.

    Solution chemistry and housekeeping (tightness of electrical connections, plate cleanliness, etc.) have an impact on current efficiency. While the chemistry of the solution should be rather stable, CEOC is aware of the necessity to maintain good electrolyte chemistry through successful operation of the demonstration plant, and appears to have the technical capability to successfully operate the commercial plant.

    CalEnergy Minerals LLC has limited its risk of delay and performance shortfalls by including liquidated damages (secured by a bank letter of credit) in the Kvaerner EPC contract, and owner's contingency reserve funds. The EPC Contract liquidated damages are sized to compensate SSP for delays and performance shortfalls up to coverage limits of 20 percent of the fixed price, or approximately $29.6 million. Fluor Daniel finds this to be reasonable. Additionally, CalEnergy Minerals has included approximately $9.4 million in the construction budget as an allowance to cover potential expenditures that are not fully covered by the EPC contract. The owner's contingency amounts to approximately 5.4 percent of the total construction budget which is not unreasonable for projects of this nature. The combined cap on LD's and owner's contingency funds appear to be consistent with, or above industry practices for process plants.


                                  SECTION 7.0

                         PERMITTING AND ENVIRONMENTAL

7.1 ENVIRONMENTAL COMPLIANCE

    On July 24, 1998, Fluor Daniel conducted a walk through of the Existing Projects in the Imperial Valley. This walk through included an environmental overview of the facilities. Facilities' inspections included Salton Sea Units I -- IV, and the proposed sites for the New Projects. The environmental overview focused on the H2S air emissions abatement systems; water and brine ponds design and operation; stormwater control; solid waste handling and disposal; general noise environment; the proposed Zinc Recovery Project site and the associated solvent extraction sites.

    The plants appeared neat and well maintained. The H2S abatement systems consisted of existing biofilters for Salton Sea Units I, II, III and IV. A review of the design indicated that there should be sufficient capacity to handle any anticipated increase of H2S loads from Salton Sea Unit V. The water and brine ponds design appeared adequate to minimize or eliminate the potential for water and brine release into the underlying soil and groundwater. The build-up of brine solids in the brine pond and subsequent land disposal should be minimized in the future by enhanced solids retention in the brine injected into the geothermal reservoir by project pH modification features.

    Stormwater onsite is collected and injected into the geothermal reservoir. Solid waste handling and disposal appear to be adequate. Dust control in the solid waste handling operation should be improved by proposed dust handling equipment and dust abatement measures.

    The noise environment encountered appears to be comparable to other similar power plant designs. Noise was qualitatively experienced within acceptable OSHA limits near equipment. Excessive noise was not experienced at the nearest residence. The preliminary design of the proposed ion exchange units, central solvent extraction and electrowinning plant appeared feasible and environmentally protective, evidenced by the pilot plant walk-through and review of system process flow diagrams.

    In reviewing two years worth of available Funding Corporation files, Fluor Daniel has found no environmental Notices of Violation for any media (air emissions, wastewater, solid/hazardous waste).

7.2 APPLICABLE ENVIRONMENTAL PERMIT AND LICENSING REQUIREMENTS

    All Existing Projects and the New Projects have received appropriate regulatory approvals/ exemptions in all media (air emissions, stormwater/wastewater, brine injection), and have appropriate solid and hazardous waste transportation and disposal contracts or agreements in place. The New Projects have received the required Imperial County Conditional Use Permits and Imperial County Air Pollution Control District air permits.

7.3 ENVIRONMENTAL REQUIREMENT COMPLIANCE, DEFICIENCIES AND LIMITATIONS

    It is the opinion of Fluor Daniel that the New Projects have appropriate designs and have or plan to have trained personnel to comply with all environmental laws and regulations, have received all environmental permits and approvals, and have contracts and agreements in place with licensed waste transportation and disposal companies. If operated in accordance with the provided design, and good utility practices the projects should not have any environmental deficiencies or limitations.


                                  SECTION 8.0

                       ASSESSMENT OF FINANCIAL PROJECTIONS


8.1 OVERVIEW

    Fluor Daniel has reviewed a projection of cash flows for the Funding Corporation (provided by the Funding Corporation) and has analyzed the ability of the Funding Corporation to repay anticipated Security debt service over the next 20 years. Fluor Daniel has summarized the results of this analysis in the table of debt coverage ratios calculated from 1999 through 2018 presented below. In addition, Fluor Daniel has performed a series of sensitivity analyses that are also listed on the table and described in more detail later in this section.


                        SUMMARY OF DEBT COVERAGE RATIOS




SCENARIO                                MINIMUM COVERAGE     AVERAGE COVERAGE
--------                                ----------------     ----------------
Base Case ..........................           1.72                 2.97
Low Power Price -- Case 1 ..........           1.72                 2.86
Low Power Price -- Case 2 ..........           1.71                 2.76
Downside Zinc Price ................           1.69                 2.90
98% Confidence Zinc Price ..........           1.69                 2.88
High O&M Cost Escalation ...........           1.71                 2.80
SCE Low Avoided Cost ...............           1.78                 3.02
SCE Medium Avoided Cost ............           1.78                 3.28
SCE High Avoided Cost ..............           1.78                 4.24
Low Power 2/98% Zinc ...............           1.68                 2.66

    Among the assumptions used for the analysis and detailed below, the Funding Corporation provided the assumptions regarding debt pricing and term. Henwood Energy Services prepared the forecasts of spot electricity prices and Resource Strategies International (RSI) provided the zinc pricing forecast. GeothermEx provided a forecast of the amount of zinc contained in the geothermal brine and the zinc depletion rate.

    Fluor Daniel reviewed the financial model which contains a twenty year projection beginning in year 1998 of revenues, expenses, initial and long term expenditures , royalties, and cash flow . The financial model projects the financial performance of each project and consolidates the results for measuring aggregate debt service coverage. The base case projections indicate that project revenues from the sale of electricity for the Existing and New Projects and the sale of zinc for the Zinc Recovery Project should be sufficient to cover the projected annual operating expenses, post-completion capital expenditures, and debt service for the Securities.

8.2 BASE CASE PROJECTION ASSUMPTIONS

8.2.1 CONSTRUCTION EXPENDITURES

    The Funding Corporation provided what we believe to be reasonable assumptions regarding new capital expenditures, including the construction cost of the Salton Sea Unit V Project, the Zinc Recovery Project, the TurboExpander Project, Region II Brine Facilities Construction and the Capital Improve-ments. As used in the summary, the Project construction costs include certain owner's administration costs, owner's contingency funds and other costs for construction and services not included in the fixed price EPC contracts. These assumptions along with the financing plan, are shown below.


                           USES AND SOURCES OF FUNDS
                                   (X$000'S)

                                                        1998         1999         2000        TOTAL
                                                     ---------   -----------   ---------   ----------
Salton Sea Unit V Project ........................     15,983       77,284       13,596      106,863
Zinc Recovery Project ............................     31,779      104,640       43,911      180,330
TurboExpander Project ............................      1,502        8,504          215       10,221
Region II Brine Processing Construction ..........      6,908       39,097          987       46,992
Capital Improvements .............................     10,817        7,127        3,393       21,337
Interest and Financing Cost ......................      9,901       21,305       10,564       41,770
                                                      -------     --------      -------     --------
 TOTAL USES ......................................    $76,890     $257,957      $72,666     $407,513
                                                      -------     --------      -------     --------
Bond Proceeds ....................................     76,890      208,110            0      285,000
Equity ...........................................          0       49,847       72,666      122,513
                                                      -------     --------      -------     --------
 TOTAL SOURCES ...................................    $76,890     $257,957      $72,666     $407,513

8.2.2 DEBT

    The assumptions regarding the sizing of the debt Securities were provided by the Funding Corporation. As used in the Report, the projections assume approximately 70 percent of required funding to be provided by debt and the remaining 30 percent with cash equity contributed from CalEnergy or an affiliate. Debt will be long term bonds issued as Series F under the existing bonding authority priced at an assumed annual interest rate of 7.475 percent. The final maturity is approximately 20 years after issuance with an average life of approximately 15.5 years. No principal is due and payable during the first three years, which corresponds to the projected construction period.

8.2.3 POWER PRODUCTION

    Existing operations at the Salton Sea consist of eight power plants: Salton Sea Units I, II, III, and IV, Vulcan, Del Ranch, Elmore, and Leathers. These facilities have demonstrated reliable operation in the range of 95-100 percent average plant availability. The assumptions regarding future operations are shown in the table below. The capacity factors for the Existing Projects are shown for 1998.


                        PROFORMA OPERATING ASSUMPTIONS

                                   NAMEPLATE       AVERAGE AVAILABILITY
LOCATION                         CAPACITY (KW)          FACTOR (1)
-----------------------------   ---------------   ---------------------
Salton Sea Unit I ...........        10,000                92%
Salton Sea Unit II ..........        20,000                96%
Salton Sea Unit III .........        49,800                98%
Salton Sea Unit IV ..........        39,650                99%
Leathers ....................        41,000                98%
Elmore ......................        41,000                98%
Vulcan ......................        34,000                98%
Del Ranch ...................        38,000                99%
Salton Sea Unit V ...........        49,000                95%
TurboExpander ...............        10,000                95%
                                     ------
 TOTAL ......................       332,450

----------
(1) For years 2000 through 2004.

    On the basis of past plant performance, Fluor Daniel finds the capacity factor assumptions used in the financial projections to be reasonable.

8.2.4 ZINC PRODUCTION

    Annual production of zinc will depend upon the level of zinc contained in brine, the brine production rate, the zinc recovery factor, plant operating efficiency and reliability, the depletion rate, and other factors. The financial projections assume that the average zinc content of the brine is 8,639 lbs/hr (based on a the GeothermEx report) and that this rate diminishes by 4.0 percent linearly over the first 10 years of operation. Over the next 10 years, the zinc contained in the brine is projected to decline by another 5.5 percent. The recovery rate of zinc contained in the brine feed is assumed to be between 90 and 91 percent on the basis of the rate guarantees provided by Kvaerner at Substantial Completion. The Zinc Recovery Project is assumed to operate at an average annual capacity factor of 95 percent. Together, these assumptions yield a first year production level of approximately 65 million pounds of zinc declining every year thereafter as the zinc content in the brine declines in accordance with the depletion projections.

    Zinc pricing is assumed to follow the London Metals Exchange (LME) plus a premium reflecting current market conditions and the favorable location of the Zinc Recovery Project which puts it closer to many zinc buyers as identified in the independent report prepared by RSI as listed in Attachment 2-1. These projections assume that after five months of High Grade Zinc production, 70 percent of the zinc will be sold as Special High Grade and 30 percent of the zinc can be sold as a special Continuous Galvanizing Grade (CGG) and can be priced at the standard Special High Grade (SHG) zinc rate.

8.2.5 REVENUES

    All of the Existing Projects sell power under contract to Southern California Edison Company. Six of the eight Existing Projects have a 10-year provision for fixed energy pricing at rates that are now considered to be substantially above market. These six Existing Projects have already reached, or by 2000 will reach the expiration of the 10-year fixed energy price period by 2000 causing a drop in project revenue. Pricing for electrical energy beyond these fixed price termination dates will be subject to pricing under the new deregulated wholesale power market in California. The chart showing the forecast of gross revenues for the Projects is shown below.


                      SALTON SEA FUNDING CORPORATION III

                              PROJECTED REVENUES

                    [GRAPHIC OF PROJECTED REVENUES OMITTED]




8.2.6 OPERATING EXPENSES

    CEOC presently operates the Existing Projects under contract to the various ownership entities. As evidenced by the information provided by the Funding Corporation, over the last three years operating expenses have been reduced through consolidation of operations. Projected operating costs have been developed in detail by CEOC and appear to be reasonable.

    A significant annual expense associated with operation of each facility is the payment of royalties for use of the geothermal brine. Under the present ownership arrangement, the majority of royalties paid by each project flow back to the Royalty Guarantor. This impact is captured in the cash flow analysis.

8.2.7 ONGOING CAPITAL EXPENDITURE

    The Funding Corporation has prepared a five-year plan for ongoing capital expenditure. This plan was reviewed by Fluor Daniel, was determined to be reasonable, and is used as the basis for projecting future capital expenditures in the forecasting model. Categories of expenditure include such items as geothermal well drilling, power plant improvements, and power plant overhaul.

8.2.8 ESCALATION

    All expenses in the financial projection have been escalated at an assumed rate of 2.5 percent, unless specified otherwise.

8.2.9 CASH FLOW

    The cash flow model computes cash flow available to cover debt service. Total expenses by facility are netted from total revenues to arrive at project operating income. Royalties, capital expenditures, and new construction expenditures are then calculated and subtracted from operating income to determine cash flow available for debt service. The Base Case results in a minimum debt service coverage calculated from 1999 through 2018 of 1.72 and an average coverage of 2.97.

    A summary of key assumptions used in the financial analysis is shown in Attachment 8-1. The cash flow results and coverage ratios from the analysis are shown in Attachment 8-2.

8.3 SENSITIVITY ANALYSIS

    Fluor Daniel utilized the cash flow model to perform a sensitivity analysis to examine the ability of the project to maintain debt coverage levels under several scenarios. The three variables we adjusted for this analysis are power price, zinc price, and the O&M escalation rate.

8.3.1 POWER PRICE

    Henwood Energy Services prepared the forecast of future electric energy prices used in the financial projections. As a downside case, Henwood also prepared two cases based on assumptions of lower natural gas prices (10 or 15 percent). The lower natural gas forecasts were used by Henwood to forecast the corresponding lower electrical energy prices.

     Use of the Case 1 power forecast maintained minimum coverage at 1.72 but reduced the average debt coverage from 2.97 to 2.86. Case 2 resulted in minimum and average coverages of 1.71 and 2.76, respectively.

8.3.2 ZINC PRICE

    RSI conducted the study of future zinc prices for use in the financial projections. In addition to defining the base case zinc price, RSI also evaluated a downside case where they used a series of zinc prices using a 98 percent confidence interval. The downside sensitivity case resulted in a reduction in the minimum debt coverage from 1.72 to 1.69 and a reduction in average debt coverage from 2.97 to 2.90. The 98% confidence case also brought minimum debt coverage to 1.69 and average debt coverage to 2.88.

8.3.3 O&M COST ESCALATION

    As a further sensitivity, the rate of O&M escalation was increased from 2.5 percent (inflation only) to 4 percent. This reduced the minimum debt service coverage to 1.71 and the average to 2.80.

8.3.4 SCE AVOIDED COST

    Fluor Daniel ran three sensitivity cases using avoided costs estimated in 1995 by SCE. The Low Case increased minimum coverage to 1.78 and average coverage to 3.02. The Medium Case resulted in an increase in the minimum coverage level to 1.78 and an increase in average coverage to 3.28. The High Case again resulted in an increase in the minimum coverage to 1.78 and an increase in average coverage to 4.24.

8.3.5 LOW POWER CASE 2/98% ZINC

    This sensitivity combines the lowest power price forecast from Henwood (Case
2) with the lowest zinc forecast from RSI (98% Confidence Level). Minimum coverage was reduced from 1.72 to 1.68 and average coverage declined from 2.97 to 2.66.

8.4 BREAKEVEN ANALYSIS

    The following table presents the Power Exchange electric price that maintains project debt service at a level of 1.0 or higher.


                 BREAKEVEN (CENTS/KWH)
                 ----------------------
YEAR              NOMINAL     1998 BASE
----              -------     ---------
1998 .........       0.00        0.00
1999 .........       0.00        0.00
2000 .........       0.00        0.00
2001 .........       0.00        0.00
2002 .........       0.18        0.16
2003 .........       0.48        0.42
2004 .........       0.18        0.16
2005 .........       0.65        0.55
2006 .........       0.00        0.00
2007 .........       0.40        0.32
2008 .........       0.06        0.05
2009 .........       0.43        0.33
2010 .........       0.00        0.00
2011 .........       0.00        0.00
2012 .........       0.00        0.00
2013 .........       0.01        0.01
2014 .........       0.00        0.00
2015 .........       0.00        0.00
2016 .........       0.00        0.00
2017 .........       0.01        0.01
2018 .........       0.00        0.00

                                ATTACHMENT 2-1

                ASSUMPTIONS, QUALIFICATIONS AND REVIEW DOCUMENTS

                                ATTACHMENT 2-1
                ASSUMPTIONS, QUALIFICATIONS AND REVIEW DOCUMENTS


     THIS REPORT WAS PREPARED BY FLUOR DANIEL, INC. EXPRESSLY FOR USE BY SALTON SEA FUNDING CORPORATION. IT IS FLUOR DANIEL'S UNDERSTANDING THAT THIS REPORT WILL BE INCLUDED IN THE PUBLIC OFFERING MEMORANDUM AND SUBSEQUENT PROSPECTUS FOR THE OFFERING OF THE BONDS, AS DESCRIBED HEREIN. NEITHER FLUOR DANIEL NOR SALTON SEA FUNDING CORPORATION NOR ANY PERSON ACTING IN THEIR BEHALF, MAKES ANY WARRANTY, EXPRESS OR IMPLIED, OR ASSUMES ANY LIABILITY WITH RESPECT TO THE USE OF ANY INFORMATION, TECHNOLOGY, ENGINEERING, OR METHODS DISCLOSED IN THIS REPORT.


     In the preparation of this Report and the opinions contained therein, Fluor Daniel has made certain assumptions with respect to conditions which may exist or events which may occur in the future. While we believe these assumptions to be reasonable for the purpose of this Report, they are dependent upon future events and actual conditions may differ from those assumed. In addition, we have used and relied upon certain information provided to us by others. Neither Salton Sea Funding Corporation nor Fluor Daniel Inc. has made an analysis, verified, or rendered an independent judgment of the validity of the information provided by others. While it is believed that the information contained herein will be reliable under the conditions and subject to the limitations set forth herein, neither Salton Sea Funding Corporation nor Fluor Daniel, Inc. guarantee the accuracy thereof. Further, some assumptions may vary significantly due to unanticipated events and circumstances. To the extent that actual future conditions differ from those assumed herein or provided to us by others, the actual results will vary from those forecast. This Report summarizes our work up to date of the Report. Thus, changed conditions occurring or becoming known after such date could affect the material presented to the extent of such changes.


     The principal assumptions and considerations utilized by Fluor Daniel in developing the results and conclusions presented in this report include the following:

o Only the power plants and above ground geothermal resource piping and processing facilities were evaluated. The adequacy, reliability, and costs of geothermal resources and wells, including minerals extraction factors were assessed by GeothermEx.

o The projected interest rates on the Securities, reinvestment rates, cost of arranging the financing and the amortization schedule of the Securities used in the debt service coverage analysis have been provided to Fluor Daniel.

o Fluor Daniel's inspection of the existing Salton Sea operations were limited to a visit of personnel on July 24, 1998.

o Funding Corporation provided 1997 financial statements for the Funding Corporation and other cost accounting information as well as future projections of cost, expenses, prices, and other key assumptions.

o Brine quantities, zinc content in the brine and depletion rates were provided by GeothermEx.

o  The zinc pricing forecast was provided by Resource Strategy International
   (RSI).

o  The electricity pricing forecast was provided by Henwood Energy Services.

o Fluor Daniel has not undertaken an independent review with all regulatory agencies which could under any circumstances have jurisdictions over or interests pertaining to the project.

                               REVIEW DOCUMENTS




  DOCUMENT
    DATE                                              DOCUMENT
------------                                          --------
     11/97     Feasibility Study -- Kilborn -- SNC Lavalin (without capital or operating cost data)
   3/23/98     Salton Sea Zinc Recovery Project Request for EPC Bids
   2/20/98     Preliminary Process Flow Diagrams and P&ID's -- Simons
   9/21/98     Proforma Cost Report
   9/16/98     Revised Process Equipment List -- Kvaerner
   3/23/98     Salton Sea Unit V Request For EPC Bid Proposal (4 Volumes)
   Various     Preliminary Salton Sea Unit V Process Flow Diagrams
   Various     Preliminary Salton Sea Unit V Piping and Instrument Diagrams (P&ID's)
   Various     Preliminary Salton Sea Unit V Plot Plans
   7/10/98     Preliminary Salton Sea Unit V Master Schedule
   Various     Preliminary Region II Process Flow Diagrams
   Various     Preliminary Region II Plot Plans
   9/16/98     EPC Agreement between CalEnergy Minerals L.L.C and Kvaerner U.S. Inc
   9/10/98     Revised PFDs -- Kvaerner
   7/18/95     Salton Sea Funding Corporation Confidential Offering Circular
   6/17/96     Salton Sea Funding Corporation Confidential Offering Circular
   7/28/98     Lump Sum Cost Proposal -- Salton Sea Unit V
   7/28/98     Memorandum of Understanding (MOU) -- Salton Sea Unit V
   7/28/98     Lump Sum Cost Proposal -- Salton Sea Zinc Recovery
   7/28/98     Memorandum of Understanding (MOU) -- Salton Sea Zinc Recovery
   3/31/93     Technology Transfer Agreement -- Units I, II, & III
   7/28/98     Second Amended and Restated Waste Disposal Agreement -- Units I, II, III, & IV
  11/24/93     Ground Lease -- Units I & II
   9/25/89     Plant Connection Agreement -- Unit II
   7/20/88     Plant Connection Agreement -- Unit III
   3/31/93     Ground Lease -- Units III & IV
   7/14/95     Plant Connection Agreement -- Unit IV
   2/15/96     Technology Transfer Agreement -- Unit IV
    6/9/88     Plant Connection Agreement -- Del Ranch, L.P.
   3/14/88     Ground Lease -- Del Ranch, L.P.
   3/14/88     Technology Transfer Agreement -- Del Ranch, L.P.
    6/9/88     Plant Connection Agreement -- Elmore, L.P.
   3/14/88     Ground Lease -- Elmore, L.P.
   3/14/88     Technology Transfer Agreement -- Elmore, L.P.
   9/25/89     Plant Connection Agreement -- Leathers, L.P.
  10/26/88     Ground Lease -- Leathers, L.P.
   8/15/88     Technology Transfer Agreement -- Leathers, L.P.
   12/6/88     Plant Connection Agreement -- Vulcan Power Company
   4/14/98     IID Construction Agreement -- Salton Sea Unit V
    4/1/98     IID Plant Connection Agreement -- Salton Sea Unit V
   4/14/98     IID Transmission Services Agreement -- Salton Sea Unit V
   5/10/96     BHP License Agreement -- Zinc Recovery Project
   4/14/98     IID Distribution Services Agreement -- Zinc Recovery Project
    5/1/98     Dow Resin Sales Contract -- Zinc Recovery Project
   7/30/98     Lump Sum Cost Proposal -- Salton Sea Unit V Project Schedule
   7/30/98     Lump Sum Cost Proposal -- Salton Sea Zinc Recovery Project Schedule
   7/31/98     Preliminary Construction Schedule -- Salton Sea Unit V & Zinc Plant

  DOCUMENT
    DATE                                              DOCUMENT
------------                                          --------
   9/11/98     Conditional Use Permit G91-0001 -- Region II Power Plant Modification Project
   3/20/98     Draft Geotechnical Report -- Salton Sea Unit V & Zinc Extraction Facilities
    8/5/98     Imperial Valley Operating Statistics
    8/5/98     Excerpts from 5 Year Operating Plan
      8/98     GeothermEx Report -- Assessment of the Resource Supply
    8/5/98     BHP Royalty Agreement and Amendment
   8/14/98     RSI Report -- Global Refined Zinc Market
    8/5/98     California Energy Commission, State of California Energy Resources Conservation
               and Development Commission Clearance/Acknowledgement that the Desert
               Valley/Salton Sea Unit V Project is not subject to the Commission's jurisdiction.
   6/26/98     Conditional Use Permit (#G94-0001) Second Amendment, Granted by Imperial
               County and Recorded on 6/26/98 to Allow Brine Flow Increase to Accommodate
               New 49 MW Power Plant Site.
   6/25/98     Conditional Use Permit (#G98-0001) Granted by Imperial County and Recorded on
               6/25/98 for a New 23 acre, 49 MW Power Plant generating 0.35 Tons Filter Cake per Net Megawatt.
   4/23/98     Conditional Use Permit #98-0002 Granted by Imperial County and Recorded on
               4/23/98 for a Central Mineral Recovery Facility to Recover Zinc and Other Precious
               Metals from Spent Geothermal Fluids Prior to Injection of the Fluids.
    8/5/98     Draft Conditional Use Permit Applications Including Environmental Information --
               Region 2 Power Plant Modification Project (dated June 1998)
    7/1/98     Imperial County Air Pollution Control District, Amended Conditions For Authority
               To Construct and Permit To Operate #1894C. Amended Conditions Issued 7/1/98.
               This permit is for amended conditions for construction and operation of the elements in Region I, Unit III.
    8/5/98     Imperial County Air Pollution Control District Permit to Construct # 2743 --
               Permit to construct Salton Sea Unit V
    8/5/98     Imperial County Air Pollution Control District Permit to Construct and Operate
               #2742. This permit is for the Zinc Recovery Project including solvent extraction, electrowinning, metals melting furnace, and Dross handling dust collection system.
    8/5/98     Imperial County Public Health Department Water System Permit for 1998, Permit
               Number 637
    4/1/96     Laidlaw Environmental Services Contract for Facilities Waste Removal and
               Disposal Services, dated April 1, 1996, expiring April 1, 2001. Contract NO. 963093.
   6/13/96     State of California, Department of Conservation, Division of Oil, Gas, and
               Geothermal Resources, Unit 3 Permanent Injection Project Approval.
    4/1/98     Cal/EPA State Water Resources Control Board, Letters of Receipt and Processing
               of Notices of Intent (2) to Comply with the General Permit to Discharge
               Stormwater Associated with Construction Activity, dated April 1, 1998 effective
               9/1/98 through 7/1/2000.
   9/13/94     California Regional Water Quality control Board, Colorado River Basin, Region 7
               Waste Discharge Order (Permit) NO. 94-081for the Injection of Brine and
               operation of a brine pond and Holding Basin, effective 9/13/94.
    8/5/98     Material Safety Data Sheet, Nalco 1387 Scale Inhibitor (phosphonomethylated amine).
    9/2/98     Salton Sea Unit V Engineering, Procurement, and Construction Contract
   9/11/98     Region II Upgrade Engineering, Procurement, and Construction Contract
   8/12/98     Amendments to Power Purchase Agreement
   3/31/98     Securities and Exchange Commission Form 10-Q
  12/31/97     Securities and Exchange Commission Form 10-K

                                   APPENDIX C



                 THE SOUTHERN CALIFORNIA ELECTRICITY MARKET AND
                                 PRICE FORECAST
                                  1999 -- 2018




                                  PREPARED FOR:


                         SALTON SEA FUNDING CORPORATION

















                                SEPTEMBER 1, 1998











                                  PREPARED BY:
                          HENWOOD ENERGY SERVICES, INC.
                        2710 GATEWAY OAKS WAY, SUITE 300N
                              SACRAMENTO, CA 95833

                                TABLE OF CONTENTS

                             THE SOUTHERN CALIFORNIA
                             ELECTRICITY MARKET AND
                                 PRICE FORECAST
                                  1999 -- 2018


                                TABLE OF CONTENTS




SECTION                                                                  PAGE
---------                                                               -----
          EXECUTIVE SUMMARY ........................................... C-4
1         THE U.S. ELECTRIC POWER MARKET .............................. C-6
1.1       INTRODUCTION ................................................ C-6
1.2       FEDERAL LEGISLATIVE AND REGULATORY INITIATIVES .............. C-6
1.2.1     Public Utility Regulatory Policies Act -- 1978 .............. C-6
1.2.2     Energy Policy Act -- 1992 ................................... C-6
1.2.3     FERC Order 888 -- 1996 ...................................... C-6
1.3       CALIFORNIA LEGISLATIVE INITIATIVES .......................... C-7
1.3.1     Assembly Bill 1890 .......................................... C-7
2         THE CALIFORNIA WHOLESALE POWER MARKET ....................... C-7
2.1       THE MARKET 1998 AND BEYOND .................................. C-7
2.1.1     Market Size ................................................. C-8
2.1.2     Diversity of Energy Supply .................................. C-8
2.1.3     California Investor Owned Utilities ......................... C-9
2.1.4     Treatment of Qualifying Facilities (QFs) .................... C-9
2.2       CALIFORNIA MUNICIPAL UTILITIES AND AUTHORITIES .............. C-9
2.3       SYSTEM RELIABILITY .......................................... C-9
2.4       PX MARKET ................................................... C-10
2.4.1     PX Prices ................................................... C-10
2.4.2     Short Run Avoided Costs ..................................... C-10
2.5       PX PRICES AS A MEASURE OF AVOIDED COST ...................... C-11
3         PX PRICE FORECAST: KEY ASSUMPTIONS AND METHODOLOGY .......... C-12
3.1       MODELING METHODOLOGY & TECHNIQUES ........................... C-12
3.2       ASSUMPTIONS REGARDING THE CALIFORNIA MARKET TRANSITION
           PERIOD ..................................................... C-12
3.3       KEY ASSUMPTIONS FOR MODELING CALIFORNIA MARKET .............. C-13
3.3.1     Forecast Horizon ............................................ C-13
3.3.2     Market Structure ............................................ C-13
3.3.3     Existing Resource Base ...................................... C-13
3.3.4     Resource Retirements ........................................ C-13
3.3.5     Generic Resource Additions .................................. C-13
3.3.6     Loads ....................................................... C-14
3.3.7     Load Shape .................................................. C-14
3.3.8     Load Growth ................................................. C-14
3.3.9     Inflation ................................................... C-14
3.3.10    Fuel Prices ................................................. C-14

SECTION                                                                                          PAGE
-----------                                                                                     -----
3.3.11      Operations & Maintenance .......................................................... C-16
3.3.12      Property Taxes .................................................................... C-16
3.3.13      Insurance ......................................................................... C-16
3.3.14      Other Costs ....................................................................... C-16
3.4         WSCC TRANSMISSION SYSTEM CONFIGURATION ............................................ C-16
3.5         HYDRO POWER ....................................................................... C-17
3.5.1       Median Year Case .................................................................. C-17
3.5.2       Transactions ...................................................................... C-17
4           PX PRICE FORECAST: RESULTS ........................................................ C-18
4.1         BASE CASE 1999-2018 ............................................................... C-18
4.2         SENSITIVITY CASES ................................................................. C-19
4.2.1       Low Gas 1 Case .................................................................... C-19
4.2.2       Low Gas 2 Case .................................................................... C-19
5           THE POWER PROJECTS AND THE CALIFORNIA MARKET ...................................... C-20
5.1         MARKET ANALYSIS RESULTS ........................................................... C-20
5.2         PX PRICES AND THE MARKET POSITION OF THE POWER PROJECTS ........................... C-23
6           THE CALIFORNIA GREEN POWER MARKET AND ITS IMPLICATIONS
             FOR THE NEW POWER PROJECTS ....................................................... C-24
6.1         CEC RENEWABLE RESOURCE FUNDING .................................................... C-24
6.2         EXISTING RENEWABLE RESOURCE ACCOUNT ............................................... C-24
6.3         NEW RENEWABLE RESOURCE ACCOUNT .................................................... C-25
6.4         EMERGING RENEWABLES ACCOUNT ....................................................... C-26
6.5         CONSUMER-SIDE INCENTIVES .......................................................... C-26
6.6         DISCUSSION OF GREEN POWER MARKET BENEFITS ......................................... C-26

                                           LIST OF APPENDICES

A           SCE SRAC Forecast ................................................................. C-28
                                             LIST OF TABLES
Table 1     1996 Net System Power (Electric Generation) ....................................... C-8
Table 2     PX Prices from April 1 to July 31 1998 Average Weekly On-Peak, Average Weekly
             Off-Peak, and Average of all hours in Week ($/MWh)................................ C-10
Table 3     Southern California Edison Annual Average Short-Run Avoided Costs of Energy As
             Computed Using Transition Formula and HESI Projected Gas Prices .................. C-11
Table 4     Generic Resource Characteristics (1996 dollars) ................................... C-14
Table 5     PX prices expressed as MCPs in Nominal Dollars .................................... C-18
Table 6     PX Prices Under Low Gas Case 1 .................................................... C-19
Table 7     PX Prices Under Low Gas Case 2 .................................................... C-20
Table 8     Average operating costs by plant type in the WSCC from Prosym model simulation year 2005 ........................................................................ C-21
Table 9     PX price frequency analysis in Southern California Transmission Area, 2005 ........ C-23
Table 10    AB 1890 Accounts -- Total Funding Allocations by Technology, $Millions............. C-24
Table 11    Existing Renewable Resource Account -- Allocations by Tier, $Millions ............. C-25
Table 12    New Renewable Resource Account -- Allocations by Year, $Millions................... C-25

SECTION                                                                       PAGE
----------                                                                    -----
                                LIST OF FIGURES
Figure 1   WSCC Transmission System Configuration ............................ C-17
Figure 2   PX Prices & Existing Project Operating Costs, Units I to IV ....... C-22
Figure 3   PX Prices & Existing Project Operating Costs, Other Units ......... C-22
Figure 4   PX Prices & New Project Operating Costs ........................... C-23

                               EXECUTIVE SUMMARY

                                  BACKGROUND

     Salton Sea Funding Corporation (the "Funding Corporation") will issue securities to finance, among other things, two new geothermal power plants -- Salton Sea V and the Region II TurboExpander (the "New Power Projects"), which will have a combined net generation capacity of 59 MW. The New Power Projects are located in the Salton Sea area of California. The financing will also encompass further investment in eight existing geothermal units (the "Existing Projects"), which sell power to Southern California Edison under Standard Offer contracts authorized by the California Public Utilities Commission (the "CPUC"). The New Power Projects and Existing Projects together comprise the "Power Projects". The financing requires an in-depth assessment of the regulatory issues and electric energy markets in California including information on the structure and operation of the California market and an assessment of the competitive position of the Power Projects in the market.

     Henwood Energy Services, Inc (HESI) has developed an independent assessment of (i) the wholesale electricity market in California for the 20 year period 1999 through 2018; (ii) the competitive position of the Power Projects in the California market, and; (iii) the outlook for renewable energy in the emerging Green Power market.

     This assessment is presented in both quantitative and qualitative fashion as listed below:

     1. A brief description of the California wholesale electricity market.

     2. The key assumptions used in assessing the market and as inputs into the HESI Electric Market Simulation System.

     3. Forecasts of average electricity prices in the California market and the methodology to develop them. HESI used its proprietary Electric Market Simulation System (EMSS) to produce the forecasts of market clearing prices. The base case scenario was developed using assumptions developed and tested by HESI. Two low gas price scenarios were developed to assess the Power Projects'sensitivity to market prices.

     4. A specific competitive assessment of the Power Projects on a stand-alone basis using revenue and variable cost estimates generated by HESI.

     5. An assessment of the Power Projects within the context of the competitive market and how the Power Projects compare with other generators.

     6. An assessment of the Green Power and renewable energy markets.

     7. An analysis of the changes to Qualifying Facility (QF) payments, the transition formula for calculating such payments, and forecasts of the payments for the Power Projects.

     Based on these analyses, our report contains the following conclusions:

     1. Our Base Case forecast indicates that the Southern California annual Power Exchange (PX) market clearing price (MCP) will increase from $28/MWh in 1999 to $50.31/MWh by 2018 in constant dollars -- which translates into an average annual rate of increase of 2.92 percent over that period.

     2. We expect all of the Power Projects to be low cost producers in all years of the study. The annual average operating cost of the Power Projects in 2005 is $17.81/MWh making them low cost producers. In fact, about 66 percent of the electricity produced in the WSCC in 2005 -- the first year of full competition -- is generated from units with higher costs, a strong indication that the Power Projects will be dispatched as baseload. The new units, Salton Sea Unit V and the TurboExpander, are even better positioned at $10.30 and $9.50 per MWh respectively. Of all the generation in the region, only hydroelectric generators have lower operating costs.

     3. The annual average operating costs of the Power Projects, in $/MWh, are below the annual average PX prices. In fact, the Power Projects' operating costs are close to the off-peak PX price in 1999 through 2002 and significantly below that in all years thereafter.

     4. The low-cost relationship between PX prices and Power Projects' operating costs also prevails with the Low Gas Price downside sensitivity cases. In these cases, the operating costs are well below the PX prices. The range of annual average PX prices in the Low Gas Cases is $26.47/MWh in 2001 to $46.95/MWh in 2018.

     5. A significant finding of the study is that Salton Sea Unit V and the TurboExpander will have operating costs lower than all other generator types, except hydro, and will be extremely well-positioned to be dispatched any hour in the year. These units' operating costs are about $20/MWh lower than the PX prices from 1999 through 2001, a difference that increases to $30/MWh in 2005 and to $40/MWh by 2018. The margin is so significant it is extremely unlikely that any new significant capacity with lower operating costs will be built.

     6. We also find that the PX price will be greater than or equal to $20.30/MWh in 96 percent of all hours in 2005. This means that the Power Projects, with an average operating cost of $17.81/MWh, will be below the PX price in each of those hours and will be dispatched accordingly.

     7. The transition of short--run avoided cost determination to competitively determined pricing, while subject to regulatory and market dynamics, is expected to be complete by the beginning of 2000. We forecast the SRAC to be $30.30/MWh in 1999 on an annual average basis.

     8. In addition to being low cost producers, the Power Projects have the added competitive advantage of being a renewable and environmentally preferred (or "green") energy resource.

        o Surveys indicate that 40 to 70 percent of California residential consumers are willing to pay a 5 to 15 percent premium for green power products. Current retail premiums for green power products range from 0.7 to 3.1 cents per kWh.


        o California is a world leader in the promotion and development of clean renewable energy and its energy consumers are environmentally aware. While the traditional power utilities are cutting back on renewable expenditures, the State of California has established a $543 million fund to subsidize existing and new sources of renewable energy. HESI's analysis of the disbursement criteria and delivery mechanisms, as well as CalEnergy's own demonstrated expertise in acquiring such funds, all suggest that the Power Projects will derive substantial benefits from generating clean and renewable energy.

                                  SECTION 1.0


                        THE U.S. ELECTRIC POWER MARKET


1.1 INTRODUCTION

    The U.S. electric power industry is undergoing a profound transformation. The industry is evolving from a vertically integrated and cost-regulated monopoly to one that is market-based with competitive prices. The transition began with the passing of the Public Utility Regulatory Policies Act (PURPA) in 1978, which made it possible for non-utility generators to enter the wholesale power market. As a result, non-utility capacity additions grew 54 percent from 1990 to 1996 while utility capacity additions during the same period grew only 2 percent. The deregulation process is likely to continue at the state level far into the next decade.

1.2 FEDERAL LEGISLATIVE AND REGULATORY INITIATIVES

    This section briefly discusses the major federal legislation and regulation that established a framework for electric power industry deregulation and set the stage for further legislative initiatives at the state level.

1.2.1 PUBLIC UTILITY REGULATORY POLICIES ACT -- 1978

    PURPA is one of five bills signed into law on November 9, 1978, as part of the National Energy Act. It is the only one remaining in force. Enacted to combat the "energy crisis," and the perceived shortage of petroleum and natural gas, PURPA requires utilities to buy power from non-utility generating facilities that use renewable energy sources or "cogeneration," i.e. the use of steam both for heat and to generate electricity. The Act stipulates that electric utilities must interconnect with and buy, at the utilities' avoided cost, the capacity and energy offered by any non-utility facility ("Qualifying Facility") meeting certain ownership, operating and efficiency criteria established by the Federal Energy Regulatory Commission (FERC).

1.2.2 ENERGY POLICY ACT -- 1992

    The Energy Policy Act of 1992 (EPACT) opened access to transmission networks and exempted certain non-utilities from the restrictions of the Public Utility Holding Company Act of 1935 (PUHCA). EPACT therefore has made it even easier for non-utility generators to enter the wholesale market for electricity.

    The Act also created a new category of power producers, called exempt wholesale generators (EWGs). By exempting them from PUHCA regulation, the law eliminated a major barrier for utility-affiliated and nonaffiliated power producers wanting to compete to build new non-rate-based power plants. EWGs differ from PURPA QFs in two ways. First, they are not required to meet PURPA's utility ownership, cogeneration, or renewable fuels limitations. Second, utilities are not required to purchase power from EWGs.

    In addition to giving EWGs and QFs access to distant wholesale markets, EPACT provides transmission-dependent utilities the ability to shop for wholesale power supplies, thus releasing them -- mostly municipals and rural cooperatives -- from their dependency on surrounding investor-owned utilities for wholesale power requirements. The transmission provisions of EPACT have led to a nationwide open-access electric power transmission grid for wholesale transactions.

1.2.3 FERC ORDER 888 -- 1996

    With the passage of EPACT, Congress opened the door to wholesale competition in the electric utility industry by authorizing FERC to establish regulations to provide open access to the nation's transmission system. FERC's subsequent rules, issued in April 1996 as Order 888, is designed to increase wholesale competition in the nation's transmission system, remedy undue discrimination in transmission, and establish standards for stranded cost recovery. A companion ruling, Order 889, requires utilities to establish electronic systems to share information about available transmission capacity.

1.3 CALIFORNIA LEGISLATIVE INITIATIVES

1.3.1 ASSEMBLY BILL 1890

    The legislation that introduced electric power deregulation in California is Assembly Bill 1890, which achieves a number of goals, including:

    o An immediate 10 percent rate reduction for residential and small commercial users.

    o A new power market structure with an Oversight Board (OB), an Independent System Operator (ISO) and a PX.

    o Limits the amount of costs (e.g. stranded assets) that are recoverable in the transition to a deregulated market.

    o Preserves public programs supporting energy efficiency, research & development and low-income households.

    o Provides approximately $540 million in subsidies to support renewable energy programs, including geothermal power generation, such as the Power Projects.

                                  SECTION 2.0

                     THE CALIFORNIA WHOLESALE POWER MARKET

    In September 1996, the California legislature passed Assembly Bill 1890 ("AB 1890") that deregulated parts of the electric power business in California. The California market, originally scheduled to begin on January 1, 1998, was delayed to March 31, 1998. At that time, the PX and ISO began operation. AB 1890 permits a fully competitive electric generation market to phase in over a four-year transition period between January 1998 and March 2002 (the "Transition"). At the end of the Transition period, most of the protections afforded California's investor owned-utilities (IOUs) for past uneconomic investments and power contracts will be removed. It is anticipated that, eventually, municipal utilities will also permit their retail customers to enter into direct supply agreements with competitive power suppliers.

2.1 THE MARKET 1998 AND BEYOND

    With deregulation, a steadily increasing percentage of customers will be allowed to shop for power in an open market. Customers will have direct access to generators. No longer restricted to buying power only from their local utility company, they can freely select the power arrangement that suits their preferences.

    On March 31, 1998, the PX began operating the day-ahead energy market, a wholesale market-clearing auction into which PX participants bid energy supply and demand for each of the next day's 24 hours. On the same date, the ISO took control of the electric grid, and began operating a complementary set of competitive auctions. The ISO relies on these auctions to manage transmission line congestion, to procure a portion of the needed ancillary services (for reliability purposes), and to balance physical generation with load in real time.

    During the Transition, utilities are afforded the opportunity to recover certain "stranded costs" for generation-related investments. These costs had been previously authorized by the CPUC for inclusion in rates, but are not likely to be recoverable through the prices that emerge in the competitive market. The mechanism for this cost recovery is an unavoidable Competition Transition Charge (CTC) assessed against all customers served by the distribution system of California IOUs.

2.1.1 MARKET SIZE

    California's energy market is very large, with a non-coincident peak energy demand of 51,280 MW1 in 1996 and total energy consumption of 245,900 GWh. The average retail cost of electricity is 9.4 cents /kWh (1996 $), with total electric revenue accounting for over $20 billion. Peak demand for electricity is forecast to reach 68,100 megawatts by 2015 -- a growth rate of 1.5 percent per year between 1996 and 2015.

    California's three largest IOU's -- PG&E, SCE, and SDG&E account for 188,470 GWh, or approximately 77 percent, of California's statewide energy consumption.

2.1.2 DIVERSITY OF ENERGY SUPPLY

    During the 1970s, over two-thirds of California's electricity was generated from oil and natural gas. This decade, however, California has developed a more diverse resource mix of electricity generation. As Table 1 shows, over half of the state's 258,801 gigawatt-hours of electricity production is now met with non-fossil fuel sources. Further, over 11 percent of power generation is fueled by renewable energy, mainly geothermal, small hydro and biomass (but excluding large hydro).

    California leads in developing new generation technologies. It has 40 percent of the world's geothermal power plants, 30 percent of the installed wind capacity and 90 percent of the world's solar generation. The state also leads the nation in the amount of electricity supplied by non-utility generators.

    Table 1 also shows that just over 32 percent of electricity generation is supplied by natural gas. Because of its cheap price and clean-burning characteristics, natural gas has become California's fuel of choice, particularly for electricity generation. Demand for natural gas in 1990 exceeded 2,025 trillion cubic feet and one-third of California's electrical energy is generated by natural gas. According to the California Energy Commission, natural gas will account for 38 percent of energy used for power generation by 2009.


                                    TABLE 1
                             1996 NET SYSTEM POWER
                             (ELECTRIC GENERATION)



           FUEL TYPE               GIGAWATT-HOURS      PERCENT
-------------------------------   ----------------   ----------
  Coal * ......................         40,283           15.6%
  Large Hydro * ...............         64,958           25.1%
  Natural Gas * ...............         84,110           32.5%
  Nuclear .....................         39,753           15.4%
  Other(Oil, Diesel) ..........            693            0.3%
  Biomass & Waste .............          5,848            2.3%
  Geothermal ..................         13,541            5.2%
  Small Hydro .................          5,767            2.2%
  Solar .......................            807            0.3%
  Wind ........................          3,041            1.2%
                                        ------           ----
  Total .......................        258,801            100%
                                       =======           ====

----------
*     Includes out of state imports.
       Source: California Energy Facts, California Energy Commission

    Natural gas pipeline capacity into California stood at about 8 BCF/day in 1996. Between 1990 and 1996, interstate pipeline capacity into California increased by 65 percent. The major sources of new capacity during this period were the Mojave, El Paso and Tuscarora pipelines.2

----------
1 "Electricity Report," California Energy Commission, August 1997.

2 Deliverability on the Interstate Natural Gas Pipeline System, Energy
  Information Administration, May 1998.

2.1.3 CALIFORNIA INVESTOR OWNED UTILITIES

    As California's utility market moves toward free competition, over 17,800 MW of generating assets owned by IOUs have been sold, or will be in the near future. However, despite this divestiture of generation resources, the IOUs are expected to retain ownership and control of substantial nuclear, QF, and hydropower generation in California and jointly owned thermal coal-fired generation outside of California.

    The IOUs also buy and sell power from each other, as well as engage in transactions with other utilities in California and the surrounding Western states. Each has assumed responsibility for matching load and resources to maintain frequency, and matching scheduled and actual flows at the tie points by which utilities are connected to other power producers. Because of their obligation to serve within their service territories, they also developed generation and demand forecasts, operated generating plants, and entered into long-term procurement contracts for the fuel used to generate electricity. They also participated in short- and long-term bilateral contracts for electric power in order to meet changes in demand and demand growth, respectively.

2.1.4 TREATMENT OF QUALIFYING FACILITIES (QFS)

    Qualifying Facilities are currently compensated under a Transition Formula -- the Short Run Avoid Cost (SRAC) -- that in its current form is tied directly to changes in the price of natural gas. However, this relationship is not likely to persist much longer. The CPUC, which has the regulatory authority to determine SRAC, in Decision 96-12-028, stated its intention to change the formula to one based on the PX price once certain conditions are satisfied. These conditions are that the PX is functioning properly and that either the IOUs have divested 90 percent of their gas-fired fossil generation, or the fossil-fired generation units owned directly or indirectly by the IOUs are recovering all of their going forward costs from PX based prices. HESI believes these conditions will be met by the beginning of 2000.

2.2 CALIFORNIA MUNICIPAL UTILITIES AND AUTHORITIES

    While it is anticipated that municipal utilities and other governmental authorities will participate in the PX and ISO, there is no regulatory requirement for them to do so. The largest municipal utilities are the Los Angeles Department of Water and Power (LADWP) and the Sacramento Municipal Utility District (SMUD), which in combination own or control over 15,000 MW of generating resources. To date, they have not announced plans regarding their participation nor have they submitted their transmission resources to ISO control. The Imperial Irrigation District has also not as yet announced plans to turn-over its transmission system to ISO control.

2.3 SYSTEM RELIABILITY

    The ISO is the entity responsible for the security and operating reliability of the statewide electric grid. In this function, the ISO will adhere to the North American Electric Reliability Council (NERC) and Western Systems Coordinating Council (WSCC) standards for reliable operation.

    In the near term, the new market is designed to accommodate this centralized, third-party control structure through the combined use of two mechanisms. One is the ISO-conducted, competitive auction for eligible ancillary services, such as operating (spinning and non-spinning) reserve, replacement reserve, and regulation capacity that can be controlled electronically by the ISO.

    The other mechanism available to the ISO for procurement of generating services is the use of long-term contracts with generating facilities that are designated as "reliability must-run" facilities. As with the ancillary service auction, the ISO will use reliability must-run contracts to obtain operating reserve, replacement reserve, "black start" capability, voltage support, and regulation capacity. The prices established in these must-run contracts are unrelated to PX market prices. Instead, they are based on the actual costs of the generating units under contract. Most of the IOU-owned generators in California were declared must-run by their owners. The ISO will examine each must-run contract during the Transition and retain those required for system reliability. The ISO's use of must-run contracts through the Transition period was authorized by AB 1890. Service procured under must-run contracts will be replaced by those procured competitively after the end of the AB 1890-specified Transition period.

2.4 PX MARKET

    The PX is responsible for managing the transactions for all power auctioned through, and purchased by, market participants except those bound by contract. It was mandated by AB 1890 and set-up as a private, non-profit corporation subject to regulation by FERC. The different auctions include: the Day-ahead Market, Hour-ahead Market, Real-time Market, and an Ancillary Services Market.

    The day-ahead market is the most forward-looking of the scheduled markets, and is the largest in terms of total volume. It will give participants the opportunity to buy and sell energy for each hour of the 24-hour trading day on a day-ahead basis.

    The hour-ahead market is also a forward-looking, scheduled market, but its scale is much smaller in terms of both ahead-time and total volume. It will give participants the opportunity to adjust their schedules two hours before the hour of operation.

    The real-time market is dramatically different from the scheduled day-ahead and hour-ahead markets, in that it is not forward-looking. Rather, it seeks to balance the real-time differences actually experienced between scheduled and metered values for load and generation.

2.4.1 PX PRICES

    The first four months of California PX prices, from April 1 through July 31, are displayed in Table 2 below. It displays the on-peak and off-peak averages for each week in the first four months of operation.


                                    TABLE 2
                    PX PRICES FROM APRIL 1 TO JULY 31 1998
             AVERAGE WEEKLY ON-PEAK, AVERAGE WEEKLY OFF-PEAK, AND
                     AVERAGE OF ALL HOURS IN WEEK ($/MWH)




WEEK                      ON-PEAK   OFF-PEAK    AVERAGE
------------------------ --------- ---------- ----------
  4/1 - 4/5 ............    24.00      17.44      21.19
  4/6 - 4/12 ...........    23.32      19.70      21.76
  4/13 - 4/19 ..........    27.44      21.22      24.77
  4/20 - 4/26 ..........    25.82      16.44      21.79
  4/27 - 5/3 ...........    24.36      10.46      18.38
  5/4 - 5/10 ...........    18.74       8.08      14.15
  5/11 - 5/17 ..........    14.02       4.83      10.06
  5/18 - 5/24 ..........    19.12       7.90      14.30
  5/25 - 6/1 ...........    10.98       4.38       8.15
  6/2 - 6/8 ............    12.78       4.25       9.11
  6/9 - 6/15 ...........     8.50       5.07       7.03
  6/16 - 6/22 ..........    21.50       9.08      16.16
  6/23 - 6/29 ..........    18.43       8.22      14.04
  6/30 - 7/5 ...........    18.86       9.89      15.00
  7/6 - 7/12 ...........    35.27      25.78      31.19
  7/13 - 7/19 ..........    46.36      25.45      37.37
  7/20 - 7/26 ..........    38.21      24.76      32.43
  7/27 - 7/31 ..........    54.38      29.50      43.68

2.4.2 SHORT RUN AVOIDED COSTS

    All QFs are compensated on the basis of the SRAC of the IOU purchasing the power. The Power Projects QFs currently receive payment under the SRAC "Transition Formula" for Southern California Edison (SCE). This "formulaic" SRAC is a linear function of the price of natural gas as measured at the "California Border". Table 3 below presents a forecast of annual average SRAC as computed pursuant to the existing SRAC Transition Formula for SCE. The gas prices used to make this calculation are the same as the gas prices used in the HESI model to produce the forecast of PX prices.

                                     TABLE 3
               SOUTHERN CALIFORNIA EDISON ANNUAL AVERAGE SHORT-RUN
              AVOIDED COSTS OF ENERGY AS COMPUTED USING TRANSITION
                      FORMULA AND HESI PROJECTED GAS PRICES




                  PRICE OF GAS        SHORT-RUN
YEAR                ($/MMBTU)    AVOIDED COST ($/MWH)
----                ---------    --------------------
  1999 .........       2.30              30.30
  2000 .........       2.32              31.12
  2001 .........       2.34              31.19

    While the SRAC is projected through 2001, we believe PX pricing will replace SRAC pricing as early as the start of 2000.

    SCE's 1995 forecast of avoided costs of energy is included in Appendix A for comparison purposes, containing low, medium, and high forecasts.

2.5 PX PRICES AS A MEASURE OF AVOIDED COST

    The SRAC Transition Formula is expected to be in effect until several conditions are met. One is the divestiture by California IOUs of their California fossil-fired generation, a process expected to be completed in the next twelve months for all major utilities. The other is a determination by the CPUC that the PX market is "functioning properly." Currently PX operations are being gradually phased in. Once complete, the CPUC will likely wait at least several more months before determining the PX is functioning properly, a determination which could be subject to several months of regulatory delay. However, if PX market prices are substantially below transition SRAC prices, utilities will be motivated to seek a change in SRAC pricing through the CPUC more quickly. PX trading prices through June 1998 were substantially lower than SRAC payments, a situation that was reversed in July. HESI's market price forecasting supports the notion that the trend of annual average PX prices being lower than SRAC will likely continue through the Transition years (1999-2001) of California restructuring.

    Given the above considerations, the change from Transition Formula to PX pricing should occur at the beginning of Year 2000.

                                  SECTION 3.0

    PX PRICE FORECAST: KEY ASSUMPTIONS AND METHODOLOGY

3.1 MODELING METHODOLOGY & TECHNIQUES

    To develop a forecast of PX market clearing prices for the Southern California Transmission Area, simulation of the entire Western Systems Coordinating Council (WSCC) electrical system was required. Such a simulation requires a vast amount of data regarding power plants, fuel prices, transmission capability and constraints, and customer demands.

    HESI utilizes its proprietary Electric Market Simulation System (EMSS) and its MULTISYM (Trade Mark) production cost model to simulate the operation of the WSCC. EMSS is a sophisticated application of relational database technology, which operates in conjunction with a state-of-the-art, multi-area, chronological, production simulation model. It is used to manage the tens of thousands of individual data points necessary to properly characterize the WSCC electric system for the forecast.

    The types of data managed by the EMSS database include the data necessary to correctly consider the configuration of the regional transmission system. This includes:

    o  individual power plant characteristics;

    o  transmission line interconnections, ratings, losses, and wheeling rates;

    o  forecasts of resource additions and fuel costs; and

    o  forecasts of loads for each utility in the region.

    MULTISYM (Trade Mark) simulates the operation of the individual generators, utilities and control areas (also referred to as transmission areas) within the region, taking into consideration various system and operational constraints. Output from the simulation is generated in hourly, station-level detail and provided in database format. This data may then be aggregated and sorted for any level of aggregation required by the user.

3.2 ASSUMPTIONS REGARDING THE CALIFORNIA MARKET TRANSITION PERIOD

    It is assumed during the Transition period that the market will consist of a limited number of generators that will be required to operate competitively in the market. AB 1890-mandated regulatory Must-Take generation and regulatory Must-Run contracts provide for the continuation of capacity payments through Transition. Must-Take includes power from QF resources -- including the Existing Power Projects -- nuclear units, and existing purchase power agreements that have minimum-take provisions, is not subject to competition and will be scheduled with the ISO on a must-take basis. Must-Run contracts are between IOU generators and the ISO for the purposes of system reliability and provide a capacity payment to the owners during all, or part, of the Transition.

    Must-Take units owned by municipal and public power agencies are assumed to continue operating as they did in the past. Other Must-Take units, like QFs, will continue to operate under existing contracts.

    Units identified on the ISO's must-run list will end up with one of three types of Must-Run contracts -- A, B, or C. This study assumes that most Must-Run contracts will be Must-Run "B" which allows the generators to cover its fixed costs of operation through the ISO's payment. Those units that do not sign the "B" contract and remain on an "A" contract will generally be those that are must-run or follow load, like hydroelectric. There will be few Must-Run "C" contracts which dedicate the units to the ISO in exchange for full cost recovery but do not allow the unit to bid independently into the market. The ISO has the right to terminate any must-run contract it deems unnecessary with a 90 day notice.

    Since a majority of the generating units both inside and outside of California will generally continue to bid to the PX just above their variable cost of production until the end of the AB 1890 specified Transition period, we assume that the PX closely resembles a variable cost pool in the near term. At the end of the Transition period, fixed costs will also be recovered through the PX. Thus, a relatively small number of units will be exposed to full competition during the Transition period.

    We have forecasted the Must-Run contracts to impact the market through the end of 2001 by putting downward pressure on PX prices. The Must-Run contract payments cover much of the generators' costs by allowing fixed costs to be recovered through the ISO. Thus, generators will not require higher PX prices to recover their fixed costs. When the contracts terminate during, or at the end of, the Transition period, all generators will be required to recover their costs through normal, competitive trading activities. The model takes into account the phasing out of the Must Run contracts in the Transition period, resulting in an increase in PX prices.

3.3 KEY ASSUMPTIONS FOR MODELING CALIFORNIA MARKET

3.3.1 FORECAST HORIZON

    The forecast period covers a twenty-year period beginning January 1, 1999 and ending December 31, 2018.

3.3.2 MARKET STRUCTURE

    It is assumed that all generators in the WSCC, except a few in California that were not declared Must Run, receive some payment for capacity through 2001, the end of the Transition period specified in AB 1890. From 2002 through 2018 there are no capacity payments to the California generators. We assume non-California generators will continue to operate with regulated tariffs and capacity payments from 2002 through 2004. We believe the market will become fully competitive by 2005 and, from that point forward, all generators will need to recover capacity costs through the market.

3.3. EXISTING RESOURCE BASE

    All existing generation units within the WSCC are included in the analysis. HESI's database contains information regarding all such units and their performance characteristics. This data has been updated to reflect the most recent filings made by utilities regarding their resources. Much of this data was taken from the "OE-411" and is current as of January 1, 1997. Generation resource data were also supplemented by a review of specific utility resource plan filings and reports generated by state agencies. Existing resources are assumed to continue operating through the forecast horizon, except for those resources that have specific retirement dates or assumed retirements.

3.3.4 RESOURCE RETIREMENTS

    We have conservatively estimated the retirements to be only those publicly announced, except in the case of the nuclear units. Recent CPUC decisions on rate recovery allow California utilities to recover investments in nuclear plants on an accelerated schedule. Investments in Diablo Canyon and Palo Verde will therefore be fully recovered by the end of 2001 and San Onofre by the end of 2003. After this special rate treatment period ends, these plants must compete individually. All costs will have to be recovered in the competitive energy market. HESI believes that Diablo Canyon and San Onofre will not be competitive in the new environment and so will be shut down shortly after their investments are recovered, in 2001 and 2003 respectively. Palo Verde is assumed to operate throughout the forecast period.

3.3.5 GENERIC RESOURCE ADDITIONS

    HESI believes that gas-fired combined cycle units (CC) and gas-fired combustion turbines (CT) will be added as needed to meet the projected increase in customer demand over the forecast period. HESI's analysis assumes that generation resources will be added over the forecast period in a 3 CC MWs to 1 CT MW ratio for all trans-areas.

   Table 4 lists the cost and performance assumptions for these resources.


                                    TABLE 4
                GENERIC RESOURCE CHARACTERISTICS (1996 DOLLARS)




                                                  COMBUSTION     COMBINED
          UNIT CHARACTERISTIC                       TURBINE       CYCLE
          -------------------                       -------       -----
       Capacity (MW) .........................         120          240
       Heat Rate (Btu/kWh) ...................      11,000        7,100
       Fixed O&M ($/kW- year) ................        3.00        10.00
       Variable O&M (dollars/MWh) ............        4.00         2.00
       Forced Outage Rate (%) ................        0.00         2.00
       Maintenance Outage Rate (%) ...........        4.00         4.00
       Capital Cost ($/kW) ...................      300.00       500.00
       Cost of Money (%) .....................          10%          10%
       Capital Amort. Period (years) .........          15           15

3.3.6 LOADS

    HESI is using the latest available data to project future customer demand and energy requirements. This data was filed electronically by the utilities with the Federal Energy Regulatory Commission (FERC) early in 1997, and represents each utility's most recent recorded historic loads and their most recent load forecast data. HESI has used data approved by the California Energy Commission in its 1996 Electricity Report for the California utilities.

3.3.7 LOAD SHAPE

    The load shape is based on recent historic load data filed with the FERC by utilities which reflects their complete hourly loads over calendar years 1993 through 1996. HESI has used these load shapes to create a load shape consistent with the load forecasts provided by utilities. These "synthetic" load shapes are used to project the shapes of future utility loads based on the load growth data described in section below.

3.3.8 LOAD GROWTH

    Based on the load forecasts filed with the FERC in 1996 under Form 714 and on more recent information filed to state regulatory agencies, including California ER96, peak demand and energy requirements for the entire WSCC are expected to both grow at less than 2 percent per year through the study.

3.3.9 INFLATION

    General inflation drives a number of cost elements that underlie power market prices including Operations and Maintenance (O&M) costs, the cost of new resource additions, and is combined with expectations of real escalation to result in future fuel prices. For this study inflation was assumed to be 2.5 percent.

3.3.10 FUEL PRICES

    There are two principal fuels that drive electricity prices in the WSCC region -- natural gas and coal.

NATURAL GAS

    The natural gas price forecast utilized in this study was developed based on the price of gas futures contracts for the 1999 period and estimates of gas transportation costs associated with moving gas from the relevant gas basin to the power plant. Each power plant in EMSS is assigned a fuel group. Each fuel group is comprised of two components: a commodity price and a gas transportation price.

Gas Commodity Prices

    Gas Commodity prices are tied to the San Juan basin in the southwest and to the AECO C Hub in Canada, the two main gas-producing basins in the WSCC region. The price of a series of gas futures contracts for gas delivered to the San Juan Basin was used as the basis for the study's southwest gas basin price. Gas basin prices at the AECO C Hub were based on forward gas futures at Henry Hub plus the price of a financial swap tying Henry Hub prices to the AECO C Hub. Although generators within the WSCC often use gas from more than one of these basins, it is assumed that only one gas basin will set the key marginal gas price for each generator. Each gas basin is mapped to generation regions within the WSCC as discussed below:

San Juan

    This basin is assumed to be the dominant gas basin supply generating stations in the New Mexico, southern Nevada, Arizona, and California. Additional pipeline and Local Distribution Company (LDC) charges must be added to the San Juan price to yield the delivered price of gas to each generating unit.

Alberta

    This basin is assumed to supply generating stations within Alberta; the same gas price is also applied to generators in British Columbia. Alberta gas is also assumed to supply electric generators located in the following states:
Washington, Oregon, Idaho, Montana, Wyoming, Utah, and Northern Nevada. Again, gas transportation costs are added to yield the gas prices to generators in those states.

Gas Transport Prices

    Pipeline transportation costs are added to basin prices to determine Citygate gas prices. The gas transportation price is a combination of gas pipeline charges and the cost to move gas across a gas LDC. In many areas, Citygate prices are the relevant marginal gas costs used by electric generators to "dispatch" their electric systems, either because the generation owners receive service directly from pipelines or pay only nominal additional charges to an LDC. In other areas, additional charges for intrastate or LDC transportation must be added to yield the dispatch price of gas. These costs are based on the difference in historic Citygate and basin prices. Additionally, the monthly price profile of the referenced basin's natural gas futures contract is used to approximate the seasonality of the gas transportation price.

Local Distribution Company Charges

    For those generators with gas delivered by an LDC, additional charges must be added. These charges were again estimated using data developed from relevant regulatory filings and other publicly available company information. The key generators receiving LDC gas service are California's electric generators. The LDC charges for each of these were estimated using 1996 charges. These charges were assumed to remain flat in nominal terms through the study horizon, based on data that has been published by the California Energy Commission. HESI assumes the utilities will not continue their current practice of recognizing only a small portion of their total transportation costs in their dispatch decisions; rather, the utilities will likely recognize their average transportation cost in each dispatch decision, or run the risk of substantial under-recovery of their transportation costs.

Total Gas Costs

    The total cost of gas for each "gas price region" within the WSCC is developed by combining the above costs to yield a forecast of delivered gas prices.

COAL

    HESI bases its coal prices on historic power plant specific coal price data extracted from the "Form 423's" utilities regularly file with the FERC. The Form 423 data include historic consumption as well as both spot and average (transportation and so-called fixed fees included) prices. Given the competitive nature of fuel supply markets and the current pricing of coal relative to gas, HESI expects no coal price escalation through the forecast period. HESI used spot coal prices to simulate the economic operation of coal plants. Spot prices are historically about 77 percent of average prices.


3.3.11 OPERATIONS & MAINTENANCE

    Power plant specific non-fuel O&M costs are reported by utilities in annual reports to the FERC in a number of separate accounts. HESI averages these data for the 1991 through 1995 time periods (normalized for constant year dollars) to develop average starting O&M costs. The amounts in these various accounts are then allocated between fixed and variable O&M. To derive a unit's fixed O&M cost, the total O&M cost is decreased by the variable O&M cost component. Both fixed and variable O&M costs are assumed to escalate with inflation.

3.3.12 PROPERTY TAXES

    Property taxes are set by local jurisdiction and so vary throughout the WSCC. In California they are 1.09 percent of remaining generation station book value. In other jurisdictions, the rates range from 0.4 percent to approximately 4 percent. For purposes of establishing the property tax component of going forward costs, jurisdictional tax rates will be used.

3.3.13 INSURANCE

    Insurance is calculated as 0.2 percent of the remaining, undepreciated book value of the power plant.

3.3.14 OTHER COSTS

    In addition to fuel costs, a power plant operator experiences other costs associated with the on-going business of producing power. These costs include O&M, property taxes and insurance. For the most part, these costs can be avoided if a facility is "mothballed" or retired, and thus are included in power plant bids when performing competitive market analysis.

3.4 WSCC TRANSMISSION SYSTEM CONFIGURATION

    In order to perform a study of the Southern California market prices likely to result from the PX, the operation of the transmission system in the entire WSCC region must be modeled. The transmission system configuration for this study is shown in Figure 1. This characterization reflects the zones proposed by the California IOUs in their PX applications to FERC.

                                   FIGURE 1
                    WSCC TRANSMISSION SYSTEM CONFIGURATION


          [GRAPHIC OF WSCC TRANSMISSION SYSTEM CONFIGURATION OMITTED]



3.5 HYDRO POWER

3.5.1 MEDIAN YEAR CASE

    HESI utilized average or median hydro conditions depending on the WSCC sub-region and the data available. The sources for these data follow.

PACIFIC NORTHWEST (PNW) HYDRO DATA

    The hydroelectric generation in the PNW accounts for almost half of the hydro generation in the entire WSCC. HESI used the Bonneville Power Administration's (BPA) 1996 Pacific Northwest Loads and Resources Study to update hydroelectric data in the PNW. HESI calculated monthly capacity and energy values for each hydroelectric station in the PNW based on this data, choosing the median conditions from a recorded database of 50 years.

HYDRO DATA FOR OTHER REGIONS

    Hydro data for the other regions come from a number of sources and are updated periodically by HESI.

    The WSCC Coordinated Bulk Power Supply Program document was used for the majority of the plant capacity data for plants outside the Northwest. This document is the WSCC's response to the Department of Energy's Form OE-411. It includes summer and winter capacity ratings for all of the existing hydro and thermal resources in the WSCC.

    The McGraw Hill Electrical World Directory of Electric Utilities (The "Bluebook") was the source of hydro plant energy data in a number of the WSCC regions.

3.5.2 TRANSACTIONS

    HESI incorporates known firm, contracted power transactions into its model, as reported by the WSCC in the annual FERC Form OE-411 Filing. The transactions are reflected in the load requirements of the buying and selling utilities, in transactions between regions, and by adjusting the transmission capacity. Any remaining transmission capacity is used to facilitate additional power transactions between regions.


                                  SECTION 4.0

                          PX PRICE FORECAST: RESULTS

     The following sections summarize the model results from the Base Case and the two Low Gas price sensitivity cases. Gas prices are sensitized due to the fact that gas-burning generators will continue to be marginal cost producers and therefore a major influence on the PX price. Any additional baseload capacity, including the New Power Projects, would be low cost producers and price takers. Additional intermediate capacity will need to be flexible enough to accommodate hourly load fluctuations. The gas-fired combined-cycle and combustion turbines are the most flexible technologies to meet these needs cost-effectively. The role of these units and the impact of gas prices in setting the PX prices will increase over time making gas the ideal input to vary for sensitivity. To test this sensitivity two gas price downside cases are developed as described in the sections below.


                                     TABLE 5
                 PX PRICES EXPRESSED AS MCPS IN NOMINAL DOLLARS




            ANNUAL     AVERAGE     AVERAGE
           AVERAGE     OFF-PEAK    ON-PEAK
  YEAR    MCP $/MWH   MCP $/MWH   MCP $/MWH
-------- ----------- ----------- ----------
  1999       28.31       23.18       33.94
  2000       28.19       23.49       33.42
  2001       28.16       22.71       34.16
  2002       33.99       26.73       41.98
  2003       35.23       27.79       43.43
  2004       36.82       28.80       45.65
  2005       40.09       30.97       50.14
  2006       39.91       31.02       49.68
  2007       40.19       31.02       50.30
  2008       43.05       32.17       55.02
  2009       42.04       31.77       53.35
  2010       43.48       33.03       54.99
  2011       43.48       33.08       54.93
  2012       43.26       33.10       54.45
  2013       45.70       34.37       58.18
  2014       45.89       34.95       57.93
  2015       47.57       35.87       60.46
  2016       47.79       35.67       61.12
  2017       49.16       36.78       62.79
  2018       50.31       37.19       64.75

4.1 BASE CASE 1999-2018

    The Base Case annual average PX prices for the Southern California transmission area are listed in Table 5.

    The PX prices decrease at an annual average of 0.18 percent each year from 1999 through 2001. This is the Transition period in which most market players bid selling prices into the market which reflect their short run marginal fuel costs. During this period, most IOU-owned generators receive payments for capacity from the ISO Must Run contracts, if in California, or through traditional tariffs, if outside of California. The capacity payments cease for most ISO-contracted Must Run generators by the end of 2001.

    After the AB 1890 Transition period ends in March 2002, the power pool should cease to behave as a marginal cost pool. We believe California generators will begin to recover some, though not all, of their fixed costs through their sales through the PX. However, they will continue to compete with out-of-state generators that continue to receive capacity payments through their regulated rates and may continue to bid as if the PX was a marginal cost pool. This change is reflected in the average PX price increase from $28.16/MWh in 2001 to $33.99/MWh in 2002.

    The average PX prices from 2002 through 2004 increase at an annual average rate of 2.7 percent. During this period the California generators are exposed to the competitive market but their out-of-state competitors continue to receive capacity payments.

    We assume that the entire WSCC will be competitive starting in 2005 and that the bidding behavior of generators reflects their efforts to recover fixed costs through sales to the PX. The PX price increases from $36.82/MWh in 2004 to $40.09/MWh in 2005.

4.2 SENSITIVITY CASES

4.2.1 LOW GAS 1 CASE

    In the Low Gas Case 1, the inflation rate was set to zero keeping the gas price flat relative to the Base Case. The gas price decreases each year to the point it is 10 percent below the Base Case. It was held at a constant 10 percent below the Base Case gas price in all remaining years of the analysis. This low gas scenario, while unlikely, could occur if there was an oversupply of gas, for which there was no market, followed by a lengthy period of recovery and market demand.


     A total of 6 simulations, representing the sample years listed in Table 6, were run to calculate the annual average PX prices for those years (intervening years can be interpolated).


                                    TABLE 6
                        PX PRICES UNDER LOW GAS CASE 1




           BASE CASE    LOW GAS 1    PERCENT
 SAMPLE   ANNUAL AVE   ANNUAL AVE   BELOW BASE
  YEAR     MCP $/MWH    MCP $/MWH   CASE PRICE
-------- ------------ ------------ -----------
  2000        28.19        27.92        1.0
  2001        28.16        27.86        1.1
  2005        40.09        38.70        3.5
  2010        43.48        40.25        7.4
  2014        45.89        42.89        6.5
  2018        50.31        46.95        6.7

4.2.2 LOW GAS 2 CASE

    In the Low Gas Case 2, a third gas price forecast is developed. The Base Case gas price forecast is reduced by three percent each year from 1999 through 2004, so that by 2004 the gas price is 15 percent below the Base Case forecast gas price. The Low Gas 2 gas price is then held at a constant 15 percent below the Base Case gas price for the remaining years of the analysis. This scenario also requires an oversupply of gas or a dramatic decline in demand followed by a lengthy period of recovery.

    A total of 6 simulations, representing the sample years listed in Table 7, were run to calculate the annual average PX prices for those years.


                                    TABLE 7
                        PX PRICES UNDER LOW GAS CASE 2

           BASE CASE    LOW GAS 2     PERCENT
 SAMPLE   ANNUAL AVE   ANNUAL AVE   BELOW BASE
  YEAR     MCP $/MWH    MCP $/MWH   CASE PRICES
-------- ------------ ------------ ------------
  2000        28.19        27.23         3.4
  2001        28.16        26.47         6.0
  2005        40.09        35.58        11.0
  2010        43.48        38.47        12.0
  2014        45.89        39.98        13.0
  2018        50.31        43.31        14.0

                                  SECTION 5.0


                 THE POWER PROJECTS AND THE CALIFORNIA MARKET

5.1 MARKET ANALYSIS RESULTS

    This section presents an analysis of the Power Projects and their position in the competitive California market consisting primarily of a comparison of unit operating cost estimates, provided by the Funding Corporation and reviewed by Fluor Daniel, to operating costs of other types of generation, and to PX price forecasts. Comparisons were done for the Base Case and two Low Gas price cases for each of the units.

    We expect all of the Power Projects to be low cost producers in all years of the study. Table 8 lists the average operating costs projected in 2005 for several categories of generators in the WSCC region including the Power Projects. We selected the year 2005 for this analysis as it is the first year in which we assumed a fully competitive market. The annual average of the Power Projects in 2005 is $17.81/MWh making them low cost producers. In fact, about 66 percent of the electricity produced in the WSCC in 2005 is generated from units with higher costs, a strong indication that the Power Projects will be dispatched as baseload. The new units, Salton Sea Unit V and the TurboExpander, are even better positioned at $10.30 and $9.50 per MWh respectively. Of all the generation in the region, only hydroelectric generators have lower operating costs.

                                    TABLE 8
AVERAGE OPERATING COSTS BY PLANT TYPE IN THE WSCC FROM PROSYM MODEL SIMULATION
                                   IN 2005 1


                                                   ELECTRICITY       AVERAGE OPERATING
PLANT TYPE                                      GENERATION (GWH)       COST ($/MWH)/2/
--------------------------------------------   ------------------   ------------------
       Internal Combustion Engines .........              62               62.22
       Gas Turbine .........................          26,177               39.94
       Geothermal 3 ........................          18,890               37.49
       Gas/Cogeneration ....................          21,917               26.85
       Gas/Combined Cycle ..................         151,804               25.41
       Other Renewables 4 ..................           6,737               23.29
       Steam Plants ........................         335,527               18.21
       THE POWER PROJECTS 5 ................           2,868               17.81
       Nuclear .............................          35,885               13.33
       Wind ................................           3,435               10.45
       SALTON SEA UNIT V ...................             408               10.30
       TURBOEXPANDER .......................              84                9.50
       Hydroelectric .......................         246,434                4.916
       Total ...............................        846,8677

----------
[1] The table displays operating cost by plant-type for various plant categories in the Prosym simulation results. The values shown are for the simulation year 2005 and are stated in nominal dollars. These values reflect expenses for fuel and variable operation and maintenance only. They do not include costs associated with fixed operation and maintenance, the inclusion of which would increase overall costs for some plants substantially. For example, inclusion of fixed operation and maintenance in the nuclear category would increase the cost reported in the Table from $13.33/MWh to $34.00/MWh. In as much as it is presently unclear what portion of fixed costs will be recovered in the competitive market and under what conditions, the Table should be viewed as a conservative representation of the operational costs of these plants.

[2] Cost based on fuel and variable O&M in nominal dollars

[3] The operating costs of the Geothermal category reflect the fact that many of the utility-owned geothermal facilities have long term steam contracts with steam suppliers. In the case of the Power Projects, the steam supply and facility owners are all Guarantors.

[4] Includes solar, biomass, and other renewables

[5] Average cost based on weighted facility operating cost; includes Salton Sea
    Units 1-5, Elmore, Leathers, Hoch, Vulcan, and TurboExpander; source: Salton Sea Funding Corporation.

[6] Cost based on average aggregated operating expenses of hydroelectric facilities in the WSCC as reported to FERC on FERC Form 1.

[7] The generation totals in bold are not included in the total, but are included in the total geothermal production. They are listed here to provide relative scale to the market.

    Operating Costs of the Power Projects, in $/MWh, are compared to the Base Case annual average PX prices in the three figures below. All units have operating costs below the annual average PX price. Only the Leathers unit has an operating cost above the annual average PX price, and that is only in the first year. This occurrence is because 1) Leathers is still in the S04 fixed price energy period, and 2) certain costs such as geothermal royalties are directly linked to revenues. In fact, all of the Power Projects' operating costs are close to the off-peak PX price in 1999 through 2002 and significantly below that in all years thereafter.

                                   FIGURE 2
             PX PRICES AND PROJECT OPERATING COSTS, UNITS I TO IV


                               [GRAPHIC OMITTED]



                                   FIGURE 3
               PX PRICES AND PROJECT OPERATING COSTS, OTHER UNITS


                               [GRAPHIC OMITTED]

                                   FIGURE 4
                PX PRICES AND NEW POWER PROJECT OPERATING COSTS


                               [GRAPHIC OMITTED]

    Most important is the comparison between the PX prices and the New Power Projects, Salton Sea Unit V and the TurboExpander as shown in Figure 4. These units are about $20/MWh lower than the PX prices from 1999 through 2001, a difference that increases to $30/MWh in 2005 and to $40/MWh by 2018. The margin is so significant it is extremely unlikely that any new generators with lower operating costs will be built. It is very unlikely that any significant hydro generation capacity, even with lower operating costs, due to siting and licensing difficulties. Thus, we conclude that the New Power Projects will have operating costs lower than all other generator types, except hydro, and will be extremely well-positioned to be dispatched any hour in the year.

    The differential between PX prices and operating costs is perpetuated in the Low Gas Price Cases, namely, the operating costs are well below the PX prices. The range of PX prices in the Low Gas Cases is $26.47/MWh in 2001 to $46.95/MWh in 2018.


5.2 PX PRICES AND THE MARKET POSITION OF THE POWER PROJECTS

    For an additional perspective of the relative position of the Power Projects in the market, a table summarizing the frequency of PX prices (Marginal Prices) is developed. This approach captures more of the hour by hour price variability than the preceding results.

    First, the hourly PX price results from the Base Case year 2005 are ranked from highest to lowest. From this, the frequency of price levels (i.e. the percentage of hours in which the price is at, or above, a given level) is developed. The analysis for 2005 indicates that in 96 percent of the hours the PX price is greater than, or equal to, $20.30/MWh. This means that the Power Projects, with an average operating cost of $17.81/MWh will be below the PX price 96 percent of the time.


                                    TABLE 9
   PX PRICE FREQUENCY ANALYSIS IN SOUTHERN CALIFORNIA TRANSMISSION AREA, 2005



 MINIMUM% OF   PX PRICE
     TIME       $/MWH
------------- ---------
      70         28.73
      75         25.65
      80         24.12
      85         23.15
      90         21.73
      95         20.68
      96         20.30

                                  SECTION 6.0


                     THE CALIFORNIA GREEN POWER MARKET AND
                    ITS IMPLICATIONS FOR THE POWER PROJECTS

    The sweeping regulatory changes initiated by Federal and California regulators present significant opportunities for providers of electricity from renewable energy sources. HESI believes a number of emerging market factors bode well for the most efficient renewable energy projects in general including the Existing Projects and the New Power Projects in particular. These factors are listed and discussed below. First, however, this section presents a brief summary of the renewable funding programs.


6.1 CEC RENEWABLE RESOURCE FUNDING

    AB 1890 established a $540 million fund to promote and develop renewable energy projects and directed the CEC to administer and distribute the funds. In response, the CEC established four separate accounts to deliver these funds over the period January 1, 1998 to January 1, 2002. Each account has been allocated a fixed percentage of the total fund and a different distribution mechanism is used for each account. The four accounts and the amount of funds allocated to each are shown in Table 10.


                                   TABLE 10
    AB 1890 ACCOUNTS -- TOTAL FUNDING ALLOCATIONS BY TECHNOLOGY, $MILLIONS




TECHNOLOGY                          $MILLIONS
----------                          ---------
  Existing Technologies ..........     243
  New Techologies ................     162
  Emerging Technologies ..........      54
  Consumer-Side ..................      81
  Total ..........................     540

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998.

    The "existing" and "new" categories are the most important, accounting for 75% of the total fund disbursement. Further, these accounts are applicable to the majority of active or economically feasible renewable energy projects in California, including the New and Existing Projects. An existing technology refers to a facility that started operation prior to September 23, 1996 and a new technology means a facility that started generation on or after September 26, 1996 but before January 1, 2002.

    Existing facilities that are substantially refurbished on or after September 23, 1996 can apply for funding from the new technology category. However, the non-refurbished portion of the facility cannot exceed 20% of the refurbished facility's total value.

    The "emerging" category is restricted to projects using small wind turbines of 10 kW or less, fuel cell technology and solar power -- both photovoltaic and solar thermal. A total of $54 million has been allocated to the emerging technology account -- $10.5 million of which became available on March 20 on a first-come, first-served basis.

     The consumer-side account is designed to promote customer participation in the renewable energy market. This fund has been allocated $81 million in total, which in turn is divided between two sub-accounts: a customer credit account; which has been most of the consumer-side funds, and secondly, a consumer information account.


6.2 EXISTING RENEWABLE RESOURCE ACCOUNT

    The Existing Renewable Resource Account was designed to help maintain existing renewable technologies during the first four years of the electric industry restructuring. The total amount of funds allocated to the existing renewable account is $243 million, which is divided among three tiers.

    Existing technologies are assigned to a tier according to their cost characteristics and potential for further cost efficiencies. Tier 1 contains biomass and solar thermal technologies and is allocated 25% of the total existing renewable account. Wind generation is placed in Tier 2 and is allocated 13% of the total. Tier 3 is allocated 7% of the existing renewable fund total and consists of geothermal, small hydro, digester gas, and municipal solid waste and landfill gas technologies.


                                   TABLE 11
     EXISTING RENEWABLE RESOURCE ACCOUNT -- ALLOCATIONS BY TIER, $MILLIONS


                                     TIER 3 --
 TIER 1 - BIOMASS,   TIER 2 --   GEOTHERMAL, SMALL
   SOLAR, THERMAL       WIND       HYDRO, OTHERS    TOTAL
------------------- ----------- ------------------ ------
$  135                $ 70.2          $ 37.8        $243

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998, page ES-8.

    The amount of funds available annually to each tier declines over the four year period. The CEC expects renewable generation facilities to become more cost efficient and therefore more competitive as the unregulated market evolves.

    The subsidy is distributed monthly to renewable energy suppliers through a cents per kWh payment. However, the payment is based on the lowest of three possible calculations: the difference between a target price and the market clearing price (the SRAC specific to each IOU is used as a proxy for the market clearing price at present), a pre-determined cents per kWh price cap, and a funds adjusted price (the adjustment ensures that the amount disbursed does not exceed the amount of funds available). The CEC designated target price and price cap for existing technology tier 3 geothermal facilities are 3.0 and 1.0 cents per kWh, respectively. Thus the Existing Projects benefit from these subsidies on a cent per kWh basis to the extent that the SRAC is below 3 cents per kWh. SRAC prices applicable to Southern California Edison have recently been in the
2.7 to 3.1 per kWh range.

6.3 NEW RENEWABLE RESOURCE ACCOUNT

    The New Renewable Resources Account contains $162 million to support new renewable electricity generation projects. According to the AB 1890 legislation, "new" in this context means a renewable energy facility located in California that became operational on or after September 23, 1996, but prior to January 1, 2002. As Table 12 shows, the proportion of total funds devoted to new technologies increases from $32.4 million in 1998 to $48.6 million by 2001.

                                    TABLE 12
             NEW RENEWABLE RESOURCE ACCOUNT -- ALLOCATIONS BY YEAR,
                                    $MILLIONS

                               1998         1999         2000         2001       TOTAL
                            ----------   ----------   ----------   ----------   ------
New Renewables ..........     $ 32.4       $ 37.8       $ 43.2       $ 48.6      $162

Source: Policy Report on AB 1890 Renewables Funding, Report to the Legislature, California Energy Commission, March 1998, page 33.

    The full $162 million allocated to new renewable energy technologies was disbursed in a single auction held in July of this year. Auction participants were required to submit "bids" -- a cents per kWh subsidy -and an estimate of project generation over a 5 year period (however, acceptable bids were capped at 1.5 cents per kWh). The fund was then allocated from lowest to highest bidder until it was exhausted. Winners will receive a payment for renewable electric generation produced and sold in the first five years of project operation.

    The New Power Projects were awarded $31.3 million in this auction, one of the largest subsidies granted by the CEC. This subsidy directly and positively impacts the ability of the New Power Projects to produce competitively priced power. HESI also notes that the award is a strong indication that the New Power Projects are among the lowest unit cost producers of new renewable energy in California.

6.4 EMERGING RENEWABLES ACCOUNT

    The purpose of the emerging renewable subsidy or Buy-Down Program is to reduce the cost to consumers of certain renewable energy generation equipment. Four types of renewable power generation are eligible for these funds: small wind turbines of 10 kilowatts or less, fuel cells that convert renewable fuels such as methane gas into electricity, and solar power -- both photovoltaic (PV) and solar thermal. The first $10.5 million of the total $54 million allocated to this fund became available March 20, 1998 from the CEC on a first-come, first-served basis.

6.5 CONSUMER-SIDE INCENTIVES

    The consumer-side account is designed to promote customer participation in the renewable energy market. This account was allocated $81 million, or 15% of the total fund. These funds in turn have been allocated to two sub-accounts, a customer credit account, which has most of the allotted funds, and secondly, to a consumer information account.

    The customer credit account provides "credits" to consumers who purchase CEC-registered renewable power that satisfy certain eligibility criteria. Through this program, residential and small commercial customers' electricity bill who purchase renewable energy will automatically be credited up to 1.5 cents for every kilowatt-hour of renewable electricity they consume up to the total fund amount of $75.6 million. Funds for customer credits were distributed in early 1998. For at least the first two years, payments to some customers have a ceiling of $1,000 per year per customer. This program directly reduces the retail cost of renewable energy and thus makes power produced by the New Power Projects more attractive to customers who otherwise would not have purchased renewable-based power.

    The $5.4 million consumer information account is to fund a renewable energy public information program. The objective of the program is to help build a viable customer-driver market for renewable energy through consumer education.

6.6 DISCUSSION OF GREEN POWER MARKET BENEFITS

    The New Power Projects can earn the market clearing price by selling power directly into the PX. However, an alternative marketing strategy exists -- tapping into the retail market by selling directly to green power marketers. Based on our analysis, we believe this option may reap additional benefits for the New Power Projects. This section of the report discusses the potential benefits to the New Power Projects from participation in the California green power energy market.

    Surveys consistently show that 40 to 70 percent of California residential customers are willing to pay a 5 to 15 percent premium for green power products(4). Current retail premiums for green power products range from about
0.7 to 3.1 cents per kWh, depending upon the percentage of renewable energy contained in the resource mix. Assuming that 50 percent of the New Power Projects' output is sold into the green power market and that 2.5 cents per kWh can be obtained from such sales, assumptions we believe to be reasonable, the New Power Projects would earn additional revenue of approximately $6.5 million a year.


----------
4 See, for example a summary of customer survey results in "Selling Green Power in California: Product, Industry, and Market Trends," by Ryan H. Wiser and Steven J. Pickle, Ernest Orlando Lawrence Berkeley National Laboratory, University of California, Berkeley, California, May 1998, page 5.

    A study by the Lawrence Berkeley Laboratory (5) estimates that between 25 to 60 thousand households will have switched to a green power energy source by the end of 1998(6). However, expectations among renewable energy marketers are much higher. In proceedings before the California Energy Commission, marketers suggested that the number of customers switching to a renewable energy source could reach as high as 175,000 households within the first twelve months.

    The study also suggests that a combination of rising consumer demand for renewable energy and a scarcity of renewable energy projects will result in a higher renewable energy price premium in the near future. This situation is likely to continue until higher cost renewable projects are developed and eventually brought on-line.

    While California possesses a large amount of renewable generation, the significant majority of it is either tied up in long term contracts with the IOUs or is owned outright by them and thus not available to the green power market in the near term. Consequently, the short-term supply of non-utility renewable energy available to marketers is very small -- perhaps no more than 200 MW(7). Because of this situation, new renewable resource projects that can offer competitively priced power, such as the New Power Projects, will likely be in a position to capture a significant portion of the rising premiums that are excepted in the near future. Further, the improved market position of low cost renewable energy providers is also likely to be reflected in more attractive contract terms. According to the Lawrence Berkeley Laboratory report, the majority of green power marketers expect contracts of one to five years to become the standard within 5 years (8). Contracts with existing renewable energy providers are, in contrast, generally two years at a maximum.

    In conclusion, the California green power market can potentially provide significant additional benefits to the New Power Projects above and beyond the proven financial return these plants can earn dealing through the PX market. The Funding Corporation has indicated to HESI that while it intends to fully exploit the green power market, none of the anticipated benefits discussed in this section have been reflected in its analysis.


----------
5 The Ernest Orlando Lawrence Berkeley National Laboratory (Berkeley Lab) is a multi-program national research facility operated by the University of California for the Department of Energy (DOE). Its fundamental mission is to provide national scientific leadership and technological innovation in support of DOE's objectives. Founded in 1931, it is the oldest of the national laboratories. The Laboratory specializes in research related to technology and the environment, such as advanced materials science, life sciences, energy efficiency and energy supply, and nuclear physics. The Berkeley Lab has been awarded nine Nobel prizes in the fields of physics and chemistry for this research.

6 IBID, page 5.

7 IBID, page 26. In comparison, the CEC estimates about 500 MW. See "Policy
  Report on AB 1890 Renewables Funding: Report to the Legislature," 1997.

8 IBID, page 5.

                                  APPENDIX A


                              SCE'S SRAC FORECAST
                             FOR 1995 THROUGH 2015

YEAR                 LOW       MEDIAN       HIGH
---------------   ---------   --------   ---------
1995 ..........       2.41       2.41        2.41
1996 ..........       2.48       2.51        2.54
1997 ..........       2.55       2.60        2.68
1998 ..........       2.72       2.83        2.97
1999 ..........       2.91       2.99        3.28
2000 ..........       3.11       3.22        3.60
2001 ..........       3.30       3.46        3.91
2002 ..........       3.42       3.59        4.13
2003 ..........       3.52       3.72        4.36
2004 ..........       3.62       3.88        4.61
2005 ..........       3.72       4.11        4.86
2006 ..........       3.83       4.31        5.16
2007 ..........       3.95       4.44        5.48
2008 ..........       4.06       4.59        5.82
2009 ..........       4.18       4.74        6.19
2010 ..........       4.31       4.89        6.59
2011 ..........       4.43       5.06        7.07
2012 ..........       4.57       5.22        7.60
2013 ..........       4.70       5.40        8.16
2014 ..........       4.84       5.58        8.76
2015 ..........       4.99       5.76        9.41

                                   APPENDIX D



                      ASSESSMENT OF THE RESOURCE SUPPLYING
                              GEOTHERMAL FACILITIES
                            AT SALTON SEA, CALIFORNIA




                                       FOR


                         SALTON SEA FUNDING CORPORATION
                                 OMAHA, NEBRASKA



























                                       BY


                                GEOTHERMEX, INC.
                              RICHMOND, CALIFORNIA

                                  AUGUST 1998
4

                               EXECUTIVE SUMMARY

Introduction

    Presented herein are the review and analyses (the "Report") by GeothermEx, Inc. ("GeothermEx") of the long-term resource sufficiency of the Salton Sea Known Geothermal Resource Area (the "Salton Sea Field") to supply geothermal resource to existing and proposed power plants and a proposed zinc recovery facility, which provide revenue to the Salton Sea Guarantors, the Partnership Guarantors and the Royalty Guarantor. Magma Power Company ("Magma"), a wholly owned subsidiary of CalEnergy Company, Inc. ("CECI"), has established Salton Sea Funding Corporation ("Funding Corporation") to issue notes and bonds to investors guaranteed by, and to make loans to, each of the Salton Sea Guarantors and the Partnership Guarantors secured by operating assets, including the following:

    o Salton Sea Guarantors: Salton Sea Units I, II, III and IV ("Salton Sea Projects"), including the construction of Salton Sea Unit V;

    o  Partnership Guarantors: partnership interests in the Vulcan, Del Ranch
       (Hoch), Elmore and Leathers Projects (the "Partnership Projects"), including certain royalty and other payments; and

    o Royalty Guarantor: Royalty interests paid by the Royalty Projects consisting of three of the Partnership Projects.

    Affiliates of Funding Corporation are planning to construct three additional facilities (the "Expansion Projects") at the Salton Sea. These are: 1) Salton Sea Unit V, a 49 MW (net) facility; 2) the TurboExpander Project, a 10 MW (net) facility; and 3) a zinc recovery facility. GeothermEx has prepared this report as an independent resource consultant for Funding Corporation and for future potential bondholders.

Scope of Work and Assumptions

    GeothermEx has reviewed the behavior of the wells and resource supplying the existing geothermal power plants in the Salton Sea Field, located in Imperial County, California. Well locations are shown in figure 1. The purposes of this report are: 1) to assess the long-term resource sufficiency and suitability for supplying the existing plants and the proposed additional facilities mentioned above and 2) to assess the reasonableness of the projected workover and wellfield capital budget for the program.

    In the preparation of this report and the opinions expressed, GeothermEx has made certain assumptions about conditions which may exist or events which may occur in the future. The principal assumptions and considerations made and the database used by GeothermEx in developing the results and conclusions presented in this report are described below.

    GeothermEx has provided several due-diligence evaluations for the Salton Sea Projects and the Partnership Projects; the most recent of these was prepared in 1995 in support of the initial Funding Corporation bond offering. As such, GeothermEx holds a large amount of information on the Salton Sea wells, which has been presented in numerous technical reports in the past. These data were augmented in 1997 to include updated production and injection histories from the California Division of Oil, Gas, and Geothermal Resources (CDOGGR), the results of recent well logging, and recent chemical analyses.

    For the current study, SSFC provided additional production and injection well records, new chemical analyses, information on the drilling and logging of recent wells, budget information for future wellfield expenditures, and design information for the planned new facilities at Salton Sea. SSFC has also improved upon the zinc correlations and numerical reservoir model from the 1997 work to develop the zinc forecasts presented herein. Together, all of this information constitutes the database used in the present study. Reports that have formed a significant part of GeothermEx's current evaluation are included in the document list in section 6.

    GeothermEx has independently reviewed and relied upon data from the Salton Sea Field supplied by SSFC, in addition to other data mentioned above. In our opinion, the data is reliable and accurate, based on our extensive knowledge of the resource and the history of operations at the Salton Sea Field. In particular, the zinc analyses made since 1994 were undertaken using sound sampling and analytical techniques, and we have a high level of confidence in the quality and accuracy of these recent zinc data, on which the forecasts of future zinc recovery are partially based.

Conclusions

    Based upon our review and the considerations and assumptions set forth above, we have reached the following conclusions:

    o The Salton Sea Field is highly productive and wells have historically behaved favorably with minimal flow rate or pressure declines.

    o The proposed Salton Sea Unit V will utilize the heat energy in reinjection brine which is presently supplying Units I -- IV. The additional production fluid needed for Salton Sea Unit V will be supplied from existing wellhead capacity.

    o The additional production fluid needed for the TurboExpander Project can also be supplied by existing wells with spare capacity without any modification.

    o Numerical simulation studies undertaken to date forecast acceptable well behavior for the existing and planned level of power generation and zinc recovery. Well behavior has historically been consistent with results predicted by earlier simulation models; therefore, future well behavior is expected to be adequate to support the Salton Sea, Partnership and Expansion Projects.

    o The recoverable geothermal energy reserves from the reservoir are more than sufficient to support existing projects and the planned additional increments of capacity resulting in a total capacity of 326.8 MW. We estimate that 1,200 MW of reserves are available within the portion of the Salton Sea Field dedicated to the Salton Sea, Partnership and Expansion Projects.

    o SSFC's forecast of gross zinc production recovery begins at 8,639 pounds per hour (about 34,000 metric tonnes per year) and declines slightly thereafter. This forecast was validated through independent numerical modeling performed by GeothermEx. The predicted gross zinc recovery rate is based on the wellfield configuration for the existing projects and the planned expansion projects. Therefore, because additional zinc reserves exist in the field, this prediction is conservative. Additional zinc could be recovered by developing new areas of the field for geothermal fluid production.

    o The recoverable reserves of geothermal energy will not be affected by either the planned capacity expansion or the zinc recovery project.

    o In unescalated dollars, SSFC's projected budget through 2018 includes $77.7 million for wellfield capital (new wells, re-drills, and tie-ins) and $43.7 million for well workovers. The budget for wellfield costs is reasonable and should allow the SSFC facilities to achieve the forecasted levels of electrical generation and zinc production.

    1. OVERVIEW AND DESCRIPTION OF THE SALTON SEA GEOTHERMAL FIELD

1.1 Development History and Present Status


    SSFC and its affiliates own and operate eight geothermal power plants and propose to develop two additional power plants in the Salton Sea Field. The plant names, capacities and start-up dates are listed below.

                                NOMINAL
PLANT NAME                 CAPACITY (NET MW)   START-UP DATE
------------------------- ------------------- ---------------
  Vulcan                           34.0       1986
  Del Ranch (Hoch)                 38.0       1989
  Elmore                           38.0       1989
  Leathers                         38.0       1990
  Unit I                           10.0       1982
  Unit II                          20.0       1990
  Unit III                         49.8       1989
  Unit IV                          39.6       1996
  Salton Sea Unit V                49.0       2000 (planned)
  TurboExpander Project            10.0       2000 (planned)
                                  -----
  Total                           326.4

    The ninth unit at Salton Sea (Salton Sea Unit V) is scheduled to start-up in 2000, concurrently with a facility to recover zinc from the geothermal brine. The TurboExpander Project is scheduled for start-up in mid-2000.

1.2 NEW PLANTS

    Salton Sea Unit V is a facility designed to use the geothermal brine separated from the standard-pressure steam (at approximately 125 pounds per square inch absolute, or "psia") which supplies the Region 1 plants (Units I --
IV). This 360 (degrees) F brine is presently injected, but still contains a significant amount of heat energy. The purpose of Salton Sea Unit V is to recover this heat energy by flashing the 360 (degrees) F brine down to approximately 20 psia. To fully supply Units I -- V, an increase in production equivalent to about 4% of the present level of withdrawal from the reservoir in Region 1 will be required.

    A 10 net MW turboexpander will be installed near the Vulcan and Del Ranch
(Hoch) facilities. This facility will require an increase of about 3% in the production of reservoir fluids from the region of the wellfield supplying the Vulcan and Del Ranch (Hoch) plants.

    The third of the New Projects is the zinc recovery facility. Both GeothermEx and SSFC have independently estimated that an initial gross zinc production rate of 8,639 pounds per hour will be available from the injection brine using the existing wellfield configuration. This represents an initial annual gross zinc production rate of 34,400 metric tonnes. Satellite process facilities will be located at four existing power plant facilities: Leathers, Elmore, Vulcan/Hoch and the Region 1 (Units I -- V) brine processing facility. These sites will be connected by pipelines to the brine processing facility, which will process the solution from the satellite plants into a final marketable product of metallic zinc.

                                2. WELL BEHAVIOR

2.1 HISTORICAL

    A total of about 130 production or injection wells have been drilled within the Salton Sea field to date. Production and injection histories were obtained from the archives of the CDOGGR, which receives monthly average flow rate (or injection rate), wellhead pressure and wellhead temperature from the field operators. To the best of our knowledge, this information represents the most consistent and complete production and injection database available.

    There are 29 production wells in the Salton Sea field with an average capacity of 10 MW per well, which exceeds the US industry average. The plants are often operated at higher levels than their net capacity ratings, and many of the wells are routinely operated in a throttled condition that does not draw on their full capacity.

    Both the production and injection wells have been worked over periodically because of scaling and corrosion. In general, these workovers have helped to maintain the productivity and injectivity of the wells; however, as in most geothermal projects, it has been necessary to redrill some wells because of mechanical problems which sometimes occur during a workover operation, or because of other mechanical damage.

    Despite the need for workovers and/or redrills, the project wells have behaved very favorably to date. Flow rate declines have been small, and many wells have excess capacity.

    In May 1996, output from the field was increased when new wells were brought on line to supply Unit IV. As shown in figure 2, production and injection rates have been relatively stable since then.

2.2 ANTICIPATED WELL AND FIELD BEHAVIOR

    It will be shown in the following chapter of this report that the recoverable geothermal energy reserves are more than sufficient to support the existing projects and the New Projects. While it is a necessary condition, adequacy of geothermal reserves by itself does not guarantee commercial success of a geothermal project. Future behavior of the field, in general, and the wells, in particular, will dictate how much of these reserves can be economically recovered. As mentioned above, the wells have behaved very favorably to date, and SSFC is using numerical modeling to forecast and optimize future well and field behavior under various operating scenarios.

    GeothermEx independently developed a numerical simulation model of the Salton Sea Field in 1997, and SSFC independently developed a numerical simulation of the Salton Sea Field in 1998. These models are used to evaluate future well and reservoir behavior in response to production and injection under specified scenarios, including the modification of injection well locations to optimize zinc recovery, and the additional reservoir production from the wellfield of geothermal brine required to supply Salton Sea Unit V and the TurboExpander Project. SSFC developed and utilizes its model as a reservoir management tool, to maximize both power production and zinc recovery from the field. The SSFC model incorporates the most recent production and injection data, as well as current development and operational plans. The results of both modeling efforts indicate that the existing and planned production facilities can be supported by the existing wells (maintained as needed) and by those budgeted wells which may be drilled in the near future.

                   3. RECOVERABLE GEOTHERMAL ENERGY RESERVES

    This study confirms that there are sufficient geothermal energy reserves to support the existing projects and the New Projects. For calculating the reserves, the area under consideration includes the acreage dedicated to Units I -- V, and the Vulcan, Del Ranch (Hoch), Elmore and Leathers units. This is referred to herein as the "Subject Area".

    The first step in making a volumetric reserve estimate is to calculate the heat energy in place within the subject area using the subsurface temperature distribution. The volume considered is an irregular block confined by the downward vertical projections of the boundaries of the subject area between elevations of -1,500 feet and -6,500 feet (msl). The volume of reservoir considered is also limited by temperature constraints; the minimum acceptable temperature used herein is 380 degreesF. Certain assumptions were then made regarding the recoverability of the heat-in-place, the efficiency of converting heat energy to electrical energy, and the annual plant capacity factor. The methodology is described in detail below.

    Reserves in a geothermal area can be expressed as the maximum electric power plant capacity that can be supplied commercially for 30 years. Volumetric calculation of reserves requires estimation of four parameters:

    1. Gross thermal energy in place (H, Btu);

    2. Fraction of the gross in-place thermal energy that can be recovered commercially (recovery factor, R);

    3. Fraction of recoverable thermal energy that can be converted to electrical energy (conversion efficiency, E); and

    4. Power plant load factor (F).

    Using the above-defined quantities, the maximum sustainable power plant capacity is expressed as:

                            H o R o E
         MW = 1.11 x 10-12 ------------                                     (1)
                                F

     where MW= average gross MW over 30 years.

     We can calculate the gross heat in place as:

         H = (Cvr + Cvb) V (T -- To)                                        (2)

     where Cvr = volumetric specific heat of rock (Btu/ft3/ degreesF)

         Cvb = volumetric specific heat of brine (Btu/ft3/ degreesF)

         V = reservoir bulk volume (ft3),

         T = average reservoir temperature ( degrees F), and

         To = a reference or base temperature ( degrees F).

    Within the Subject Area, the volume of rock with temperatures exceeding 380 degrees F (parameter V in equation 2 above) was calculated to be 1.26 x 1012 cubic feet. Average temperature (T) was estimated to be 522 degrees F on the basis of the subsurface temperature distribution.

     In equation (2),

     Cvr = (rho)r Cr (1(phi)- o NS)                                         (3),

     and  Cvb = (rho)f Cf (phi) o NS                                        (4),

     where (rho)f = bulk density of reservoir fluid,

              = 60 lbs/ft3

           Cf = specific heat capacity of reservoir brine,

              = 0.85 Btu/lb/ degreesF,

            (phi) = reservoir porosity,

              = 20%;

            (rho)r = bulk density of rock matrix,

               = 168 lbs/ft3;

            Cr = specific heat capacity of rock matrix,

               = 0.255 Btu/lb/ degreesF; and

            NS = net sand fraction

               = 0.35.

    Using the above estimates of the various parameters, the heat in place (H) is calculated for the subject area using equation 2:

    H = 5.84 x 1013 (522 -- To) Btu for the subject area.                (5).

    Now the parameters R (recovery factor), E (conversion efficiency) and F (power plant capacity factor) need to be estimated to complete the calculation of gross MW available for 30 years. We assume a conversion efficiency of 15%, which is typical for power plants like those presently in operation at Salton Sea, and a capacity factor of 85%. The recovery factor (R) cannot be readily estimated as it depends critically on the degree of heterogeneity in the reservoir, whereas the model used for volumetric reserve estimation is assumed to be homogeneous.

    For the purpose of volumetric reserve estimation, the following approach was considered to estimate an approximate value for R. In this case, R is estimated to be 0.35, based on the reasonable assumptions that: (a) 35% of the reservoir bulk volume is permeable because the average sand fraction in the Salton Sea reservoir is 35%; (b) there is no in-situ boiling; and (c) the injected water can cool the entire porous and permeable volume (sand layers) of the reservoir (including the sand grains) to To (here assumed to be the temperature of the power plant waste water, or 225 (degrees)F. We have conservatively assumed essentially no heat recovery from shale for our single-phase heat extraction model. This assumption is balanced to some degree by assuming that there is 100% sweep of all sand layers by injection water.

    Our analysis is that 30-year energy reserves of 1,200 MW were calculated for the subject area. A total capacity of 267.4 MW has been installed to date and another 59 additional MW (Salton Sea Unit V and the TurboExpander) are planned, resulting in a total capacity of 326.8 MW. Accordingly, our analysis indicates that the energy reserves are more than sufficient to support the existing and planned facilities within the subject property.


                 4. RECOVERY OF ZINC FROM THE GEOTHERMAL BRINE


4.1 INTRODUCTION

    The geothermal brines produced from the Salton Sea reservoir contain a significant amount of dissolved mineral species, including (but not limited to) zinc, silica, manganese, lithium, lead, silver, and gold. GeothermEx has conducted numerical modeling, theoretical studies on the solubility of zinc-bearing minerals in geothermal brines, and the development of correlations between zinc, dissolved solids and reservoir temperature and has refined these correlations and incorporated them into its 1997 numerical model, which was used to forecast zinc recovery.

    A pilot plant was constructed by SSFC to demonstrate the technology used to recover zinc from the Salton Sea geothermal brine.

    SSFC has further refined the correlations between zinc and temperature and has incorporated these into its own numerical model of the Salton Sea field with updated data and development scenarios. This model of the field and the zinc forecasts from it have been provided to GeothermEx for review. The results of numerical modeling are summarized below.

4.2 REVIEW OF NUMERICAL MODEL USED TO FORECAST ZINC RECOVERY

    Numerical modeling is the most accurate way to forecast future zinc recovery from the field. Unlike volumetric estimation or analytical simulation, it can account for changes in temperature, pressure and zinc concentrations in the reservoir under various production and injection schemes, and it is the industry standard method for predicting geothermal well and reservoir behavior.

    SSFC's numerical model of the Salton Sea Field was developed using TETRAD, a commercially available simulator which is widely used in the geothermal industry. GeothermEx routinely uses this software to evaluate specific aspects of geothermal fluid production and injection for many clients, and considers it valid for forecasting zinc recovery. GeothermEx used this software in its 1997 modeling effort and in its assessment of the currently proposed development.

    As mentioned in the introduction, GeothermEx believes that the data on which the SSFC model is based is accurate and reliable. The SSFC model was derived from a thorough review of the geological and reservoir engineering data for the Salton Sea Field. These data, combined with a study of reservoir fluid chemistry and a detailed evaluation of numerous brine samples and well logs have demonstrated a strong correlation between reservoir temperature and zinc concentrations in the brine. In both the GeothermEx and SSFC models, this direct zinc-temperature correlation is used in the model to determine the initial zinc concentration in the reservoir. In GeothermEx's opinion, the SSFC model was developed in a prudent manner and yields reasonable results.

    Additionally, GeothermEx has updated the forecast from its own 1997 model to reflect the anticipated increase in production rates and some additional refinement of the zinc correlations to capture most of the major updates in the SSFC model. GeothermEx then compared its updated forecast to the SSFC model, and found that the results agreed within 3% on an average annual basis. The fact that two independently constructed models yielded consistent results gives GeothermEx additional confidence that the production and zinc forecasts in SSFC's model are reasonable.

4.3 ZINC RECOVERY FORECASTS

    Figure 3 presents SSFC's base case simulator forecast of zinc production rate (in pounds per hour) as a function of time from the anticipated start-up of the zinc recovery facility in January 2000. The forecast starts at a gross zinc production rate of about 8,600 lbs/hour and declines by about 4.0% during the first 10 years of operation. During the next 10 years, a further 5.5% decline in the zinc production rate occurs. This represents an initial annual gross zinc recovery of 34,300 metric tonnes per year. As indicated in Table 1, after 10 and 20 years, respectively, this would decline to approximately 33,000 and 31,200 metric tonnes per year, respectively.

    This forecast of zinc production is conservative as the predicted decline in zinc production is attributable to the simulated return of zinc-depleted injection fluid to the main production zone and recirculation of injected fluid within the reservoir. The vast majority of wells have shown no evidence for recirculation of injected fluid in the data observed to date. Thus, the actual amount of recirculation is likely to be less than is forecasted by the simulation model. SSFC's development scenario includes a prudent and reasonable mitigation plan to move some injection from the central production area to the periphery of the field, should this become necessary. The cost of this mitigation plan is included in the budget forecasts. Both the mitigation plan and the zinc production rate forecasted by the SSFC model appear reasonable to GeothermEx.

    Finally, it should be noted that recoverable geothermal energy reserves of the Salton Sea field are not affected by either the production of zinc or the planned capacity addition.

                      5. REVIEW OF FUTURE WELLFIELD COSTS

    SSFC's estimate of projected wellfield costs includes two components. The first component is wellfield capital, which comprises new production wells, new injection wells, and tie-ins for these wells (that is, connections from the wellheads to the gathering system pipelines). The second component is workovers (that is, repairs of existing wells to correct such problems as wellbore scaling or casing damage). Figure 4 shows the projected annual expenditures for these components through the year 2020. The dollar values in figure 4 and in the following discussion are in unescalated 1998 dollars.

    The total projected budget for wellfield costs from 1998 to 2020 is $121.4 million, of which $77.7 million is for wellfield capital and $43.7 million is for workovers. Wellfield costs are expected to be higher in the first four years (through 2001), reflecting the planned drilling of several new production wells with titanium casing and several new injection wells. Workover costs are also somewhat higher in the first few years, reflecting continuing repairs to older wells with carbon steel casing that are being gradually replaced by new wells. The titanium casing in the new production wells is less prone to wellbore scaling, and the injection water after start-up of the zinc extraction facilities is expected to have less entrained solids, which should extend the lives of the injection wells. For these reasons, annual workover expenditures after the first few years of the project life are expected to be lower. GeothermEx agrees with this conclusion.

    New production wells with titanium casing are expected to cost about $4 million each. New injection wells are expected to cost somewhat less (about $2.5 million each) because they do not require titanium casing. A re-drill (that is, a well drilled to a new down-hole location from an existing wellhead) is expected to cost about $0.8 million. The number, timing, and location of new wells during the project life will depend on field performance. However, the projected budget contains sufficient funds for roughly 11 new producers, 10 new injectors, and 10 re-drills, including the costs of tie-ins for these wells. In GeothermEx's opinion, the budget amounts are reasonable estimates for the forecasted levels of electrical generation and zinc production over the next 20 years.

                               6. DOCUMENT LIST


    ADA International Consulting, Ltd., "TETRAD Version 12.0 User's Manual." Calgary, Alberta, Canada. Reservoir simulation software.

     California Division of Oil, Gas, and Geothermal Resources, "Monthly Reports of Geothermal Operations." Production and injection statistics for Salton Sea wells.

     -- maps of existing and proposed well locations in Salton Sea Field

     -- recent production and injection statistics for Salton Sea wells

     -- database of chemical analyses from Salton Sea wells

     -- input deck for SSFC's numerical simulation of Salton Sea Field using
        TETRAD software

     -- Imperial Valley Capital Expenditures by Year (budget forecast of wellfield costs)

    GeothermEx (1995), "Assessment of the Geothermal Resource Underlying Geothermal Power Projects, Salton Sea Geothermal Field, California." Report prepared for Salton Sea Funding Corporation, Omaha, Nebraska.

    McKibben, M.A., and Elders, W.A. (1985), "Fe-Zn-Cu-Pb mineralization in the Salton Sea geothermal system, Imperial Valley, California." Economic Geology, vol. 80, pp. 539-559.

  TABLE 1: SSFC PREDICTION OF GROSS ZINC RECOVERY, SALTON SEA GEOTHERMAL FIELD

          TIME              CUMULATIVE ZINC         ANNUAL ZINC              ANNUAL ZINC
 (YEARS SINCE START-UP)   PRODUCTION (POUNDS)   PRODUCTION (POUNDS)   PRODUCTION (METRIC TONNES)
 ----------------------   -------------------   -------------------   --------------------------
            0                     0                     0                         0
            1                 75,691,098            75,691,098                 34,327
            2                151,006,305            75,315,207                 34,157
            3                225,881,216            74,874,991                 33,957
            4                300,457,522            74,576,306                 33,821
            5                374,742,249            74,284,727                 33,689
            6                448,751,791            74,009,542                 33,564
            7                522,467,412            73,715,621                 33,431
            8                595,831,733            73,364,321                 33,272
            9                668,850,609            73,018,876                 33,115
           10                741,543,947            72,693,338                 32,968
           11                813,864,907            72,320,960                 32,799
           12                885,799,437            71,934,530                 32,623
           13                957,335,827            71,536,390                 32,443
           14               1,028,485,787           71,149,960                 32,268
           15               1,099,190,767           70,704,980                 32,066
           16               1,169,497,607           70,306,840                 31,885
           17               1,239,406,307           69,908,700                 31,705
           18               1,308,928,577           69,522,270                 31,529
           19               1,378,076,127           69,147,550                 31,359
           20               1,446,813,827           68,737,700                 31,174

                                                           1998 GeothermEx, Inc.

         [GRAPHIC OF LOCATION MAP OF SALTON SEA GEOTHERMAL AREA OMITTED]

         [GRAPHIC OF HISTORICAL PRODUCTION AND INJECTION RATES OMITTED]

     [GRAPHIC OF PREDICTION OF FUTURE ZINC PRODUCTION AT SALTON SEA OMITTED]

    FIGURE 4. PROJECTED EXPENDITURES FOR WELLFIELD CAPITAL AND WORKOVERS AT
        THE GUARANTORS' GEOTHERMAL FACILITIES AT SALTON SEA, CALIFORNIA


















 [GRAPHIC OF THE GUARANTOR'S GEOTHERMAL FACILITIES AT SALTON SEA ,CA OMITTED]

                                   APPENDIX E



                               CALENERGY MINERALS
                                     AND THE
                           GLOBAL REFINED ZINC MARKET






                                 AUGUST 14, 1998











                               RESOURCE STRATEGIES
                            626 WEST LINCOLN HIGHWAY
                               EXTON, PA 19341 USA
                               TEL: (610) 269-6900
                               FAX: (610) 269-7600
                               HTTP://WWW.RSIC.COM
                               -------------------

                               TABLE OF CONTENTS

                                                                                PAGE
                                                                               -----
Executive Summary ..........................................................   E-2
Introduction ...............................................................   E-4
Project Description ........................................................   E-4
Comparison with Traditional Zinc Production Methods ........................   E-5
The World Refined Zinc Market ..............................................   E-6
    o  Zinc Consumption in the United States, California and the West Coast    E-8
       -> United States ....................................................   E-8
       -> California .......................................................   E-8
       -> West Coast .......................................................   E-9
    o  Zinc Supply in the United States and California .....................   E-10
       -> United States ....................................................   E-10
    o  Supply and Demand Balances ..........................................   E-12
    o  The Pricing Structure of the Zinc Market ............................   E-12
The Competitive Position of the Salton Sea Project .........................   E-14
    o  Cost of Production ..................................................   E-14
    o  Competitive Position in the California Market .......................   E-15
Projecting Future Revenues .................................................   E-15
    o  Long-Term Zinc Price Forecast .......................................   E-16
Zinc Marketing Plan ........................................................   E-17
    o  Conclusion ..........................................................   E-17

                               EXECUTIVE SUMMARY

     Salton Sea Funding Corporation (SSFC), through its subsidiary, CalEnergy Minerals, is planning to develop the Salton Sea Zinc project and produce approximately 30,000 metric tonnes of refined zinc per year in a processing facility that will utilize geothermal brine associated with ten geothermal power plants in the Imperial Valley, Southern California.

     Because zinc is typically obtained by the mining, smelting, and refining of zinc-containing ores, the traditional zinc mining and smelting complexes are large in terms of surface area and require significant capital expenditures. These characteristics, along with environmental concerns, are an effective barrier to entry for new smelting complexes in the USA.

     The Salton Sea installation is much more compact and far less environmentally intrusive than a traditional mining and smelting venture which can cause significant disruption to the landscape, alter watercourses and require extensive monitoring of emissions. By comparison, the Salton Sea project is more an industrial process than an extraction facility. Furthermore, the by-products generated by the project will be used in the generation of geothermal power, thereby increasing the efficiency of the local power generating system.

     In 1997, USA zinc consumption was 1.265 million tonnes. Current forecasts indicate that zinc consumption could rise as high as 1.54 million tonnes per annum by 2018, an increase of 270,000 tonnes per annum. Currently, the USA is only 31% self-sufficient in zinc metal production and must therefore import almost 70% of its needs. The cost of freight is the main factor that determines which part of the USA will be supplied by a particular exporter. As a result, exporters tend to sell metal into the market that is geographically closest to them. For example, in the case of Canada, the USA's largest zinc provider, one smelter is in the West, while the other three are in the central and eastern parts of the country. The cost of freight also factors into the distribution of local production. It is noteworthy that none of the USA zinc smelters ship to the West Coast because they are better situated to serve the larger Midwest and Eastern markets.

     The Salton Sea project has the advantage of being able to produce relatively small amounts of high grade zinc that can serve a local market of significant size, that is, California and the West Coast of the USA. This market is expected to expand by about 33,000 tonnes over the life of the Salton Sea project from a level of 105,000 tonnes in 1997 to a level of 138,000 tonnes in 2018. Since there is no local production of zinc on the USA West Coast, we believe it is reasonable to project that the Salton Sea production can be readily absorbed in the Californian and other West Coast markets.

     According to operating cost figures recommended by SSFC and found to be reasonable by Fluor Daniel as the Independent Engineer, we estimate using RSI methodology that the Salton Sea project will be the lowest cost producer of zinc for it is well within the bottom quartile of the Western mine cash operating cost curve after by-product credits. Historical price experience over the last 28 years has established a price of around 48 cents per pound ($1,050 per tonne) in real terms which reflects the long-run marginal cost of production. For example, SSFC has quoted zinc production costs of 22.9 cents per pound ($505 per tonne) in 2007 before by-product credits and 18.4 cents per pound ($405 per tonne) after by-product credits (in 1997 dollars). Fluor Daniel, as Independent Engineer, has confirmed that the operating costs of CalEnergy Minerals used in the production cost calculation by RSI are reasonable. In addition to low operating costs, the Salton Sea project will also have important savings of 2-4 cents per pound as a result of the comparably short delivery distance to its local market.

     An important point to note about the market for zinc is that it is a global commodity market where the price is determined by a terminal market, the London Metal Exchange. Since the LME is both a buyer and seller of last resort, when supply exceeds demand, producers can and do deliver metal into an exchange warehouse. Therefore, in a global commodity market like that for zinc, sellers never face the prospect of being unable to sell their metal once it has met LME specifications and has been registered as a deliverable brand. As far as the Salton Sea project is concerned, there are two LME warehouses in California. Thus, once the project's metal is registered, it can be delivered to one of these warehouses if a suitable trade customer cannot be located.

     The table below sets forth our forecast of the zinc metal prices and premia that should be used in the financing of the Salton Sea Zinc Project. We have used Monte Carlo risk analysis to construct a base case, a downside case and a price forecast that can be achieved given a 98% confidence level.


             RECOMMENDED FUTURE ZINC PRICES TO BE USED IN FINANCING
                          THE SALTON SEA ZINC PROJECT
                          (US CENTS/LB -- 1997 PRICES)

                                   2000-2004     2005-2015     2000-2018
                                  -----------   -----------   ----------
Base ..........................       49.08         57.92         54.61
Downside Case .................       46.49         52.81         50.26
98% Confidence Level ..........       43.91         49.76         49.26
SHG Premium ...................        4.40          4.37          4.23
CGG Premium ...................       10.01         10.09          9.91

                              CALENERGY MINERALS
                                    AND THE
                          GLOBAL REFINED ZINC MARKET

                                 INTRODUCTION

     SSFC, through its subsidiary, CalEnergy Minerals, is planning to develop the Salton Sea Zinc project and produce around 30,000 tonnes of refined zinc per year in a processing facility that will utilize geothermal brine feeding ten geothermal power plants in the Imperial Valley, Southern California.

     CalEnergy Minerals will therefore be a new entrant to the 7.8 million tonnes global zinc market valued at $10.14 billion in 1997. Western World zinc consumption has not grown as fast as aggregated world industrial production but it is an essential metal used in industrial processes involving corrosion prevention, the production of diecast alloy components, brasses and bronzes as well as zinc chemicals. Over the past 20 years, Western zinc consumption has been growing at an average rate of 1.7%; in the next 20 years, with the expansion of China and the eventual recovery of the other surrounding markets in Asia, global growth prospects for this metal will increase to 2.5% per annum.

     The refined zinc market is a global commodity market where the price is set by trading on the London Metal Exchange (LME). There are also regional differences in premia over the LME price which reflect the cost of financing and delivery of the metal into the respective regional markets.

                              PROJECT DESCRIPTION

     The SSFC geothermal power plants use hot brines from an underground reservoir to generate steam which, in turn, drive a number of turbines to generate electrical power. Currently, the hot brines emerge from the ground at around 600 (degrees) F and upon entering each individual power station circuit, steam for the turbines is generated. After passing through the power station circuits, these brines are currently reinjected or returned to the underground reservoir.

     However, these geothermal brines are rich in a number of metallic salts including zinc, silica, manganese and iron and, as a result of several years of research and the successful operation of a pilot plant, an extraction process has been perfected that can produce high purity zinc from these brines before they are returned to the underground reservoir.

     This process is based on proven industrial processes involving:

     o  Ion exchange

     o  Purification

     o  Solvent extraction

     o  Electrowinning

     o  Metal alloying and casting

     The Salton Sea project will establish four ion-exchange sites, located near the SSFC power plants. Each ion exchange site consists of a number of ion exchange columns, arranged in trains, which treat the brine and remove the zinc. These zinc-rich solutions from the ion exchange plants will then be piped to a central processing plant and the depleted brines pumped back to the underground reservoir. The pipeline network will also carry secondary flows of brine and process liquid between the central processing plant and the ion exchange plants.

     The central processing plant will then purify the zinc-rich liquor and through the use of solvent extraction and electrowinning, produce zinc cathodes which will then be melted to produce zinc ingot of ASTM (American Society for Testing and Materials) and, eventually, LME quality and continuous galvanizing grade alloys.

     The process is dependent on use of ion exchange resins and solvent extraction reagents. These are readily available and produced for the solvent extraction industry by leading specialist chemical companies such as Dow Chemical, Henkel, Allied Colloids and Zeneca. The electrowinning and alloying and casting stages will use standard metallurgical practice and equipment.

              COMPARISON WITH TRADITIONAL ZINC PRODUCTION METHODS

     Zinc is typically obtained by the mining, smelting, and refining of zinc containing ores. Frequently, zinc minerals are associated with copper, lead, tin and cadmium containing minerals which have to be separated before zinc can be smelted and refined.

     The traditional refined zinc operation involves the discovery and development of mineral reserves, the mining of zinc ore, crushing and grinding that ore in a concentrator and producing a zinc concentrate for smelting. Smelting and refining can be carried out at or near the mine site but a significant amount of zinc concentrates are shipped for refining at third party smelters.

     Traditional mining and smelting complexes are large in terms of surface area; they involve the operation of large pieces of mechanical equipment for mining, transportation, crushing and grinding together with the installation of large smelters and refineries. Hence they involve significant capital expenditure and require operation at high throughputs in order to achieve economies of scale and to generate high enough returns for the initial investment. Today, Resource Strategies believes that a new zinc mining and refining complex will have to operate at a level of around 200,000 tonnes of refined zinc per year in order to generate sufficient returns on capital costs ranging between $600 to $730 million over a 20 year life. This means that new installations will have to be located within easy access of relatively large and high grade zinc deposits for them to be viable and today, these deposits are often located in regions distant from their markets. These characteristics, in addition to environmental concerns, are an effective barrier to entry for new smelting complexes in the USA.

     In terms of capital cost, the amount required to complete the zinc plant will be around $150 million, much less than a traditional zinc project. The project is more capital intensive on a per tonne basis than a traditional mining and smelting project but this will be offset by lower operating costs.

     The Salton Sea project therefore has the advantage of being able to produce relatively small amounts of high grade zinc that can serve a local market. The installation is, by comparison, much more compact and far less environmentally intrusive than a traditional mining and smelting venture. For example, the ion exchange columns will be located at the existing power station sites, the pipelines will follow existing pipeline corridors and the central production plant will be another building on an existing power station site. A traditional mining and smelting operation causes significant disruption to the landscape, it can alter watercourses and requires extensive monitoring of emissions, so by comparison, the Salton Sea project is more an industrial process than an extraction facility. Furthermore, by-products generated by the process are used in the generation of geothermal power, thereby increasing the efficiency of the current generating system.

                         THE WORLD REFINED ZINC MARKET

                         THE WORLD REFINED ZINC MARKET
                                             1997-2018

           1997                    2007                   2018

     E. Bloc     18.6%     E. Bloc      28.8%     E. Bloc       28.9%
     Other       28.2%     Other        25.0%     Other         27.5%
     Japan        9.7%     Japan         7.0%     Japan          5.3%
     US          16.2%     US           14.7%     US            13.1%
     W. Europe   27.3%     W. Europe    24.6%     W. Europe     25.2%
     7.80 Million Tonnes   10.02 Million Tonnes   13.24 Million Tonnes

     Source: CRU International, Resource Strategies

     As shown in the chart above, the world zinc market was 7.8 million tonnes in 1997 and is forecast to grow to just over 10 million tonnes in 2007. By 2018, Resource Strategies expects the world market for refined zinc to be in the order of 13.24 million tonnes which represents an average growth over the next 20 years of 2.5% per annum.

     The main end-uses for zinc are in galvanizing, diecast alloys and the production of brasses and bronzes. Recent trends have shown a strong reduction in the use of zinc diecast alloys in the automobile industry but a more than compensating growth in galvanizing. Continuous galvanizing for the automotive and appliance markets has shown strong growth over the past fifteen years and is forecast to be the strongest growing sector over the next 20 years as shown in the graph below.

                   WESTERN WORLD ZINC CONSUMPTION BY END USE
                                                   1997-2018



           1997                    2007                   2018

     Other       16.8%     Other        16.2%     Other         15.5%
     Brasses     13.0%     Brasses      11.3%     Brasses       10.0%
     Die Casting 16.0%     Die Casting  15.6%     Die Casting   15.3%
     Other Galv  20.7%     Other Galv   19.9%     Other Galv    18.8%
     Galv Sheet  33.5%     Galv Sheet   36.9%     Galv Sheet    40.5%
     6.36 Million Tonnes   7.65 Million Tonnes    13.24 Million Tonnes


     Source: CRU International, Resource Strategies

     The graph on page six shows the history of the zinc price since 1970 and illustrates the typically cyclical nature of price movements of commodity markets. The graph shows that zinc prices in real terms peaked in 1973, 1988-9 and to a lesser extent, in 1997. In 1988-9 as well as in early 1997, the price rises were caused by relatively short term periods of tightness in supply. In 1988, demand in North America and Western Europe was strong and the former Soviet Union and China were important buyers of Western zinc. Prices rose in spite of the fact that the market fundamentals were indicating a potential oversupply; several traders had to cover short term positions and at the time, both the Russians and Chinese were willing to pay high prices as well as high premia. However, by the end of 1989, oversupply of metal in Europe combined with technical and speculative influences caused a rapid price fall. Since 1990, prices fell steadily until the end of 1996, falling to below $1000 per tonne in 1993 and 1994.

     With respect to more recent price movements, 1997 was a year of sharp price fluctuation. During the first half of the year, consumption was strong, LME stocks dropped by 100,000 tonnes and prices rose to $1,700 per tonne. However during the second half of the year, massive exports from China, a collapse in Asian demand and an increase in the supply of refined zinc lead to prices falling to $1,100 per tonne. In 1998, alongside further weakness in demand, refined supply has also fallen; LME stocks have decreased by 110,000 tonnes but in the expectation that supply will move above demand, prices have languished around $1,056 per tonne.

                  [GRAPHIC OF HISTORY OF ZINC PRICES OMITTED]

     It is also interesting to note that a clearly defined floor of around $1,050 per tonne (approximately 48 cents /lb.) in real terms has been established over the past 28 years which reflects the long-run marginal cost of production. In 1971, real annual average prices fell to $1,138 per tonne; in 1986 prices fell to $1,062 per tonne; in 1993 they were $1,052 per tonne and $1,045 in 1996.

     ZINC CONSUMPTION IN THE UNITED STATES, CALIFORNIA AND THE WEST COAST


UNITED STATES

     Zinc consumption in the USA was 1.265 million tonnes in 1997; current forecasts indicate that zinc consumption could rise as high as 1.54 million tonnes per annum by 2018, an increase of 270,000 tonnes per annum. The United States market, into which the Salton Sea product will be sold, imports 70% of its needs and is expected to remain at this level over the forecast period.

     Total USA consumption in 1997 was 1,265,000 tonnes, broken down as follows:



  Galvanizing       695,000 tonnes         55%
  Diecasting        224,000 tonnes         18%
  Brass             170,000 tonnes         13%
  Rolled Zinc        70,000 tonnes          6%
  Zinc Oxide         80,000 tonnes          6%
  Misc.              26,000 tonnes          2%
                  ------------------       --
  TOTAL           1,265,000 TONNES        100%

CALIFORNIA

     As a result of a recent market survey carried out by Resource Strategies, we estimate the zinc market in California is about 94,000 tonnes accounting for about 7.4% of total USA consumption. Three grades of zinc are available: High Grade (HG) zinc produced to ASTM standards, having a purity of 99.95% zinc; Special High Grade (SHG) zinc which conforms to LME specifications with a purity of 99.995% zinc and Continuous Galvanizing Grade (CGG) which is an alloy of zinc containing aluminium and cadmium produced to specific customer requirements. USA consumers tend to use HG zinc when this is available.

     There are no brass mills, zinc rolling mills or zinc oxide plants in California, so the consumption in the state is quite different from the current USA pattern. In the state of California, we estimate that galvanizing accounts for 51,000 tonnes (55%) of the total and zinc alloys 41,000 tonnes (45%). We have also developed a more detailed breakdown of these categories. We estimate that the total galvanized consumption of 51,000 tonnes includes 43,500 tonnes of sheet and strip galvanizing, 5,000 tonnes of continuous galvanizing of extruded tube and 2,500 tonnes of after-fabrication hot dip galvanizing. Of the alloy total of 41,000 tonnes, 40,000 tonnes would be used in zinc diecasting alloys and 1,000 tonnes in aluminum-based alloys.

     The most complex market sector is sheet galvanizing; there are four steel mills in California producing coated steel; three are conventional galvanizing lines, while the fourth coats its steel with a zinc-aluminum alloy to produce a product called Zincalume.

     The four California steel mills that have continuous galvanizing lines are:

     o PINOLE POINT STEEL, RICHMOND: The company consumes 12,700 tonnes annually of zinc and most of it is contained in alloy supplied directly from its zinc suppliers. It buys about 1,500 tonnes as high grade zinc.

     o CALIFORNIA STEEL, FONTANA: The company uses 11,000 tpy of zinc. It buys master alloy and special high-grade (SHG) zinc and produces its own specification alloy.

     o USS-POSCO, PITTSBURGH: This is the biggest galvanized producer in California consuming about 16,800 tpy of zinc. It buys around 14,000 tonnes of CGG and the rest as SHG zinc and master alloy and then blends to specification.

     o BHP STEEL USA, RANCHO CUCAMONGA: This is the Zincalume line. The amount of zinc in the coating is less than half that of conventional galvanized steel (34.3 lb/tonne vs. 77.2 lb/tonne). Annual zinc purchases total 4,200 tonnes. The company buys SHG and primary aluminum and produces the alloy in-house.

     These steel mills have the option of purchasing from their zinc suppliers, the exact specification CGG alloy needed for a particular application or they can buy a "master" alloy containing the required ingredients of aluminium and cadmium, and SHG zinc separately, and blend them to the exact specification needed for a particular production run. The specification of the CGG alloy will vary according to the end use in which the galvanized sheet will be used, e.g. automotive, appliance or construction applications. Different mills also have their own preferences based on their equipment and operating experience. A large zinc producer may offer as many as 15 or 20 different CGG alloys.

     The after-fabrication galvanizing market in California holds a much smaller share of the total galvanizing market than is the case nationwide. While the total USA after-fabrication market is about 180,000 tonnes or 25% of the galvanizing market, in California it is only 2,500 tonnes or 5%. There are only six companies and six plants doing after-fabrication hot dip galvanizing in California. The American Galvanizers Association reports that there are two plants in the San Francisco area, two in Los Angeles and two in San Diego.

     There are a handful of steel tube makers that continuously galvanize the tube as it is extruded. We estimate they consume about 5,000 tpy.

     There are three independent zinc diecast alloyers in California. These alloy makers purchase zinc and other alloying metals from producers and then produce alloys used by diecasters. They also serve to recycle scrap generated by the diecasters.

     The three are Semco in City of Industry, Custom Alloy in Lynwood and Atlas Pacific in Paramount. We estimate they consume a combined 40,000 tpy of zinc, with Semco being the largest. In summary, therefore, the zinc consumption of California is primarily in the form of SHG zinc as shown below:




PROCESS                              SHG/HG        CGG
-------                              ------        ---
  Continuous Sheet Galvanizing     19,500 t     26,000 t
  Diecast Alloyers                 40,000 t
  Tube Makers                       5,000 t
  After-Fab Galvanizers             2,500 t
  Aluminum Alloys                   1,000 t
                                   ----------   ---------
  TOTAL                            68,000 T     26,000 T

WEST COAST

     As far as the West Coast of the USA, is concerned, Washington state and Northwest Mexico are expected to be potential markets for Salton Sea zinc. BHP also recently opened a conventional galvanizing line in Washington state that consumes about 9,000 tpy of zinc that it buys as specification grade alloy from Cominco in British Columbia. In Northwestern Mexico, around the cities of Mexicali and Tijuana, with combined population of around 3 million people, there is minor zinc consumption in after-fabrication galvanizing and brass making.

     We therefore estimate, that the total market for the three grades of zinc in the expanded West Coast region must be at least 105,000 tonnes per annum assuming that Northwest Mexico is using a conservative 2,000 tonnes per year. The breakdown in alloys is shown below:




STATE/REGION       SHG/HG        CGG
------------       ------        ---
  California     68,000 t     26,000 t
  Washington      9,000 t
  NW Mexico       2,000 t
                 ----------   ---------
  TOTAL          70,000 T     35,000 T

     From world and regional consumption patterns, CRU International and Resource Strategies project that Western World zinc demand will grow at an annual growth rate of around 2.5% from 1997 to 2018. In a longer term survey carried out by Resource Strategies, we expect the consumption of zinc in the United States to increase from 1.265 million tonnes in 1997 to 1.45 million tonnes in 2007 and 1.67 million tonnes in 2018. If California's share of the national total remains constant, which is a reasonable assumption, consumption in the state by 2007 would be about 108,000 tonnes per year rising to around 124,000 tonnes by 2018. If the West Coast market for zinc grows at the same average rate predicted for North America over the period, we expect this market to be in excess of 138,000 tonnes by 2018.

     The market for zinc in California and the West Coast is significant, and over the life of the Salton Sea project, this combined market is expected to grow by about 33,000 tonnes from 105,000 tonnes in 1997 to 138,000 tonnes in 2018 on the basis of conservative growth forecasts. Bearing in mind that there is no local production of zinc on the USA West Coast, we believe that providing production meets the normal quality requirements, the Salton Sea production can be readily absorbed in the Californian and other West Coast markets at present. Future growth prospects reinforce this view.

                ZINC SUPPLY IN THE UNITED STATES AND CALIFORNIA

UNITED STATES

     The USA is only 31% self sufficient in zinc metal production. The largest zinc mine in the country is Red Dog in Alaska, which is owned by Cominco. The concentrates are smelted at Cominco's Trail smelter in British Columbia and by other smelters around the world.

     In 1997 the USA produced 387,000 tonnes of slab zinc and imported 876,000 tonnes. The three USA smelters are all located in the eastern half of the country. They are, with their rated capacities:

  SAVAGE ZINC               Clarksville, TN     115,000 tpy
  ZINC CORP. OF AMERICA     Monaca, PA          155,000 tpy
  BIG RIVER ZINC            Sauget, IL           82,000 tpy
                                                ------------
  TOTAL                                         353,000 tpy

     Big River is now owned by Korea Zinc and Savage is an Australian company.

     Both of America's NAFTA partners are significant zinc producers. In 1997 Canada produced 700,000 tonnes and Mexico 229,000. The smelters in these countries and their rated capacities are as follows:

  CANADA:     Noranda          Vallefield, Que     250,000 tpy
              Cominco          Trail, BC           290,000 tpy
              Hudson Bay       Flin Flon, Man       95,000 tpy
              Falconbridge     Timmins, Ont        145,000 tpy
                                                   ------------
              TOTAL                                780,000 TPY

  MEXICO:     Penoles          Torreon             130,000 tpy
              IMMSA            San Luis Potosi     113,000 tpy
                                                   ------------
              TOTAL                                243,000 TPY

Source:  CRU International

     The major foreign supplier to the USA zinc market is Canada. In 1997 it supplied 473,000 tonnes or 54% of the total. The eight largest suppliers, accounting for 88% of total imports, were as follows:

  Canada       473,000 tonnes
  Spain         99,000 tonnes
  Mexico        83,000 tonnes
  Russia        34,000 tonnes
  Brazil        22,000 tonnes
  Korea         21,000 tonnes
  Peru          18,000 tonnes
  Kazakhstan    18,000 tonnes
               ---------------
  TOTAL        768,000 TONNES

     The cost of freight is the main factor that determines which part of the USA will be supplied by a particular importer. For example, European exporters will ship zinc to East Coast ports and the Great

Lakes ports via the St. Lawrence Seaway. Asian exporters will ship to West Coast ports. Exporters such as Peru have the option of shipping to the West Coast or using the Panama Canal to reach the Gulf Coast.

     In the case of Canada, the Cominco smelter is in the western part of the country, while the other three smelters are in the central and eastern parts of the country. Thus, Cominco is the only Canadian smelter to ship zinc to the West Coast of the USA.

     The two Mexican smelters are somewhat better placed to ship into the USA Gulf region, but they also rail some of their output into the USA Southwest.

     None of the USA smelters ship to the West Coast; they are better situated to serve the larger Midwest and Eastern markets.

     Since data to determine the tonnage of imports consumed in California is scarce, we have developed an estimate of the sources of supply for the California market based on interviews with consumers and merchants; this is as follows:



  Canada        49,000 tonnes
  Mexico        17,000 tonnes
  Korea         15,000 tonnes
  China          5,000 tonnes
  Peru           5,000 tonnes
  Australia      3,000 tonnes
                --------------
  TOTAL         94,000 TONNES

     Of the six significant exporters to the California zinc market, five are now facing diminished demand in their domestic markets as a result of economic uncertainty in Asia. Competition to sell more zinc in the USA has already intensified, especially on the West Coast. This intensified competition may mean that some suppliers will reduce their West Coast marketing efforts. Mexico would be the most likely candidate to try to sell more elsewhere in the USA and less in California.

     The biggest potential impact on the California supply pattern over the life of the Salton Sea project will result from new capacity overseas whose production may be competitive when delivered into the California market. However, when recovery of the Asian economies gets underway, we expect these same countries to be the fastest growing markets for zinc, so the pressure to export to the West Coast of the USA will be significantly reduced.

     Korea Zinc has recently completed an 85,000 tpy expansion at Onsan and is now constructing a new 170,000 tpy smelter at Townsville, Australia, which is due on stream in 2000. It plans to market the Townsville production in Southeast Asia. We therefore expect Korea Zinc to continue selling into the USA West Coast by using production from Onsan. Thus, assuming a recovery in Asian zinc demand shortly after 2000, this new Australian capacity should not affect exports to California.

     Cominco is considering an expansion from 120,000 tpy to 240,000 tpy at its Cajamarquilla smelter in Peru. This project could be postponed since much of the increased production is targeted for Asia. We do not expect the company to switch supply destinations as Cominco can more economically supply its California customers from its British Columbia smelter.

     Penoles is expanding its Torreon, Mexico, smelter from 135,000 tpy to 220,000 tpy in 1999. It is possible that Penoles could try to sell some of this increased output in California.

     All matters considered, we expect no major shifts in the California supply pattern once economic recovery commences in Asia. We expect Cominco to remain the dominant supplier, followed by Penoles, Korea Zinc and IMMSA.

                          SUPPLY AND DEMAND BALANCES

     Over the life of the Salton Sea project, we expect all of the metal consumed in California to be supplied by imports from Canada, Mexico and Korea, and from Salton Sea production. As we will discuss in a later section, the Salton Sea project will have important transportation advantages over the other suppliers. Secondly, as far as the wider United States market is concerned, we expect the country to remain a large importer of zinc; by 2018 we expect consumption to be 1.54 million tonnes of zinc per year. The only expansion on the horizon is the Savage Resources smelter at Clarkesville which will increase production by around 200,000 tonnes of zinc. This metal is unlikely to be competitive when delivered to the West Coast.

                   THE PRICING STRUCTURE OF THE ZINC MARKET

     The zinc prices paid by industrial consumers have two components, the BASIC ZINC PRICE and a PREMIUM that generally reflects both the cost of delivery into a particular region and the grade of zinc sold. Zinc prices in the Western World are determined by the London Metal Exchange (LME). Through daily trading, prices are established for metal to be delivered in the current month, three months forward and for selected months extending out for 27 months. These prices reflect the current worldwide supply/ demand balance, the level of stocks, and the perception of changes likely over the next year or two. As far as the Salton Sea project is concerned, there are two premiums, one for the standard metal (SHG) that reflects the cost of delivery and a galvanizing grade premium (CGG) which includes the cost of alloying as well as delivery.

     The purity standard of traded zinc has been the cause of intermittent discussion within the LME over the past 25 years. The LME used to trade Good Ordinary Brand zinc and High Grade zinc but these contracts were gradually upgraded to the current Special High Grade contract.

     The advantage that the LME brings to both producers and consumers is that not only does it provide a mechanism for pricing the six major primary metals, but it is also the buyer and seller of last resort. A producer can always sell zinc into the LME at market prices and deliver the metal to an LME warehouse. Similarly, a consumer can always buy zinc and take delivery from an LME warehouse.

     Although the LME sets the metal price, very little of the trading involves the exchange of physical metal. In 1997, the LME traded 7.675 million lots of SHG zinc equivalent to 191.9 million tonnes of material, nearly 25 times the global consumption of the metal.

     Most of the trading on the LME involves price hedging where a producer can set a price for future delivery or a consumer can fix a price for a future purchase, irrespective of what the LME price will be on the day of delivery or purchase. In most cases, these are paper transactions and do not entail exchange of physical metal.

     One other important point to note about the zinc market is that as the LME is a buyer and seller of last resort, when supply exceeds demand, producers can and do deliver metal into an exchange warehouse. There is the cost of physically delivering the metal to the warehouse and sacrificing the premium, but producers never face the prospect of not being able to sell their metal once it has met LME specifications and becomes registered as a deliverable brand. As far as the Salton Sea project is concerned, there are two LME warehouses in California; so when the project metal is registered, it can be delivered to one of these warehouses if it cannot find a suitable trade customer. Typically for new zinc smelters, the LME brand registration procedure, including sampling and testing, which often takes six to eighteen months to obtain, is not a crucial factor in successfully marketing metal during the initial months of operation. Many consumers require metal specifications which are frequently more stringent than the LME's, so the establishment of consistent product quality for both SHG and CGG zinc is more important than pure pricing considerations.

     CE Minerals' marketing strategy for the period prior to obtaining the LME standard is to target the CGG market in California; there is no LME requirement for CGG. CE Minerals intends to work closely with the four West Coast sheet galvanizers to ensure customer specifications are met. This is described more fully in the marketing section.

     The amount of the PREMIUM over the LME price reflects both what it would cost a consumer to buy metal from an LME warehouse and ship it to his plant. The shippable cost would be the fee paid to the warehouse to withdraw the metal, the fee paid to the LME broker to buy the metal, the freight cost from warehouse to plant, and import tariffs, if any.

     Premiums in general will vary regionally based on market conditions of supply and demand. Europe, for example, is a net exporter of zinc and hence has low premiums. The USA is a net importer and thus has higher premiums. Producers must bear the freight cost to ship to a more distant market and, consequently, will be willing to accept a lower premium on sales made in their home markets where delivery costs are lower. According to Metals Week, a McGraw Hill publication which conducts regular market surveys, North American SHG and galvanizer grade prices are presently 5.25 cents/lb and 11.25 cents/lb respectively over the SHG LME zinc price.

     Normally USA premiums are lowest on the East and Gulf Coasts since most offshore suppliers (excluding Canada and Mexico) ship across the Atlantic. Midwest premiums are higher reflecting the cost of shipping product through the St. Lawrence Seaway to ports on the Great Lakes. West Coast premiums are about 1 cent/lb higher than East and Gulf Coast premia because competition from imports is normally less severe. With zinc demand from East Asia slackening, the competition to sell more zinc on the West Coast has intensified and premiums are now about 1 cent/lb below the rest of the country. Over time, we expect West Coast premiums to range from 4 cents/lb to 6 cents/lb for SHG zinc and 10 cents/lb to 12 cents/lb for CGG zinc in nominal terms. In times of high prices, the premia in the East and Gulf Coasts have risen to 10 cents/lb and fallen to 1 cent/lb in times of very low prices.

              THE COMPETITIVE POSITION OF THE SALTON SEA PROJECT


     The competitive position of the Salton Sea project will be defined by the cost that the project incurs in producing refined zinc and the costs of delivering its metal to its consumers.


COSTS OF PRODUCTION


     According to operating cost figures recommended by SSFC and found to be reasonable by Fluor Daniel as independent engineer, we estimate using RSI methodology the Salton Sea project is well within the bottom quartile of the Western World mine cash operating cost curve after by-product credits, as shown in the chart below. Essentially, this means that the project will be amongst the lowest cost producers of zinc. The graph shows the costs of production of all the Western World zinc producers on an accumulated tonnage basis.


     CRU International is forecasting that of the 5.3 million tonnes of capacity surveyed, the cost of production of zinc will range from below zero to around $1,300 per tonne in 2007 after the inclusion of by-product credits. Some mines have a cost less than zero by this calculation because they have high quantities of lead and silver, which, in effect, are valued higher than their production costs. Using this data, Resource Strategies estimates that by 2007, around 700,000 tonnes of world capacity will have lower costs than the Salton Sea project but around 5.6 million tonnes of capacity will have higher production costs.





            [GRAPHIC OF WESTERN WORLD ZINC CASH COST CURVES OMITTED]



     SSFC has recommended zinc production costs of 22.9 cents/lb ($505 per tonne) for 2007 before by-product credits and, 18.4 cents/lb ($405 per tonne) after by-product credits at 1997 prices. The Independent Engineer has found these costs to be reasonable.


     We have outlined the physical differences between the Salton Sea project and traditional methods of production, but in terms of the production of refined zinc, the above production figures are directly comparable and indicate that the project is very competitive.

                COMPETITIVE POSITION IN THE CALIFORNIAN MARKET


     More specifically, the Salton Sea project is also seen to be competitive in terms of the companies currently supplying the Californian market. As the chart below illustrates, the project has lower production costs than Cominco, the largest supplier at present, as well as the two Mexican companies, Penoles and IMMSA.


                                      ESTIMATED PRODUCTION COSTS OF LEADING
                                       ZINC SUPPLIERS IN CALIFORNIAN MARKET


             Salton Sea         Penoles          IMMSA         Cominco


Cost (cents)      18.4            18.5           20.6            40.0


     When the cost of delivering metal into the Californian market is considered in addition to production costs, the Salton Sea project will have a further advantage. SSFC has indicated that its average delivery costs will be in the order of 1.7 cents/lb. Current West Coast zinc premia, which essentially reflect the cost of delivery, are around 4 to 6 cents/lb, so this advantage could be as much as a further 2 to 4 cents/lb.


                          PROJECTING FUTURE REVENUES


     The future revenues of the Salton Sea zinc extraction project will be linked to the prevailing market price of zinc. As outlined in an earlier section of this report, zinc is traded on the London Metal Exchange, so the price is set daily and, as a last resort, metal can be delivered to an approved LME warehouse and sold. This, however, is an inefficient way of selling this material as normally, a price premium over and above that quoted on the LME, is charged by metal producers. Furthermore, around half of the production may be sold as continuous galvanizing grade which itself cannot be delivered to an LME warehouse but also commands an important premium.


     For the Salton Sea project, future revenues will therefore be a function of the future zinc price and the specific premia connected with LME quality zinc and approved galvanizing grade alloys. However, Resource Strategies believes that future zinc prices used in the evaluation of debt and equity investment must be related to the level of risk to the extent that our forecasts could be inaccurate.

LONG-TERM ZINC PRICE FORECAST

     Resource Strategies has produced a long-term zinc price forecast to 2018. This forecast is summarized in the chart below.



        [GRAPHIC OF LONG-TERM ZINC PRICE FORECAST 2000 TO 2018 OMITTED]




     This forecast has been prepared from an analysis of current and future patterns of production and consumption and the relative changes in LME stocks, which currently stand at around 375,000 tonnes. Over the next 20 years, Resource Strategies is expecting a double peak in zinc prices. In our base case, the current low prices are expected to continue to well beyond 2000, but shortly after 2004 when the renewed levels of Asian demand feed through to depressed stock levels, prices are expected to rise strongly to around 66 cents/lb in 2006 which will encourage investment in new production. As a result of this new investment, we then expect another cycle of lower prices followed by reduction in stocks and another price increase. Our downside case assumes that the recession in Asia will be deeper and longer, and the decrease in stocks, necessary before there can be any increases in price, will be more gradual.

     The tables below show the results of probabilistic simulation analysis, which assigns confidence levels to zinc price variations. The methodology associated with this analysis is detailed in the appendix.


            RECOMMENDED FUTURE ZINC PRICES TO BE USED IN FINANCING
                          THE SALTON SEA ZINC PROJECT
                           (US C/LB -- 1997 PRICES)


CONFIDENCE LEVEL          2000-2004     2005 - 2015     2000 - 2018
----------------------   -----------   -------------   ------------
Base Case                    49.08          57.92           54.61
Downside Case                46.49          52.81           50.26
98% Confidence Level         43.91          49.76           49.26

----------
Source: Resource Strategies

     To summarize, the table on the following page details our price forecasts on an annual basis for our base case and downside scenarios as well as the premia for SHG and CGG grades.

                   LONG-TERM PRICE FORECAST (1997 CENTS/LB)
                                 2000 -- 2018




                            2000      2001      2002      2003      2004      2005      2006      2007      2008      2009
                         --------- --------- --------- --------- --------- --------- --------- --------- --------- ---------
Base Case                    48.5      47.2      48.1      49.9      51.7      56.7      66.2      56.9      55.7      53.1
Downside                     45.6      44.0      46.4      47.7      48.7      50.8      55.3      54.4      53.5      49.9
SHG Premium                   3.7       4.5       4.4       4.3       5.0       4.9       4.8       4.7       4.6       4.5
CGG Premium
 a. alloy element             5.0       5.0       5.0       5.0       5.0       5.0       5.0       5.0       5.0       5.0
 b. market                    4.6       5.4       5.3       5.2       5.9       5.7       5.6       5.5       5.3       5.2
 Market entry discount      (0.9)     (0.5)       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
 Total CGG Premiuim           8.7      10.0      10.3      10.2      10.9      10.7      10.6      10.5      10.3      10.2

                            2010      2011      2012      2013      2014      2015      2016      2017      2018
                            -----     -----     -----     -----     -----     -----     -----     -----     -----
Base Case                    56.0      58.2      60.6      59.0      57.9      56.9      55.5      50.8      48.8
Downside                     52.6      53.3      54.0      54.4      52.2      50.4      48.4      47.0      46.1
SHG Premium                   4.4       4.2       4.1       4.0       3.9       3.8       3.8       3.7       3.0
CGG Premium
 a. alloy element             5.0       5.0       5.0       5.0       5.0       5.0       5.0       5.0       5.0
 b. market                    5.1       5.0       4.8       4.7       4.6       4.5       4.4       4.3       3.6
 Market entry discount        0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0       0.0
 Total CGG Premium           10.1      10.0       9.8       9.7       9.6       9.5       9.4       9.3       8.6

----------
SOURCE: Resource Strategies

                              ZINC MARKETING PLAN

     We have reviewed an outline marketing plan for the Salton Sea production which is detailed below. The marketing plan contains the following primary elements:

   1.) Goal -- become a major supplier to the West Coast market focusing on steel companies and alloyers. Become the supplier of choice to alloyers and the number two supplier to steel companies.

   2.) Products -- ASTM SHG purity of 99.99%; production split of 70% SHG
       (special high grade) zinc for steel companies, alloyers and other galvanizers; 30% CGG (continuous galvanizing grade) zinc for steel companies.

   3.) Produce product in one ton jumbo ingots.

   4.) Pricing based on market standard terms of LME plus premium, fob customer.

   5.) Make direct sales using a dedicated sales team consisting of: salesman, logistics manager, administrative assistant, and technical support from a metallurgist and engineers. Hire the marketing staff in advance of start-up.

   6.) Use trucks as the primary mode of delivery with rail deliveries as appropriate to distant customers.

   7.) Accomplish market entry by producing on-specification products and using discounts of 1 cent/lb of zinc in 2000 and 1/2 cent/lb in 2001.

   8.) Obtain LME registration as soon as possible.


CONCLUSION:

     In our review and discussion we focused on the following key points:

   1.) the local market for zinc and continuous galvanizing grade material

   2.) the form of the material required by the market

   3.) levels of impurities in the end product

   4.) sales strategy

     We have been satisfied that management is aware of the major issues and is formatting plans with these points in mind.

   We believe this marketing plan is reasonable and can be accomplished.

                                   APPENDIX
             RESOURCE STRATEGIES APPROACH TO METAL PRICE VARIATIONS

     Resource Strategies' approach to examining potential metal price variability is to use a probability simulation technique in order to assign levels of confidence with a range of future metal prices.

     The methodology used by Resource Strategies to quantify this risk is based on Monte Carlo risk analysis. This is a well known statistical technique utilizing a model, which, in the case of the Salton Sea project, identifies the key drivers of uncertainty surrounding the zinc price and quantifies their potential effect on the future zinc price over the forecast period.

     The key variables or uncertainties that drive the metal price such as macroeconomic trends, timing of the next point of change in the supply/demand balance, the rate at which changes may occur, the price elasticity effect on the use of the metal, and changes in short and long run marginal costs of production, are quantified so that the potential affect of each driver can be assessed. This is usually done by specifying a frequency distribution; a normal distribution is most commonly used to describe many natural, economic and business risks, which can easily be quantified in terms of a median value and a standard deviation. Some of the risks associated with the above parameters may require different risk distributions in order to describe how the parameter may change over time.

     The Monte Carlo simulation process uses random number generation to select values from every distribution pattern associated with each variable or uncertainty in order to calculate the potential effect on the metal price. By repeating the simulation a large number of times, this procedure yields a frequency distribution for a range of metal prices. Essentially, the model is simulating every possible permutation and combination of assumptions in accordance with the probabilities specified.

     In the case of the CRU International forecast of the zinc price, our Monte Carlo simulation has indicated that as a result of the possible changes in the timing of many new projects worldwide during the period 2000 to 2005, there is an important downside risk that metal prices will be lower than indicated.

The chart below shows the skewed distribution of the level of risk associated with the metal price over this period, indicating that prices are likely to be lower rather than higher than the base case forecast.


                      [GRAPHIC OF FREQUENCY CHART OMITTED]




     In the chart below, the distribution of this risk is seen to adopt a far more normal pattern for the period 2005 to 2015, indicating that prices for this period in the life of the project are likely to be higher on average.


                      [GRAPHIC OF FREQUENCY CHART OMITTED]

     For the first 15 years of the project, that is assessing the risk of variation of the zinc price during the period overall, our model has also indicated a more normal distribution. This indicates that over the life of the project average prices will be higher than those achieved in the first five years.


     We recommend that in order to assess the price beneath which future zinc prices will not fall, a probability level of 2% indicated by the risk analysis is used. This corresponds with a 98% confidence level.

                                                                     APPENDIX F

            FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

Salton Sea Funding Corporation
302 South 36th Street, Suite 400-A
Omaha, Nebraska 68131

Credit Suisse First Boston Corporation
Goldman, Sachs & Co.
c/o Credit Suisse First Boston Corporation
Eleven Madison Avenue
New York, NY 10010-3629
Attention: Transactions Advisory Group


Dear Sirs:

     We are delivering this letter in connection with an offering of $285,000,000 7.475% Senior Secured Series F Bonds Due November 30, 2018 (the "Securities") of Salton Sea Funding Corporation, a Delaware corporation (the "Company"), all as described in the Confidential Offering Circular (the "Offering Circular") relating to the offering.

     We hereby confirm that:

     (i) we are an "accredited investor" within the meaning of Rule 501(a)(1),
(2) or (3) under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2) or (3) under the Securities Act (an "Institutional Accredited Investor");

     (ii) (A) any purchase of the Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring the Securities as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

     (iii) in the event that we purchase any of the Securities, we will acquire Securities having a minimum purchase price of not less than $100,000 for our own account or for any separate account for which we are acting;

     (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the Securities;

     (v) we are not acquiring the Securities with a view to distribution thereof or with any present intention of offering or selling any of the Securities, except inside the United States in accordance with Rule 144A under the Securities Act or outside the United States in accordance with Regulation S under the Securities Act, as provided below; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our control; and

     (vi) we have received a copy of the Offering Circular relating to the offering of the Securities and acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the Securities.

     We understand that the Securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Securities have not been and will not be registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Securities, that if in the future we decide to resell, pledge or otherwise transfer such Securities, such Securities may be offered, resold, pledged or otherwise transferred only (i) inside the United States to a person who we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) in a transaction with meeting the requirements of Rule 144A, or (ii) outside the United States in a transaction in accordance Rule 904 under the Securities Act, (iii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iv) pursuant to an effective registration statement under the Securities Act, in each of these cases (i) through (iv), in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction. We understand that the registrar and transfer agent for the Securities will not be required to accept for registration or transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the transfer agent that the foregoing restrictions on transfer have been complied with. We further understand that any Securities acquired by us, will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph.


     We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.


     THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

Date: _________________________________   _____________________________________
                                          (Name of Purchaser)

                                        By: __________________________________
                                            Name:
                                            Title:

                                        Address:

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Each of the Funding Corporation (a Delaware corporation), CEOC (a Delaware corporation), CESS (a Delaware corporation) and SSMC (a Delaware corporation) is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, VPC (a Nevada corporation) is empowered by Section 78.751 of the Nevada General Corporation Law, subject to the procedures and limitations stated therein, each of San Felipe (a California corporation), Conejo (a California corporation) and Niguel (a California corporation) is empowered by Section 317 of California General Corporation Law, subject to the procedures and limitations stated therein, and each of Fish Lake (a Delaware limited liability company), Power LLC (a Delaware limited liability company), VPC Geothermal (a Delaware limited liability company), Minerals LLC (a Delaware limited liability company), Turbo LLC (a Delaware limited liability company) and the Royalty Guarantor (a Delaware limited liability company) is empowered by Section 18-108 of the Delaware Limited Liability Company Act, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the Funding Corporation, CEOC, CESS, SSMC, VPC, San Felipe, Conejo, Niguel, Fish Lake, Power LLC, VPC Geothermal, Minerals LLC, Turbo LLC and the Royalty Guarantor, respectively. The statutes provide that indemnification pursuant to their provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificates of Incorporation and/or by-laws of the Funding Corporation, CEOC, CESS and SSMC provide for indemnification of the directors and officers of such entities to the full extent permitted by the Delaware General Corporation Law. The by-laws of VPC provide for indemnification of the directors and officers of such entities to the full extent permitted by the Nevada General Corporation Law. The Certificates of Incorporation and/or by-laws of San Felipe, Conejo and Niguel provide for indemnification of the directors and officers of such entities to the full extent permitted by the California General Corporation Law. The limited liability company operating agreements of Fish Lake, Power LLC, VPC Geothermal, Minerals LLC, Turbo LLC and the Royalty Guarantor provide for indemnification of the managers, officers and directors of such entities to the full extent permitted by the Delaware Limited Liability Company Act.

     Section 15643 of the California Revised Limited Partnership Act empowers SSBP (a California limited partnership), SSPG (a California limited partnership) Leathers (a California limited partnership), Del Ranch (a California limited partnership), and Elmore (a California limited partnership), to indemnify a general partner who has paid more than his share of partnership obligations. Section 87.180 of the Uniform Partnership Act of Nevada, absent all agreement to the contrary, empowers Vulcan (a Nevada general partnership) to indemnify its partners for acts or omissions taken in good faith. The general partnership agreement of Vulcan does not contain provisions to the contrary.

     Section 102(b)(7) of the Delaware General Corporation Law permits a provision in the certificate of incorporation of each corporation incorporated thereunder, such as the Funding Corporation, CEOC, CESS and SSMC, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificates of Incorporation of the Funding Corporation, CEOC, CESS and SSMC provide for eliminating the personal liability of directors to the full extent permitted by the Delaware General Corporation Law.

     MidAmerican maintains an insurance policy providing for indemnification of the officers and directors of its subsidiaries and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


     (a) Exhibits




EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  3.1         Articles of Incorporation of the Funding Corporation (incorporated by reference to Exhibit
              3.1 to the Funding Corporation Registration Statement on Form S-4 dated August 9, 1995,
              Reg. No. 33-95538 ("Funding Corporation Form S-4")).
3.2           By-laws of the Funding Corporation (incorporated by reference to Exhibit 3.2 to the
              Funding Corporation Form S-4).
3.3           Limited Partnership Agreement of SSBP (incorporated by reference to Exhibit 3.3 to the
              Funding Corporation Form S-4).
3.4           Limited Partnership Agreement of SSPG (incorporated by reference to Exhibit 3.4 to the
              Funding Corporation Form S-4).
3.5*          Certificate of Formation of Fish Lake.
 3.6*         Limited Liability Company Agreement of Fish Lake.
 3.7          Articles of Incorporation of VPC (incorporated by reference to Exhibit 3.7 to the Funding
              Corporation Form S-4).
 3.8          By-laws of VPC (incorporated by reference to Exhibit 3.8 to the Funding Corporation
              Form S-4).
 3.9          Articles of Incorporation of CEOC (incorporated by reference to Exhibit 3.9 to the
              Funding Corporation Form S-4).
 3.10         By-laws of CEOC (incorporated by reference to Exhibit 3.10 to the Funding Corporation
              Form S-4).
 3.11*        Certificate of Formation of the Royalty Guarantor.
 3.12*        Limited Liability Company Agreement of the Royalty Guarantor.
 3.13*        Certificate of Formation of VPC Geothermal.
 3.14*        Limited Liability Company Agreement of VPC Geothermal.
 3.15         Articles of Incorporation of San Felipe (incorporated by reference to Exhibit 3.15 to the
              Funding Corporation Registration Statement on Form S-4 dated July 2, 1996, Reg. No.
              333-07527 ("Funding Corporation II Form S-4")).
 3.16         By-laws of San Felipe (incorporated by reference to Exhibit 3.16 to the Funding
              Corporation II Form S-4).
 3.17         Articles of Incorporation of Conejo (incorporated by reference to Exhibit 3.17 to the
              Funding Corporation II Form S-4).
 3.18         By-laws of Conejo (incorporated by reference to Exhibit 3.18 to the Funding Corporation
              II Form S-4).
 3.19         Articles of Incorporation of Niguel (incorporated by reference to Exhibit 3.19 to the
              Funding Corporation II Form S-4).
 3.20         By-laws of Niguel (incorporated by reference to Exhibit 3.20 to the Funding Corporation II
              Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
   3.21             General Partnership Agreement of Vulcan (incorporated by reference to Exhibit 3.21 to the Funding Corporation II Form S-4).
   3.22             Limited Partnership Agreement of Leathers (incorporated by reference to Exhibit 3.22 to the Funding Corporation II Form S-4).
   3.23             Amended and Restated Limited Partnership Agreement of Del Ranch (incorporated by reference to Exhibit 3.23 to the Funding Corporation II Form S-4).
   3.24             Amended and Restated Limited Partnership Agreement of Elmore (incorporated by reference to Exhibit 3.24 to the Funding Corporation II Form S-4).
   3.25*            Certificate of Formation of Minerals LLC.
   3.26*            Limited Liability Company Agreement of Minerals LLC.
   3.27*            Certificate of Formation of Turbo LLC.
   3.28*            Limited Liability Company Agreement of Turbo LLC.
   3.29*            Articles of Incorporation of CESS.
   3.30*            By-laws of CESS.
   3.31*            Articles of Incorporation of SSMC.
   3.32*            By-laws of SSMC.
   3.33*            Certificate of Formation of Power LLC
   3.34*            Limited Liability Company Agreement of Power LLC
   4.1  (a)         Indenture, dated as of July 21, 1995, between Chemical Trust Company of California and the Funding Corporation (incorporated by reference to Exhibit 4.1(a) to the Funding
                    Corporation Form S-4).
   4.1  (b)         First Supplemental Indenture, dated as of October 18, 1995, between Chemical Trust
                    Company of California and the Funding Corporation (incorporated by reference to Exhibit
                    4.1(b) to the Funding Corporation Form S-4).
   4.1  (c)         Second Supplemental Indenture, dated as of June 20, 1996, between Chemical Trust
                    Company of California and the Funding Corporation (incorporated by reference to Exhibit
                    4.1(c) to the Funding Corporation II Form S-4).
   4.1  (d)         Third Supplemental Indenture, dated as of July 29, 1996 between Chemical Trust Company of California and the Funding Corporation (incorporated by reference to Exhibit 4.1(d) to the Funding Corporation II Form S-4).
   4.1  (e)         Fourth Supplemental Indenture, dated as of October 13, 1998, between Chase Manhattan
                    Bank and Trust Company, National Association and the Funding Corporation
                    (incorporated by reference to Exhibit 4.1(e) to the Funding Corporation's Form 10-K/A
                    dated March 27, 1999 (the "Form 10-K/A")).
   4.1  (f)**       Fifth Supplemental Indenture, dated as of February 16, 1999, between Chase Manhattan
                    Bank and Trust Company, National Association and the Funding Corporation.
   4.1  (g)*        Sixth Supplemental Indenture, dated as of June 29, 1999, between Chase Manhattan Bank and Trust Company, National Association, and the Funding Corporation.

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
   4.2           Amended and Restated Salton Sea Secured Guarantee, dated as of July 21, 1995, by SSBP,
                 SSPG and Fish Lake in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.2 to the Funding Corporation Form S-4).
   4.3           Second Amended and Restated Partnership Secured Limited Guarantee, dated as of
                 October 13, 1998 by CEOC, VPC, Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore,
                 Leathers, Vulcan, Minerals LLC and Turbo LLC in favor of Chemical Trust Company of
                 California (incorporated by reference to Exhibit 4.3(c) to the Form 10-K/A).
   4.4           Royalty Guarantor Secured Limited Guarantee, dated as of July 21, 1995, by the Royalty
                 Guarantor in favor of Chemical Trust Company of California (incorporated by reference to
                 Exhibit 4.4 to the Funding Corporation Form S-4).
  4.5(a)         Exchange and Registration Rights Agreement, dated July 21, 1995, by and among CS First
                 Boston Corporation, Lehman Brothers Inc. and the Funding Corporation (incorporated by reference to Exhibit 4.5 to the Funding Corporation Form S- 4).
  4.5(b)         Exchange and Registration Rights Agreement, dated June 20, 1996, by and between CS
                 First Boston Corporation and the Funding Corporation (incorporated by reference to
                 Exhibit 4.5 to the Funding Corporation II Form S-4).
  4.5(c)**       Exchange and Registration Rights Agreement, dated October 13, 1998, by and among CS
                 First Boston Corporation, Goldman, Sachs & Co. and the Funding Corporation.
  4.6(a)         Collateral Agency and Intercreditor Agreement, dated as of July 21, 1995, by and among
                 Credit Suisse, Chemical Trust Company of California, the Funding Corporation and the
                 Guarantors (incorporated by reference to Exhibit 4.6 to the Funding Corporation Form
                 S-4).
  4.6(b)         First Amendment to the Collateral Agency and Intercreditor Agreement, dated as of June
                 20, 1996, by and among Credit Suisse, Chemical Trust Company of California, the Funding
                 Corporation and the Guarantors (incorporated by reference to Exhibit 4.6(b) to the
                 Funding Corporation II Form S-4).
  4.6(c)         Second Amendment to the Collateral Agency and Intercreditor Agreement, dated as of
                 October 13, 1998, by and among Credit Suisse, Chemical Trust Company of California, the
                 Funding Corporation and the Guarantors (incorporated by reference to Exhibit 4.6(c) to the Form 10-K/A).
   4.7           Stock Pledge Agreement, dated as of July 21, 1995, by Magma Power Company in favor of
                 Chemical Trust Company of California (incorporated by reference to Exhibit 4.7 to the
                 Funding Corporation Form S-4).
  4.8(a)         Purchase Agreement, dated July 18, 1995, by and among CS First Boston Corporation,
                 Lehman Brothers Inc., the Guarantors and the Funding Corporation (incorporated by reference to Exhibit 4.8 to the Funding Corporation Form S-4).
  4.8(b)         Purchase Agreement, dated June 17, 1996, by and among CS First Boston Corporation, the
                 Guarantors and the Funding Corporation (incorporated by reference to Exhibit 4.8 to the
                 Funding Corporation II Form S-4).
  4.8(c)         Purchase Agreement, dated October 13, 1998 by and among CS First Boston Corporation, the Guarantors and the Funding Corporation (incorporated by reference to Exhibit 4.8(c)
                 to the Form 10-K/A).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.9         Support Letter, dated as of July 21, 1995, by and among Magma Power Company, the
              Funding Corporation and the Guarantors (incorporated by reference to Exhibit 4.9 to the
              Funding Corporation Form S-4).
  4.10        Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of July 21,
              1995, by and among the Funding Corporation, certain banks and Credit Suisse, as agent
              (incorporated by reference to Exhibit 4.10 to the Funding Corporation Form S-4).
 4.10(a)      Amendment to Notes and to Amended Debt Service Reserve Letter of Credit and
              Reimbursement Agreement, dated October 13, 1998, by and among the Funding
              Corporation, certain banks and Credit Suisse, as agent (incorporated by reference to
              Exhibit 4.10(a) to the Form 10-K/A).
  4.11        Revolving Credit Agreement, dated as of July 21, 1995, by and among Credit Suisse and the Funding Corporation (incorporated by reference to Exhibit 4.11 to the Funding
              Corporation Form S-4).
  4.12        Amended and Restated Salton Sea Credit Agreement, dated October 13, 1998, by and among SSBP, SSPG, Power LLC and Fish Lake (incorporated by reference to Exhibit 4.12 to the Funding Corporation Form S-4).
  4.13        Salton Sea Project Note (SSI), dated October 13, 1998, by SSBP, SSPG, Power LLC and
              Fish Lake in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.13(a) to the Form 10-K/A).
 4.13(a)      Salton Sea Project Note (SSIII), dated October 13, 1998, by SSBP, SSPG, Power LLC and
              Fish Lake in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.13(b) to the Form 10-K/A).
  4.14        Amended and Restated Deposit and Disbursement Agreement, dated as of October 13,
              1998, by and among the Funding Corporation, Chemical Trust Company of California and
              the Guarantors (incorporated by reference to Exhibit 4.14(c) to the Form 10-K/A).
  4.15        Partnership Interest Pledge Agreement, dated as of July 21, 1995, by Magma Power
              Company and Salton Sea Power Company in favor of Chemical Trust Company of
              California (incorporated by reference to Exhibit 4.15 to the Funding Corporation Form
              S-4).
  4.16        Partnership Interest Pledge Agreement, dated as of July 21, 1995, by SSBP and Salton Sea
              Power Company in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.16 to the Funding Corporation Form S-4).
  4.17        Stock Pledge Agreement (pledge of Stock of Fish Lake by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the
              Funding Corporation in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.17 to the Funding Corporation Form S-4).
  4.18        Intentionally Omitted.
  4.19        Second Amended and Restated Partnership Guarantors Credit Agreement, dated October
              13, 1998, by and among the Partnership Guarantors and the Funding Corporation
              (incorporated by reference to Exhibit 4.19(c) to the Form 10-K/A).
  4.20        Partnership Guarantors Security Agreement and Assignment of Rights, dated as of July 21,
              1995, by CEOC and VPC in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.20 to the Funding Corporation Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.21        Stock Pledge Agreement (pledge of Stock of CEOC by Magma Power Company and the
              Funding Corporation), dated as of July 21, 1995, by Magma Power Company and Funding
              Corporation in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.21 to the Funding Corporation Form S-4).
  4.22        Stock Pledge Agreement (pledge of Stock of VPC by Magma Power Company and the
              Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the
              Funding Corporation in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.22 to the Funding Corporation Form S-4).
  4.23        Royalty Guarantor Credit Agreement, among the Royalty Guarantor and the Funding
              Corporation, dated as of July 21, 1995 (incorporated by reference to Exhibit 4.23 to the
              Funding Corporation Form S-4).
  4.24        Royalty Project Note, dated as of July 21, 1995, by the Royalty Guarantor in favor of the
              Funding Corporation (incorporated by reference to Exhibit 4.24 to the Funding
              Corporation Form S-4).
  4.25        Royalty Security Agreement and Assignment of Revenues, dated as of July 21, 1995, by the
              Royalty Guarantor in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.25 to the Funding Corporation Form S-4).
  4.26        Royalty Deed of Trust, dated as of July 21, 1995, by the Royalty Guarantor to Chicago
              Title Company for the use and benefit of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.26 to the Funding Corporation Form S-4).
  4.27        Stock Pledge Agreement (pledge of Stock of Royalty Guarantor by Magma Power
              Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power
              Company and the Funding Corporation in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.27 to the Funding Corporation Form S-4).
  4.28        Collateral Assignment of the Imperial Irrigation District Agreements, dated as of July 21,
              1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.28 to the Funding Corporation Form S-4).
  4.29        Collateral Assignments of Certain Salton Sea Agreements, dated as of July 21, 1995, by
              SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.29 to the Funding Corporation Form S-4).
  4.30        Debt Service Reserve Letter of Credit by Credit Suisse in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 4.30 to the Funding
              Corporation Form S-4).
  4.31        Partnership Project Note (SSI), dated October 13, 1998, by VPC, CEOC, Conejo, San
              Felipe, Niguel, VPC Geothermal, Del Ranch, Elmore, Leathers, Vulcan, Turbo LLC and
              Minerals LLC in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.31(a) to the Form 10-K/A).
 4.31(a)      Partnership Project Note (SSII), dated October 13, 1998, by VPC, CEOC, Conejo, San
              Felipe, Niguel, VPC Geothermal, Del Ranch, Elmore, Leathers, Vulcan, Turbo LLC and
              Minerals LLC in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.31(b) to the Form 10-K/A).
 4.31(b)      Partnership Project Note (SSIII), dated October 13, 1998, by VPC, CEOC, Conejo, San
              Felipe, Niguel, VPC Geothermal, Del Ranch, Elmore, Leathers, Vulcan, Turbo LLC and
              Minerals LLC in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.31(c) to the Form 10-K/A).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.32        Collateral Assignment of the Imperial Irrigation District Agreements, dated as of June 20,
              1996, by Vulcan, Elmore, Leathers, VPC and Del Ranch in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 4.29 to the Funding
              Corporation II Form S-4).
  4.33        Collateral Assignments of Certain Partnership Agreements, dated as of June 20, 1996, by
              Vulcan Elmore, Leathers and Del Ranch in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.31 to the Funding Corporation II Form S-4).
  4.34        Debt Service Reserve Letter of Credit by Credit Suisse in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 4.32 to the Funding
              Corporation II Form S-4).
  4.35        Intentionally Omitted.
  4.36        Intentionally Omitted.
  4.37        Deed of Trust, dated as of June 20, 1996, by Vulcan to Chicago Title Company for the use
              and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit
              4.35 to the Funding Corporation II Form S-4).
 4.37(a)      First Amendment to Deed of Trust, dated October 13, 1998 by Vulcan to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.37(a) to the Form 10-K/A).
  4.38        Deed of Trust, dated as of June 20, 1996, by Elmore to Chicago Title Company for the use
              and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit
              4.36 to the Funding Corporation II Form S-4).
 4.38(a)      First Amendment to Deed of Trust, dated October 13, 1998, by Elmore to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.38(a) to the Form 10-K/A).
  4.39        Deed of Trust, dated as of June 20, 1996, by Leathers to Chicago Title Company for the
              use and benefit of Chemical Trust Company of California (incorporated by reference to
              Exhibit 4.37 to the Funding Corporation II Form S-4).
 4.39(a)      First Amendment to Deed of Trust, dated October 13, 1998, by Leathers to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.39(a) to the Form 10-K/A).
  4.40        Deed of Trust, dated as of June 20, 1996, by Del Ranch to Chicago Title Company for the
              use and benefit of Chemical Trust Company of California (incorporated by reference to
              Exhibit 4.38 to the Funding Corporation II Form S-4).
 4.40(a)      First Amendment to Deed of Trust, dated October 13, 1998, by Del Ranch to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.40(a) to the Form 10-K/A).
  4.41        Stock Pledge Agreement, Dated as of June 20, 1996, by CEOC, pledging the stock of
              Conejo, Niguel and San Felipe in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation (incorporated by reference to
              Exhibit 4.39 to the Funding Corporation II Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.42        Stock Pledge Agreement, dated as of June 20, 1996, by VPC, pledging the stock of BNG in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation (incorporated by reference to Exhibit 4.40 to the Funding
              Corporation II Form S-4).
  4.43        Partnership Interest Pledge Agreement, dated as of June 20, 1996, by VPC and BNG, pledging the partnership interests in Vulcan in favor of Chemical Trust Company of
              California for the benefit of the Secured Parties and the Funding Corporation
              (incorporated by reference to Exhibit 4.41 to the Funding Corporation II Form S-4).
  4.44        Partnership Interest Pledge Agreement, dated as of June 20, 1996, by Magma, CEOC and each of Conejo, Niguel, San Felipe, respectively, pledging the partnership interests in Del
              Ranch, Elmore and Leathers, respectively, in favor of Chemical Trust Company of
              California for the benefit of the Secured Parties and the Funding Corporation
              (incorporated by reference to Exhibit 4.42 to the Funding Corporation II Form S-4).
  4.45        Agreement regarding Security Documents, dated as of June 20, 1996, by and among the
              Initial Guarantors, Magma, Sspc, the Funding Corporation and Chemical Trust Company of
              California (incorporated by reference to Exhibit 4.45 to the Funding Corporation II Form
              S-4).
  5.1*        Opinion of Willkie Farr & Gallagher.
  5.2*        Opinion of Latham & Watkins.
  5.3*        Opinion of Lionel Sawyer & Collins.
10.1 (a)      Salton Sea Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing,
              dated as of July 21, 1995, by SSBP, SSPG and Fish Lake to Chicago Title Company for the
              use and benefit of Chemical Trust Company of California (incorporated by reference to
              Exhibit 10.1 to the Funding Corporation Form S-4) .
 10.1 (b)     First Amendment to Salton Sea Deed of Trust, Assignment of Rents, Security Agreement
              and Fixed Filing, dated as of June 20, 1996, by SSBP, SSPG and Fish Lake to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 10.2 to the Funding Corporation II Form S-4).
 10.1 (c)     Second Amendment to Salton Sea Deed of Trust, Assignment of Rents, Security
              Agreement and Fixed Filing, dated as of October 13, 1998, by SSBP, SSPG and Fish Lake to Chicago Title Company for the use and benefit of Chemical Trust Company of
              California (incorporated by reference to Exhibit 10.1(c) to the Form 10-K/A).
 10.2         Collateral Assignment of Southern California Edison Company Agreements, dated as of
              July 21, 1995, by SSPG and Fish Lake in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 10.3 to the Funding Corporation Form S-4).
 10.3         Contract for the Purchase and Sale of Electric Power from the Salton Sea Geothermal
              Facility, dated May 9, 1987 (the "Unit 1 Power Purchase Agreement"), between Southern
              California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit
              10.4 to the Funding Corporation Form S-4).
 10.4         Amendment No. 1 to the Unit 1 Power Purchase Agreement, dated as of March 30, 1993, between Southern California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.5 to the Funding Corporation Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
10.5          Amendment No. 2 to Unit 1 Power Purchase Agreement, dated November 29, 1994, between Southern California Edison Company and SSPG (incorporated by reference to
              Exhibit 10.6 to the Funding Corporation Form S-4).
10.6          Contract for the Purchase and Sale of Electric Power, dated April 16, 1985 (the "Unit 2
              Power Purchase Agreement"), between Southern California Edison Company and
              Westmoreland Geothermal Associates (incorporated by reference to Exhibit 10.7 to the
              Funding Corporation Form S-4).
10.7          Amendment No. 1 to Unit 2 Power Purchase Agreement, dated as of December 18, 1987, between Southern California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.8 to the Funding Corporation Form S-4).
10.8          Power Purchase Contract, dated April 16, 1985 (the "Unit 3 Power Purchase Agreement"),
              between Southern California Edison Company and Union Oil Company of California
              (incorporated by reference to Exhibit 10.9 to the Funding Corporation Form S-4).
10.9          Power Purchase Contract (the "Unit 4 Power Purchase Agreement"), dated November 29,
              1994, between Southern California Edison Company, SSPG and Fish Lake (incorporated by reference to Exhibit 10.10 to the Funding Corporation Form S-4).
10.10         Plant Connection Agreement (Unit 2), dated October 3, 1989, between the Imperial
              Irrigation District and Earth Energy, Inc. (incorporated by reference to Exhibit 10.11 to the
              Funding Corporation Form S-4).
10.11         Plant Connection Agreement, dated August 2, 1988 (Unit 3), between the Imperial
              Irrigation District and Desert Power Company (incorporated by reference to Exhibit 10.12 to the Funding Corporation Form S-4).
10.12         Imperial Irrigation District Funding and Construction Agreements as amended (Units 2 and 3), dated as of June 29, 1987, among the Imperial Irrigation District, Earth Energy,
              Inc., Chevron Geothermal Company of California, Geo East Mesa No. 3, Inc., Magma
              Power Company, Desert Power Company, Geo East Mesa No. 2, Inc., Heber Geothermal
              Company, Ormesa Geothermal, Ormesa Geothermal II, Vulcan/BN Geothermal Power
              Company, Union Oil Company of California, Del Ranch L.P., Elmore L.P., Leathers L.P.,
              Geo East Mesa Limited Partnership and Imperial Resource Recovery Associates, L.P.
              (incorporated by reference to Exhibit 10.13 to the Funding Corporation Form S-4).
10.13         Transmission Service Agreement, dated as of October 3, 1989 (Unit 2), between the
              Imperial Irrigation District and Earth Energy, Inc. (incorporated by reference to Exhibit
              10.14 to the Funding Corporation Form S-4).
10.14         Transmission Service Agreement, dated as of August 2, 1988 (Unit 3), between the
              Imperial Irrigation District and Desert Power Company (incorporated by reference to
              Exhibit 10.15 to the Funding Corporation Form S-4).
10.15         Plant Connection Agreement (Unit 4), dated as of July 14, 1995, by and between the
              Imperial Irrigation District, SSPG and Fish Lake (incorporated by reference to Exhibit
              10.16 to the Funding Corporation Form S-4).
10.16         Letter Agreement, dated February 2, 1995, between Magma Power Company and the
              Imperial Irrigation District (incorporated by reference to Exhibit 10.17 to the Funding
              Corporation Form S-4).
10.17         Transmission Service Agreement (Unit 4), dated as of July 14, 1995, by and between the
              Imperial Irrigation District, SSPG and Fish Lake (incorporated by reference to Exhibit
              10.18 to the Funding Corporation Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
10.18         Transmission Line Construction Agreement (Unit 4), dated July 14, 1995, between the
              Imperial Irrigation District, SSPG and Fish Lake (incorporated by reference to Exhibit
              10.19 to the Funding Corporation Form S-4).
10.19         Funding Agreement, dated June 15, 1988 (Unit 2), between Southern California Edison
              Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.20 to the
              Funding Corporation Form S-4).
10.20         Second Amended and Restated Administrative Services Agreement, by and among CEOC,
              SSBP, SSPG and Fish Lake, dated as of July 15, 1995 (incorporated by reference to Exhibit
              10.21 to the Funding Corporation Form S-4).
10.21         Second Amended and Restated Operating and Maintenance Agreement, dated as of July
              15, 1995, by and among Magma Power Company, SSBP, SSPG and Fish Lake (incorporated by reference to Exhibit 10.22 to the Funding Corporation Form S-4).
10.22         Intentionally Omitted.
10.23         Collateral Assignment of Southern California Edison Company Agreements, dated as of
              June 20, 1996, by Vulcan, Elmore, Leathers and Del Ranch in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 10.23 to the Funding
              Corporation II Form S-4).
10.24         Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Vulcan
              (incorporated by reference to Exhibit 10.24 to the Funding Corporation II Form S-4).
10.25         Amended and Restated Construction, Operating and Accounting Agreement, dated as of
              June 17, 1996, between VPC and Vulcan (incorporated by reference to Exhibit 10.25 to the
              Funding Corporation II Form S-4).
10.26         Long Term Power Purchase Contract, dated March 1, 1984, as amended, between SCE and
              Vulcan, as successor to Magma Electric Company (incorporated by reference to Exhibit
              10.26 to the Funding Corporation II Form S-4).
10.27         Transmission Service Agreement, dated December 1, 1988, between VPC and IID
              (incorporated by reference to Exhibit 10.27 to the Funding Corporation II Form S-4).
10.28         Plant Connection Agreement, dated as of December 1, 1988, between VPC and IID
              (incorporated by reference to Exhibit 10.28 to the Funding Corporation II Form S-4).
10.29         Amended and Restated Administrative Services Agreement, dated as of June 17, 1996 between CEOC and Elmore (incorporated by reference to Exhibit 10.29 to the Funding
              Corporation II Form S-4).
10.30         Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Elmore (incorporated by reference to Exhibit 10.30 to the Funding
              Corporation II Form S-4).
10.31         Long Term Power Purchase Contract, dated June 15, 1984, as amended, between SCE and
              Elmore, as successor to Magma Electric Company (incorporated by reference to Exhibit
              10.31 to the Funding Corporation II Form S-4).
10.32         Transmission Service Agreement, dated as of August 2, 1988, as amended, between Elmore and IID (incorporated by reference to Exhibit 10.32 to the Funding Corporation II Form
              S-4).
10.33         Plant Connection Agreement, dated as of August 2, 1988, between Elmore and IID
              (incorporated by reference to Exhibit 10.33 to the Funding Corporation II Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
 10.34        Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Leathers (incorporated by reference to Exhibit 10.34 to the Funding
              Corporation II Form S-4).
 10.35        Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Leathers (incorporated by reference to Exhibit 10.35 to the Funding
              Corporation II Form S-4).
 10.36        Long Term Power Purchase Contract, dated August 16, 1985, as amended, between SCE and Leathers, as successor to Imperial Energy Corporation (incorporated by reference to
              Exhibit 10.36 to the Funding Corporation II Form S-4).
 10.37        Transmission Service Agreement, dated as of October 3, 1989, as amended, between
              Leathers and IID (incorporated by reference to Exhibit 10.37 to the Funding Corporation
              II Form S-4).
 10.38        Plant Connection Agreement, dated as of October 3, 1989, between Leathers and IID
              (incorporated by reference to Exhibit 10.38 to the Funding Corporation II Form S-4).
 10.39        Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Del Ranch (incorporated by reference to Exhibit 10.39 to the Funding
              Corporation II Form S-4).
 10.40        Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Del Ranch (incorporated by reference to Exhibit 10.40 to the Funding
              Corporation II Form S-4).
 10.41        Long Term Power Purchase Contract, dated February 22, 1984, as amended, between SCE and Del Ranch, as successor to Magma (incorporated by reference to Exhibit 10.41 to the
              Funding Corporation II Form S-4).
 10.42        Transmission Service Agreement, dated as of August 2, 1988, as amended, between Del
              Ranch and IID (incorporated by reference to Exhibit 10.42 to the Funding Corporation II
              Form S-4).
 10.43        Plant Connection Agreement, dated as of August 2, 1988, between Del Ranch and IID
              (incorporated by reference to Exhibit 10.43 to the Funding Corporation II Form S-4).
 10.44        Funding Agreement, dated May 18, 1990, between SCE and Del Ranch (incorporated by reference to Exhibit 10.44 to the Funding Corporation II Form S-4).
 10.45        Funding Agreement, dated May 18, 1990, between SCE and Elmore (incorporated by reference to Exhibit 10.45 to the Funding Corporation II Form S-4).
 10.46        Funding Agreement, dated June 15, 1990, between SCE and Leathers (incorporated by reference to Exhibit 10.46 to the Funding Corporation II Form S-4).
 10.47        Funding Agreement, dated May 18, 1990, between SCE and Leathers (incorporated by reference to Exhibit 10.47 to the Funding Corporation II Form S-4).
 10.48        Funding Agreement, dated May 18, 1990, between SCE and Vulcan (incorporated by reference to Exhibit 10.48 to the Funding Corporation II Form S-4).
 12.1**       Statement regarding computation of Salton Sea Funding Corporation ratio of earnings to fixed charges.
 12.2**       Statement regarding computation of Salton Sea Guarantors ratio of earnings to fixed charges.

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
12.3**        Statement regarding computation of Partnership Guarantors ratio of earnings to fixed charges.
12.4**        Statement regarding computation of Royalty Guarantor's ratio of earnings to fixed charges.
15.1*         Awareness letter of Deloitte & Touche LLP.
21.1*         Subsidiaries of the Registrants.
23.1*         Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1).
23.2**        Consent of Fluor Daniel, Inc.
23.3**        Consent of Henwood Energy Services, Inc.
23.4          Intentionally omitted.
23.5**        Consent of Geothermex, Inc.
23.6*         Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.2).
23.7*         Consent of Lionel Sawyer & Collins (included in their opinion filed as Exhibit 5.3).
23.8**        Consent of Resource Strategies International.
23.9*         Consent of Deloitte & Touche LLP.
24.1          Power of Attorney (included on signature page).
25.1*         Statement on Form T-1 of Eligibility of Trustee.
27.           Financial Data Schedule (incorporated by reference to Exhibit 27 to the Funding
              Corporation's Form 10-Q dated May 14, 1999).
99.1*         Form of Letter of Transmittal.
99.2*         Form of Notice of Guaranteed Delivery.
99.3*         Letter to Clients.
99.4*         Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.


----------

 * Filed herewith.
** Previously filed.



ITEM 22. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        SALTON SEA FUNDING CORPORATION



                                        By:        *
                                           -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer

                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.




           SIGNATURE                              TITLE                         DATE
------------------------------   ---------------------------------------   --------------
            *                    President and Chief Executive Officer     June 29, 1999
 -----------------------         (Principal Executive Officer)
 Robert S. Silberman

            *                    Vice President and Treasurer              June 29, 1999
 -----------------------         (Principal Financial Officer and
 Brian K. Hankel                 Principal Accounting Officer)

 /s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------         General Counsel
 Douglas L. Anderson

            *                     Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

            *                     Director                                  June 29, 1999
 -----------------------
 John Harrison

*By  /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.





                                        SALTON SEA BRINE PROCESSING L.P.


                                        By: Salton Sea Power Company,
                                            as its general partner



                                        By:            *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






           SIGNATURE                              TITLE                         DATE
------------------------------   ---------------------------------------   --------------
            *                    President and Chief Executive Officer     June 29, 1999
 -----------------------         (Principal Executive Officer)
 Robert S. Silberman

            *                    Vice President and Treasurer              June 29, 1999
 -----------------------         (Principal Financial Officer and
 Brian K. Hankel                 Principal Accounting Officer)

 /s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------         General Counsel
 Douglas L. Anderson

            *                    Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

            *                    Director                                  June 29, 1999
 -----------------------
 John Harrison

*By  /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.




                                        SALTON SEA POWER GENERATION L.P.


                                        By: Salton Sea Power Company,
                                            as its general partner



                                        By:             *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.




           SIGNATURE                              TITLE                         DATE
------------------------------   ---------------------------------------   --------------
            *                    President and Chief Executive Officer     June 29, 1999
 -----------------------         (Principal Executive Officer)
 Robert S. Silberman

            *                    Vice President and Treasurer              June 29, 1999
 -----------------------         (Principal Financial Officer and
 Brian K. Hankel                 Principal Accounting Officer)

 /s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------         General Counsel
 Douglas L. Anderson

            *                    Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

            *                    Director                                  June 29, 1999
 -----------------------
 John Harrison

*By  /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        FISH LAKE POWER LLC


                                        By:             *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






           SIGNATURE                              TITLE                         DATE
------------------------------   ---------------------------------------   --------------
            *                    President and Chief Executive Officer     June 29, 1999
 -----------------------         (Principal Executive Officer)
 Robert S. Silberman

            *                     Vice President and Treasurer              June 29, 1999
 -----------------------          (Principal Financial Officer and
 Brian K. Hankel                  Principal Accounting Officer)

 /s/ Douglas L. Anderson          Director, Vice President, and             June 29, 1999
 -----------------------          General Counsel
 Douglas L. Anderson

            *                     Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

            *                     Director                                  June 29, 1999
 -----------------------
 John Harrison

*By  /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        VULCAN POWER COMPANY


                                        By:           *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.




           SIGNATURE                              TITLE                         DATE
------------------------------   ---------------------------------------   --------------
            *                    President and Chief Executive Officer     June 29, 1999
 -----------------------         (Principal Executive Officer)
 Robert S. Silberman

            *                    Vice President and Treasurer              June 29, 1999
 -----------------------         (Principal Financial Officer and
 Brian K. Hankel                 Principal Accounting Officer)

 /s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------         General Counsel
 Douglas L. Anderson

            *                    Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

            *                    Director                                  June 29, 1999
 -----------------------
 John Harrison

*By  /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        CALENERGY OPERATING CORPORATION

                                        By:           *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
           *                    President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

           *                    Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

/s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

           *                    Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

           *                    Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        SALTON SEA ROYALTY LLC


                                        By:            *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






           SIGNATURE                              TITLE                         DATE
------------------------------   ---------------------------------------   --------------
            *                    President and Chief Executive Officer     June 29, 1999
 -----------------------         (Principal Executive Officer)
 Robert S. Silberman

            *                    Vice President and Treasurer              June 29, 1999
 -----------------------         (Principal Financial Officer and
 Brian K. Hankel                 Principal Accounting Officer)

/s/ Douglas L. Anderson          Director, Vice President, and             June 29, 1999
 -----------------------         General Counsel
 Douglas L. Anderson

            *                    Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

            *                    Director                                  June 29, 1999
 -----------------------
 John Harrison

*By  /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        VPC GEOTHERMAL LLC


                                        By:         *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer

                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
           *                    President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

           *                    Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

 /s/ Douglas L. Anderson        Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

           *                    Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

           *                    Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        SAN FELIPE ENERGY COMPANY


                                        By:          *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.




          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
           *                    President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

           *                    Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

 /s/ Douglas L. Anderson        Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

           *                    Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

           *                    Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        CONEJO ENERGY COMPANY


                                        By:          *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

/s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        NIGUEL ENERGY COMPANY


                                        By:            *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

/s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                   VULCAN/BN GEOTHERMAL POWER COMPANY


                                   By: Vulcan Power Company,
                                        its general partner


                                   By:              *
                                        -----------------------------
                                        Robert S. Silberman
                                        President and Chief Executive Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.




          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

 /s/ Douglas L. Anderson        Director, Vice President, and             June 29, 1999
 -----------------------         General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        LEATHERS, L.P.


                                        By: CalEnergy Operating Corporation,
                                            its general partner


                                        By:       *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

/s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        DEL RANCH, L.P.


                                        By: CalEnergy Operating Corporation,
                                            its general partner


                                        By:           *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.




          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

/s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        ELMORE, L.P.


                                        By: CalEnergy Operating Corporation,
                                            its general partner


                                        By:              *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

/s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        SALTON SEA POWER L.L.C.


                                        By: CE Salton Sea Inc., its manager


                                        By:              *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

 /s/ Douglas L. Anderson        Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.




                                        CALENERGY MINERALS LLC


                                        By: Salton Sea Minerals Corporation,
                                        its manager



                                        By:        *
                                            -----------------------------
                                            David L. Sokol
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                               TITLE                          DATE
-----------------------------   -----------------------------------------   --------------
              *                 Director, Chairman of the Board and         June 29, 1999
 -----------------------        Chief Executive Officer
 David L. Sokol                 (Principal Executive Officer)

              *                 Director, President and Chief Operating     June 29, 1999
 -----------------------        Officer
 Gregory E. Abel

              *                 Director, Senior Vice President and         June 29, 1999
 -----------------------        Secretary
 Steven A. McArthur

              *                 Senior Vice President, Chief Financial      June 29, 1999
 -----------------------        Officer and Chief Accounting Officer
 Patrick J. Goodman             (Principal Financial Officer and
                                Principal Accounting Officer)

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        CE TURBO LLC


                                        By:       *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

/s/ Douglas L. Anderson         Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        CE SALTON SEA INC.


                                        By:        *
                                            -----------------------------
                                            Robert S. Silberman
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                              TITLE                         DATE
-----------------------------   ---------------------------------------   --------------
              *                 President and Chief Executive Officer     June 29, 1999
 -----------------------        (Principal Executive Officer)
 Robert S. Silberman

              *                 Vice President and Treasurer              June 29, 1999
 -----------------------        (Principal Financial Officer and
 Brian K. Hankel                Principal Accounting Officer)

 /s/ Douglas L. Anderson        Director, Vice President, and             June 29, 1999
 -----------------------        General Counsel
 Douglas L. Anderson

              *                 Director                                  June 29, 1999
 -----------------------
 Patrick J. Goodman

              *                 Director                                  June 29, 1999
 -----------------------
 John Harrison

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Omaha, State of Nebraska, on June 29, 1999.



                                        SALTON SEA MINERALS CORP.


                                        By:       *
                                            -----------------------------
                                            David L. Sokol
                                            Chairman of the Board and Chief
                                            Executive Officer


                               POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, each thereunto duly authorized in the City of Omaha, State of Nebraska, on the dates indicated.






          SIGNATURE                               TITLE                          DATE
-----------------------------   -----------------------------------------   --------------
              *                 Director, Chairman of the Board and         June 29, 1999
 -----------------------        Chief Executive Officer
 David L. Sokol                 (Principal Executive Officer)

              *                 Director, President and Chief Operating     June 29, 1999
 -----------------------        Officer
 Gregory E. Abel

              *                 Director, Senior Vice President and         June 29, 1999
 -----------------------        Secretary
 Steven A. McArthur

              *                 Senior Vice President, Chief Financial      June 29, 1999
 -----------------------        Officer and Chief Accounting Officer
 Patrick J. Goodman             (Principal Financial Officer and
                                Principal Accounting Officer)

*By /s/ Douglas L. Anderson
   ---------------------
   Attorney-In-Fact

                                 EXHIBIT INDEX
                                 -------------


EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
 3.1          Articles of Incorporation of the Funding Corporation (incorporated by reference to Exhibit
              3.1 to the Funding Corporation Registration Statement on Form S-4 dated August 9, 1995,
              Reg. No. 33-95538 ("Funding Corporation Form S-4")).
 3.2          By-laws of the Funding Corporation (incorporated by reference to Exhibit 3.2 to the
              Funding Corporation Form S-4).
 3.3          Limited Partnership Agreement of SSBP (incorporated by reference to Exhibit 3.3 to the
              Funding Corporation Form S-4).
 3.4          Limited Partnership Agreement of SSPG (incorporated by reference to Exhibit 3.4 to the
              Funding Corporation Form S-4).
 3.5*         Certificate of Formation of Fish Lake.
 3.6*         Limited Liability Company Agreement of Fish Lake.
 3.7          Articles of Incorporation of VPC (incorporated by reference to Exhibit 3.7 to the Funding
              Corporation Form S-4).
 3.8          By-laws of VPC (incorporated by reference to Exhibit 3.8 to the Funding Corporation
              Form S-4).
 3.9          Articles of Incorporation of CEOC (incorporated by reference to Exhibit 3.9 to the
              Funding Corporation Form S-4).
 3.10         By-laws of CEOC (incorporated by reference to Exhibit 3.10 to the Funding Corporation
              Form S-4).
 3.11*        Certificate of Formation of the Royalty Guarantor.
 3.12*        Limited Liability Company Agreement of the Royalty Guarantor.
 3.13*        Certificate of Formation of VPC Geothermal.
 3.14*        Limited Liability Company Agreement of VPC Geothermal.
 3.15         Articles of Incorporation of San Felipe (incorporated by reference to Exhibit 3.15 to the
              Funding Corporation Registration Statement on Form S-4 dated July 2, 1996, Reg. No.
              333-07527 ("Funding Corporation II Form S-4")).
 3.16         By-laws of San Felipe (incorporated by reference to Exhibit 3.16 to the Funding
              Corporation II Form S-4).
 3.17         Articles of Incorporation of Conejo (incorporated by reference to Exhibit 3.17 to the
              Funding Corporation II Form S-4).
 3.18         By-laws of Conejo (incorporated by reference to Exhibit 3.18 to the Funding Corporation
              II Form S-4).
 3.19         Articles of Incorporation of Niguel (incorporated by reference to Exhibit 3.19 to the
              Funding Corporation II Form S-4).
 3.20         By-laws of Niguel (incorporated by reference to Exhibit 3.20 to the Funding Corporation II
              Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
   3.21             General Partnership Agreement of Vulcan (incorporated by reference to Exhibit 3.21 to the Funding Corporation II Form S-4).
   3.22             Limited Partnership Agreement of Leathers (incorporated by reference to Exhibit 3.22 to the Funding Corporation II Form S-4).
   3.23             Amended and Restated Limited Partnership Agreement of Del Ranch (incorporated by reference to Exhibit 3.23 to the Funding Corporation II Form S-4).
   3.24             Amended and Restated Limited Partnership Agreement of Elmore (incorporated by reference to Exhibit 3.24 to the Funding Corporation II Form S-4).
   3.25*            Certificate of Formation of Minerals LLC.
   3.26*            Limited Liability Company Agreement of Minerals LLC.
   3.27*            Certificate of Formation of Turbo LLC.
   3.28*            Limited Liability Company Agreement of Turbo LLC.
   3.29*            Articles of Incorporation of CESS.
   3.30*            By-laws of CESS.
   3.31*            Articles of Incorporation of SSMC.
   3.32*            By-laws of SSMC.
   3.33*            Certificate of Formation of Power LLC
   3.34*            Limited Liability Company Agreement of Power LLC
   4.1  (a)         Indenture, dated as of July 21, 1995, between Chemical Trust Company of California and the Funding Corporation (incorporated by reference to Exhibit 4.1(a) to the Funding
                    Corporation Form S-4).
   4.1  (b)         First Supplemental Indenture, dated as of October 18, 1995, between Chemical Trust
                    Company of California and the Funding Corporation (incorporated by reference to Exhibit
                    4.1(b) to the Funding Corporation Form S-4).
   4.1  (c)         Second Supplemental Indenture, dated as of June 20, 1996, between Chemical Trust
                    Company of California and the Funding Corporation (incorporated by reference to Exhibit
                    4.1(c) to the Funding Corporation II Form S-4).
   4.1  (d)         Third Supplemental Indenture, dated as of July 29, 1996 between Chemical Trust Company of California and the Funding Corporation (incorporated by reference to Exhibit 4.1(d) to the Funding Corporation II Form S-4).
   4.1  (e)         Fourth Supplemental Indenture, dated as of October 13, 1998, between Chase Manhattan
                    Bank and Trust Company, National Association and the Funding Corporation
                    (incorporated by reference to Exhibit 4.1(e) to the Funding Corporation's Form 10-K/A
                    dated March 27, 1999 (the "Form 10-K/A")).
   4.1  (f)**       Fifth Supplemental Indenture, dated as of February 16, 1999, between Chase Manhattan
                    Bank and Trust Company, National Association and the Funding Corporation.
   4.1  (g)*        Sixth Supplemental Indenture, dated as of June 29, 1999, between Chase Manhattan Bank and Trust Company, National Association, and the Funding Corporation.

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
   4.2           Amended and Restated Salton Sea Secured Guarantee, dated as of July 21, 1995, by SSBP,
                 SSPG and Fish Lake in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.2 to the Funding Corporation Form S-4).
   4.3           Second Amended and Restated Partnership Secured Limited Guarantee, dated as of
                 October 13, 1998 by CEOC, VPC, Conejo, Niguel, San Felipe, BNG, Del Ranch, Elmore,
                 Leathers, Vulcan, Minerals LLC and Turbo LLC in favor of Chemical Trust Company of
                 California (incorporated by reference to Exhibit 4.3(c) to the Form 10-K/A).
   4.4           Royalty Guarantor Secured Limited Guarantee, dated as of July 21, 1995, by the Royalty
                 Guarantor in favor of Chemical Trust Company of California (incorporated by reference to
                 Exhibit 4.4 to the Funding Corporation Form S-4).
  4.5(a)         Exchange and Registration Rights Agreement, dated July 21, 1995, by and among CS First
                 Boston Corporation, Lehman Brothers Inc. and the Funding Corporation (incorporated by reference to Exhibit 4.5 to the Funding Corporation Form S- 4).
  4.5(b)         Exchange and Registration Rights Agreement, dated June 20, 1996, by and between CS
                 First Boston Corporation and the Funding Corporation (incorporated by reference to
                 Exhibit 4.5 to the Funding Corporation II Form S-4).
  4.5(c)**       Exchange and Registration Rights Agreement, dated October 13, 1998, by and among CS
                 First Boston Corporation, Goldman, Sachs & Co. and the Funding Corporation.
  4.6(a)         Collateral Agency and Intercreditor Agreement, dated as of July 21, 1995, by and among
                 Credit Suisse, Chemical Trust Company of California, the Funding Corporation and the
                 Guarantors (incorporated by reference to Exhibit 4.6 to the Funding Corporation Form
                 S-4).
  4.6(b)         First Amendment to the Collateral Agency and Intercreditor Agreement, dated as of June
                 20, 1996, by and among Credit Suisse, Chemical Trust Company of California, the Funding
                 Corporation and the Guarantors (incorporated by reference to Exhibit 4.6(b) to the
                 Funding Corporation II Form S-4).
  4.6(c)         Second Amendment to the Collateral Agency and Intercreditor Agreement, dated as of
                 October 13, 1998, by and among Credit Suisse, Chemical Trust Company of California, the
                 Funding Corporation and the Guarantors (incorporated by reference to Exhibit 4.6(c) to the Form 10-K/A).
   4.7           Stock Pledge Agreement, dated as of July 21, 1995, by Magma Power Company in favor of
                 Chemical Trust Company of California (incorporated by reference to Exhibit 4.7 to the
                 Funding Corporation Form S-4).
  4.8(a)         Purchase Agreement, dated July 18, 1995, by and among CS First Boston Corporation,
                 Lehman Brothers Inc., the Guarantors and the Funding Corporation (incorporated by reference to Exhibit 4.8 to the Funding Corporation Form S-4).
  4.8(b)         Purchase Agreement, dated June 17, 1996, by and among CS First Boston Corporation, the
                 Guarantors and the Funding Corporation (incorporated by reference to Exhibit 4.8 to the
                 Funding Corporation II Form S-4).
  4.8(c)         Purchase Agreement, dated October 13, 1998 by and among CS First Boston Corporation, the Guarantors and the Funding Corporation (incorporated by reference to Exhibit 4.8(c)
                 to the Form 10-K/A).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.9         Support Letter, dated as of July 21, 1995, by and among Magma Power Company, the
              Funding Corporation and the Guarantors (incorporated by reference to Exhibit 4.9 to the
              Funding Corporation Form S-4).
  4.10        Debt Service Reserve Letter of Credit and Reimbursement Agreement, dated as of July 21,
              1995, by and among the Funding Corporation, certain banks and Credit Suisse, as agent
              (incorporated by reference to Exhibit 4.10 to the Funding Corporation Form S-4).
 4.10(a)      Amendment to Notes and to Amended Debt Service Reserve Letter of Credit and
              Reimbursement Agreement, dated October 13, 1998, by and among the Funding
              Corporation, certain banks and Credit Suisse, as agent (incorporated by reference to
              Exhibit 4.10(a) to the Form 10-K/A).
  4.11        Revolving Credit Agreement, dated as of July 21, 1995, by and among Credit Suisse and the Funding Corporation (incorporated by reference to Exhibit 4.11 to the Funding
              Corporation Form S-4).
  4.12        Amended and Restated Salton Sea Credit Agreement, dated October 13, 1998, by and among SSBP, SSPG, Power LLC and Fish Lake (incorporated by reference to Exhibit 4.12 to the Funding Corporation Form S-4).
  4.13        Salton Sea Project Note (SSI), dated October 13, 1998, by SSBP, SSPG, Power LLC and
              Fish Lake in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.13(a) to the Form 10-K/A).
 4.13(a)      Salton Sea Project Note (SSIII), dated October 13, 1998, by SSBP, SSPG, Power LLC and
              Fish Lake in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.13(b) to the Form 10-K/A).
  4.14        Amended and Restated Deposit and Disbursement Agreement, dated as of October 13,
              1998, by and among the Funding Corporation, Chemical Trust Company of California and
              the Guarantors (incorporated by reference to Exhibit 4.14(c) to the Form 10-K/A).
  4.15        Partnership Interest Pledge Agreement, dated as of July 21, 1995, by Magma Power
              Company and Salton Sea Power Company in favor of Chemical Trust Company of
              California (incorporated by reference to Exhibit 4.15 to the Funding Corporation Form
              S-4).
  4.16        Partnership Interest Pledge Agreement, dated as of July 21, 1995, by SSBP and Salton Sea
              Power Company in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.16 to the Funding Corporation Form S-4).
  4.17        Stock Pledge Agreement (pledge of Stock of Fish Lake by Magma Power Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the
              Funding Corporation in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.17 to the Funding Corporation Form S-4).
  4.18        Intentionally Omitted.
  4.19        Second Amended and Restated Partnership Guarantors Credit Agreement, dated October
              13, 1998, by and among the Partnership Guarantors and the Funding Corporation
              (incorporated by reference to Exhibit 4.19(c) to the Form 10-K/A).
  4.20        Partnership Guarantors Security Agreement and Assignment of Rights, dated as of July 21,
              1995, by CEOC and VPC in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.20 to the Funding Corporation Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.21        Stock Pledge Agreement (pledge of Stock of CEOC by Magma Power Company and the
              Funding Corporation), dated as of July 21, 1995, by Magma Power Company and Funding
              Corporation in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.21 to the Funding Corporation Form S-4).
  4.22        Stock Pledge Agreement (pledge of Stock of VPC by Magma Power Company and the
              Funding Corporation), dated as of July 21, 1995, by Magma Power Company and the
              Funding Corporation in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.22 to the Funding Corporation Form S-4).
  4.23        Royalty Guarantor Credit Agreement, among the Royalty Guarantor and the Funding
              Corporation, dated as of July 21, 1995 (incorporated by reference to Exhibit 4.23 to the
              Funding Corporation Form S-4).
  4.24        Royalty Project Note, dated as of July 21, 1995, by the Royalty Guarantor in favor of the
              Funding Corporation (incorporated by reference to Exhibit 4.24 to the Funding
              Corporation Form S-4).
  4.25        Royalty Security Agreement and Assignment of Revenues, dated as of July 21, 1995, by the
              Royalty Guarantor in favor of Chemical Trust Company of California (incorporated by reference to Exhibit 4.25 to the Funding Corporation Form S-4).
  4.26        Royalty Deed of Trust, dated as of July 21, 1995, by the Royalty Guarantor to Chicago
              Title Company for the use and benefit of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.26 to the Funding Corporation Form S-4).
  4.27        Stock Pledge Agreement (pledge of Stock of Royalty Guarantor by Magma Power
              Company and the Funding Corporation), dated as of July 21, 1995, by Magma Power
              Company and the Funding Corporation in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.27 to the Funding Corporation Form S-4).
  4.28        Collateral Assignment of the Imperial Irrigation District Agreements, dated as of July 21,
              1995, by SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.28 to the Funding Corporation Form S-4).
  4.29        Collateral Assignments of Certain Salton Sea Agreements, dated as of July 21, 1995, by
              SSBP, SSPG and Fish Lake in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.29 to the Funding Corporation Form S-4).
  4.30        Debt Service Reserve Letter of Credit by Credit Suisse in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 4.30 to the Funding
              Corporation Form S-4).
  4.31        Partnership Project Note (SSI), dated October 13, 1998, by VPC, CEOC, Conejo, San
              Felipe, Niguel, VPC Geothermal, Del Ranch, Elmore, Leathers, Vulcan, Turbo LLC and
              Minerals LLC in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.31(a) to the Form 10-K/A).
 4.31(a)      Partnership Project Note (SSII), dated October 13, 1998, by VPC, CEOC, Conejo, San
              Felipe, Niguel, VPC Geothermal, Del Ranch, Elmore, Leathers, Vulcan, Turbo LLC and
              Minerals LLC in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.31(b) to the Form 10-K/A).
 4.31(b)      Partnership Project Note (SSIII), dated October 13, 1998, by VPC, CEOC, Conejo, San
              Felipe, Niguel, VPC Geothermal, Del Ranch, Elmore, Leathers, Vulcan, Turbo LLC and
              Minerals LLC in favor of the Funding Corporation (incorporated by reference to Exhibit
              4.31(c) to the Form 10-K/A).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.32        Collateral Assignment of the Imperial Irrigation District Agreements, dated as of June 20,
              1996, by Vulcan, Elmore, Leathers, VPC and Del Ranch in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 4.29 to the Funding
              Corporation II Form S-4).
  4.33        Collateral Assignments of Certain Partnership Agreements, dated as of June 20, 1996, by
              Vulcan Elmore, Leathers and Del Ranch in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 4.31 to the Funding Corporation II Form S-4).
  4.34        Debt Service Reserve Letter of Credit by Credit Suisse in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 4.32 to the Funding
              Corporation II Form S-4).
  4.35        Intentionally Omitted.
  4.36        Intentionally Omitted.
  4.37        Deed of Trust, dated as of June 20, 1996, by Vulcan to Chicago Title Company for the use
              and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit
              4.35 to the Funding Corporation II Form S-4).
 4.37(a)      First Amendment to Deed of Trust, dated October 13, 1998 by Vulcan to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.37(a) to the Form 10-K/A).
  4.38        Deed of Trust, dated as of June 20, 1996, by Elmore to Chicago Title Company for the use
              and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit
              4.36 to the Funding Corporation II Form S-4).
 4.38(a)      First Amendment to Deed of Trust, dated October 13, 1998, by Elmore to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.38(a) to the Form 10-K/A).
  4.39        Deed of Trust, dated as of June 20, 1996, by Leathers to Chicago Title Company for the
              use and benefit of Chemical Trust Company of California (incorporated by reference to
              Exhibit 4.37 to the Funding Corporation II Form S-4).
 4.39(a)      First Amendment to Deed of Trust, dated October 13, 1998, by Leathers to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.39(a) to the Form 10-K/A).
  4.40        Deed of Trust, dated as of June 20, 1996, by Del Ranch to Chicago Title Company for the
              use and benefit of Chemical Trust Company of California (incorporated by reference to
              Exhibit 4.38 to the Funding Corporation II Form S-4).
 4.40(a)      First Amendment to Deed of Trust, dated October 13, 1998, by Del Ranch to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 4.40(a) to the Form 10-K/A).
  4.41        Stock Pledge Agreement, Dated as of June 20, 1996, by CEOC, pledging the stock of
              Conejo, Niguel and San Felipe in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation (incorporated by reference to
              Exhibit 4.39 to the Funding Corporation II Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
  4.42        Stock Pledge Agreement, dated as of June 20, 1996, by VPC, pledging the stock of BNG in favor of Chemical Trust Company of California for the benefit of the Secured Parties and the Funding Corporation (incorporated by reference to Exhibit 4.40 to the Funding
              Corporation II Form S-4).
  4.43        Partnership Interest Pledge Agreement, dated as of June 20, 1996, by VPC and BNG, pledging the partnership interests in Vulcan in favor of Chemical Trust Company of
              California for the benefit of the Secured Parties and the Funding Corporation
              (incorporated by reference to Exhibit 4.41 to the Funding Corporation II Form S-4).
  4.44        Partnership Interest Pledge Agreement, dated as of June 20, 1996, by Magma, CEOC and each of Conejo, Niguel, San Felipe, respectively, pledging the partnership interests in Del
              Ranch, Elmore and Leathers, respectively, in favor of Chemical Trust Company of
              California for the benefit of the Secured Parties and the Funding Corporation
              (incorporated by reference to Exhibit 4.42 to the Funding Corporation II Form S-4).
  4.45        Agreement regarding Security Documents, dated as of June 20, 1996, by and among the
              Initial Guarantors, Magma, Sspc, the Funding Corporation and Chemical Trust Company of
              California (incorporated by reference to Exhibit 4.45 to the Funding Corporation II Form
              S-4).
  5.1*        Opinion of Willkie Farr & Gallagher.
  5.2*        Opinion of Latham & Watkins.
  5.3*        Opinion of Lionel Sawyer & Collins.
10.1 (a)      Salton Sea Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing,
              dated as of July 21, 1995, by SSBP, SSPG and Fish Lake to Chicago Title Company for the
              use and benefit of Chemical Trust Company of California (incorporated by reference to
              Exhibit 10.1 to the Funding Corporation Form S-4) .
 10.1 (b)     First Amendment to Salton Sea Deed of Trust, Assignment of Rents, Security Agreement
              and Fixed Filing, dated as of June 20, 1996, by SSBP, SSPG and Fish Lake to Chicago Title
              Company for the use and benefit of Chemical Trust Company of California (incorporated by reference to Exhibit 10.2 to the Funding Corporation II Form S-4).
 10.1 (c)     Second Amendment to Salton Sea Deed of Trust, Assignment of Rents, Security
              Agreement and Fixed Filing, dated as of October 13, 1998, by SSBP, SSPG and Fish Lake to Chicago Title Company for the use and benefit of Chemical Trust Company of
              California (incorporated by reference to Exhibit 10.1(c) to the Form 10-K/A).
 10.2         Collateral Assignment of Southern California Edison Company Agreements, dated as of
              July 21, 1995, by SSPG and Fish Lake in favor of Chemical Trust Company of California
              (incorporated by reference to Exhibit 10.3 to the Funding Corporation Form S-4).
 10.3         Contract for the Purchase and Sale of Electric Power from the Salton Sea Geothermal
              Facility, dated May 9, 1987 (the "Unit 1 Power Purchase Agreement"), between Southern
              California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit
              10.4 to the Funding Corporation Form S-4).
 10.4         Amendment No. 1 to the Unit 1 Power Purchase Agreement, dated as of March 30, 1993, between Southern California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.5 to the Funding Corporation Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
10.5          Amendment No. 2 to Unit 1 Power Purchase Agreement, dated November 29, 1994, between Southern California Edison Company and SSPG (incorporated by reference to
              Exhibit 10.6 to the Funding Corporation Form S-4).
10.6          Contract for the Purchase and Sale of Electric Power, dated April 16, 1985 (the "Unit 2
              Power Purchase Agreement"), between Southern California Edison Company and
              Westmoreland Geothermal Associates (incorporated by reference to Exhibit 10.7 to the
              Funding Corporation Form S-4).
10.7          Amendment No. 1 to Unit 2 Power Purchase Agreement, dated as of December 18, 1987, between Southern California Edison Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.8 to the Funding Corporation Form S-4).
10.8          Power Purchase Contract, dated April 16, 1985 (the "Unit 3 Power Purchase Agreement"),
              between Southern California Edison Company and Union Oil Company of California
              (incorporated by reference to Exhibit 10.9 to the Funding Corporation Form S-4).
10.9          Power Purchase Contract (the "Unit 4 Power Purchase Agreement"), dated November 29,
              1994, between Southern California Edison Company, SSPG and Fish Lake (incorporated by reference to Exhibit 10.10 to the Funding Corporation Form S-4).
10.10         Plant Connection Agreement (Unit 2), dated October 3, 1989, between the Imperial
              Irrigation District and Earth Energy, Inc. (incorporated by reference to Exhibit 10.11 to the
              Funding Corporation Form S-4).
10.11         Plant Connection Agreement, dated August 2, 1988 (Unit 3), between the Imperial
              Irrigation District and Desert Power Company (incorporated by reference to Exhibit 10.12 to the Funding Corporation Form S-4).
10.12         Imperial Irrigation District Funding and Construction Agreements as amended (Units 2 and 3), dated as of June 29, 1987, among the Imperial Irrigation District, Earth Energy,
              Inc., Chevron Geothermal Company of California, Geo East Mesa No. 3, Inc., Magma
              Power Company, Desert Power Company, Geo East Mesa No. 2, Inc., Heber Geothermal
              Company, Ormesa Geothermal, Ormesa Geothermal II, Vulcan/BN Geothermal Power
              Company, Union Oil Company of California, Del Ranch L.P., Elmore L.P., Leathers L.P.,
              Geo East Mesa Limited Partnership and Imperial Resource Recovery Associates, L.P.
              (incorporated by reference to Exhibit 10.13 to the Funding Corporation Form S-4).
10.13         Transmission Service Agreement, dated as of October 3, 1989 (Unit 2), between the
              Imperial Irrigation District and Earth Energy, Inc. (incorporated by reference to Exhibit
              10.14 to the Funding Corporation Form S-4).
10.14         Transmission Service Agreement, dated as of August 2, 1988 (Unit 3), between the
              Imperial Irrigation District and Desert Power Company (incorporated by reference to
              Exhibit 10.15 to the Funding Corporation Form S-4).
10.15         Plant Connection Agreement (Unit 4), dated as of July 14, 1995, by and between the
              Imperial Irrigation District, SSPG and Fish Lake (incorporated by reference to Exhibit
              10.16 to the Funding Corporation Form S-4).
10.16         Letter Agreement, dated February 2, 1995, between Magma Power Company and the
              Imperial Irrigation District (incorporated by reference to Exhibit 10.17 to the Funding
              Corporation Form S-4).
10.17         Transmission Service Agreement (Unit 4), dated as of July 14, 1995, by and between the
              Imperial Irrigation District, SSPG and Fish Lake (incorporated by reference to Exhibit
              10.18 to the Funding Corporation Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
10.18         Transmission Line Construction Agreement (Unit 4), dated July 14, 1995, between the
              Imperial Irrigation District, SSPG and Fish Lake (incorporated by reference to Exhibit
              10.19 to the Funding Corporation Form S-4).
10.19         Funding Agreement, dated June 15, 1988 (Unit 2), between Southern California Edison
              Company and Earth Energy, Inc. (incorporated by reference to Exhibit 10.20 to the
              Funding Corporation Form S-4).
10.20         Second Amended and Restated Administrative Services Agreement, by and among CEOC,
              SSBP, SSPG and Fish Lake, dated as of July 15, 1995 (incorporated by reference to Exhibit
              10.21 to the Funding Corporation Form S-4).
10.21         Second Amended and Restated Operating and Maintenance Agreement, dated as of July
              15, 1995, by and among Magma Power Company, SSBP, SSPG and Fish Lake (incorporated by reference to Exhibit 10.22 to the Funding Corporation Form S-4).
10.22         Intentionally Omitted.
10.23         Collateral Assignment of Southern California Edison Company Agreements, dated as of
              June 20, 1996, by Vulcan, Elmore, Leathers and Del Ranch in favor of Chemical Trust
              Company of California (incorporated by reference to Exhibit 10.23 to the Funding
              Corporation II Form S-4).
10.24         Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Vulcan
              (incorporated by reference to Exhibit 10.24 to the Funding Corporation II Form S-4).
10.25         Amended and Restated Construction, Operating and Accounting Agreement, dated as of
              June 17, 1996, between VPC and Vulcan (incorporated by reference to Exhibit 10.25 to the
              Funding Corporation II Form S-4).
10.26         Long Term Power Purchase Contract, dated March 1, 1984, as amended, between SCE and
              Vulcan, as successor to Magma Electric Company (incorporated by reference to Exhibit
              10.26 to the Funding Corporation II Form S-4).
10.27         Transmission Service Agreement, dated December 1, 1988, between VPC and IID
              (incorporated by reference to Exhibit 10.27 to the Funding Corporation II Form S-4).
10.28         Plant Connection Agreement, dated as of December 1, 1988, between VPC and IID
              (incorporated by reference to Exhibit 10.28 to the Funding Corporation II Form S-4).
10.29         Amended and Restated Administrative Services Agreement, dated as of June 17, 1996 between CEOC and Elmore (incorporated by reference to Exhibit 10.29 to the Funding
              Corporation II Form S-4).
10.30         Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Elmore (incorporated by reference to Exhibit 10.30 to the Funding
              Corporation II Form S-4).
10.31         Long Term Power Purchase Contract, dated June 15, 1984, as amended, between SCE and
              Elmore, as successor to Magma Electric Company (incorporated by reference to Exhibit
              10.31 to the Funding Corporation II Form S-4).
10.32         Transmission Service Agreement, dated as of August 2, 1988, as amended, between Elmore and IID (incorporated by reference to Exhibit 10.32 to the Funding Corporation II Form
              S-4).
10.33         Plant Connection Agreement, dated as of August 2, 1988, between Elmore and IID
              (incorporated by reference to Exhibit 10.33 to the Funding Corporation II Form S-4).

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
 10.34        Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Leathers (incorporated by reference to Exhibit 10.34 to the Funding
              Corporation II Form S-4).
 10.35        Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Leathers (incorporated by reference to Exhibit 10.35 to the Funding
              Corporation II Form S-4).
 10.36        Long Term Power Purchase Contract, dated August 16, 1985, as amended, between SCE and Leathers, as successor to Imperial Energy Corporation (incorporated by reference to
              Exhibit 10.36 to the Funding Corporation II Form S-4).
 10.37        Transmission Service Agreement, dated as of October 3, 1989, as amended, between
              Leathers and IID (incorporated by reference to Exhibit 10.37 to the Funding Corporation
              II Form S-4).
 10.38        Plant Connection Agreement, dated as of October 3, 1989, between Leathers and IID
              (incorporated by reference to Exhibit 10.38 to the Funding Corporation II Form S-4).
 10.39        Amended and Restated Administrative Services Agreement, dated as of June 17, 1996, between CEOC and Del Ranch (incorporated by reference to Exhibit 10.39 to the Funding
              Corporation II Form S-4).
 10.40        Amended and Restated Operating and Maintenance Agreement, dated as of June 17, 1996, between CEOC and Del Ranch (incorporated by reference to Exhibit 10.40 to the Funding
              Corporation II Form S-4).
 10.41        Long Term Power Purchase Contract, dated February 22, 1984, as amended, between SCE and Del Ranch, as successor to Magma (incorporated by reference to Exhibit 10.41 to the
              Funding Corporation II Form S-4).
 10.42        Transmission Service Agreement, dated as of August 2, 1988, as amended, between Del
              Ranch and IID (incorporated by reference to Exhibit 10.42 to the Funding Corporation II
              Form S-4).
 10.43        Plant Connection Agreement, dated as of August 2, 1988, between Del Ranch and IID
              (incorporated by reference to Exhibit 10.43 to the Funding Corporation II Form S-4).
 10.44        Funding Agreement, dated May 18, 1990, between SCE and Del Ranch (incorporated by reference to Exhibit 10.44 to the Funding Corporation II Form S-4).
 10.45        Funding Agreement, dated May 18, 1990, between SCE and Elmore (incorporated by reference to Exhibit 10.45 to the Funding Corporation II Form S-4).
 10.46        Funding Agreement, dated June 15, 1990, between SCE and Leathers (incorporated by reference to Exhibit 10.46 to the Funding Corporation II Form S-4).
 10.47        Funding Agreement, dated May 18, 1990, between SCE and Leathers (incorporated by reference to Exhibit 10.47 to the Funding Corporation II Form S-4).
 10.48        Funding Agreement, dated May 18, 1990, between SCE and Vulcan (incorporated by reference to Exhibit 10.48 to the Funding Corporation II Form S-4).
 12.1**       Statement regarding computation of Salton Sea Funding Corporation ratio of earnings to fixed charges.
 12.2**       Statement regarding computation of Salton Sea Guarantors ratio of earnings to fixed charges.

EXHIBIT NO.                                      DESCRIPTION OF EXHIBIT
-----------                                      ----------------------
12.3**        Statement regarding computation of Partnership Guarantors ratio of earnings to fixed charges.
12.4**        Statement regarding computation of Royalty Guarantor's ratio of earnings to fixed charges.
15.1*         Awareness letter of Deloitte & Touche LLP.
21.1*         Subsidiaries of the Registrants.
23.1*         Consent of Willkie Farr & Gallagher (included in their opinion filed as Exhibit 5.1).
23.2**        Consent of Fluor Daniel, Inc.
23.3**        Consent of Henwood Energy Services, Inc.
23.4          Intentionally omitted.
23.5**        Consent of Geothermex, Inc.
23.6*         Consent of Latham & Watkins (included in their opinion filed as Exhibit 5.2).
23.7*         Consent of Lionel Sawyer & Collins (included in their opinion filed as Exhibit 5.3).
23.8**        Consent of Resource Strategies International.
23.9*         Consent of Deloitte & Touche LLP.
24.1          Power of Attorney (included on signature page).
25.1*         Statement on Form T-1 of Eligibility of Trustee.
27.           Financial Data Schedule (incorporated by reference to Exhibit 27 to the Funding
              Corporation's Form 10-Q dated May 14, 1999).
99.1*         Form of Letter of Transmittal.
99.2*         Form of Notice of Guaranteed Delivery.
99.3*         Letter to Clients.
99.4*         Letter to Securities Dealers, Commercial Banks, Trust Companies and Other Nominees.

----------
 * Filed herewith.

** Previously filed.


ITEM 22. UNDERTAKINGS.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 20 above, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.